Filed pursuant to Rule 424(b)(3)

File Number 333-150500

COOPER-STANDARD AUTOMOTIVE INC.

Supplement No. 9 to market-making prospectus dated April 9, 2009, as supplemented on May 21, 2009 (Supplement No. 1 and No. 2), May 22, 2009 (Supplement No. 3), June 16, 2009 (Supplement No. 4), June 17, 2009 (Supplement No. 5), August 3, 2009 (Supplement No. 6), August 12, 2009 (Supplement No. 7), and December 30, 2009 (Supplement No. 8).

The date of this supplement is December 30, 2009.

On November 13, 2009, Cooper-Standard Holdings Inc. filed the attached Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2009

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 333-123708

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1945088
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

39550 Orchard Hill Place Drive

Novi, Michigan 48375

(Address of principal executive offices)

(Zip Code)

(248) 596-5900

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Number of shares of common stock of registrant outstanding, at November 6, 2009:

3,482,612 shares of common stock, $0.01 par value

PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements.

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Sales	$599,656	$517,842	$2,121,316	$1,367,656
Cost of products sold	537,172	435,775	1,821,724	1,192,470

Gross profit	62,484	82,067	299,592	175,186
Selling, administration, & engineering expenses	51,336	52,658	187,768	146,233
Amortization of intangibles	7,758	194	23,519	14,783
Impairment charges	—	—	—	362,699
Restructuring	13,477	4,378	17,115	32,871

Operating profit (loss)	(10,087)	24,837	71,190	(381,400)
Interest expense, net of interest income	(23,677)	(11,914)	(71,275)	(53,632)
Equity earnings	370	1,228	4,574	1,701
Reorganization items, net	—	(5,642)	—	(5,642)
Other income (expense)	(409)	5,930	2,553	13,679

Income (loss) before income taxes	(33,803)	14,439	7,042	(425,294)
Provision (benefit) for income tax expense	(995)	3,773	12,743	(31,339)

Consolidated net income (loss)	(32,808)	10,666	(5,701)	(393,955)
Add: Net loss attributable to noncontrolling interests	213	181	365	496

Net income (loss) attributable to Cooper-Standard Holdings Inc.	$(32,595)	$10,847	$(5,336)	$(393,459)

The accompanying notes are an integral part of these financial statements.

2

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands)

	December 31, 2008	September 30, 2009
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$111,521	$253,655
Accounts receivable, net	352,052	438,361
Inventories, net	116,952	114,174
Prepaid expenses	19,162	23,361
Other	23,867	24,636

Total current assets	623,554	854,187
Property, plant, and equipment, net	623,987	599,028
Goodwill	244,961	87,728
Intangibles, net	227,453	10,497
Other assets	98,296	99,793

	$1,818,251	$1,651,233

Liabilities and Equity (Deficit)
Current liabilities:
Debt payable within one year	$94,136	$16,978
Debtor-in-possession financing	—	124,687
Accounts payable	192,948	157,363
Payroll liabilities	69,601	75,880
Accrued liabilities	94,980	80,351

Total current liabilities	451,665	455,259
Long-term debt	1,049,959	12,349
Pension benefits	161,625	150,428
Postretirement benefits other than pensions	76,822	80,656
Deferred tax liabilities	28,265	11,329
Other long-term liabilities	30,253	20,332
Liabilities subject to compromise	—	1,262,296

Total liabilities	1,798,589	1,992,649
Stockholders’ equity (deficit):
Common stock, $0.01 par value, 4,000,000 shares authorized at December 31, 2008 and September 30, 2009, 3,479,100 shares issued and outstanding at December 31, 2008, 3,482,612 shares issued and outstanding at September 30, 2009	35	35
Additional paid-in capital	354,894	356,006
Accumulated deficit	(280,216)	(673,675)
Accumulated other comprehensive loss	(59,536)	(27,807)

Total Cooper-Standard Holdings Inc. stockholders’ equity (deficit)	15,177	(345,441)
Noncontrolling interests	4,485	4,025

Total equity (deficit)	19,662	(341,416)

Total liabilities and equity (deficit)	$1,818,251	$1,651,233

The accompanying notes are an integral part of these financial statements.

3

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollar amounts in thousands)

	Nine Months Ended September 30,
	2008	2009
Operating Activities:
Consolidated net loss	$(5,701)	$(393,955)
Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities:
Depreciation	82,686	73,343
Amortization of intangibles	23,519	14,783
Impairment charges	—	362,699
Reorganization items	—	5,642
Non-cash restructuring charges	3,690	182
Gain on bond repurchase	(1,696)	(9,096)
Amortization of debt issuance cost	3,646	5,407
Changes in operating assets and liabilities	(22,680)	(28,776)

Net cash provided by operating activities	83,464	30,229
Investing activities:
Property, plant, and equipment	(66,836)	(25,526)
Acquisition of business, net of cash acquired	4,937	—
Gross proceeds from sale-leaseback transaction	8,556	—
Other	4,368	308

Net cash used in investing activities	(48,975)	(25,218)
Financing activities:
Proceeds from issuance of debtor-in-possession financing, net of debt issuance cost	—	108,012
Payments on debtor-in-possession financing	—	(313)
Increase (decrease) in short term debt, net	(18,584)	22,943
Principal payments on long-term debt	(13,616)	(11,310)
Repurchase of common stock	(540)	—
Repurchase of bonds	(5,306)	(737)
Other	(373)	259

Net cash (used in) provided by financing activities	(38,419)	118,854
Effects of exchange rate changes on cash	(3,064)	18,269

Changes in cash and cash equivalents	(6,994)	142,134
Cash and cash equivalents at beginning of period	40,877	111,521

Cash and cash equivalents at end of period	$33,883	$253,655

The accompanying notes are an integral part of these financial statements.

4

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands except per share amounts)

1. Overview

Description of business

Cooper-Standard Holdings Inc. (the “Company”), through its wholly-owned subsidiary Cooper-Standard Automotive Inc., is a leading global manufacturer of fluid handling, body sealing, and noise, vibration and harshness control (“NVH”) components, systems, subsystems, and modules primarily for use in passenger vehicles and light trucks for global original equipment manufacturers (“OEMs”) and replacement markets. The Company conducts substantially all of its activities through its subsidiaries.

Bankruptcy filings

On August 3, 2009, the Company, and each of its direct and indirect wholly-owned U.S. subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 Cases (the “Chapter 11 Cases”) are being jointly administered under Case No. 09-12743(PJW). The Debtors continue to operate their businesses and manage their properties as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On August 4, 2009, the Company’s Canadian subsidiary, Cooper-Standard Automotive Canada Limited, a corporation incorporated under the laws of Ontario (the “Canadian Debtor”), commenced proceedings (the “Canadian Proceedings”) seeking relief from its creditors under Canada’s Companies’ Creditors Arrangement Act in the Ontario Superior Court of Justice in Toronto, Canada (Commercial List) (the “Canadian Court”), court file no. 09-8307-00CL. The Company’s subsidiaries and operations outside the United States are not included in the Chapter 11 Cases or the Canadian Proceedings (other than the Canadian Debtor) and continue to operate in the ordinary course of business. See Note 2, Reorganization Under Chapter 11 of the Bankruptcy Code, for additional information on the Chapter 11 Cases, the Canadian Proceedings and related matters.

American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (Accounting Standards Codification (“ASC”) Topic 852-10), which is applicable to companies in Chapter 11, generally does not change the manner in which financial statements are prepared. However, it does require that the financial statements for periods subsequent to the filing of the Chapter 11 Cases distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Amounts that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statements of operations beginning in the quarter ending September 30, 2009. The balance sheet must distinguish pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be affected by a chapter 11 plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, cash provided by reorganization items must be disclosed separately in the statement of cash flows. The Company applied ASC Topic 852-10 effective on August 3, 2009 and will segregate those items as outlined above for all reporting periods subsequent to such date.

5

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

Change in operating structure and reporting segments

On March 26, 2009, the Company announced the implementation of a comprehensive plan involving the discontinuation of its global product line operating divisions, formerly called the Body & Chassis Systems division (which included the body sealing and NVH product lines) and the Fluid Systems division, and the establishment of a new operating structure organized on the basis of geographic regions. The Company now operates from two divisions, North America and International (covering Europe, South America and Asia Pacific). The Company’s reporting segments have changed, as of April 1, 2009, to reflect the new operating structure of the Company. Certain prior period amounts have been restated to conform to the current period financial statement presentation.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. These financial statements include all adjustments (consisting of normal, recurring adjustments) considered necessary for a fair presentation of the financial position and results of operations of the Company. The operating results for the interim period ended September 30, 2009 are not necessarily indicative of results for the full year.

Effective January 1, 2009 the Company implemented the Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” ASC Topic 810-10-65 establishes accounting and reporting standards for noncontrolling interests in subsidiaries. This statement requires the reporting of all noncontrolling interests as a separate component of equity, the reporting of consolidated net income (loss) as the amount attributable to both the parent and the noncontrolling interests and the separate disclosure of net income (loss) attributable to the parent and to the noncontrolling interests. In addition, this statement provides accounting and reporting guidance related to changes in noncontrolling ownership interests. Upon adoption, certain prior period amounts have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on our previously reported results of operations. Refer to Note 10, Comprehensive Income (Loss) and Equity (Deficit) and Note 11, Other Income (Expense) for additional information on the adoption of ASC Topic 810-10-65.

Recent accounting pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) approved the “FASB Accounting Standards Codification” (“the Codification” or “ASC”) as the single source of authoritative nongovernmental U.S. GAAP. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of the Codification changed the Company’s references to U.S. GAAP accounting standards but did not impact the Company’s results of operating financial position or liquidity.

In May 2009, FASB issued SFAS No. 165, “Subsequent Events” (ASC Topic 855), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or available to be issued. ASC Topic 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. ASC Topic 855 is effective for interim and annual periods ending after June 15, 2009. The Company adopted this statement effective June 30, 2009. See Note 18, Subsequent Events for additional information.

6

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

In April, 2009, FASB issued FASB Staff Position (“FSP”) No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (ASC Topic 820-10-65). This FSP amends SFAS No. 157 (ASC Topic 820) to provide additional guidance on disclosure requirements and estimating fair value when the volume and level of activity for the asset or liability have significantly decreased in relation to normal market activity. This FSP requires interim disclosure of the inputs and valuation techniques used to measure fair value. The provisions of this FSP are effective for interim and annual reporting periods ending after June 15, 2009. The effects of adoption were not significant.

In April 2009, FASB issued FSP No. 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (ASC Topic 320-10-65). This FSP extends the disclosure requirements of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” (ASC Topic 320) to interim reporting periods. The provisions of this FSP are effective for interim and annual reporting periods ending after June 15, 2009. The effects of adoption were not significant. See Note 15, Financial Instruments, for additional disclosures related to the fair value of the Company’s pre-petition primary credit facility and senior notes.

In August 2009, FASB issued ASU No. 2009-05 which amends Fair Value Measurements and Disclosures – Overall (ASC Topic 820-10) to provide guidance on the fair value measurement of liabilities. This update requires clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC Topic 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. This update is effective for the fourth quarter 2009.

In December 2008, FASB issued FSP No. 132(R)-1, “ Employers’ Disclosures about Postretirement Benefit Plan Assets” (ASC Topic 715-20-65). This guidance will expand disclosure by requiring the following new disclosures: 1) how investment allocation decisions are made by management; 2) major categories of plan assets; and 3) significant concentrations of risk. Additionally, ASC 715-20-65 will require an employer to disclose information about the valuation of plan assets similar to that required in ASC Topic 820 Fair Value Measurements and Disclosures. This guidance is effective for fiscal year ending December 31, 2009. The principal impact will be expanded disclosure regarding the Company’s benefit plan assets.

In March 2008, the FASB issued SFAS No. 161, “Disclosures About Derivative Instruments and Hedging Activities-an Amendment of FASB Statement No. 133” (ASC Topic 815). ASC Topic 815 requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit risk related contingent features contained within derivatives. ASC Topic 815 also requires entities to disclose additional information about the amounts and locations of derivatives located within the financial statements, how the provisions of SFAS No. 133 have been applied and the impact that hedges have on an entity’s financial position, financial performance, and cash flows. ASC Topic 815 is effective for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company adopted this statement as of January 1, 2009.

7

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

In December 2007, FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (ASC Topic 805). This statement significantly changes the financial accounting and reporting of business combination transactions. The provisions of this statement are to be applied prospectively to business combination transactions entered into by the Company on or after January 1, 2009.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements’ (ASC Topic 820). ASC Topic 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. This statement applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The Company adopted ASC Topic 820 as of January 1, 2008 except for non-financial assets and liabilities recognized or disclosed at fair value on a non-recurring basis, for which the effective date was fiscal years beginning after November 15, 2008. See Note 15, Financial Instruments, for additional discussion of ASC Topic 820.

Goodwill

Goodwill is not amortized but is tested annually for impairment or when events or circumstances indicate that impairment may exist by reporting unit which are determined in accordance with ASC Topic 350 “Goodwill and Other Intangible Assets”. The Company utilizes an income approach to estimate the fair value of each of its reporting units. The income approach is based on projected debt-free cash flow which is discounted to the present value using discount factors that consider the timing and risk of cash flows. The Company believes that this approach is appropriate because it provides a fair value estimate based upon the reporting unit’s expected long-term operating cash flow performance. This approach also mitigates the impact of cyclical trends that occur in the industry. Fair value is estimated using recent automotive industry and specific platform production volume projections, which are based on both third-party and internally-developed forecasts, as well as commercial, wage and benefit, inflation and discount rate assumptions. Other significant assumptions include the weighted average cost of capital, terminal value growth rate, terminal value margin rates, future capital expenditures and changes in future working capital requirements. While there are inherent uncertainties related to the assumptions used and to management’s application of these assumptions to this analysis, the Company believes that the income approach provides a reasonable estimate of the fair value of its reporting units. The Company conducts its annual goodwill impairment analysis as of October 1st of each fiscal year. Refer to Note 4, Goodwill and Intangibles, for details on goodwill.

Long-lived assets

The Company evaluates the recoverability of long-lived assets when events and circumstances indicate that the assets may be impaired and the undiscounted net cash flows estimated to be generated by those assets are less than their carrying value. If the net carrying value exceeds the fair value, an impairment loss exists and is calculated based on a discounted cash flow analysis or estimated salvage value. Discounted cash flows are estimated using internal budgets and assumptions regarding discount rates and other factors. During the second quarter of 2009, the Company determined that impairment indicators existed at certain operating locations and that it was necessary to evaluate the recoverability of its long-lived assets. It was determined that fixed assets of three of these operating locations were impaired. As a result, impairment charges and a reduction to Property, Plant & Equipment of $488 was recorded in our North America segment and $2,540 was recorded in our International segment. Refer to Note 4, Goodwill and Intangibles for details on the intangible assets.

8

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

2. Reorganization Under Chapter 11 of the Bankruptcy Code

On August 3, 2009, the Debtors filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors’ Chapter 11 Cases are being jointly administered under Case No. 09-12743(PJW). On August 14, 2009, the Official Committee of Unsecured Creditors was appointed in the Chapter 11 Cases. The Debtors continue to operate their businesses and manage their properties as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On August 4, 2009, the Canadian Debtor, commenced the Canadian Proceedings seeking relief from its creditors under Canada’s Companies’ Creditors Arrangement Act in the Canadian Court, court file no. 09-8307-00CL. The Canadian court granted the Canadian debtors a stay of any Canadian proceedings up to and including January 15, 2010, to allow the Debtors to pursue confirmation of a plan of reorganization in the U.S. proceedings. The Company (and its legal counsel) believe the Canadian court will continue to issue this stay through completion of the Chapter 11 proceedings. The Company’s subsidiaries and operations outside the United States and Canada are not included in the Chapter 11 Cases or the Canadian Proceedings (other than the Canadian Debtor) and continue to operate in the ordinary course of business.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to comply with the financial and other covenants contained in the DIP Credit Agreement (as defined in Note 7, Debt) and the Bankruptcy Court’s approval of the Company’s chapter 11 plan of reorganization, among other things. As a result of the Chapter 11 Cases, the realization of assets and the satisfaction of liabilities are subject to uncertainty. While operating as debtors-in-possession under Chapter 11, the Debtors may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or as otherwise permitted in the ordinary course of business (and subject to restrictions contained in the DIP Credit Agreement), in amounts other than those reflected in the accompanying condensed consolidated financial statements. Further, a chapter 11 plan of reorganization could materially change the amounts and classifications in the historical condensed consolidated financial statements. The accompanying condensed consolidated financial statements do not include any direct adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern or as a consequence of the Chapter 11 Cases.

On October 2, 2009, the Debtors filed their schedules of assets and liabilities (the “Schedules”) and statements of financial affairs with the Bankruptcy Court. On October 27, 2009, the Bankruptcy Court entered an order establishing December 4, 2009 as the deadline (the “General Bar Date”) for all entities, other than governmental agencies, to file proofs of claim against the Debtors stating the amounts to which the claimants contend that they are entitled, subject to the rights of the Debtors to contest both the validity and amount of the claims. The Bankruptcy Court also set February 1, 2010 as the deadline for governmental entities to file their proofs of claim (the “Governmental Bar Date” and, together with the General Bar Date, the “Bar Dates”). The Debtors will continue to evaluate all claims asserted in the Chapter 11 Cases and may file periodic motions seeking to modify, reject, liquidate or allow such claims.

In addition, under the priority scheme established by the Bankruptcy Code, generally, post-petition liabilities and secured claims must be satisfied before pre-petition unsecured creditors and interest holders can receive any distribution or retain any property under a chapter 11 plan of reorganization. The ultimate recovery, if any, to the holders of the Notes and other interest holders will not be determined until confirmation of a chapter 11 plan or plans of reorganization. No assurance can be given as to what values, if any,

9

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

will be ascribed in the Chapter 11 Cases to each of these constituencies or what types or amounts of distributions, if any, they would receive. A chapter 11 plan of reorganization could result in holders of the Company’s Notes receiving no distribution on account of their claims and cancellation of their existing Notes. If certain requirements of the Bankruptcy Code are met, a chapter 11 plan of reorganization can be confirmed notwithstanding its rejection by such holders and notwithstanding the fact that such holders do not receive or retain any property on account of their interests under the chapter 11 plan. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in the Company’s securities as the value and prospects are highly speculative.

Under the Bankruptcy Code, the exclusive period in which the Debtors may file a chapter 11 plan or plans of reorganization is 120-days from the date of the filing of the petition. The exclusive period in which the Debtors may solicit acceptances for any chapter 11 plan or plans of reorganization is 180-days from the date of the filing of the petition. The Bankruptcy Code also provides that the Bankruptcy Court may extend the 120-day plan exclusivity period up to 18 months after the petition date and the 180-day solicitation exclusivity period up to 20 months after the petition date. The Debtors’ 120-day exclusive period to file a chapter 11 plan or plans of reorganization expires on December 1, 2009. The Debtors’ 180-day exclusive period to solicit any plan or plans expires on February 1, 2010. If the Debtors’ exclusivity periods expire, other parties in interest will be allowed to file their own plans and solicit acceptances in connection therewith. The Debtors have filed a motion seeking to extend both the plan exclusivity period and the solicitation exclusivity period by an additional 120 days, which is currently pending before the Bankruptcy Court.

Under the supervision of the Bankruptcy Court, the Company may decide to pursue various strategic alternatives as deemed appropriate by our Board of Directors to serve the best interests of the Company and its stakeholders, including asset sales or strategic partnerships.

DIP Credit Agreement

In August 2009, the Bankruptcy Court approved the Company’s debtor-in-possession financing. This facility provides funding to continue the Company’s operations without disruption and meet their obligations to suppliers, customers and employees during the Chapter 11 reorganization process. See Note 7, Debt, for additional information.

Liabilities Subject to Compromise

The majority of the Debtors’ pre-petition debt is in default and is classified as “Liabilities Subject to Compromise” in the accompanying condensed consolidated balance sheet at September 30, 2009.

10

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

In addition to the Debtors pre-petition debt which is in default, liabilities subject to compromise reflects the Debtors other liabilities incurred prior to the commencement of the bankruptcy proceedings. These amounts represent the Company’s estimate of known or potential pre-petition claims to be resolved in connection with the bankruptcy proceedings. Such claims remain subject to future adjustments. Future adjustments may result from: (i) negotiations; (ii) actions of the Bankruptcy Court; (iii) further developments with respect to disputed claims; (iv) rejection of executory contracts and leases; (v) the determination of value of any collateral securing claims; (vi) proofs of claims; or (vii) other events. Payment terms for these claims will be established in connection with a plan of reorganization. The Debtors liabilities subject to compromise consist of the following:

September 30, 2009
Pre-petition debt (including accrued interest of $27,092)	$1,138,562
Accounts payable	15,756
Pension and deferred compensation	16,872
Derivatives	18,089
Other	73,017

Debtor liabilities subject to compromise	$1,262,296

Effective August 3, 2009, the Company ceased recording interest expense on outstanding pre-petition debt instruments classified as liabilities subject to compromise. An additional $11,973 of interest expense would have been recorded from August 3, 2009 to September 30, 2009 if the Company had continued to accrue interest on these instruments.

Reorganization Items

ASC Topic 852-10 requires reorganization items such as revenues, expenses such as professional fees directly related to the process of reorganizing the Debtors under chapter 11, realized gains and losses, provisions for losses, and interest income resulting from the reorganization and restructuring of the business to be separately disclosed. The Debtors’ reorganization items consist of the following:

(Income)/Expense
Three Months Ended September 30, 2009
Professional fees directly related to reorganization	$5,642

Total reorganization items	$5,642

3. Debtor-in-Possession Financial Statements

The financial statements contained within this note represent the condensed combined financial statements for the Debtors’ and Canadian Debtor only. The Company’s non-Debtor subsidiaries are treated as non-consolidated affiliates in these financial statements and as such their net income is included as “Equity income (loss) from non-Debtor affiliates, net of tax” in the statement of operations and their assets are included as “Investments in non-Debtor affiliates” in the balance sheet. The Debtors’ and Canadian Debtor financial statements contained herein have been prepared in accordance with the guidance in ASC Topic 852-10.

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(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

DEBTOR-IN-POSSESSION CONDENSED COMBINED

STATEMENTS OF OPERATIONS

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Sales	$242,720	$610,007
Cost of products sold	195,431	530,682

Gross profit	47,289	79,325
Selling, administration, & engineering expenses	25,843	67,786
Amortization of intangibles	104	10,986
Impairment charges	—	242,212
Restructuring	(1,784)	9,653

Operating profit (loss)	23,126	(251,312)
Interest expense, net of interest income	(9,526)	(45,706)
Equity earnings (losses)	548	(7)
Reorganization items, net	(5,642)	(5,642)
Other income	9,170	20,348

Income (loss) before income taxes	17,676	(282,319)
Provision (benefit) for income tax expense	20,662	(16,774)
Equity income (loss) from non-Debtor affiliates, net of tax	13,833	(127,914)

Consolidated net income (loss)	10,847	(393,459)
Add: Net loss attributable to noncontrolling interests	—	—

Net income (loss) attributable to Debtors	$10,847	$(393,459)

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(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

DEBTOR-IN-POSSESSION CONDENSED COMBINED

BALANCE SHEET

September 30, 2009
(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$166,679
Accounts receivable, net	182,694
Inventories, net	48,880
Prepaid expenses	4,418
Receivable from non-Debtor affiliates, net	15,239
Other	24,555

Total current assets	442,465
Property, plant, and equipment, net	224,705
Goodwill	87,728
Investment in non-Debtor affiliates	261,431
Intangibles, net	1,785
Notes receivable from non-Debtor affiliates, net	262,087
Other assets	40,430

$1,320,631

Liabilities and Deficit
Current liabilities:
Debt payable within one year	$47
Debtor-in-possession financing	124,687
Accounts payable	66,221
Payroll liabilities	25,787
Accrued liabilities	17,863

Total current liabilities	234,605
Pension benefits	73,422
Postretirement benefits other than pensions	69,217
Deferred tax liabilities	12,329
Other long-term liabilities	14,203
Liabilities subject to compromise	1,262,296

Total liabilities	1,666,072
Stockholders’ deficit:

Total deficit	(345,441)

Total liabilities and deficit	$1,320,631

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(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

DEBTOR-IN-POSSESSION CONDENSED COMBINED

STATEMENTS OF CASH FLOW

Nine Months Ended September 30, 2009
Operating Activities:
Net cash used in operating activities	(37,776)
Investing activities:
Property, plant, and equipment	(8,060)
Other	205

Net cash used in investing activities	(7,855)
Financing activities:
Proceeds from issuance of debtor-in-possession financing, net of debt issuance costs	108,012
Payments on debtor-in-possession financing	(313)
Increase (decrease) in short term debt	21,398
Principal payments on long-term debt	(9,008)
Transactions with non-Debtor subsidiaries	(39,638)
Repurchase of bonds	(737)
Other	119

Net cash provided by financing activities	79,833
Effects of exchange rate changes on cash	18,040

Changes in cash and cash equivalents	52,242
Cash and cash equivalents at beginning of period	114,437

Cash and cash equivalents at end of period	$166,679

4. Goodwill and Intangibles

The changes in the carrying amount of goodwill, by reportable operating segment for the nine months ended September 30, 2009 are summarized as follows:

	North America	International	Total
Balance at January 1, 2009	$181,308	$63,653	$244,961
Impairment charge	(93,580)	(63,653)	(157,233)

Balance at September 30, 2009	$87,728	$—	$87,728

Goodwill is not amortized but is tested annually for impairment, or when events or circumstances indicate that impairment may exist, by reporting units, which are determined in accordance with ASC Topic 350, “Goodwill and Other Intangible Assets”. During the second quarter of 2009, several events occurred that indicated potential impairment of the Company’s goodwill. Such events included: (a) the chapter 11 bankruptcy of both Chrysler LLC and General Motors and unplanned plant shut-downs; (b) continued product volume risk and negative product mix changes; (c) the Company’s commencement of negotiations with its sponsors, senior secured lenders, and bondholders to recapitalize its long term debt and equity; (d) the Company’s recognition as the second quarter progressed that there was an increasing likelihood that it would breach its financial covenants under its Pre-Petition Credit Agreement; (e) the Company’s decision to defer its June 15, 2009 interest payment on its Notes pending the outcome of its quarterly financial results; (f) an analysis of whether the Company would meet its financial covenants for the past quarter; and (g) negotiations with its various constituencies. As a result of the combination of the above factors in the second quarter, the Company significantly reduced its projections for the remainder of the year. This significant decrease in projections resulted in the carrying value of assets at all of the Company’s reporting units being greater than the related reporting units’ fair value. As a result, the Company recorded goodwill impairment charges of $93,580 in its North America reporting unit, $39,604 in its Europe reporting unit, $22,628 in its South America reporting unit and $1,421 in its Asia Pacific reporting unit during the second quarter of 2009.

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(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

The following table presents intangible assets and accumulated amortization balances of the Company as of December 31, 2008 and September 30, 2009, respectively:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Amortization Period
Customer contracts	$156,039	$(78,100)	$77,939	7 to 9 years
Customer relationships	169,105	(33,669)	135,436	15 to 20 years
Developed technology	6,421	(2,204)	4,217	5 to 12 years
Trademarks and tradenames	1,700	(306)	1,394	12 to 20 years
Other	11,358	(2,891)	8,467

Balance at December 31, 2008	$344,623	$(117,170)	$227,453

Customer contracts	$—	$—	$—	7 to 9 years
Customer relationships	—	—	—	15 to 20 years
Developed technology	3,361	(1,348)	2,013	5 to 12 years
Trademarks and tradenames	—	—	—	12 to 20 years
Other	8,733	(249)	8,484

Balance at September 30, 2009	$12,094	$(1,597)	$10,497

During the second quarter of 2009, the Company assessed the realization of its intangible assets in connection with revisions to the Company’s projections as a result of the several events discussed above. The Company’s undiscounted cash flows (as adjusted to reflect the current outlook) were not sufficient to support the realization of certain intangible assets. As a result, the Company performed a discounted cash flow analysis for each intangible asset and determined that the fair value of certain intangible assets exceeded the assets’ respective fair value. During the second quarter of 2009, the Company recorded intangible impairment charges of $148,143 in its North America segment and $54,295 of intangible impairment charges in its International segment. The following table shows the impairment by intangible asset type:

Customer contracts	$68,177
Customer relationships	131,364
Developed technology	1,558
Trademarks and tradenames	1,339

Total intangible impairment	$202,438

Amortization expense totaled $7,758 and $194 for the three months ended September 30, 2008 and 2009, respectively and $23,519 and $14,783 for the nine months ended September 30, 2008 and 2009, respectively. Estimated amortization expense will total approximately $15,000 for the year ending December 31, 2009.

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(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

5. Restructuring

2005 Initiatives

In 2005, the Company implemented a restructuring strategy and announced the closure of two manufacturing facilities in the United States and the decision to exit certain businesses within and outside the U.S. The initiative is substantially complete as of September 30, 2009 at an estimated total cost of approximately $27,000, but the Company will continue to incur costs until the facilities are sold. The following table summarizes the activity for this initiative during the nine months ended September 30, 2008:

	Employee Separation Costs	Other Exit Costs	Asset Impairments	Total
Balance at January 1, 2008	$775	$542	$—	$1,317
Expense incurred	271	1,228	110	1,609
Cash payments	(810)	(1,520)	162	(2,168)
Utilization of reserve	—	—	(272)	(272)

Balance at September 30, 2008	$236	$250	$—	$486

The following table summarizes the activity for this initiative during the nine months ended September 30, 2009:

	Employee Separation Costs	Other Exit Costs	Asset Impairments	Total
Balance at January 1, 2009	$73	$250	$—	$323
Expense incurred	(19)	295	—	276
Cash payments	(54)	(365)	—	(419)

Balance at September 30, 2009	$—	$180	$—	$180

European Initiatives

In 2006, the Company implemented a European restructuring initiative, which addressed the operations of our non-strategic facilities. The initiative includes the closure of a manufacturing facility, terminations, and the transfer of production to other facilities in Europe and North America. The initiative was substantially completed as of September 30, 2009 at an estimated total cost of approximately $22,300. The following table summarizes the activity for this initiative during the nine months ended September 30, 2008:

	Employee Separation Costs	Other Exit Costs	Asset Impairments	Total
Balance at January 1, 2008	$1,442	$—	$—	$1,442
Expense incurred	800	343	—	1,143
Cash payments	(1,194)	(343)	—	(1,537)

Balance at September 30, 2008	$1,048	$—	$—	$1,048

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COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

The following table summarizes the activity for this initiative during the nine months ended September 30, 2009:

	Employee Separation Costs	Other Exit Costs	Asset Impairments	Total
Balance at January 1, 2009	$742	$—	$—	$742
Expense incurred	80	323	—	403
Cash payments	(309)	(323)	—	(632)

Balance at September 30, 2009	$513	$—	$—	$513

FHS Acquisition Initiatives

In connection with the acquisition of the automotive fluid handling systems business of ITT Industries, Inc. (“FHS”), the Company formalized a restructuring plan to address the redundant positions created by the consolidation of the businesses. In connection with this restructuring plan, the Company announced the closure of several manufacturing facilities located in North America, Europe, and Asia and the transfer of related production to other facilities. The closures are substantially complete as of September 30, 2009 at an estimated total cost of approximately $22,000, including costs recorded through purchase accounting. The Company will continue to incur costs until the facilities are sold. As a result of this initiative, the Company recorded certain severance and other exit costs of $11,833 and $720, respectively, through purchase accounting in 2006. The following table summarizes the activity for this initiative during the nine months ended September 30, 2008:

	Employee Separation Costs	Other Exit Costs	Asset Impairments	Total
Balance at January 1, 2008	$6,450	$4,210	$—	$10,660
Expense incurred	592	2,053	—	2,645
Cash payments	(3,118)	(5,771)	—	(8,889)

Balance at September 30, 2008	$3,924	$492	$—	$4,416

The following table summarizes the activity for this initiative during the nine months ended September 30, 2009:

	Employee Separation Costs	Other Exit Costs	Asset Impairments	Total
Balance at January 1, 2009	$1,295	$490	$—	$1,785
Expense incurred	41	1,814	—	1,855
Cash payments	(1,336)	(2,174)	—	(3,510)

Balance at September 30, 2009	$—	$130	$—	$130

2007 Initiatives

In 2007, the Company implemented a restructuring action and announced the closure of a manufacturing facility located in Mexico and the transfer of related production to other facilities in North America. The closure was substantially completed as of December 31, 2007. The estimated total cost of this closure is approximately $3,400. The Company will continue to incur costs until

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(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

the facility is sold. During the nine months ended September 30, 2008, the Company recognized other exit costs and asset impairments of $296 and $136, respectively, related to this initiative. During the nine months ended September 30, 2009, the Company recognized other exit costs and asset impairments of $86 and $3, respectively, related to this initiative.

2008 Initiatives

In July 2008, the Company implemented a restructuring action and announced the closure of two manufacturing facilities, one located in Australia and the other located in Germany. Both closures are a result of changes in market demands and volume reductions and are expected to be completed in 2009. The estimated total cost of this initiative is approximately $21,700. The following table summarizes the activity for this initiative during the nine months ended September 30, 2008:

	Employee Separation Costs	Other Exit Costs	Asset Impairments	Total
Balance at January 1, 2008	$—	$—	$—	$—
Expense incurred	2,670	43	3,282	5,995
Cash payments	(600)	(43)	—	(643)
Utilization of reserve	—	—	(3,282)	(3,282)

Balance at September 30, 2008	$2,070	$—	$—	$2,070

The following table summarizes the activity for this initiative during the nine months ended September 30, 2009:

	Employee Separation Costs	Other Exit Costs	Asset Impairments	Total
Balance at January 1, 2009	$13,460	$—	$—	$13,460
Expense incurred	1,205	1,885	118	3,208
Cash payments	(10,124)	(1,588)	—	(11,712)
Utilization of reserve	—	—	(118)	(118)

Balance at September 30, 2009	$4,541	$297	$—	$4,838

In 2008, the Company initiated the closing of a European facility and the idling of a Canadian facility. During the nine months ended September 30, 2009, the Company recorded other exit costs of $495 and asset impairments of $61 in connection with this initiative.

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COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

Reorganization-Product Line Operating Group Discontinuation Initiative

During 2008, the Company commenced the initial phase of a reorganization ultimately involving the discontinuation of its global product line operating divisions, formerly called the Body & Chassis Systems division (which included the body sealing and NVH product lines) and the Fluid Systems division, and the establishment of a new operating structure organized on the basis of geographic regions. The estimated cost of this initial phase is approximately $7,400. During the quarter ended September 30, 2008, the Company recorded severance costs of $5,300 associated with this initiative. The following table summarizes the activity for this initiative during the nine months ended September 30, 2009:

	Employee Separation Costs	Other Exit Costs	Asset Impairments	Total
Balance at January 1, 2009	$3,929	$—	$—	$3,929
Expense incurred	(261)	—	—	(261)
Cash payments	(2,972)	—	—	(2,972)

Balance at September 30, 2009	$696	$—	$—	$696

In the first quarter of 2009, the Company initiated the final phase of the reorganization of its operating structure, formally discontinuing its product line operating divisions and putting into place the new operating divisions based on geographic regions. The estimated total cost of this initiative is $21,300. The following table summarizes the activity for this initiative during the nine months ended September 30, 2009:

	Employee Separation Costs	Other Exit Costs	Asset Impairments	Total
Balance at January 1, 2009	$—	$—	$—	$—
Expense incurred	21,212	75	—	21,287
Cash payments	(9,603)	(75)	—	(9,678)

Balance at September 30, 2009	$11,609	$—	$—	$11,609

In the first quarter of 2009, the Company initiated the reorganization of one of its Brazilian facilities. During the nine months ended September 30, 2009, the Company recorded severance costs of $367 related to this initiative. The Company does not anticipate any additional costs to be incurred.

In the first quarter of 2009, the Company initiated the reorganization of its Italian operations. During the nine months ended September 30, 2009, the Company recorded severance costs of $722 related to this initiative. The estimated total cost of this initiative is approximately $850.

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COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

In the second quarter of 2009, the Company initiated the reorganization of its French operations. The estimated total cost of this initiative is approximately $4,700. The following table summarizes the activity for this initiative during the nine months ended September 30, 2009:

	Employee Separation Costs	Other Exit Costs	Asset Impairments	Total
Balance at January 1, 2009	$—	$—	$—	$—
Expense incurred	4,285	—	—	4,285
Cash payments	(2,441)	—	—	(2,441)

Balance at September 30, 2009	$1,844	$—	$—	$1,844

In the third quarter of 2009, the Company initiated the reorganization of its Korean operations. During the nine months ended September 30, 2009, the Company recorded other exit costs of $84 related to this initiative. The estimated total cost of this initiative is approximately $1,600.

6. Inventories

Inventories are comprised of the following:

	December 31, 2008	September 30, 2009
Finished goods	$35,069	$27,018
Work in process	26,520	28,957
Raw materials and supplies	55,363	58,199

	$116,952	$114,174

7. Debt

Outstanding debt consisted of the following at December 31, 2008 and September 30, 2009:

	December 31, 2008	September 30, 2009
Senior Notes	$200,000	$—	(a)
Senior Subordinated Notes	323,350	—	(a)
Term Loan A	25,036	—	(a)
Term Loan B	66,365	—	(a)
Term Loan C	165,805	—	(a)
Term Loan D	184,300	—	(a)
Term Loan E	88,458	—	(a)
Revolving Credit Facility	60,933	—	(a)
DIP Financing	—	124,687
Capital leases and other borrowings	29,848	29,327

Total debt	1,144,095	154,014
Less: Current portion of long term debt	(94,136)	(16,978)
DIP financing	—	(124,687)

Total long-term debt	$1,049,959	$12,349

(a)	Debt in default is classified as liabilities subject to compromise.

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COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

General

During the first quarter of 2008, the Company purchased and retired $7,150 of its $330,500 outstanding Senior Subordinated Notes on the open market. The purchase was accounted for as an extinguishment of debt and, accordingly, $1,696 was recognized as a gain on debt extinguishment, after writing off the related unamortized debt issuance costs. The gain is included in other income (expense) in the condensed consolidated statement of operations.

During the second quarter of 2009, the Company purchased and retired $10,000 of its $323,350 outstanding Senior Subordinated Notes on the open market. The purchase was accounted for as an extinguishment of debt and, accordingly, $9,096 was recognized as a gain on debt extinguishment, after writing off the related unamortized debt issuance costs. The gain is included in other income (expense) in the condensed consolidated statement of operations.

The Company had $28,067 of standby letters of credit outstanding under the Revolving Credit Facility as of September 30, 2009.

Default under the Notes and Forbearance Agreements

On June 15, 2009, the Company did not make required interest payments in an aggregate amount of approximately $20,121 due and payable under the Senior Notes and the Senior Subordinated Notes issued by Cooper-Standard Automotive Inc. The Company announced that it would utilize the applicable 30-day grace period on these scheduled interest payments to allow the Company to continue discussions with its lenders and other parties in an effort to increase liquidity and improve the Company’s capital structure. The failure to make the scheduled interest payments did not constitute an event of default at such time under the indentures governing the Notes. However, the failure to make the scheduled interest payments prior to the expiration of the 30-day grace period did constitute an event of default under the indentures. On July 15, 2009, the Company entered into (i) Senior Notes Forbearance Agreements (the “Senior Notes Forbearance Agreements”) with holders of more than 75% the aggregate principal amount of the outstanding Senior Notes and (ii) a Senior Subordinated Notes Forbearance Agreement (the “Senior Subordinated Notes Forbearance Agreement” and together with the Senior Notes Forbearance Agreements, the “Forbearance Agreements”) with holders of a majority of the aggregate principal amount of the outstanding Senior Subordinated Notes. The Forbearance Agreements provided that the noteholders party to the Forbearance Agreements would not exercise, and would not direct the applicable trustee to exercise, any remedies under the indenture agreements for a defined period of time not to exceed August 14, 2009 with respect to certain defaults resulting from the failure to make the interest payments under the Notes.

Default under the Pre-petition Credit Agreement and Limited Waiver

As the event of default under the indentures governing the Notes resulted in a cross-default under the Company’s Pre-petition Credit Agreement, the Company obtained a limited waiver from a majority of the lenders party thereto on July 15, 2009. Under the limited waiver, as amended and restated, certain defaults resulting from the failure to make the interest payments on the Notes as described above were waived for a defined period of time not to exceed August 14, 2009.

Bankruptcy Cases

On August 3, 2009, the Debtors filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors’ Chapter 11 Cases are being jointly administered under Case No. 09-12743(PJW). On August 14, 2009, the Official Committee of Unsecured Creditors was appointed in the Chapter 11 Cases. The Debtors continue to operate their businesses and manage their properties as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

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COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

On August 4, 2009, the Canadian Debtor commenced the Canadian Proceedings seeking relief from its creditors under Canada’s Companies’ Creditors Arrangement Act in the Canadian Court, court file no. 09-8307-00CL. The Company’s subsidiaries and operations outside the United States are not included in the Chapter 11 Cases or the Canadian Proceedings (other than the Canadian Debtor) and continue to operate in the ordinary course of business.

The filing of the Chapter 11 Cases by the Debtors on August 3, 2009 constituted a default or otherwise triggered repayment obligations under substantially all pre-petition debt obligations of the Debtors, and as a result, the loan commitments of the lenders under the Pre-petition Credit Agreement were terminated (including the availability under the revolving credit facility, including with respect to standby letters of credit) and all principal and accrued and unpaid interest outstanding under the Pre-petition Credit Agreement, the Senior Notes and the Senior Subordinated Notes accelerated and became due and payable (subject to the automatic stay under Chapter 11). Under Chapter 11, the filing of a bankruptcy petition automatically stays most actions against a debtor, including actions with respect to pre-petition claims and litigation. Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities are subject to compromise under a chapter 11 plan of reorganization. As of the date of the filing of the Chapter 11 Cases, approximately $608,000 of principal and accrued and unpaid interest was outstanding under the Pre-petition Credit Agreement, approximately $208,800 of principal and accrued and unpaid interest was outstanding under the Senior Notes and approximately $329,900 of principal and accrued and unpaid interest was outstanding under the Senior Subordinated Notes.

DIP Credit Agreement

On August 5, 2009, the Bankruptcy Court entered an interim order (the “Interim Order”) approving debtor-in-possession financing on an interim basis. Pursuant to the Interim Order, the Company entered into a Debtor-In-Possession Credit Agreement, dated as of August 5, 2009 (the “DIP Credit Agreement”), among the Company, Cooper-Standard Automotive Inc., an Ohio corporation (the “U.S. Borrower”), and the Canadian Debtor (the U.S. Borrower and the Canadian Debtor are referred to herein as the “DIP Borrowers”), various lenders party thereto, Deutsche Bank Trust Company Americas, as the administrative agent (in such capacity, the “DIP Agent”), Banc of America Securities LLC, General Electric Corporation and UBS Securities LLC, as co-syndication agents, Deutsche Bank Trust Company Americas, as documentation agent, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as joint lead arrangers and book runners, and Banc of America Securities LLC and UBS Securities LLC, as co-arrangers. The Company received interim and final approval of the DIP Credit Agreement from the Bankruptcy Court on August 5, 2009 and September 1, 2009, respectively. The Company received approval of the DIP Credit Agreement from the Canadian Court on August 6, 2009.

The lenders under the DIP Credit Agreement have committed to provide superpriority senior secured term loans to the DIP Borrowers and an additional non-U.S. subsidiary to be designated (the “Additional Foreign Borrower”) in an aggregate principal amount of up to $175,000 (the “DIP Facility”) in connection with the Chapter 11 Cases and the Canadian Proceedings. The U.S. Borrower has drawn $75,000 of the DIP Facility, and the Canadian Debtor has drawn $50,000 of the DIP facility as of September 30, 2009. An additional $50,000 has been funded into escrow as of September 30, 2009, and is expected to be released to the Additional Foreign Borrower when local-law credit documentation is finalized. The DIP Credit Agreement also provides for an additional uncommitted $25,000 incremental facility, for a total DIP Facility of up to $200,000 (if the incremental facility is requested and committed to by the requisite lenders).

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COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

The obligations of the DIP Borrowers and the Additional Foreign Borrower under the DIP Credit Agreement will be guaranteed by the Company and certain of its U.S. and foreign subsidiaries, subject to limitations on guarantees by foreign entities of the obligations of the DIP Borrowers and the Additional Foreign Borrower. The obligations under the DIP Credit Agreement and related guarantees will be secured by liens on the assets of the DIP Borrowers and certain of the Company’s U.S. and foreign subsidiaries, subject to limitations on liens granted by foreign entities supporting certain of the obligations of the DIP Borrowers, the Additional Foreign Borrower and guarantors. Liens under the DIP Credit Agreement will have first priority priming status with respect to substantially all of the assets of the DIP Borrowers and their subsidiaries in U.S. and Canada and will be entitled to superpriority administrative expense claim status in the Chapter 11 Cases.

Loans under the DIP Credit Agreement will bear interest at a rate per annum equal to (i) LIBOR (with a LIBOR floor of 3%) plus 9.5% or (ii) a base rate based on the higher of the federal funds overnight rate plus 0.5% and the prime lending rate (with a floor of 4%) plus 8.5%. Overdue principal and interest will bear interest at a default rate of 2% over the applicable rate as determined under the terms of the DIP Credit Agreement. In addition, the DIP Credit Agreement will obligate the DIP Borrowers to pay agency, up-front and exit fees to the DIP Agent and the lenders, as applicable.

Loans under DIP Credit Agreement will amortize at a rate of 1% per annum, paid quarterly. The outstanding principal amount of the loans under the DIP Credit Agreement, plus accrued and unpaid interest thereon, will be due and payable in full at maturity, which is the earliest of: (i) the date that is 364 days after the date of the entry of the interim order by the Bankruptcy Court (the “Interim Order Entry Date”), (ii) the first date that both a plan of reorganization for each of the Company and its U.S. subsidiaries, which is confirmed by the Bankruptcy Court, and a plan of compromise or arrangement of the Canadian Debtor, which is confirmed by the Canadian Court, in each case providing for the repayment of the obligations under the DIP Credit Agreement, become effective, (iii) the date that is 30 days after the Interim Order Entry Date if the Bankruptcy Court has not entered a final order by such date and (iv) the acceleration of the DIP Facility or termination of the commitments thereunder, including, without limitation, as a result of the occurrence of an event of default. With the consent of the Required Lenders, and payment of an extension fee equal to 1% of the outstanding loans and commitments, the DIP Borrowers may at their option extend the maturity date by 90 days.

The DIP Credit Agreement includes affirmative and negative covenants that will impose substantial restrictions on the financial and business operations of the Company and its subsidiaries, including their ability to incur and secure debt, make investments, sell assets, pay dividends or make acquisitions. The DIP Credit Agreement also contains certain financial covenants including (i) the achievement of a minimum amount of consolidated EBITDA, (ii) the maintenance of a minimum amount of liquidity and (iii) limitations on the amount of capital expenditures. The DIP Credit Agreement also contains various events of default that are customary for debtor-in-possession financings of this type.

The DIP Credit Agreement was amended on August 31, 2009 and September 11, 2009. Both amendments primarily updated some post-closing non-U.S. collateral delivery requirements.

Amendment to the Pre-petition Credit Agreement

The Company, the U.S. Borrower, the Canadian Debtor and Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), a corporation organized under the laws of the Netherlands (the “Dutch Borrower” and together with the U.S. Borrower and the Canadian Debtor, the “Pre-petition Borrowers”), entered into the Fifth Amendment and Consent to Credit Agreement, dated July 14, 2009, with the lenders party thereto and the Pre-petition Agent (as defined below), providing for the amendment of the Company’s existing Credit Agreement, dated as of December 23, 2004 (as amended from time to time, the “Pre-petition Credit

23

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

Agreement”), to permit, (i) the incurrence of the loans and guarantees and the granting of liens on the assets of the Company and its subsidiaries, pursuant to the referenced debtor-in-possession financing and (ii) the Pre-petition Credit Agreement administrative agent’s entering into intercreditor agreements and/or amendments to the security and pledge agreements that secure the obligations under the Pre-petition Credit Agreement to provide that any liens incurred pursuant to the referenced debtor-in-possession financing will have priority over the liens under the Pre-petition Credit Agreement.

8. Pension and Postretirement Benefits other than Pensions

The following tables disclose the amount of net periodic benefit costs for the three and nine month periods ended September 30, 2008 and 2009 for the Company’s defined benefit plans and other postretirement benefit plans:

	Pension Benefits
	Three Months Ended September 30,
	2008		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Service cost	$2,533	$909	$707	$686
Interest cost	3,879	1,947	3,787	1,841
Expected return on plan assets	(4,538)	(1,056)	(3,280)	(776)
Amortization of prior service cost and recognized actuarial loss	48	94	960	52

Net periodic benefit cost	$1,922	$1,894	$2,174	$1,803

	Pension Benefits
	Nine Months Ended September 30,
	2008		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Service cost	$7,599	$2,780	$2,120	$1,961
Interest cost	11,637	5,935	11,360	5,247
Expected return on plan assets	(13,614)	(3,250)	(9,839)	(2,190)
Amortization of prior service cost and recognized actuarial loss	144	287	2,881	149
Curtailment cost	—	—	68	—

Net periodic benefit cost	$5,766	$5,752	$6,590	$5,167

As a result of freezes to several of our pension plans, service cost for the nine months ended September 30, 2009 has decreased compared to the nine months ended September 30, 2008.

24

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

	Other Postretirement Benefits
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Service cost	$464	$442	$1,615	$1,307
Interest cost	996	1,079	3,407	3,201
Amortization of prior service credit and recognized actuarial gain	(1,181)	(823)	(2,171)	(2,466)
Other	—	40	—	120

Net periodic benefit cost	$279	$738	$2,851	$2,162

As a result of previous changes in plan design and discount rates, other postretirement benefits net periodic benefit cost has decreased compared to the prior year.

9. Income Taxes

Under Accounting Principles Board Opinion No. 28, Interim Financial Reporting, the Company is required to determine its effective tax rate each quarter based upon its estimated annual effective tax rate. The Company is also required to record the tax impact of certain unusual or infrequently occurring items, including changes in judgment about valuation allowances and effects of changes in tax laws or rates, in the interim period in which they occur. In addition, jurisdictions with a projected loss for the year where no tax benefit can be recognized are excluded from the estimated annual effective tax rate.

The effective tax rate for the three months and nine months ended September 30, 2008, was 3% and 181%, respectively, as compared to 26% and 7%, respectively, for the three and nine months ended September 30, 2009. The income tax rate for the three and nine months ended September 30, 2009 varies from statutory rates due to income taxes on foreign earnings, the inability to record a tax benefit for pre-tax losses in the U.S. and certain foreign jurisdictions to the extent not offset by other categories of income, tax credits, income tax incentives, withholding taxes, and other permanent items. Additionally, a discrete income tax benefit was recorded in the three months ended June 30, 2009 related to the settlement of a bi-lateral advanced pricing agreement. Further, the Company’s current and future provision for income taxes will be significantly impacted by the recognition of valuation allowances in certain countries, particularly the United States. The Company intends to maintain these allowances until it is more likely than not that the deferred tax assets will be realized. Accordingly, income taxes are impacted by the U.S. valuation allowance and the mix of earnings among jurisdictions.

During March 2008 the Company became aware of a potentially favorable settlement of the pending bi-lateral Advance Pricing Arrangement (“APA”) negotiations between the United States (US) and Canada relating to the periods 2000 – 2007. Agreement between the two governments will impact transfer pricing matters between the Company and its wholly owned Canadian subsidiary. In March 2009, the US and Canadian governments signed Mutual Agreement Letters agreeing to the terms of the bi-lateral APA. On June 23, 2009, the final Canadian bi-lateral Advance Pricing Agreement with the Company was completed and signed. The settlement of the bi-lateral APA results in income tax refunds to Cooper-Standard Automotive Canada for the years 2000 – 2007 of up to $88,000 Canadian dollars. Under the terms of the Stock Purchase Agreement with Cooper Tire and Rubber Company (“CTR”) dated September 16, 2004, CTR has a claim against the Company for the amount of tax refunds received by Cooper-Standard Automotive Canada relating to the years 2000 – 2004. Refunds received from the Canadian government will be based on the preparation of amended tax returns for the years 2000 – 2007. The settlement of the APA should also result in a corresponding increase to the US taxable income of CSA for the years 2005 – 2007, but is not expected to result in any significant cash payment as the increased U.S. tax liability will be largely offset by existing tax credit carryforwards. On July 27, 2009, Cooper Standard Automotive Canada received approximately CAD $80,000 which represented the federal portion of the expected refunds plus interest as a result of settlement of the Canadian APA.

25

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

On August 3, 2009, the Company and each of its direct and indirect wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Chapter 11 Cases”). On August 4, 2009, Cooper Standard Automotive Canada commenced proceedings (the “Canadian Proceedings”) seeking relief from its creditors under Canada’s Companies’ Creditors Arrangement Act. On August 19, 2009, CTR initiated an adversary proceeding in the Chapter 11 Cases, Case No. 09-52014 (PJW), by filing a complaint against the Company and Cooper-Standard Automotive Inc. seeking a declaratory judgment that CTR is entitled to a portion of the $80,000 Canadian dollars tax refund received by the Canadian Debtor from the Canadian government on July 27, 2009 and a portion of all future refunds received by the Canadian Debtor, in each case relating to the pre-acquisition period. CTR is also seeking imposition of a resulting trust or, in the alternative, a constructive trust in favor of CTR and turnover of the portion of the Canadian income tax refunds attributable to the years 2000-2004. On September 29, 2009, the Canadian Court issued an order lifting the stay in the Canadian Proceedings to allow CTR to commence proceedings against the Canadian Debtor in the Chapter 11 Cases and ordering all income tax refunds received by the Canadian Debtor after September 29, 2009 be segregated immediately upon receipt and not disbursed, encumbered or otherwise dealt with in any way until further order of the Canadian Court. On October 5, 2009, CTR filed an amended complaint in the adversary proceeding against the Company, Cooper-Standard Automotive Inc. and the Canadian Debtor. It is the Company’s belief that CTR’s right to tax refunds for pre-acquisition periods is that of a general unsecured creditor and is subject to the general rules and processes of the Chapter 11 Cases.

10. Comprehensive Income (Loss) and Equity (Deficit)

On an annual basis, disclosure of comprehensive income is incorporated into the statement of stockholders’ equity, which is not presented on a quarterly basis. The components of comprehensive income, net of related tax, are as follows:

	Three Months Ended September 30, 2008			Three Months Ended September 30, 2009
	Total	Cooper-Standard Holdings	Noncontrolling Interest	Total	Cooper-Standard Holdings	Noncontrolling Interest
Net income (loss)	$(32,808)	$(32,595)	$(213)	$10,666	$10,847	$(181)
Currency translation adjustment	(48,153)	(47,960)	(193)	23,029	23,037	(8)
Pension and other postretirement benefits, net of tax	8,604	8,604	—	500	500	—
Fair value change of derivatives, net of tax	(1,748)	(1,748)	—	(58)	(58)	—

Comprehensive income (loss):	$(74,105)	$(73,699)	$(406)	$34,137	$34,326	$(189)

	Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2009
	Total	Cooper-Standard Holdings	Noncontrolling Interest	Total	Cooper-Standard Holdings	Noncontrolling Interest
Net income (loss)	$(5,701)	$(5,336)	$(365)	$(393,955)	$(393,459)	$(496)
Currency translation adjustment	(11,797)	(11,552)	(245)	26,112	26,076	36
Pension and other postretirement benefits, net of tax	7,881	7,881	—	786	786	—
Fair value change of derivatives, net of tax	317	317	—	4,867	4,867	—

Comprehensive income (loss):	$(9,300)	$(8,690)	$(610)	$(362,190)	$(361,730)	$(460)

26

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

The adoption of ASC Topic 810 resulted in the reclassification of amounts previously attributable to minority interest (now referred to as noncontrolling interest) to a separate component of stockholders’ equity on the accompanying condensed consolidated balance sheets. Additionally, net income attributable to noncontrolling interests is shown separately from net income in the condensed consolidated statement of operations. This reclassification has no effect on our previously reported results of operations.

The following table summarizes the Company’s equity activity for the nine months ended September 30, 2009:

	Cooper-Standard Holdings	Noncontrolling Interest	Total Equity (Deficit)
Equity at January 1, 2009	$15,177	$4,485	$19,662
Net loss	(393,459)	(496)	(393,955)
Other comprehensive gain	31,729	36	31,765
Stock-based compensation	1,112	—	1,112

Equity (deficit) at September 30, 2009	$(345,441)	$4,025	$(341,416)

11. Other Income (Expense)

The components of other income (expense) are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Foreign currency gains (losses)	$(400)	$6,290	$857	$7,838
Gain on debt repurchase	—	—	1,696	9,096
(Loss) Gain on disposal of fixed assets	(9)	—	—	—
Interest rate swaps	—	(323)	—	(2,414)
Loss on sale of receivables	—	(37)	—	(841)

Other income (expense)	$(409)	$5,930	$2,553	$13,679

Prior year amounts related to noncontrolling interest (minority interest) historically reflected as a component of other income (expense) have been reclassified to conform to current year presentation as required by ASC Topic 810. The adoption of ASC Topic 810 resulted in the reclassification of amounts being reported as minority interest, totaling $213 and $365, for the three and nine months ended September 30, 2008, respectively, being shown separately from net income (loss) in the accompanying condensed consolidated statement of operations.

12. Related Party Transactions

Sales to NISCO, a 50% owned joint venture, totaled $6,700 and $6,590 in the three months ended September 30, 2008 and 2009, respectively and $21,350 and $15,297 in the nine months ended September 30, 2008 and 2009, respectively.

Purchases of materials from Guyoung Technology Co. Ltd, a Korean corporation of which the Company owns approximately 20% of the common stock, totaled $210 and $1,852 in the three months ended September 30, 2008 and 2009, respectively and $1,112 and $2,489 in the nine months ended September 30, 2008 and 2009, respectively.

27

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

13. Business Segments

In 2008 and through March 31, 2009, the Company reported its operating results in three business segments: Body & Chassis Systems, Fluid Systems, and Asia Pacific. The Body & Chassis segment consisted mainly of body sealing products and components that protect vehicle interiors from weather, dust, and noise intrusion as well as systems and components that control and isolate noise vibration in a vehicle to improve ride and handling. The Fluid segment consisted primarily of subsystems and components that direct, control, measure, and transport fluids and vapors throughout a vehicle. The Asia Pacific segment consisted of both Body & Chassis and Fluid operations in that region with the exception of the Company’s interest in a joint venture in China which was acquired as part of the MAPS acquisition, and the MAP India joint venture. These joint ventures were included in the Body & Chassis segment which was in line with the internal management structure.

On March 26, 2009, the Company announced the implementation of a plan involving the discontinuation of its global Body & Chassis and Fluid Systems operating divisions and the establishment of a new operating structure organized on the basis of geographic regions. Under the plan, the Company’s operating structure as well as reporting segments, has changed, and the Company revised its segment disclosures beginning with the second quarter of 2009 from the three reportable segments to two reportable segments, North America and International (comprising all of the Company’s operations outside of North America). Prior periods have been revised to conform to the current period presentation. Due to this segment revision, the Company has also revised the previously reported amounts in Note 4 – Goodwill and Intangibles to conform to the new segment presentation.

The Company evaluates segment performance based on segment profit before tax. The following table details information on the Company’s business segments:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Sales to external customers
North America	$266,571	$251,700	$991,216	$632,234
International	333,085	266,142	1,130,100	735,422

Consolidated	$599,656	$517,842	$2,121,316	$1,367,656

Intersegment sales
North America	$1,116	$1,598	$3,075	$3,325
International	3,000	1,441	9,825	4,101
Eliminations and other	(4,116)	(3,039)	(12,900)	(7,426)

Consolidated	$—	$—	$—	$—

Segment profit
North America	$(20,361)	$20,036	$(1,614)	$(259,702)
International	(13,442)	(5,597)	8,656	(165,592)

Income (loss) before income taxes	$(33,803)	$14,439	$7,042	$(425,294)

	December 31, 2008	September 30, 2009
Segment assets
North America	$938,946	$692,461
International	791,531	805,084
Eliminations and other	87,774	153,688

Consolidated	$1,818,251	$1,651,233

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COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

Restructuring costs included in segment profit for North America totaled $5,907 and $87 for the three months ended September 30, 2008 and 2009, respectively. International restructuring costs totaled $7,031 and $4,370 for the three months ended September 30, 2008 and 2009, respectively. Eliminations and other restructuring costs totaled $539, and $(79) for the three months ended September 30, 2008 and 2009.

Restructuring costs included in segment profit for North America totaled $7,694 and $9,608 for the nine months ended September 30, 2008 and 2009, respectively. International restructuring costs totaled $8,882 and $21,279 for the nine months ended September 30, 2008 and 2009, respectively. Eliminations and other restructuring costs totaled $539, and $1,984 for the nine months ended September 30, 2008 and 2009.

14. Guarantor and Non-Guarantor Subsidiaries

In connection with the December 2004 acquisition by the Company of the automotive segment of Cooper Tire & Rubber Company, Cooper-Standard Automotive Inc. (the “Issuer”), a wholly-owned subsidiary, issued the Senior Notes and Senior Subordinated Notes with a total principal amount of $550,000. Cooper-Standard Holdings Inc. and all wholly-owned domestic subsidiaries of Cooper-Standard Automotive Inc. (the “Guarantors”) unconditionally guarantee the notes. The following condensed consolidated financial data provides information regarding the financial position, results of operations, and cash flows of the Guarantors. Separate financial statements of the Guarantors are not presented because management has determined that those would not be material to the holders of the notes. The Guarantors account for their investments in the non-guarantor subsidiaries on the equity method. The principal elimination entries are to eliminate the investments in subsidiaries and intercompany balances and transactions (dollars in millions).

29

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

CONSOLIDATING STATEMENT OF OPERATIONS

For the Three Months Ended September 30, 2008

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Totals
Sales	$—	$75.0	$121.9	$425.1	$(22.4)	$599.6
Cost of products sold	—	74.0	105.5	380.0	(22.4)	537.1
Selling, administration, & engineering expenses	—	16.5	7.3	27.6	—	51.4
Amortization of intangibles	—	5.1	0.6	2.0	—	7.7
Restructuring	—	2.8	0.4	10.3	—	13.5

Operating profit (loss)	—	(23.4)	8.1	5.2	—	(10.1)
Interest expense, net of interest income	—	(19.3)	—	(4.4)	—	(23.7)
Equity earnings (losses)	—	(0.4)	0.3	0.5	—	0.4
Other income (expense), net	—	1.6	—	(2.0)	—	(0.4)

Income (loss) before income taxes	—	(41.5)	8.4	(0.7)	—	(33.8)
Provision for income tax expense (benefit)	—	(8.5)	4.4	3.1	—	(1.0)

Income (loss) before equity in income (loss) of subsidiaries	—	(33.0)	4.0	(3.8)	—	(32.8)
Equity in net income (loss) of subsidiaries	(32.8)	0.2	—	—	32.6	—

Consolidated net income (loss)	(32.8)	(32.8)	4.0	(3.8)	32.6	(32.8)
Less: Net (income) loss attributable to noncontrolling interest	—	—	—	0.2	—	0.2

Net Income (loss) attributable to Cooper-Standard Holdings Inc.	$(32.8)	$(32.8)	$4.0	$(3.6)	$32.6	$(32.6)

CONSOLIDATING STATEMENT OF OPERATIONS

For the Three Months Ended September 30, 2009

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Totals
Sales	$—	$89.6	$115.2	$335.9	$(22.9)	$517.8
Cost of products sold	—	73.8	87.3	297.6	(22.9)	435.8
Selling, administration, & engineering expenses	—	18.8	10.9	23.0	—	52.7
Amortization of intangibles	—	0.1	—	0.1	—	0.2
Impairment charges (a)	—	(50.9)	17.3	33.6	—	—
Restructuring	—	—	(1.6)	6.0	—	4.4

Operating profit (loss)	—	47.8	1.3	(24.4)	—	24.7
Interest expense, net of interest income	—	(8.9)	—	(3.0)	—	(11.9)
Equity earnings	—	—	0.5	0.7	—	1.2
Reorganization items, net	—	(5.6)	—	—	—	(5.6)
Other income (expense), net	—	1.4	(0.3)	4.9	—	6.0

Income (loss) before income taxes	—	34.7	1.5	(21.8)	—	14.4
Provision for income tax expense (benefit)	—	(0.6)	(0.2)	4.6	—	3.8

Income (loss) before equity in income (loss) of subsidiaries	—	35.3	1.7	(26.4)	—	10.6
Equity in net income (loss) of subsidiaries	10.6	(24.7)	—	—	14.1	—

Consolidated net income (loss)	10.6	10.6	1.7	(26.4)	14.1	10.6
Less: Net (income) loss attributable to noncontrolling interest	—	—	—	0.2	—	0.2

Net Income (loss) attributable to Cooper-Standard Holdings Inc.	$10.6	$10.6	$1.7	$(26.2)	$14.1	$10.8

(a)	The second quarter impairment charge was reflected within the issuer column in the second quarter Form 10-Q. The amounts related to guarantors and non-guarantors were reclassifed in the third quarter Form 10-Q.

30

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

CONSOLIDATING STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2008

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Totals
Sales	$—	$298.8	$441.3	$1,460.1	$(78.9)	$2,121.3
Cost of products sold	—	267.7	369.2	1,263.7	(78.9)	1,821.7
Selling, administration, & engineering expenses	—	79.8	23.5	84.5	—	187.8
Amortization of intangibles	—	15.4	1.8	6.3	—	23.5
Restructuring	—	3.4	1.3	12.4	—	17.1

Operating profit (loss)	—	(67.5)	45.5	93.2	—	71.2
Interest expense, net of interest income	—	(58.0)	—	(13.3)	—	(71.3)
Equity earnings (losses)	—	(0.5)	3.4	1.7	—	4.6
Other income (expense), net	—	24.4	0.4	(22.3)	—	2.5

Income (loss) before income taxes	—	(101.6)	49.3	59.3	—	7.0
Provision for income tax expense (benefit)	—	(4.5)	2.1	15.1	—	12.7

Income (loss) before equity in income (loss) of subsidiaries	—	(97.1)	47.2	44.2	—	(5.7)
Equity in net income (loss) of subsidiaries	(5.7)	91.4	—	—	(85.7)	—

Consolidated net income (loss)	(5.7)	(5.7)	47.2	44.2	(85.7)	(5.7)
Less: Net (income) loss attributable to noncontrolling interest	—	—	—	0.4	—	0.4

Net Income (loss) attributable to Cooper-Standard Holdings Inc.	$(5.7)	$(5.7)	$47.2	$44.6	$(85.7)	$(5.3)

CONSOLIDATING STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2009

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Totals
Sales	$—	$234.1	$286.6	$902.8	$(55.9)	$1,367.6
Cost of products sold	—	200.2	235.4	812.8	(55.9)	1,192.5
Selling, administration, & engineering expenses	—	57.0	22.9	66.3	—	146.2
Amortization of intangibles	—	10.1	0.9	3.8	—	14.8
Impairment charges		240.7	31.0	91.0		362.7
Restructuring	—	7.4	0.1	25.4	—	32.9

Operating profit (loss)	—	(281.3)	(3.7)	(96.5)	—	(381.5)
Interest expense, net of interest income	—	(45.6)	—	(8.0)	—	(53.6)
Equity earnings (loss)	—	—	—	1.7	—	1.7
Reorganization items, net	—	(5.6)	—	—	—	(5.6)
Other income (expense)	—	13.0	(1.1)	1.8	—	13.7

Income (loss) before income taxes	—	(319.5)	(4.8)	(101.0)	—	(425.3)
Provision for income tax expense (benefit)	—	64.5	1.0	(96.8)	—	(31.3)

Income (loss) before equity in income (loss) of subsidiaries	—	(384.0)	(5.8)	(4.2)	—	(394.0)
Equity in net income of subsidiaries	(394.0)	(10.0)	—	—	404.0	—

Consolidated net income (loss)	(394.0)	(394.0)	(5.8)	(4.2)	404.0	(394.0)
Less: Net (income) loss attributable to noncontrolling interest	—	—	—	0.5	—	0.5

Net Income (loss) attributable to Cooper-Standard Holdings Inc.	$(394.0)	$(394.0)	$(5.8)	$(3.7)	$404.0	$(393.5)

31

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

CONSOLIDATING BALANCE SHEET

December 31, 2008

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Totals
ASSETS
Current assets:
Cash and cash equivalents	$—	$40.0	$—	$71.5	$—	$111.5
Accounts receivable, net	—	53.1	65.7	233.2	—	352.0
Inventories	—	17.1	21.2	78.7	—	117.0
Prepaid Expenses	—	(1.1)	0.6	19.7	—	19.2
Other	—	23.9	—	—	—	23.9

Total current assets	—	133.0	87.5	403.1	—	623.6
Investments in affiliates and intercompany accounts, net	15.2	315.4	599.5	161.4	(1,058.1)	33.4
Property, plant, and equipment, net	—	70.3	118.5	435.2	—	624.0
Goodwill	—	194.1	17.3	33.6	—	245.0
Other assets	—	149.4	17.1	125.8	—	292.3

	$15.2	$862.2	$839.9	$1,159.1	$(1,058.1)	$1,818.3

LIABILITIES & EQUITY (DEFICIT)
Current liabilities:
Debt payable within one year	$—	$43.5	$—	$50.6	$—	$94.1
Accounts payable	—	36.4	25.0	131.6	—	193.0
Accrued liabilities	—	65.6	6.7	92.3	—	164.6

Total current liabilities	—	145.5	31.7	274.5	—	451.7
Long-term debt	—	957.5	—	92.5	—	1,050.0
Other long-term liabilities	—	165.0	6.7	125.2	—	296.9

	—	1,268.0	38.4	492.2	—	1,798.6
Total Cooper-Standard Holdings Inc. stockholders’ equity (deficit)	15.2	(405.8)	801.5	662.4	(1,058.1)	15.2
Noncontrolling interest	—	—	—	4.5	—	4.5

Total equity (deficit)	15.2	(405.8)	801.5	666.9	(1,058.1)	19.7

Total liabilities and equity (deficit)	$15.2	$862.2	$839.9	$1,159.1	$(1,058.1)	$1,818.3

32

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

CONSOLIDATING BALANCE SHEET

September 30, 2009

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Totals
ASSETS
Current assets:
Cash and cash equivalents	$—	$82.9	$0.5	$170.3	$—	$253.7
Accounts receivable, net	—	68.1	76.9	293.4	—	438.4
Inventories	—	17.0	22.0	75.2	—	114.2
Prepaid Expenses	—	3.4	0.7	19.2	—	23.3
Other	—	10.8	—	13.8	—	24.6

Total current assets	—	182.2	100.1	571.9	—	854.2
Investments in affiliates and intercompany accounts, net	(345.4)	415.7	652.9	(29.2)	(661.7)	32.3
Property, plant, and equipment, net	—	68.7	97.7	432.6	—	599.0
Goodwill (a)	—	87.7	—	—	—	87.7
Other assets	—	16.3	0.1	61.6	—	78.0

	$(345.4)	$770.6	$850.8	$1,036.9	$(661.7)	$1,651.2

LIABILITIES & EQUITY (DEFICIT)
Current liabilities:
Debt payable within one year	$—	$74.9	$—	$66.8	$—	$141.7
Accounts payable	—	33.7	21.8	101.8	—	157.3
Accrued liabilities	—	27.2	6.3	122.7	—	156.2

Total current liabilities	—	135.8	28.1	291.3	—	455.2
Liabilities subject to compromise	69.0	1,077.4	3.8	112.1	—	1,262.3
Long-term debt	—	—	—	12.3	—	12.3
Other long-term liabilities	—	147.0	6.6	109.2	—	262.8

	69.0	1,360.2	38.5	524.9	—	1,992.6
Total Cooper-Standard Holdings Inc. stockholders’ equity (deficit)	(414.4)	(589.6)	812.3	508.0	(661.7)	(345.4)
Noncontrolling interest	—	—	—	4.0	—	4.0

Total equity (deficit)	(414.4)	(589.6)	812.3	512.0	(661.7)	(341.4)

Total liabilities and equity (deficit)	$(345.4)	$770.6	$850.8	$1,036.9	$(661.7)	$1,651.2

(a)	Goodwill reflected in the guarantor and non-guarantor columns in the second quarter 2009 Form 10-Q have been reclassified to the issuer column in the third quarter 2009 Form 10-Q

33

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

CONSOLIDATING STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2008

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Totals
OPERATING ACTIVITIES
Net cash provided by operating activities	$0.5	$(36.9)	$9.5	$110.4	$—	$83.5
INVESTING ACTIVITIES
Property, plant, and equipment	—	(5.9)	(9.7)	(51.2)	—	(66.8)
Gross proceeds from sale-leaseback transaction	—	—	—	8.6	—	8.6
Other	—	4.0	0.2	5.0	—	9.2

Net cash used in investing activities	—	(1.9)	(9.5)	(37.6)	—	(49.0)
FINANCING ACTIVITIES
Increase/(decrease) in short term debt	—	2.9	—	(21.5)	—	(18.6)
Principal payments on long-term debt	—	(2.2)	—	(11.4)	—	(13.6)
Repurchase of Bonds	—	(5.3)	—	—	—	(5.3)
Other	(0.5)	(0.3)	—	(0.1)	—	(0.9)

Net cash provided by (used in) financing activities	(0.5)	(4.9)	—	(33.0)	—	(38.4)
Effects of exchange rate changes on cash	—	0.3	—	(3.4)	—	(3.1)
Changes in cash and cash equivalents	—	(43.4)	—	36.4	—	(7.0)
Cash and cash equivalents at beginning of period	—	42.6	—	(1.7)	—	40.9

Cash and cash equivalents at end of period	$—	$(0.8)	$—	$34.7	$—	$33.9

Depreciation and amortization	$—	$27.7	$18.6	$59.9	$—	$106.2

34

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

CONSOLIDATING STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2009

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Totals
OPERATING ACTIVITIES
Net cash provided by (used in) operating activities	$—	$(28.6)	$5.5	$53.3	$—	$30.2
INVESTING ACTIVITIES
Property, plant, and equipment	—	(3.3)	(3.5)	(18.7)	—	(25.5)
Fixed asset proceeds	—	—	0.2	0.1	—	0.3

Net cash used in investing activities	—	(3.3)	(3.3)	(18.6)	—	(25.5)
FINANCING ACTIVITIES
Increase/(decrease) in short term debt	—	84.2	—	46.4	—	130.6
Principal payments on long-term debt	—	(2.3)	—	(9.0)	—	(11.3)
Repurchase of bonds	—	(0.7)	—	—	—	(0.7)
Other	—	(5.5)	(1.7)	7.5	—	0.3

Net cash provided by (used in) financing activities	—	75.7	(1.7)	44.9	—	118.9
Effects of exchange rate changes on cash	—	(0.9)	—	19.2	—	18.3
Changes in cash and cash equivalents	—	42.9	0.5	98.8	—	142.2
Cash and cash equivalents at beginning of period	—	40.0	—	71.5	—	111.5

Cash and cash equivalents at end of period	$—	$82.9	$0.5	$170.3	$—	$253.7

Depreciation and amortization	$—	$22.5	$17.1	$48.5	$—	$88.1

35

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

15. Financial Instruments

Fair values of the Senior Notes and the Senior Subordinated Notes approximated $146,900 and $157,800 at December 31, 2008 and September 30, 2009 based on quoted market prices, compared to the recorded values totaling $523,350 and $505,300, respectively. Fair values of the Term Loans approximated $247,600 and $463,400 at December 31, 2008 and September 30, 2009, based on quoted market prices, compared to the recorded values totaling $530,000 and $520,637, respectively. The fair value of the DIP financing approximated $128,400 at September 30, 2009, based on quoted market prices, compared to the recorded value totaling $124,687 at September 30, 2009.

The Company uses derivative financial instruments, including forwards and swap contracts to manage its exposures to fluctuations in foreign exchange, interest rates and commodity prices. For a fair value hedge both the effective and ineffective, if significant, portions are recorded in earnings and reflected in the condensed consolidated statement of operations. For a cash flow hedge, the effective portion of the change in the fair value of the derivative is recorded in accumulated other comprehensive income (loss) in the condensed consolidated balance sheet. The ineffective portion, if significant, is recorded in other income or expense. When the underlying hedged transaction is realized or the hedged transaction is no longer probable, the gain or loss included in accumulated other comprehensive income (loss) is recorded in earnings and reflected in the condensed consolidated statement of operations on the same line as the gain or loss on the hedged item attributable to the hedged risk.

The Company formally documents its hedge relationships, including the identification of the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the cash flow hedges. The Company also formally assesses whether a cash flow hedge is highly effective in offsetting changes in the cash flows of the hedged item. Derivatives are recorded at fair value in other current assets and other current liabilities.

Derivative Instruments and Hedging Activities

The failure to make the scheduled interest payments on the Senior Notes and Senior Subordinated Notes and the expiration of the applicable 30-day period on July 16, 2009 constituted a “cross-default” under the Company’s ISDA Agreements in the names of Cooper-Standard Automotive, Inc., Cooper-Standard Automotive Canada, Limited and Cooper-Standard Automotive International Holdings B.V., with its various senior lenders as counterparties. As a result, the counterparties to certain outstanding derivative contracts under these ISDA Agreements elected to exercise their option of early termination under such contracts. Certain interest rate, foreign exchange and commodity swap derivatives that were designated under FAS 133 as cash flow hedges were de-designated for the purposes of FAS 133 as a result of the failure to make the interest payment and in anticipation of the termination events. The value of these derivatives, totaling $18,089, is classified as liabilities subject to compromise. The amounts in accumulated other comprehensive income at de-designation will be frozen and will be amortized and moved to the statement of operations over the remaining life of the underlying exposures.

Cash Flow Hedges

Forward foreign exchange contracts – The Company enters into forward contracts to hedge currency risk of the U.S. Dollar against the Euro. The forward contracts are used to mitigate the potential volatility to earnings and cash flow arising from changes in currency exchange rates that impact the Company’s foreign currency transactions. The forward contracts with a USD notional amounts of $1,510 are accounted for as cash flow hedges and are recorded in the Company’s condensed consolidated balance sheet in accrued liabilities at a fair value of $(84), with the offset reflected in accumulated other comprehensive income (loss) (AOCI), net of deferred taxes. The gain or loss on the forward contracts is reported as a component of other comprehensive income (loss) (OCI) and

36

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. For the three and nine months ended September 30, 2009, $79 and $(141), respectively, were reclassified from AOCI into cost of products sold. The amount to be reclassified in the next twelve months is expected to be approximately $(84).

For the forward contracts de-designated as cash flow hedges, $(1,159) is recognized in OCI as of September 30, 2009. For the three and nine months ended September 30, 2009, $1,212 and $3,686, respectively, were reclassified from AOCI into cost of products sold. The amount to be reclassified in the next quarter is $(1,159).

Interest rate swaps – The Company has an interest rate swap contract to manage cash flow fluctuations of variable rate debt due to changes in market interest rates. This contract which fixes the interest payment of a certain variable rate debt instrument is accounted for as a cash flow hedge. As of September 30, 2009, the USD notional amount of this contract was $9,733. At September 30, 2009, the fair value before taxes of the Company’s interest rate swap contract was $(474) and is recorded in accrued liabilities and other long-term liabilities in the Company’s condensed consolidated balance sheet with the offset reflected in accumulated other comprehensive income (loss) (AOCI), net of deferred taxes. For the three and nine months ended September 30, 2009, $61 and $70, respectively, were reclassified from AOCI into interest expense. The amount to be reclassified in the next twelve months is expected to be approximately $(117).

For interest rate swaps de-designated as cash flow hedges, $(22,410) is recognized in OCI as of September 30, 2009. For the three and nine months ended September 30, 2009, $1,103 and $6,807, respectively, were reclassified from AOCI into interest expense and for the three and nine months ended September 30, 2009, $324 and $2,414, respectively, were reclassified from AOCI to other expense (income).

Commodity price hedges – The Company has exposure to the prices of commodities in the procurement of certain raw materials. The primary purpose of the Company’s commodity price hedging activities is to manage the volatility associated with these forecasted purchases. The Company primarily utilized forward contracts with maturities of less than 24 months, which were accounted for as cash flow hedges. These instruments were intended to offset the effect of changes in commodity prices on forecasted inventory purchases. As of September 30, 2009, these forward contracts have been de-designated as cash flow hedges. As of September 30, 2009, $(550) is recognized in OCI. For the three and nine months ended September 30, 2009, $478 and $3,220, respectively were reclassified from AOCI to cost of products sold. The amount to be reclassified in the next quarter is $(550).

Fair Value Measurements

SFAS No. 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, SFAS No. 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets;

Level 2:	Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

37

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

Estimates of the fair value of foreign currency and commodity derivative instruments are determined using exchange traded prices and rates. The Company also considers the risk of non-performance in the estimation of fair value, and includes an adjustment for non-performance risk in the measure of fair value of derivative instruments. In certain instances where market data is not available, the Company uses management judgment to develop assumptions that are used to determine fair value.

Fair value measurements and the fair value hierarchy level for the Company’s assets and liabilities measured or disclosed at fair value on a recurring basis as of September 30, 2009, are shown below:

Contract	Asset (Liability)	Level 1	Level 2	Level 3
Interest rate swap	$(474)	$—	$—	$(474)
Forward foreign exchange contract	(84)	—	—	(84)

Total	$(558)	$—	$—	$(558)

A reconciliation of changes in assets and liabilities related to derivative instruments measured at fair value using the market and income approach adjusted for our and our counterparty’s credit risks for the nine months ended September 30, 2009, is shown below:

Net Derivative Liabilities
Beginning Balance as of January 1, 2009	$22,370
Total (gains) or losses (realized or unrealized) included in earnings (or changes in net liabilities)	16,416
Included in other comprehensive income	(6,715)
Purchases, issuances, and settlements	(13,424)
De-designated hedges	(18,089)

Ending Balance as of September 30, 2009	$558

The amount of total (gains) or losses for the period included in earnings (or changes in net liabilities) attributable to the change in unrealized (gains) or losses relating to assets still held at the reporting date	$2,586

(Gains) and losses (realized and unrealized) included in earnings (or changes in net liabilities)

for the period (above) are reported in cost of products sold and other income (expense):

Total (gains) or losses included in earnings (or changes in net liabilities) for the period (above)	$16,416
Change in unrealized (gains) or losses relating to assets still held at the reporting date	(2,586)

38

COOPER-STANDARD HOLDINGS INC.

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollar amounts in thousands except per share amounts)

16. Accounts Receivable Factoring

As part of its working capital management, the Company sells certain receivables through third party financial institutions without recourse. The amount varies each month based on the amount of underlying receivables and cash flow needs of the Company.

At September 30, 2009, the Company had $33,428 of receivables outstanding under receivable transfer agreements entered into by various locations. The Company incurred a loss on the sale of receivables for the three and nine months ended September 30, 2009 of $23 and $573, respectively; this amount is recorded in other income (expense) in the condensed consolidated statements of operations. The Company continues to service the receivables for one of the locations. These were permitted transactions under the Company’s Pre-petition Credit Agreement. The Company is also pursuing similar arrangements in various locations.

In addition, during the second quarter of 2009, the Company elected to participate in the Auto Supplier Support Program sponsored by the U.S. Treasury Department (“Auto Supplier Support Program”). The Auto Supplier Support Program is designed to provide eligible suppliers with access to government-backed protection on those Chrysler LLC (“Chrysler”) and General Motors Corporation (“GM”) U.S. dollar receivables that are accepted into the program. In applying for the program, the Company selected the program option that provides government-backed protection on collection of the receivables and expedited payment terms, for which a charge of 3% of the accepted receivables is applicable. The Company has been designated by both Chrysler and GM as an eligible supplier. During the nine months ended September 30, 2009, the Company received payments of $8,936 and incurred charges of $268 which is recorded in other income (expense) in the condensed consolidated statements of operations.

In addition, the Company has been advised that Export Development Canada (“EDC”) has made available to the Company’s Canadian subsidiary insurance coverage on certain GM and Chrysler receivables. EDC’s program is designed to guarantee a substantial portion of a Canadian supplier’s eligible receivables under the program. The Canadian subsidiary will be charged 6% per annum of the amount made available to it under the program.

17. Sale Leaseback Transaction

During the quarter ended September 30, 2008 the Company sold a manufacturing facility to an independent third party and simultaneously agreed to lease the facility from that party for a period of 15 years. Gross proceeds from this sale were $8,556. The transaction is structured as an operating lease.

18. Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 13, 2009, the date the financial statements were issued.

39

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) presents information related to the condensed consolidated results of operations of the Company, including the impact of restructuring costs on the Company’s results, a discussion of the past results and future outlook of each of the Company’s segments, and information concerning both the liquidity and capital resources of the Company. The following discussion and analysis, which should be read in conjunction with our condensed consolidated financial statements and the notes included elsewhere in this report, contains certain forward-looking statements relating to anticipated future financial conditions and operating results of the Company and its current business plans. In the future, the financial condition and operating results of the Company could differ materially from those discussed herein and its current business plans could be altered in response to market conditions and other factors beyond the Company’s control. Important factors that could cause or contribute to such differences or changes include those discussed elsewhere in this report (see “Forward-Looking Statements”) and in our most recently filed annual report on Form 10-K (see Item 1A. Risk Factors).

Business Environment and Outlook

During 2009, our revenues have been adversely affected by a substantial decline in worldwide automotive production levels. Overall negative macroeconomic conditions, including disruptions in the financial markets and high unemployment levels continue to impact consumer confidence which has kept demand for new vehicles low resulting in continued production cutbacks.

A number of key industry developments and trends have coincided with, or resulted in whole or in part from, these negative macroeconomic conditions. These developments and trends include:

•

A deterioration in the financial condition of certain of our customers which has caused them to implement restructuring initiatives, including, in some cases, significant capacity reductions and/or reorganization under bankruptcy laws:

In particular, on April 30, 2009, Chrysler LLC and a number of its subsidiaries filed a petition in the U.S. Bankruptcy Court commencing reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code and emerging from the bankruptcy 40 days later.

General Motors Corporation filed a petition in U.S. Bankruptcy Court on June 1, 2009 and emerged from bankruptcy on July 10, 2009. The filing is one of the largest bankruptcies in U.S. history. Both General Motors and Chrysler have received financial assistance from government sources with the government taking 61 percent stake in General Motors and 8 percent in Chrysler. The ability for the companies to repay the loans and return to profitability is still unknown and creates additional uncertainty.

Both companies extended shutdown periods of production at North American manufacturing facilities, until they emerged from the bankruptcy proceedings, and also extended seasonal shutdown time causing further stress in the supplier sector as they attempt to balance revenue, production and profitability.

•

A decline in our customers’ production volumes and weak sales. According to CSM Worldwide, actual North America and Europe light vehicle production volume through September 30, 2009 were 5.8 million units and 11.8 million units, as compared to 9.9 million units and 16.5 million units through September 30, 2008.

•	A decline in the market share of some of our largest customers, including General Motors and Chrysler.

•	Continuing pricing pressures from customers.

•

A shift in consumer preference and vehicle production mix, particularly in North America, from sport utility vehicles and light trucks to more fuel efficient vehicles, cross-over utility vehicles and passenger cars; and a shift in consumer preference and vehicle production mix, particularly in Europe, from large and mid-size passenger cars to smaller cars.

Bankruptcy Cases

As a result of these negative trends and the Company’s substantial debt service requirements, on August 3, 2009, Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and each of its direct and indirect wholly-owned U.S. subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under Case No. 09-12743(PJW). The Debtors continue to operate their businesses and manage their properties as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. On August 14, 2009, the Official Committee of Unsecured Creditors was appointed in the Chapter 11 Cases.

40

On August 4, 2009, the Company’s Canadian subsidiary, Cooper-Standard Automotive Canada Limited, a corporation incorporated under the laws of Ontario (the “Canadian Debtor”), commenced proceedings seeking relief from its creditors under Canada’s Companies’ Creditors Arrangement Act in the Ontario Superior Court of Justice in Toronto, Canada (Commercial List) (the “Canadian Court”), court file no. 09-8307-00CL. The Company’s subsidiaries and operations outside the United States and Canada are not included in the Chapter 11 Cases or the Canadian Proceedings (other than the Canadian Debtor) and continue to operate in the ordinary course of business.

As a result of the Chapter 11 Cases, realization of assets and liquidation of liabilities are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code, and subject to Bankruptcy Court approval or otherwise as permitted in the normal course of business, the Debtors may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the condensed consolidated financial statements.

On October 2, 2009, the Debtors filed their schedules of assets and liabilities (the “Schedules”) and statements of financial affairs with the Bankruptcy Court. On October 27, 2009, the Bankruptcy Court entered an order establishing December 4, 2009 as the deadline (the “General Bar Date”) for all entities, other than governmental agencies, to file proofs of claim against the Debtors stating the amounts to which the claimants contend that they are entitled, subject to the rights of the Debtors to contest both the validity and amount of the claims. The Bankruptcy Court also set February 1, 2010 as the deadline for governmental entities to file their proofs of claim (the “Governmental Bar Date” and, together with the General Bar Date, the “Bar Dates”). The Debtors will continue to evaluate all claims asserted in the Chapter 11 Cases and may file periodic motions seeking to modify, reject, liquidate or allow such claims.

In addition, under the priority scheme established by the Bankruptcy Code, generally, post-petition liabilities and secured claims must be satisfied before pre-petition unsecured creditors and interest holders can receive any distribution or retain any property under a chapter 11 plan of reorganization. The ultimate recovery, if any, to the holders of the Notes and other interest holders will not be determined until confirmation of a chapter 11 plan or plans of reorganization. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 Cases to each of these constituencies or what types or amounts of distributions, if any, they would receive. A chapter 11 plan of reorganization could result in holders of the Company’s Notes receiving no distribution on account of their claims and cancellation of their existing Notes. If certain requirements of the Bankruptcy Code are met, a chapter 11 plan of reorganization can be confirmed notwithstanding its rejection by such holders and notwithstanding the fact that such holders do not receive or retain any property on account of their interests under the chapter 11 plan. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in the Company’s securities as the value and prospects are highly speculative.

Under the Bankruptcy Code, the exclusive period in which the Debtors may file a chapter 11 plan or plans of reorganization is 120-days from the date of the filing of the petition. The exclusive period in which the Debtors may solicit acceptances for any chapter 11 plan or plans of reorganization is 180-days from the date of the filing of the petition. The Bankruptcy Code also provides that the Bankruptcy Court may extend the 120-day plan exclusivity period up to 18 months after the petition date and the 180-day solicitation exclusivity period up to 20 months after the petition date. The Debtors’ 120-day exclusive period to file a chapter 11 plan or plans of reorganization expires on December 1, 2009. The Debtors’ 180-day exclusive period to solicit any plan or plans expires on

41

February 1, 2010. If the Debtors’ exclusivity periods expire, other parties in interest will be allowed to file their own plans and solicit acceptances in connection therewith. The Debtors have filed a motion seeking to extend both the plan exclusivity period and the solicitation exclusivity period by an additional 120 days, which is currently pending before the Bankruptcy Court.

Under the supervision of the Bankruptcy Court, the Company may decide to pursue various strategic alternatives as deemed appropriate by our Board of Directors to serve the best interests of the Company and its stakeholders, including asset sales or strategic partnerships.

Debtor-in-Possession Financing

The Company has entered into a Debtor-In-Possession Credit Agreement, dated as of August 5, 2009 (the “DIP Credit Agreement”), among the Company, Cooper-Standard Automotive Inc., an Ohio corporation (the “U.S. Borrower”), and the Canadian Debtor (the U.S. Borrower and the Canadian Debtor are referred to herein as the “DIP Borrowers”), various lenders party thereto, Deutsche Bank Trust Company Americas, as the administrative agent (in such capacity, the “DIP Agent”), Banc of America Securities LLC, General Electric Corporation and UBS Securities LLC, as co-syndication agents, Deutsche Bank Trust Company Americas, as documentation agent, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as joint lead arrangers and book runners, and Banc of America Securities LLC and UBS Securities LLC, as co-arrangers. The Company received interim and final approval of the DIP Credit Agreement from the Bankruptcy Court on August 5, 2009 and September 1, 2009, respectively. The Company received approval of the DIP Credit Agreement from the Canadian Court on August 6, 2009.

The lenders under the DIP Credit Agreement have committed to provide superpriority senior secured term loans to the DIP Borrowers and an additional non-U.S. subsidiary to be designated (the “Additional Foreign Borrower”) in an aggregate principal amount of up to $175 million (the “DIP Facility”) in connection with the Chapter 11 Cases and the Canadian Proceedings. The U.S. Borrower has drawn $75 million of the DIP Facility and the Canadian Debtor drew $50 million of the DIP facility as of September 30, 2009. An additional $50 million has been funded into escrow as of September 30, 2009, and is expected to be released to the Additional Foreign Borrower when local-law credit documentation is finalized. The DIP Credit Agreement also provides for an additional uncommitted $25 million incremental facility, for a total DIP Facility of up to $200 million (if the incremental facility is requested and committed to by the requisite lenders).

42

Results of Operations

(Dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Sales	$599,656	$517,842	$2,121,316	$1,367,656
Cost of products sold	537,172	435,775	1,821,724	1,192,470

Gross profit	62,484	82,067	299,592	175,186
Selling, administration, & engineering expenses	51,336	52,658	187,768	146,233
Amortization of intangibles	7,758	194	23,519	14,783
Impairment charges	—	—	—	362,699
Restructuring	13,477	4,378	17,115	32,871

Operating profit (loss)	(10,087)	24,837	71,190	(381,400)
Interest expense, net of interest income	(23,677)	(11,914)	(71,275)	(53,632)
Equity earnings (loss)	370	1,228	4,574	1,701
Reorganization items, net	—	(5,642)	—	(5,642)
Other income (expense)	(409)	5,930	2,553	13,679

Income (loss) before income taxes	(33,803)	14,439	7,042	(425,294)
Provision (benefit) for income tax expense	(995)	3,773	12,743	(31,339)

Net income (loss)	(32,808)	10,666	(5,701)	(393,955)
Add: Net loss attributed to noncontrolling interests	213	181	365	496

Net income (loss) attributable to Cooper-Standard Holdings Inc.	$(32,595)	$10,847	$(5,336)	$(393,459)

Three Months Ended September 30, 2009 Compared with Three Months Ended September 30, 2008

Sales: Consolidated sales decreased $81.8 million, or 13.6%, in the third quarter of 2009. This decrease resulted primarily from lower unit sales volume in both North America and Europe and unfavorable foreign exchange ($27.9 million).

Gross Profit: Gross profit increased $19.6 million to $82.1 million (approximately 15.8% of sales) in the third quarter of 2009 as compared to $62.5 million (approximately 10.4% of sales) in the third quarter of 2008. This increase resulted primarily from the favorable impact of management actions and various cost saving initiatives, partially offset by lower sales volume in both North America and Europe and unfavorable foreign exchange.

Restructuring: Restructuring charges decreased $9.1 million to $4.4 million in the third quarter of 2009 compared to $13.5 million in the third quarter of 2008. This decrease is due primarily to the initial phase of a reorganization ultimately involving the discontinuation of the Company’s global product line operating divisions that was initiated in the third quarter of 2008.

Interest Expense, Net: The decrease in interest expense of $11.8 million in the third quarter of 2009 resulted primarily from the cessation of recording interest expense on the debt that is in default.

Other Income (Expense): Other income increased $6.3 million in the third quarter of 2009 compared to the third quarter of 2008 due primarily to an increase in foreign currency gains of $6.7 million, partially offset by losses on interest rate swaps of $0.3 million.

Provision for Income Tax Expense (Benefit): For the three months ended September 30, 2009, the Company recorded income tax expense of $3.8 million on earnings before income taxes of $14.4 million. This compares to an income tax benefit of ($1.0) million on losses before income taxes of ($33.8) million for the same period of 2008. Income tax expense for the three month period ended September 30, 2009 differs from statutory rates due to income taxes on foreign earnings, the inability to record a tax benefit for

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pre-tax losses in the U.S. and certain foreign jurisdictions to the extent not offset by other categories of income, tax credits, income tax incentives, withholding taxes, and other permanent items. Further, the Company’s current and future provision for income taxes will be significantly impacted by the recognition of valuation allowances in certain countries, particularly the United States. The Company intends to maintain these allowances until it is more likely than not that the deferred tax assets will be realized. Accordingly, income taxes are impacted by the U.S. valuation allowance and the mix of earnings among jurisdictions.

Nine Months Ended September 30, 2009 Compared with Nine Months Ended September 30, 2008

Sales: Consolidated sales decreased $753.7 million, or 35.5%, in the nine months ended September 30, 2009. This decrease resulted primarily from lower sales volume in both North America and Europe and unfavorable foreign exchange ($150.8 million).

Gross Profit: Gross profit decreased $124.4 million to $175.2 million (approximately 12.8% of sales) in the nine months ended September 30, 2009 as compared to $299.6 million (approximately 14.1% of sales) in the nine months ended September 30, 2008. This decrease resulted primarily from lower sales volume in both North America and Europe and unfavorable foreign exchange, partially offset by the favorable impact of management actions and various cost saving initiatives.

Selling, Administration, and Engineering: Selling, administration, and engineering expenses decreased $41.5 million to $146.2 million in the nine months ended September 30, 2009 compared to $187.8 million in the nine months ended September 30, 2008, primarily due to the favorable impact of various cost saving initiatives and management actions.

Impairment Charges: In the second quarter of 2009 we recorded a goodwill impairment charge of $157.2 million, impairment charges of $202.5 million related to certain intangible assets and impairment charges of $3.0 million related to certain fixed assets within the North America and International segments. During the second quarter of 2009, several events occurred that indicated potential impairment of the Company’s goodwill. Such events included: (a) the chapter 11 bankruptcy of both Chrysler LLC and General Motors and unplanned plant shut-downs; (b) continued product volume risk and negative product mix changes; (c) the Company’s commencement of negotiations with its sponsors, senior secured lenders, and bondholders to recapitalize its long term debt and equity; (d) the Company’s recognition as the second quarter progressed that there was an increasing likelihood that it would breach its financial covenants under its Pre-Petition Credit Agreement; (e) the Company’s decision to defer its June 15, 2009 interest payment on its Notes pending the outcome of its quarterly financial results; (f) an analysis of whether the Company would meet its financial covenants for the past quarter; and (g) negotiations with its various constituencies. As a result of the combination of the above factors, the Company significantly reduced its second quarter projections.

Restructuring: The increase in restructuring expense of $15.8 million in the nine months ended September 30, 2009 resulted primarily from the final phase of the reorganization of the Company’s operating structure, which was initiated during the fourth quarter of 2008.

Interest Expense, Net: The decrease in interest expense of $17.6 million in the nine months ended September 30, 2009 resulted primarily from decreased interest rates, decreased term loan balances and the cessation of recording interest expense on the debt that is in default.

Other Income (Expense): Other income increased $11.1 million in the nine months ended September 30, 2009 due primarily to an increase in gain on debt repurchase of $7.4 million and an increase in foreign currency gains of $7.0 million, partially offset by losses on sale of receivables of $0.8 million and losses on interest rate swaps of $2.4 million.

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Provision for Income Tax Expense (Benefit): For the nine months ended September 30, 2009, the Company recorded income tax benefit of ($31.3) million on losses before income taxes of ($425.3) million. This compares to an income tax expense of $12.7 million on earnings before income taxes of $7.0 million for the same period of 2008. Income tax expense for the nine month period ended September 30, 2009 differs from statutory rates due to income taxes on foreign earnings, the inability to record a tax benefit for pre-tax losses in the U.S. and certain foreign jurisdictions to the extent not offset by other categories of income, tax credits, income tax incentives, withholding taxes, and other permanent items. Additionally, a discrete income tax benefit was recorded in the three months ended June 30, 2009 related to the settlement of a bi-lateral advanced pricing agreement. See Note 9, Income Taxes of the Condensed Consolidated Financial statements for additional details on the settlement. Further, the Company’s current and future provision for income taxes will be significantly impacted by the recognition of valuation allowances in certain countries, particularly the United States. The Company intends to maintain these allowances until it is more likely than not that the deferred tax assets will be realized. Accordingly, income taxes are impacted by the U.S. valuation allowance and the mix of earnings among jurisdictions.

Segment Results of Operations

(Dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Sales
North America	$266,571	$251,700	$991,216	$632,234
International	333,085	266,142	1,130,100	735,422

	$599,656	$517,842	$2,121,316	$1,367,656

Segment profit (loss)
North America	$(20,361)	$20,036	$(1,614)	$(259,702)
International	(13,442)	(5,597)	8,656	(165,592)

	$(33,803)	$14,439	$7,042	$(425,294)

In 2008 and through March 31, 2009, the Company reported its operating results in three business segments: Body & Chassis Systems, Fluid Systems, and Asia Pacific. The Body & Chassis segment consisted mainly of body sealing products and components that protect vehicle interiors from weather, dust, and noise intrusion as well as systems and components that control and isolate noise vibration in a vehicle to improve ride and handling. The Fluid segment consisted primarily of subsystems and components that direct, control, measure, and transport fluids and vapors throughout a vehicle. The Asia Pacific segment consisted of both Body & Chassis and Fluid operations in that region with the exception of the Company’s interest in a joint venture in China which was acquired as part of the MAPS acquisition, and the MAP India joint venture. These joint ventures were included in the Body & Chassis segment which was in line with the internal management structure.

On March 26, 2009, the Company announced the implementation of a plan involving the discontinuation of its global Body & Chassis and Fluid Systems operating divisions and the establishment of a new operating structure organized on the basis of geographic regions. Under the plan, the Company’s operating structure as well as reporting segments, has changed, and the Company revised its segment disclosures beginning with the second quarter of 2009 from the three reportable segments to two reportable segments, North America and International (comprising all of the Company’s operations outside of North America). Prior periods have been revised to conform to the current period presentation.

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Three Months Ended September 30, 2009 Compared with Three Months Ended September 30, 2008

North America: Sales decreased $14.9 million, or 5.6%, primarily due to lower sales volume and unfavorable foreign exchange ($7.0 million). Segment profit increased by $40.4 million, primarily due to the favorable impact of management actions and various cost saving initiatives.

International: Sales decreased $66.9 million, or 20.1%, primarily due to lower sales volume in Europe and unfavorable foreign exchange ($20.9 million). Segment loss improved by $7.8 million, primarily in Europe due to the favorable impact of management actions and various cost saving initiatives, partially offset by lower sales volume in Europe and unfavorable foreign exchange.

Nine Months Ended September 30, 2009 Compared with Nine Months Ended September 30, 2008

North America: Sales decreased $359.0 million, or 36.2%, primarily due to lower sales volume and unfavorable foreign exchange ($30.2 million). Segment loss increased by $258.1 million, primarily due to the impairment of goodwill, intangibles and fixed assets of $242.2 million, lower sales volumes and unfavorable foreign exchange partially offset by the favorable impact of management actions and various cost saving initiatives.

International: Sales decreased $394.7 million, or 34.9%, primarily due to lower sales volume in Europe and unfavorable foreign exchange ($120.6 million). Segment profit decreased by $174.2 million, primarily due to the impairment of goodwill, intangibles and fixed assets of $120.5 million, lower sales volume in Europe and unfavorable foreign exchange, partially offset by the favorable impact of management actions and various cost saving initiatives.

Restructuring

We continually evaluate alternatives in an effort to align our business with the changing needs of our customers and lower the operating cost of our Company. This may include the realignment of our existing manufacturing capacity, facility closures, or similar actions. See the Notes to Condensed Consolidated Financial Statements for discussion of restructuring activities during the nine months ended September 30, 2009.

Liquidity and Capital Resources

Operating Activities: Cash provided by operations in the nine months ended September 30, 2009 was $30.2 million, which included $28.8 million of cash used for changes in operating assets and liabilities. Cash provided by operations in the nine months ended September 30, 2008 was $83.5 million, which included $22.7 million of cash used for changes in operating assets and liabilities. The $53.2 million change in cash from activities was due primarily to an increase in consolidated net loss.

Investing Activities: Cash used in investing activities in the nine months ended September 30, 2009 was $25.2 million, which primarily consisted of capital spending as compared to cash used in investing activities of $49.0 million in the nine months ended September 30, 2008, which primarily consisted of $66.8 million of capital spending partially offset by gross proceeds of $8.6 million from a sale-leaseback transaction. We anticipate that we will spend approximately $55 to $60 million on capital expenditures in the year ending December 31, 2009.

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Financing Activities: Cash provided by financing activities in the nine months ended September 30, 2009 was $118.9 million, which consisted primarily of $108.0 million of debtor-in-possession financing, net of debt issuance cost and increased short term debt partially offset by normal debt payments and repurchase of bonds, as compared to cash used in financing activities of $38.4 million in the nine months ended September 30, 2008, which consisted primarily of normal debt payments, repurchase of bonds and decreased short-term debt.

Pre-Petition Credit Agreement and Notes: For a discussion of the Company’s Pre-Petition Credit Agreement and Notes, see Note 7, Debt.

DIP Financing: The DIP Facility under the DIP Credit Agreement entered into by the Company as of August 5, 2009 in connection with the Chapter 11 Cases and the Canadian Proceedings provides for superpriority senior secured term loans to the DIP Borrowers (and the Additional Foreign Borrower ) to be designated in an aggregate principal amount of up to $175 million. The U.S. Borrower has drawn $75 million of the DIP Facility and the Canadian Debtor drew $50 million if the DIP Facility as of September 30, 2009. An additional $50 million has been funded into escrow as of September 30, 2009, and is expected to be released to the Additional Foreign Borrower when local-law credit documentation is finalized. The DIP Credit Agreement also provides for an additional uncommitted $25 million incremental facility, for a total DIP Facility of up to $200 million (if the incremental facility is requested and committed to by the requisite lenders).

As a result of the Chapter 11 Cases and the Canadian Proceedings and the circumstances leading to the Chapter 11 Cases and the Canadian Proceedings, described elsewhere in this report, the Company faces uncertainty regarding the adequacy of its liquidity and capital resources and has limited access to financing. During the pendency of the Chapter 11 Cases and the Canadian Proceedings, the Company expects that its primary sources of liquidity will be cash flows from operations and borrowings under its DIP Credit Agreement as it may be able to obtain. In addition to the cash requirements necessary to fund ongoing operations, the Company has incurred significant professional fees and other costs in connection with the Chapter 11 Cases and the Canadian Proceedings and expects that it will continue to incur significant professional fees and costs. There can be no assurances that the amounts of cash available from operations, together with the DIP Credit Agreement, will be sufficient to fund the Company’s operations, including operations during the period until such time as the Company is able to propose a chapter 11 plan of reorganization that will receive the requisite acceptance by creditors and be confirmed by the Bankruptcy Court. The Company’s long-term liquidity requirements and the adequacy of its capital resources are difficult to predict at this time and ultimately cannot be determined until a chapter 11 plan of reorganization has been developed and is confirmed by the Bankruptcy Court.

Critical Accounting Policies and Estimates

Goodwill. Goodwill is not amortized but is tested annually for impairment. The Company evaluates each reporting unit’s fair value versus its carrying value annually or more frequently if events or changes in circumstances indicate that the carrying value may exceed the fair value of the reporting unit. Estimated fair values are based on the cash flows projected in the reporting units’ strategic plans and long-range planning forecasts discounted at a risk-adjusted rate of return. If the carrying value exceeds the fair value, an impairment loss is measured and recognized.

During the second quarter of 2009, several events occurred that indicated potential impairment of the Company’s goodwill. Such events included: (a) the chapter 11 bankruptcy of both Chrysler LLC and General Motors and unplanned plant shut-downs; (b) continued product volume risk and negative product mix changes; (c) the Company’s commencement of negotiations with its sponsors, senior secured lenders, and bondholders to recapitalize its long term debt and equity; (d) the Company’s recognition as the second quarter progressed that there was an increasing likelihood that it would breach its financial covenants under its Pre-Petition

47

Credit Agreement; and (e) the Company’s decision to defer its June 15, 2009 interest payment on its Notes pending the outcome of its quarterly financial results, an analysis of whether the Company would meet its financial covenants for the past quarter and negotiations with its various constituencies. As a result of the combination of the above factors, the Company significantly reduced its second quarter projections.

Other significant assumptions used in the discounted cash flow model include discount rate, terminal value growth rate, future capital expenditures, and changes in future working capital requirements. These assumptions were not modified significantly as part of the interim goodwill impairment assessment. The significant decrease in the financial projections resulted in an enterprise value significantly lower than the amount computed in connection with the prior year annual impairment assessment. This significant decrease in enterprise value results in the carrying value of assets at all of our reporting units being greater than the related reporting units’ fair value. As a result, the Company recorded goodwill impairment charges of $93,580 in its North America reporting unit, $39,604 in its Europe reporting unit, $22,628 in its South America reporting unit and $1,421 in its Asia Pacific reporting unit during the second quarter of 2009.

While we believe our estimates of fair value are reasonable based upon current information and assumptions about future results, changes in our businesses, the markets for our products, the economic environment and numerous other factors could significantly alter our fair value estimates and result in future impairment of recorded goodwill in the North American reporting unit. An adjustment to the financial projections or other assumptions used to value the North American reporting unit would have had a direct impact on the amount of goodwill impairment recognized during the second quarter and the amount of goodwill remaining on the September 30, 2009 balance sheet.

Recent Accounting Pronouncements

See Note 1 of the Notes to Condensed Consolidated Financial Statements included elsewhere in this Form 10-Q.

Forward-Looking Statements

This report includes what the Company believes are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could, “ or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that these expectations, beliefs, and projections will be achieved.

Such risks, uncertainties, and other important factors include, among others: the impact of our Chapter 11 Cases and Canadian Proceedings; limitations on flexibility in operating our business contained in our debt agreements; our dependence on the automotive industry; availability and cost of raw materials; our dependence on certain major customers; competition in our industry; sovereign and other risks related to our conducting operations outside the United States; the uncertainty of our ability to achieve expected cost reduction savings; our exposure to product liability and warranty claims; labor conditions; our vulnerability to rising interest rates; our ability to meet our customers’ needs for new and improved products in a timely manner; our ability to attract and retain key personnel; the possibility that our owners’ interests will conflict with yours; our recent status as a stand-alone company; our legal

48

rights to our intellectual property portfolio; our underfunded pension plans; environmental and other regulation; and the possibility that our acquisition strategy will not be successful. See Item 1A. Risk Factors, in our Form 10-K for our fiscal year ended December 31, 2008 and Item 1A. Risk Factors in Part II of this form 10-Q for additional information regarding these and other risks and uncertainties. There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this report and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

We are exposed to fluctuations in interest rates, currency exchange rates and commodity prices. We actively monitor our exposure to risk from changes in interest rates, foreign currency exchange rates and commodity prices through the use of derivative financial instruments in accordance with management’s guidelines. We do not enter into derivative instruments for trading purposes.

Interest Rate Risk- We are subject to interest rate risk in connection with certain variable rate debt. As of September 30, 2009, we had $130.6 million of variable rate debt. A 1% increase in the average interest rate would increase future interest expense by approximately $1.3 million per year.

Foreign Currency Exchange Risk- We use forward foreign exchange contracts to hedge the U.S. dollar to reduce the effect of fluctuations in foreign exchange rates on a portion of the forecasted material purchases of our European facilities. As of September 30, 2009, the fair market value of these contracts was approximately $(0.1) million. A 10% strengthening of the U.S. dollar relative to the Euro would result in an increase of $0.2 million in the fair market value of these contracts. A 10% weakening of the U.S. dollar relative to the Euro would result in a decrease of $0.1 million in the fair market value of these contracts.

For additional discussion of the Company’s derivative instruments see Note 15, Financial Instruments.

In addition, the counterparties to certain of our derivatives contracts have exercised their option of early termination.

Item 4.	Controls and Procedures.

The Company has evaluated, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this Report. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. However, based on that evaluation, the Company’s Chief Executive Officer along with the Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were effective as of the end of the period covered by this Report.

There have been no changes in the Company’s internal control over financial reporting during the quarter ended September 30, 2009 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

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PART II — OTHER INFORMATION

Item 1.	Legal Proceedings.

The Company is periodically involved in claims, litigation and various legal matters that arise in the ordinary course of business. In addition, the Company conducts and monitors environmental investigations and remedial actions at certain locations. Each of these matters is subject to various uncertainties, and some of these matters may be resolved unfavorably with respect to the Company. A reserve estimate is established for each matter and updated as additional information becomes available. We do not believe that the ultimate resolution of any of these matters will have a material adverse effect on our financial condition, results of operations, or cash flows.

On August 3, 2009, the Debtors filed the Chapter 11 Cases and on August 4, 2009 the Canadian Debtor commenced the Canadian Proceedings. For a further discussion of these matters, see Note 2, Reorganization Under Chapter 11 of the Bankruptcy Code, to the condensed consolidated financial statements, which is incorporated herein by reference. At this time, it is not possible to predict the outcome of the Chapter 11 Cases or the Canadian Proceedings or their effect on our business.

In general, all pending litigation involving the Debtors and the Canadian Debtor was stayed upon the filing of the Chapter 11 Cases and the Canadian Proceeding, respectively.

On August 19, 2009, Cooper Tire and Rubber Company (“CTR”) initiated an adversary proceeding in the Chapter 11 Cases, Case No. 09-52014 (PJW), by filing a complaint against the Company and Cooper-Standard Automotive Inc. seeking a declaratory judgment that CTR is entitled to a portion of the $80,000 Canadian dollars tax refund received by the Canadian Debtor from the Canadian government on July 27, 2009 and a portion of all future refunds received by the Canadian Debtor, in each case relating to the pre-acquisition period. CTR is also seeking imposition of a resulting trust or, in the alternative, a constructive trust in favor of CTR and turnover of the portion of the Canadian income tax refunds attributable to the years 2000-2004. On September 29, 2009, the Canadian Court issued an order lifting the stay in the Canadian Proceedings to allow CTR to commence proceedings against the Canadian Debtor in the Chapter 11 Cases and ordering all income tax refunds received by the Canadian Debtor after September 29, 2009 be segregated immediately upon receipt and not disbursed, encumbered or otherwise dealt with in any way until further order of the Canadian Court. On October 5, 2009, CTR filed an amended complaint in the adversary proceeding against the Company, Cooper-Standard Automotive Inc. and the Canadian Debtor. It is the Company’s belief that CTR’s right to tax refunds for pre-acquisition periods is that of a general unsecured creditor and is subject to the general rules and processes of the Chapter 11 Cases.

Item 1A.	Risk Factors.

In addition to other information set forth in this report, you should carefully consider the factors discussed in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2008 which could materially impact our business, financial condition or future results. Risks disclosed in our Annual Report on Form 10-K are not the only risks facing the Company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may materially adversely impact our business, financial condition or operating results.

The information presented below updates, and should be read in conjunction with, the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2008.

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Risks Related to our Bankruptcy Filings

The Debtors filed for protection under Chapter 11 of the Bankruptcy Code on August 3, 2009 and the Canadian Debtor commenced bankruptcy proceedings on August 4, 2009.

During the Chapter 11 Cases and the Canadian Proceedings, our operations, including our ability to execute our business plan, are subject to the risks and uncertainties associated with our bankruptcy. Risks and uncertainties associated with these proceedings include the following:

•	Actions and decisions of our creditors and other third parties with interests in the proceedings, which may be inconsistent with our plans;

•	Our ability to obtain court approval with respect to motions in the proceedings made from time to time;

•	Our ability to develop, prosecute, confirm, and consummate a chapter 11 plan of reorganization with respect to the proceedings;

•	Our ability to obtain and maintain commercially reasonable terms with vendors and service providers;

•	Our ability to maintain contracts that are critical to our operations;

•	Our ability to retain management and other key individuals;

•	Our ability to retain the tax refunds relating to the pre-acquisition period; and

•

Risks associated with third parties’ seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm a chapter 11 plan of reorganization, to appoint a trustee under Chapter 11, or to convert the Chapter 11 Cases into liquidations under Chapter 7 of the Bankruptcy Code.

These risks and uncertainties could affect our business and operations in various ways. For example, negative events or publicity associated with the proceedings could adversely affect our sales and relationships with our customers, as well as with vendors and employees, which in turn could adversely affect our operations and financial condition, particularly if the proceedings are protracted. Also, transactions outside the ordinary course of business are subject to the prior approval of the Bankruptcy Court and the Canadian Court, which may limit our ability to respond timely to certain events or take advantage of certain opportunities. In addition, in order to successfully emerge from the proceedings, senior management will be required to spend significant amounts of time developing a comprehensive chapter 11 plan of reorganization, instead of concentrating exclusively on business operations. Further, the Company has made, and will continue to make, judgments as to whether the Company should limit investment in, exit, or dispose of certain businesses. These proceedings and the development of a chapter 11 plan of reorganization may result in the sale or divestiture of assets or businesses, but there can be no assurance that the Company will be able to complete any sale or divestiture on acceptable terms or at all. Any decision by management to further limit investment in, exit, or dispose of businesses may result in the recording of additional charges.

Because of the risks and uncertainties associated with the proceedings, the ultimate impact that events that occur during these proceedings will have on the Company’s business, financial condition and results of operations cannot be accurately predicted or quantified. There can be no assurance as to what values, if any, will be ascribed in the proceedings to the Company’s various pre-petition liabilities, common stock, and other securities.

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The Company’s liquidity position imposes significant challenges to its ability to continue operations.

As global economic conditions have deteriorated, we have experienced significant pressure on our business, including our liquidity position. The Chapter 11 Cases and the Canadian Proceedings may increase this pressure. Because of the public disclosure of our liquidity constraints, our ability to maintain normal credit terms with suppliers has become impaired. The terms of the trade credit received from suppliers has been reduced. If liquidity problems persist, suppliers could refuse to provide key products and services in the future. The financial condition and results of operations of the Company, in particular with regard to our potential failure to meet debt obligations, may lead some customers to become reluctant to enter into long-term agreements with the Company. In addition to the cash requirements necessary to fund continuing operations, it is anticipated that the Company will incur significant professional fees and other restructuring costs in connection with the Chapter 11 Cases and the Canadian Proceedings and the restructuring of the Company’s business operations.

The Company is currently conducting operations using borrowings from the DIP Credit Agreement. There can be no assurance that the amounts of cash from operations and amounts made available under the DIP Credit Agreement will be sufficient to fund the Company’s operations. In the event that cash flows and available borrowings under the DIP Credit Agreement are not sufficient to meet the Company’s liquidity requirements, the Company’s operations would be adversely affected and the Company may not be able to continue as a going concern. For additional information on the DIP Credit Agreement, see Note 7, Debt, DIP Credit Agreement, to the notes to the condensed consolidated financial statements, and also see Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Debtor-in-Possession Financing.

During the pendency of the Chapter 11 Cases and the Canadian Proceedings, the financial results of the Company may be unstable and may not reflect historical trends.

During the pendency of the Chapter 11 Cases and the Canadian Proceedings, the Company’s financial results may fluctuate as they reflect asset impairments, asset dispositions, restructuring activities, contract terminations and rejections, and claims assessments. As a result, the historical financial performance of the Company may not be indicative of the financial performance following the commencement of the Chapter 11 Cases and the Canadian Proceedings. Further, the Company may sell or otherwise dispose of assets or businesses and liquidate or settle liabilities, with court approval, for amounts other than those reflected in the Company’s historical financial statements. Any such sale or disposition and any comprehensive restructuring plan could materially change the amounts and classifications reported in the Company’s historical consolidated financial statements, which do not give effect to any adjustments to the carrying value of assets or amounts of liabilities that might be necessary as a consequence of a comprehensive restructuring plan.

The Company may not be able to obtain confirmation of a Chapter 11 plan of reorganization submitted for Bankruptcy Court approval.

In order to successfully emerge from Chapter 11 as a viable entity, the Company believes that it must develop, and obtain requisite court and creditor approval of a feasible Chapter 11 plan of reorganization. This process requires the Company and the other Debtors to meet certain statutory requirements with respect to adequacy of disclosure with respect to the plan of reorganization, soliciting and obtaining creditor acceptances of the plan, and fulfilling other statutory conditions for confirmation. The Company and the other Debtors may not receive the requisite acceptances to confirm the plan. Even if the requisite acceptances of the plan of reorganization are received, the Bankruptcy Court may not confirm the plan. A dissenting holder of a claim against the Debtors may challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code. Even if the Bankruptcy Court determined that the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the plan of reorganization if

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it found that any of the statutory requirements for confirmation had not been met, including that the terms of the plan are fair and equitable to non-accepting classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that (i) the plan of reorganization “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes, (ii) confirmation of the plan is not likely to be followed by a liquidation or a need for further financial reorganization and (iii) the value of distributions to non-accepting holders of claims within a particular class under the plan will not be less than the value of distributions such holders would receive if the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code.

The Bankruptcy Court may determine that the chapter 11 plan of reorganization does not satisfy one or more of these requirements, in which case it would not be confirmable by the Bankruptcy Court. If the plan of reorganization is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors would be able to reorganize its businesses and what, if any, distributions holders of claims against it would ultimately receive with respect to their claims. If an alternative reorganization could not be agreed upon, it is possible that the Debtors would have to liquidate its assets, in which case it is likely that holders of claims would receive substantially less favorable treatment than they would receive if the Debtors were to emerge as a viable, reorganized entity.

A Chapter 11 plan of reorganization may result in the holders of the Company’s Notes receiving no distribution on account of their interests and cancellation of their Notes.

Under the priority scheme established by the Bankruptcy Code, generally, post-petition liabilities and secured claims must be satisfied before pre-petition unsecured creditors and interest holders can receive any distribution or retain any property under a chapter 11 plan of reorganization. The ultimate recovery, if any, to the holders of the Notes and other interest holders will not be determined until confirmation of a chapter 11 plan or plans of reorganization. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 Cases to each of these constituencies or what types or amounts of distributions, if any, they would receive. A chapter 11 plan of reorganization could result in holders of the Company’s Notes receiving no distribution on account of their claims and cancellation of their existing Notes. If certain requirements of the Bankruptcy Code are met, a chapter 11 plan of reorganization can be confirmed notwithstanding its rejection by such holders and notwithstanding the fact that such holders do not receive or retain any property on account of their interests under the plan. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in the Company’s securities as the value and prospects are highly speculative.

The Canadian Court may not extend the stay under the Canadian Proceedings and our Canadian subsidiary may be subject to involuntary liquidation.

There can be no assurance that the Canadian Court will extend the stay applicable to the Canadian Debtor, Cooper-Standard Automotive Canada Limited, in connection with the Canadian Proceedings filed under Canada’s Companies’ Creditors Arrangement Act. The creditors of the Canadian Debtor or others may cause the stay to be lifted in which case the Canadian Debtor could be petitioned into bankruptcy under the Bankruptcy and Insolvency Act (Canada) and liquidated on an involuntary basis.

A long period of operating under Chapter 11 may harm our business.

A long period of operating under Chapter 11 could adversely affect the Company’s business and operations. So long as the Chapter 11 cases continue, the Company’s senior management will be required to spend a significant amount of time and effort dealing with the Bankruptcy reorganization instead of focusing exclusively on business operations. A prolonged period of operating under Chapter 11 will also make it more difficult to attract and retain management and other key personnel necessary to the success

53

and growth of the Company’s business. In addition, the longer the Chapter 11 cases continue, the more likely it is that the Company’s customers and suppliers will lose confidence in the Company’s ability to successfully reorganize the Company’s businesses and seek to establish alternative commercial relationships. Furthermore, so long as the Chapter 11 cases continue, the Company will be required to incur substantial costs for professional fees and other expenses associated with the proceedings. A prolonged continuation of the Chapter 11 cases may also require the Company to seek additional financing. If the Company requires additional financing during the Chapter 11 cases and it is unable to obtain the financing on favorable terms or at all, the Company’s chances of successfully reorganizing its businesses may be seriously jeopardized.

Our DIP Credit Agreement will impose significant operating and financial restrictions on us, compliance or non-compliance with which could have a material adverse effect on our liquidity and operations.

Restrictions imposed by the terms of the Company’s DIP Credit Agreement could adversely affect the Company by limiting its ability to plan for or react to market conditions or to meet its capital needs and could result in an event of default under the DIP Credit Agreement. These restrictions might limit our ability, subject to certain exceptions, to, among other things:

•	incur additional indebtedness and issue stock;

•	make prepayments on or purchase indebtedness in whole or in part;

•	pay dividends and other distributions with respect to our capital stock or repurchase our capital stock or make other restricted payments;

•	make investments;

•	enter into transactions with affiliates on other than arm’s-length terms;

•	create or incur liens to secure debt;

•	consolidate or merge with another entity, or allow one of our subsidiaries to do so;

•	lease, transfer or sell assets and use proceeds of permitted asset leases, transfers or sales;

•	incur dividend or other payment restrictions affecting subsidiaries;

•	make capital expenditures beyond specified limits;

•	engage in specified business activities; and

•	acquire facilities or other businesses.

These limitations could have a material adverse effect on our liquidity and operations. If we fail to comply with the restrictions under the DIP Credit Agreement and are unable to obtain a waiver or amendment or a default exists and is continuing under the DIP Credit Agreement, the lenders could declare outstanding borrowings and other obligations under the DIP Credit Agreement immediately due and payable. The Company’s ability to comply with these restrictions may be affected by events beyond the Company’s control, and any material deviations from the Company’s forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing or to reduce expenditures. There can be no assurances that such waivers, amendments or alternative financing could be obtained, or if obtained, would be on acceptable terms to the Company. If the Company is unable to comply with the terms of the DIP Credit Agreement, or if the Company fails to generate sufficient cash flow from operations, or, if it became necessary, to obtain such waivers, amendments or alternative financing, it could adversely impact the timing of, and the Company’s ultimate ability to successfully implement, a chapter 11 plan of reorganization.

54

Item 6.	Exhibits

The exhibits listed on the “Index to Exhibits” of this report are incorporated by reference herein.

55

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

November 13, 2009	/S/ JAMES S. MCELYA
Date	James S. McElya Chairman, Chief Executive Officer and Director (Principal Executive Officer)

November 13, 2009	/S/ ALLEN J. CAMPBELL
Date	Allen J. Campbell Chief Financial Officer (Principal Financial Officer)

November 13, 2009	/S/ HELEN T. YANTZ
Date	Helen T. Yantz Controller (Principal Accounting Officer)

56

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1*	Debtor-In-Possession Credit Agreement, dated as of August 5, 2009, among Cooper-Standard Holdings Inc., a Delaware corporation, Cooper-Standard Automotive Inc., an Ohio corporation, Cooper-Standard Automotive Canada Limited, a corporation organized under the laws of Ontario, various Lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.

10.2*	First Amendment to Debtor-in-Possession Credit Agreement, dated as of August 31, 2009, among Cooper-Standard Holdings Inc., a Delaware corporation, Cooper-Standard Automotive Inc., an Ohio corporation, Cooper-Standard Automotive Canada Limited, a corporation organized under the laws of Ontario, various Lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.

10.3*	Second Amendment to Debtor-in-Possession Credit Agreement and Limited Waiver, dated as of September 11, 2009, among Cooper-Standard Holdings Inc., a Delaware corporation, Cooper-Standard Automotive Inc., an Ohio corporation, Cooper-Standard Automotive Canada Limited, a corporation organized under the laws of Ontario, Cooper-Standard Automotive Brasil Sealing LTDA and Cooper-Standard Automotive Brasil Fluid Systems LTDA, each organized under the laws of Brazil, various Lenders party thereto and Deutsche Bank trust Company Americas, as Administrative Agent.

31.1*	Certification of James S. McElya, Chief Executive Officer, pursuant to Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of Allen J. Campbell, Chief Financial Officer, pursuant to Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1*	Certification of James S. McElya, Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2*	Certification of Allen J. Campbell, Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*	Filed herewith

57

Exhibit 10.1

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

among

COOPER-STANDARD HOLDINGS INC.,

COOPER-STANDARD AUTOMOTIVE INC.,

COOPER-STANDARD AUTOMOTIVE CANADA LIMITED,

VARIOUS LENDING INSTITUTIONS,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent

and

Collateral Agent,

BANC OF AMERICA SECURITIES LLC,

GENERAL ELECTRIC CAPITAL CORPORATION

and

UBS SECURITIES LLC,

as Co-Syndication Agents,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Documentation Agent

Dated as of August 5, 2009

DEUTSCHE BANK SECURITIES INC.,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Joint Lead Arrangers and Book Runners

BANC OF AMERICA SECURITIES LLC

and

UBS SECURITIES LLC

as Co-Arrangers

i

6.08 [Intentionally Omitted]	65
6.09 [Intentionally Omitted]	65
6.10 [Intentionally Omitted]	65
6.11 Outstanding Indebtedness and Preferred Stock	65
6.12 Consent Letter	65
6.13 Subsidiaries Guaranties; Intercompany Subordination Agreement	65
6.14 Pledge Agreements	66
6.15 Security Agreements	67
6.16 Mortgages; Title Insurance; etc.	70
6.17 Shareholders’ Agreements; Management Agreements; Collective Bargaining Agreements; Financial Advisors Engagement Agreements, Existing Indebtedness Agreements; and Tax Allocation Agreements	70
6.18 Insurance Certificates	71
6.19 Payment of Fees	71
6.20 Patriot Act	71
6.21 Interim Order/Bankruptcy Matters	72
6.22 Financial Statements, 13-Week Budgets and Reports	73
6.23 Amendment of the Prepetition Facility and Prepetition Security Documents	73
6.24 Lien Searches	73
6.25 Final Order	73
6.26 Other Conditions	74

SECTION 7. Conditions Precedent to All Credit Events	45

7.01 No Default; Representations and Warranties	75
7.02 Notice of Borrowing; etc.	75
7.03 Incremental Term Loans	75
7.04 [Intentionally Omitted]	75
7.05 [Intentionally Omitted]	75
7.06 Commitments	75
7.07 Interim Order, Initial Order and Final Order	75
7.08 Payment	75

SECTION 8. Representations and Warranties	76

8.01 Company Status	76
8.02 Authorization; Enforceability	76
8.03 Governmental Approvals; No Conflicts	76
8.04 Financial Condition; No Material Adverse Change	77
8.05 Properties	77
8.06 Litigation and Environmental Matters	78
8.07 Compliance with Laws and Agreements	78
8.08 Investment Company Status	78
8.09 Taxes	78
8.10 ERISA; Canadian Welfare and Pension Plans	79
8.11 Disclosure	80
8.12 Subsidiaries and Joint Ventures	80
8.13 Insurance	80
8.14 Labor Matters	80
8.15 [Intentionally Omitted]	81

8.16 Senior Indebtedness; Designated Senior Indebtedness	81
8.17 Collateral Matters	81
8.18 Scheduled Existing Indebtedness	82
8.19 Cases	82
8.20 Orders	82
8.21 Material Contracts	82
8.22 Forward Looking Projections	82

SECTION 9. Affirmative Covenants	82

9.01 Financial Statements and Other Information	82
9.02 Notices of Material Events	83
9.03 Information Regarding Collateral	84
9.04 Existence; Conduct of Business	85
9.05 Payment of Taxes	85
9.06 Maintenance of Properties	85
9.07 Insurance	85
9.08 Casualty and Condemnation	86
9.09 Books and Records; Inspection and Audit Rights	86
9.10 Compliance with Laws	87
9.11 Use of Proceeds	87
9.12 Additional Subsidiaries	87
9.13 Further Assurances	87
9.14 End of Fiscal Years; Fiscal Quarters	88
9.15 [Intentionally Omitted]	89
9.16 [Intentionally Omitted]	89
9.17 Financial Statements and Additional Bankruptcy-related Reporting	89
9.18 Financial Advisors	90
9.19 Ratings	90
9.20 Environmental Assessment	90
9.21 Post-Closing Actions	91
9.22 Lender Conference Calls	91

SECTION 10. Negative Covenants	91

10.01 Indebtedness; Certain Equity Securities	91
10.02 Liens	94
10.03 Fundamental Changes	96
10.04 Investments, Loans, Advances, Guarantees and Acquisitions	97
10.05 Asset Sales	100
10.06 Sale and Leaseback Transactions	102
10.07 Post Petition Swap Agreements	102
10.08 Restricted Payments; Certain Payments of Indebtedness	103
10.09 Transactions with Affiliates	104
10.10 Restrictive Agreements	104
10.11 Amendment of Material Documents	105
10.12 New Subsidiaries	105
10.13 13-Week Budget	105
10.14 Maximum Capital Expenditures	105
10.15 Limitation on Issuance of Equity Interests	106

10.16 Minimum EBITDA	106
10.17 Minimum Liquidity	106
10.18 Chapter 11 Claims	106
10.19 No Right of Subrogation	107
10.20 Modification of Engagement Letters	107
10.21 Hazardous Materials	107

SECTION 11. Events of Default and Remedies	107

SECTION 12. The Agents	113

12.01 Appointment	113
12.02 Nature of Duties	113
12.03 Certain Rights of the Agents	114
12.04 Reliance by Agents	114
12.05 Notice of Default, etc.	114
12.06 Nonreliance on Agents and Other Lenders	115
12.07 Indemnification	115
12.08 Agents in their Individual Capacities	116
12.09 Holders	116
12.10 Resignation of the Agents	116
12.11 Collateral Matters	117
12.12 Delivery of Information	118
12.13 Special Appointment of Collateral Agent (German Security Documents)	118
12.14 Special Appointment of Collateral Agent (French Security Documents)	119
12.15 Special Appointment of Collateral Agent (Dutch Security Documents)	120

SECTION 13. Miscellaneous	121

13.01 Payment of Expenses, etc.	121
13.02 Right of Setoff	124
13.03 Notices	125
13.04 Benefit of Agreement	125
13.05 No Waiver; Remedies Cumulative	127
13.06 Payments Pro Rata	127
13.07 Calculations; Computations	128
13.08 Governing Law; Submission to Jurisdiction; Venue	129
13.09 Counterparts	131
13.10 Effectiveness	131
13.11 Headings Descriptive	131
13.12 Amendment or Waiver; etc.	131
13.13 Survival	133
13.14 Domicile of Loans and Commitments	133
13.15 Confidentiality	133
13.16 Waiver of Jury Trial	134
13.17 Register	134
13.18 English Language	135
13.19 Special Provisions Regarding Pledges of Equity Interests in Persons Not Organized in Qualified Jurisdictions	135
13.20 Powers of Attorney; etc.	136

13.21 Waiver of Sovereign Immunity	136
13.22 Determinations of Satisfaction by the Lenders	136
13.23 Judgment Currency	136
13.24 Limitation on Additional Amounts, etc.	137
13.25 USA PATRIOT Act	137
13.26 Abstract Acknowledgment of Indebtedness and Joint Creditorship; Release of German Pledge Agreement	137

SECTION 14. Holdings Guaranty	140

14.01 The Guaranty	140

14.02 Bankruptcy	140
14.03 Nature of Liability	140
14.04 Independent Obligation	141
14.05 Authorization	141
14.06 Reliance	142
14.07 Subordination	142
14.08 Waiver	142
14.09 Payments	144
14.10 Maximum Liability	144

SECTION 15. U.S. Borrower’s Guaranty	145

15.01 The U.S. Borrower’s Guaranty	145
15.02 Bankruptcy	145
15.03 Nature of Liability	145
15.04 Independent Obligation	146
15.05 Authorization	146
15.06 Reliance	147
15.07 Subordination	147
15.08 Waiver	147
15.09 Payments	149
15.10 Maximum Liability	149

v

SCHEDULE 1	List of Lenders and Commitments
SCHEDULE 1-A	List of Permitted Joint Ventures
SCHEDULE 2.12(a)	Lender Addresses
SCHEDULE 6.05	Existing Material Adverse Effects
SCHEDULE 6.06	Litigation
SCHEDULE 6.14	Certificate Collateral
SCHEDULE 6.14(h)	Local Law Pledge Agreements
SCHEDULE 8.03	Conflicts with Material Agreements
SCHEDULE 8.05(c)	Real Properties
SCHEDULE 8.12	Subsidiaries
SCHEDULE 8.13	Insurance
SCHEDULE 8.18	Scheduled Existing Indebtedness
SCHEDULE 9.21	Post-Closing Matters
SCHEDULE 10.02(a)	Existing Liens
SCHEDULE 10.04(c)	Existing Investments
SCHEDULE 10.05(b)	Sales, Transfers and Other Dispositions of Assets
SCHEDULE 10.09	Existing Transactions with Affiliates
SCHEDULE 10.10	Existing Restrictions

EXHIBIT A-1	-	Form of Notice of Borrowing
EXHIBIT A-2	-	Form of Notice of Conversion/Continuation
EXHIBIT B-1	-	Form of Tranche A Term Note
EXHIBIT B-2	-	Form of Tranche B Term Note
EXHIBIT B-3	-	Form of Tranche C Term Note
EXHIBIT B-4	-	Form of Incremental Term Note
EXHIBIT C	-	[Intentionally Omitted]
EXHIBIT D	-	Form of Section 5.04(b)(ii) Certificate
EXHIBIT E-1	-	[Intentionally Omitted]
EXHIBIT E-2	-	[Intentionally Omitted]
EXHIBIT F	-	Form of Officers’ Certificate
EXHIBIT G-1	-	[Intentionally Omitted]
EXHIBIT G-2	-	[Intentionally Omitted]
EXHIBIT H-1	-	[Intentionally Omitted]
EXHIBIT H-2	-	[Intentionally Omitted]
EXHIBIT H-3	-	[Intentionally Omitted]
EXHIBIT H-4	-	[Intentionally Omitted]
EXHIBIT H-5	-	[Intentionally Omitted]
EXHIBIT I-1	-	[Intentionally Omitted]
EXHIBIT I-2	-	[Intentionally Omitted]
EXHIBIT I-3	-	[Intentionally Omitted]
EXHIBIT I-4	-	[Intentionally Omitted]
EXHIBIT I-5	-	[Intentionally Omitted]
EXHIBIT J	-	[Intentionally Omitted]
EXHIBIT K	-	Form of Assignment and Assumption Agreement
EXHIBIT L	-	Form of Intercompany Note
EXHIBIT M	-	Form of Consent Letter
EXHIBIT N	-	[Intentionally Omitted]
EXHIBIT O	-	Form of Incremental Term Loan Commitment Agreement
EXHIBIT P	-	[Intentionally Omitted]
EXHIBIT Q	-	Form of Additional Foreign Borrower Designation Agreement

DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of August 5, 2009, among COOPER-STANDARD HOLDINGS INC., a Delaware corporation (“Holdings”), COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “U.S. Borrower”), COOPER-STANDARD AUTOMOTIVE CANADA LIMITED, a corporation organized under the laws of Ontario (the “Canadian Borrower” or the “Canadian Debtor”), an additional borrower that is a Foreign Subsidiary of the U.S. Borrower if it and the Administrative Agent as directed by the Required Lenders execute and deliver an Additional Foreign Borrower Designation Agreement designating such Foreign Subsidiary as the Additional Foreign Borrower hereunder, the Lenders from time to time party hereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent (in such capacity, the “Collateral Agent”), BANC OF AMERICA SECURITIES LLC, GENERAL ELECTRIC CAPITAL CORPORATION and UBS SECURITIES LLC, as co-syndication agents (in such capacity, each a “Co-Syndication Agent” and, collectively, the “Co-Syndication Agents”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as documentation agent (in such capacity, the “Documentation Agent”), DEUTSCHE BANK SECURITIES INC. and GENERAL ELECTRIC CAPITAL CORPORATION, as joint lead arrangers and book runners (in such capacity, each a “Joint Lead Arranger” and, collectively, the “Joint Lead Arrangers”) and BANC OF AMERICA SECURITIES LLC and UBS SECURITIES LLC, as co-arranger (in such capacity, each a “Co-Arranger” and, collectively, the “Co-Arrangers”).

PRELIMINARY STATEMENTS:

On August 3, 2009 (the “Petition Date”), Holdings, the U.S. Borrower, U.S. Finco and each U.S. Subsidiary of the U.S. Borrower (collectively, the “U.S. Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) initiating their respective cases under Chapter 11 of the Bankruptcy Code (the cases of Holdings, the U.S. Borrower and the U.S. Subsidiaries of the U.S. Borrower, each a “U.S. Case” and collectively, the “U.S. Cases”) and continue in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code. On August 4, 2009, the Canadian Borrower commenced proceedings (the “Canadian Case”; together with the U.S. Cases, the “Cases”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) pursuant to Canada’s Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the “CCAA”).

The Borrowers (as defined below) have requested that the Lenders provide them with (i) a delayed draw term loan facility in an aggregate principal amount not to exceed U.S.$175,000,000 (the “Initial Facility”) and (ii) the ability to incur a single draw incremental term loan facility, which is uncommitted on the date hereof, in an aggregate principal amount not to exceed U.S.$25,000,000 (the “Incremental Facility”; together with the Initial Facility, the “DIP Facility”). The Lenders are willing to make loans to the Borrowers on the terms and subject to the conditions set forth herein.

On or about the Petition Date: (1) the Bankruptcy Court will enter the Interim Order (as defined below) approving on an interim basis the DIP Facility (and the Bankruptcy Court subsequently shall enter the Final Order), and providing inter alia, that (i) in the U.S. Cases the obligations under the DIP Facility shall constitute allowed senior administrative expense claims against the U.S. Debtors with priority over any and all administrative expenses, adequate protection claims, dimunition claims and all other claims against the U.S. Debtors, now existing or hereafter arising, of any kind whatsoever, and (ii) the obligations of the U.S. Debtors under the DIP Facility shall be secured by fully perfected security interests in and Liens upon all pre-and post-petition assets of the U.S. Debtors and certain other non-Debtor Subsidiaries of Holdings, whether existing on the Interim Order Entry Date or thereafter acquired, including any cash and any investments of such cash, inventory, accounts receivable, other rights to payment whether arising before or after the Interim Order Entry Date, contracts, properties, plants, equipment, general intangibles, documents, instruments, interest in leaseholds, real properties, patents, copyrights, trademarks, trade names, other intellectual property, equity interests, and the proceeds of all of the foregoing and, in the U.S. Cases, subject only to and effective upon entry of the Final Order (and the limitations set forth therein), the Avoidance Actions and (2) the Canadian Court will grant the Initial Order (as defined below), approving the DIP Facility to the Canadian Borrower and providing, inter alia, that the obligations of the Canadian Debtor shall be secured by a first-ranking court ordered DIP Lenders’ Charge over all the property, assets and undertaking of the Canadian Debtor ranking subordinate only to the Administration Charge (as defined below). The respective priorities of the DIP Facility and other parties claiming Liens on all or any part of the Collateral shall be as set forth in the Interim Order and the Initial Order.

All of the claims and the Liens granted in the Orders and in the Security Documents to the Collateral Agent and the Lenders in respect of the DIP Facility shall be subject only to the Carve-Out (in the case of the claims against and Liens on Collateral of the U.S. Debtors) and the Administration Charge (in the case of the claims against and Liens on Collateral of the Canadian Debtor).

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

“13-Week Budget” shall have the meaning provided in Section 9.17(c).

“A&M” shall have the meaning provided in Section 9.18(b).

“A&M Engagement Letter” shall have the meaning provided in Section 6.17.

“Additional Collateral” shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Sections 9.12 and 9.13.

“Additional Foreign Borrower” shall mean the Foreign Subsidiary of Holdings designated as a Borrower in the Additional Foreign Borrower Designation Agreement.

“Additional Foreign Borrower Credit Parties” shall mean the Additional Foreign Borrower and the Subsidiary Guarantors designated as such in the Additional Foreign Borrower Designation Agreement.

“Additional Foreign Borrower Designation Agreement” shall mean the Additional Foreign Borrower Designation Agreement executed by the U.S. Borrower, the Additional Foreign Borrower and the Administrative Agent at the direction of the Required Lenders substantially in the form of Exhibit Q (appropriately completed), designating (a) the Additional Foreign Borrower, (b) the amount of the Total Tranche C Term Loan Commitment, which shall not be greater than U.S.$50,000,000, and the portion thereof, if any, that shall reduce the Total Tranche A Term Loan Commitment pursuant to Section 4.03(c) and the portion thereof, if any, that shall reduce the Total Tranche B Term Loan Commitment pursuant to Section 4.03(c) (it being understood that the amount of the Total Tranche C Term Loan Commitment shall reduce the aggregate of the Total Tranche A Term Loan Commitment and the Total Tranche B Term Loan Commitment on a dollar-for-dollar basis and the Total Tranche A Term Loan Commitment shall not be so reduced to an amount less than U.S.$100,000,000), (c) the amount of each Lender’s Tranche C Term Loan Commitment (which amount shall equal such Lender’s pro rata portion (determined as the percentage that the aggregate of such Lender’s Tranche A Term Loan Commitment and Tranche B Term Loan Commitment bears to the aggregate Total Tranche A Term Loan Commitment and Total Tranche B Term Loan Commitment immediately prior to the effectiveness of such Additional Foreign Borrower Designation Agreement) of the Total Tranche C Term Loan Commitment), (d) the collateral that will secure the Obligations of the Additional Foreign Borrower and the related Security Documents that will grant a Lien on such collateral and (e) the Foreign Subsidiaries of Holdings that will guarantee and secure the Obligations of the Additional Foreign Borrower and thereby become Additional Foreign Borrower Credit Parties and Subsidiary Guarantors and containing such other provisions, including without limitation implementing amendments to this Agreement and the other Credit Documents as may be contained therein; provided that no such Foreign Subsidiary shall be required to make such a guarantee if doing so would (1) violate applicable law (including corporate benefit, financial assistance, fraudulent preference, thin capitalization rules, and similar laws or regulations), result in a breach or default under an existing contract identified on a schedule attached to the Additional Foreign Borrower Designation Agreement or would reasonably be expected to result in a material incremental tax liability or personal liability of any director or officer of such Foreign Subsidiary or (2) result in costs (administrative or otherwise) that in the determination of the Administrative Agent are materially disproportionate to the benefit obtained thereby, all of which including (a) through (e) above and the foregoing provisos shall be satisfactory in form and substance to the Required Lenders in their sole discretion. For the avoidance of doubt, if the Additional Foreign Borrower is organized under the laws of Germany, the Subsidiaries of such Additional Foreign Borrower that will be required to guarantee and secure the Obligations of the Additional Foreign Borrower shall only be Subsidiaries organized under the laws of Germany.

“Additional Foreign Borrower Incremental Term Loans” shall mean Incremental Term Loans incurred by the Foreign Borrower.

“Additional Security Documents” shall have the meaning provided in Section 9.13.

“Administration Charge” shall mean a charge granted over all of the assets, property and undertaking of the Canadian Borrower by the Canadian Court pursuant to the Initial Order in an aggregate amount not in excess of Cdn.$450,000 ranking in priority over all other encumbrances and other charges granted by the Canadian Court.

“Administrative Agent” shall mean Deutsche Bank Trust Company Americas and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Neither any Agent nor any Lender shall be deemed to be an Affiliate of Holdings or any of its Subsidiaries solely by virtue of being a party to this Agreement.

“Agent” shall mean the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Joint Lead Arrangers, the Co-Arrangers and the Documentation Agent and shall include any successor to any such Person appointed pursuant to Section 12.10.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

“Applicable Increased Term Loan Rate” shall mean, at any time, with respect to any newly-created Tranche of Incremental Term Loans, the rate per annum (expressed as a percentage) determined by the Administrative Agent (and notified to the Lenders) as the rate per annum required to equalize the interest rates applicable to each then existing Tranche of Term Loans and such Tranche of Incremental Term Loans. Each determination of the “Applicable Increased Term Loan Rate” shall be made by the Administrative Agent taking into account the relevant factors outlined in subclause (II) of the proviso to clause (vi) of Section 2.15(a) and shall be conclusive and binding on all Lenders absent manifest error.

“Applicable Margin” shall mean initially a percentage per annum equal to (i) in the case of Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans maintained as (A) Base Rate Loans, 8.50% and (B) Eurodollar Loans, 9.50% (or, on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans bearing interest at the Applicable Increased Term Loan Rate, the Applicable Increased Term Loan Rate for such Tranche of Incremental Term Loans); and (ii) in the case of any Type of Incremental Term Loan of a given Tranche, that percentage per annum set forth in, or calculated in accordance with, Section 2.15 and the relevant Incremental Term Loan Commitment Agreement (or in the case of Incremental Term Loans of a given Tranche, on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans bearing interest at the Applicable Increased Term Loan Rate, the Applicable Increased Term Loan Rate for such Tranche of Incremental Term Loans).

“Asset Sale” shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person (other than the U.S. Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower to the extent that the aggregate fair market values of the assets subject to such sales, transfers or other dispositions not in the ordinary course of business do not exceed the limitations set forth in Section 10.04(e) (determined for this purpose as though the fair market value of an asset sold from one Person to another were an intercompany loan made by such Person to such other Person)) of any asset or property (including, without limitation, any capital stock or other securities of, or other Equity Interests in, another Person) of Holdings or such Subsidiary other than the dispositions described in clauses (a) through (g) inclusive, clause (j) and clause (l) of Section 10.05).

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the board of directors of the relevant Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent; (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, principal accounting officer, any treasurer, any controller or (except in the case of financial matters) the general counsel of Holdings or the U.S. Borrower; and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings or the U.S. Borrower.

“Auto Supplier Support Program” shall mean the Auto Supplier Support Program established by the United States Department of the Treasury pursuant to the authority granted to it by and under the Emergency Economic Stabilization Act of 2008 (Pub. L. 110-343, enacted October 1, 2008), as in effect on the Effective Date and including any modifications thereto, so long as such modifications are not adverse to the interests of the U.S. Borrower, any of its Subsidiaries or the Lenders in any material respect.

“Auto Supplier Support Program Credit Agreement” shall mean each of (i) the Credit Agreement, dated as of April 3, 2009, by and between GM Supplier Receivables, LLC, a Delaware limited liability company, and the United States Department of the Treasury, (ii) the Credit Agreement, dated as of April 7, 2009, by and between Chrysler Receivables SPV LLC, a Delaware limited liability company, and the United States Department of the Treasury and (iii) any other credit agreement or other agreement pursuant to which the United States Department of the Treasury (or other United States governmental agency designated by it pursuant to the Auto Supplier Support Program) shall provide extensions of credit to a Program SPV pursuant to the Auto Supplier Support Program substantially in the form of the Credit Agreement described in preceding clauses (i) and (ii), in each case as in effect on the Effective Date (or, in the case of an agreement referred to in clause (iii), the date of execution and delivery thereof) and including any amendment, modification or waiver of the terms thereof, so long as the same is not adverse to the interests of the U.S. Borrower, any of its Subsidiaries or the Lenders in any material respect.

“Auto Supplier Support Transactions” shall mean each Permitted Credit Protection Transaction and each Permitted Quick Pay Sale.

“Avoidance Actions” shall mean the Debtors’ claims and causes of action under Sections 502(d), 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code and any other avoidance actions under the Bankruptcy Code and the proceeds thereof and property received thereby whether by judgment, settlement, or otherwise.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Bankruptcy Court” shall have the meaning provided in the Preliminary Statements.

“Base Rate” at any time shall mean the highest of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Rate at such time, (ii) the Prime Lending Rate at such time and (iii) 4.00% per annum.

“Base Rate Loan” shall mean each Loan which is designated or deemed designated as a Base Rate Loan by the respective Borrower at the time of the incurrence thereof or conversion thereto.

“Borrowing” shall mean the borrowing of one Type of Loan pursuant to a single Tranche by the Borrower under such Tranche from all the Lenders having Commitments with respect to such Tranche on a given date (or resulting from a continuation or conversion on such date), having in the case of Eurodollar Loans the same Interest Period; provided (x) that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of Eurodollar Loans and (y) any Incremental Term Loans incurred pursuant to Section 2.01(d) shall be considered part of the related Borrowing of the then outstanding Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to, and in accordance with the requirements of, Section 2.15(c).

“Borrowers” shall mean the U.S. Borrower, the Canadian Borrower and the Additional Foreign Borrower.

“Brazilian Collateral Agent” shall mean the “collateral agent” as set forth in the Brazilian Security Agreements.

“Brazilian Credit Party” shall mean each Brazilian Subsidiary.

“Brazilian Pledge Agreement” shall have the meaning provided in Section 6.14(c).

“Brazilian Security Agreement” shall have the meaning provided in Section 6.15(c).

“Brazilian Subsidiary” shall mean each Subsidiary of Holdings incorporated or organized in the Federative Republic of Brazil or any province or territory thereof.

“Business Day” shall mean (i) any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London or New York City.

“Canadian Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Canadian Borrower Incremental Term Loans” shall mean Incremental Term Loans incurred by the Canadian Borrower.

“Canadian Case” shall have the meaning provided in the Preliminary Statements.

“Canadian Court” shall have the meaning provided in the Preliminary Statements.

“Canadian Credit Party” shall mean the Canadian Borrower and each Canadian Subsidiary Guarantor.

“Canadian Debtor” shall have the meaning provided in the first paragraph of this Agreement.

“Canadian Dollar Equivalent” shall mean, at any time for the determination thereof, the amount of Canadian Dollars which could be purchased with the amount of U.S. Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 13.23, on the date of determination).

“Canadian Dollars” and “Cdn.$” shall mean freely transferable lawful money of Canada.

“Canadian Pension Plan” shall mean any “registered pension plan” that is subject to the funding requirements of the Pension Benefits Act (Ontario) or applicable pension benefits legislation in any other Canadian jurisdiction and is applicable to employees of any Subsidiary of Holdings resident in Canada or any province or territory thereof.

“Canadian Pledge Agreement” shall have the meaning provided in Section 6.14(b).

“Canadian Security Agreement” shall have the meaning provided in Section 6.15(b).

“Canadian Subsidiaries Guaranty” shall have the meaning provided in Section 6.13(b).

“Canadian Subsidiary” shall mean (i) each Subsidiary of Holdings incorporated or organized in Canada or any province or territory thereof and (ii) U.S. Finco.

“Canadian Subsidiary Guarantor” shall mean (i) each Wholly-Owned Subsidiary of Holdings that is a Canadian Subsidiary as of the Initial Borrowing Date (other than the Canadian Borrower) and (ii) each other Wholly-Owned Subsidiary of Holdings that is a Canadian Subsidiary and is created, established or acquired after the Initial Borrowing Date which executes and delivers a Canadian Subsidiaries Guaranty, unless and until such time as the respective Canadian Subsidiary is released from all of its obligations under its Canadian Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Canadian Welfare Plan” shall mean any medical, health, hospitalization, insurance, retirement or other employee benefit or welfare plan or arrangement (but excluding any Canadian Pension Plan) applicable to employees of a Subsidiary of the U.S. Borrower resident in Canada or any province or territory thereof.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the U.S. Borrower and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the U.S. Borrower for such period prepared in accordance with U.S. GAAP and (b) Capital Lease Obligations incurred by the U.S. Borrower and its Subsidiaries during such period, provided that Capital Expenditures shall not include (i) the purchase price of equipment to the extent the consideration therefor consists of used or surplus equipment traded in at the time of such purchase, (ii) interest capitalized during such period, (iii) expenditures that are accounted for as capital expenditures of the U.S. Borrower and its Subsidiaries and that actually are paid for by a third party (excluding Holdings or any Subsidiary thereof) and for which neither

Holdings nor any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period) and (iv) the book value of any asset owned by the U.S. Borrower or any of its Subsidiaries prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of the U.S. Borrower or such Subsidiary reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (A) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (B) such book value shall have been included in Capital Expenditures when such asset was originally acquired if such asset was originally acquired on or after January 1, 2009.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under U.S. GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with U.S. GAAP.

“Carve-Out” shall have the meaning provided in the Orders.

“Cases” shall have the meaning provided in the Preliminary Statements.

“CCAA” shall have the meaning provided in the Preliminary Statements.

“CCAA Plan” shall have the meaning provided in Section 11(x).

“Change in Control” means occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings, (ii) appointed by directors so nominated or (iii) nominated or appointed by the Permitted Holders (other than in connection with a transaction which results in Permitted Holders ceasing to own Equity Interests in Holdings).

“Co-Arranger” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to a Co-Arranger appointed pursuant to Section 12.10.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to the Orders or any Security Document (including any Additional Security Document), including, without limitation, all Pledge Agreement Collateral, all Mortgaged Properties and all cash and Permitted Investments delivered as collateral pursuant to Sections 5.02 or 11 or any Credit Document and all Additional Collateral, if any.

“Collateral Agent” shall mean DBTCA, acting as collateral agent for the Secured Creditors.

“Collective Bargaining Agreements” shall have the meaning provided in Section 6.17.

“Commitment” shall mean any of the commitments of any Lender, i.e., whether a Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment or Incremental Term Loan Commitment.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (in the case of charges, losses and expenses) or minus (in the case of income and gains), without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (i) consolidated interest expense of the U.S. Borrower and its Subsidiaries for such period (including, to the extent not otherwise included in consolidated interest expense for such period, commissions, discounts, yield and other fees and charges incurred during such period in connection with Permitted Securitizations and Auto Supplier Support Transactions that are payable to any person other than a U.S. Credit Party, and any other amounts for such period comparable to or in the nature of interest under any Permitted Securitization and any Auto Supplier Support Transaction, including losses on the sale of assets relating to any receivables securitization transaction accounted for as a “true sale”), (ii) consolidated income tax expense of the U.S. Borrower and its Subsidiaries for such period (including any income tax expense of Holdings for such period to the extent the U.S. Borrower has made payment to or for the account of Holdings in respect thereof), (iii) all amounts attributable to depreciation and amortization expense of the U.S. Borrower and its Subsidiaries for such period and (iv) any non-cash charges, losses or expenses of the U.S. Borrower and its Subsidiaries for such period (including any unrealized foreign exchange losses, but excluding any non-cash charge, loss or expense in respect of an item that was included in Consolidated Net Income in a prior period) and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory or assets, (v) any expenses incurred in such period by the U.S. Borrower or any of its Subsidiaries related to the early termination of any Swap Agreements as a result of any Default or Event of Default under any Indebtedness existing prior to the Effective Date (including, without limitation, as a result of the Cases) to the extent not paid in cash, (vi) any cash Restructuring Charges in an amount not to exceed U.S.$15,000,000 for the period from the Effective Date through December 31, 2009 and U.S.$15,000,000 for each subsequent Fiscal Year, (vii) any professional fees and other costs and expenses incurred in such period connection with the Cases, (viii) any non-cash income or non-cash gains (including any unrealized foreign exchange gains) and (ix) any realized foreign exchange gains or losses related to conversion of Loans made hereunder into local currencies.

“Consolidated Liquidity” shall mean, on any date, (a) the fair market value on such date of unrestricted cash and cash equivalents held in securities accounts of the U.S. Borrower and its Subsidiaries, (b) the amount of unrestricted available funds held on such date in bank deposit accounts of the U.S. Borrower and its Subsidiaries and (c) the proportionate amount of cash owned by any Existing Joint Venture (determined on the basis of the proportionate ownership interest of the U.S. Borrower and its Subsidiaries in such Existing Joint Venture), to the extent that such amount is immediately and unconditionally available to the U.S. Borrower and its Subsidiaries on such date, in each case subject to no Liens other than (i) Liens in favor of the Secured Creditors pursuant to the Security Documents, (ii) Liens in favor of the Secured Creditors (as such term is defined in the Prepetition Facility) pursuant to the Prepetition Security Documents and (iii) Liens permitted by Section 10.02(a)(xvii).

“Consolidated Net Income” shall mean, for any period, the net income or loss of the U.S. Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with U.S. GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Holdings during such period as though such charge, tax or expense had been incurred by the U.S. Borrower, to the extent that the U.S. Borrower has made or is permitted under the Credit Documents to make any payment to or for the account of Holdings in respect thereof), provided that (a) there shall be excluded from Consolidated Net Income (i) the income of any Subsidiary of the U.S. Borrower to the extent that the declaration or payment of dividends or other distributions by such Subsidiary of that income is not at the time permitted by a Requirement of Law (other than as a result of the Cases) or any agreement or instrument applicable to such Subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid to the U.S. Borrower or any of its Subsidiaries during such period (unless the income of the Subsidiary receiving such dividend or distribution would be excluded from Consolidated Net Income pursuant to this proviso) and (ii) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the U.S. Borrower or is merged into or consolidated with the U.S. Borrower or any of its Subsidiaries or the date that such Person’s assets are acquired by the U.S. Borrower or any of its Subsidiaries and (b) there shall be included in Consolidated Net Income the income of any Permitted Joint Venture to the extent of the amount of cash dividends or other cash distributions actually paid by such Permitted Joint Venture to the U.S. Borrower or any of its Subsidiaries during such period (unless the income of the Subsidiary receiving such dividend or distribution would be excluded from Consolidated Net Income pursuant to clause (a) above).

“Consummation Date” shall mean the first date on which both (i) a Plan of Reorganization or a plan of liquidation under Chapter 11 of the Bankruptcy Code that is confirmed pursuant to an order of the Bankruptcy Court and (ii) a CCAA Plan that is approved by the requisite creditors of the Canadian Borrower and the Canadian Court, in the case of any U.S. Debtor or the Canadian Debtor, as the case may be, shall have become effective in accordance with its terms.

“Control” means the possession, directly or indirectly, of the power to (i) direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise or (ii) vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of a Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to each of the Co-Syndication Agents appointed pursuant to Section 12.10.

“Credit Agreement Party” shall mean Holdings and each Borrower.

“Credit Documents” shall mean this Agreement, the Notes, each Subsidiaries Guaranty, the Intercompany Subordination Agreement, each Security Document, each Incremental Term Loan Commitment Agreement, the Additional Foreign Borrower Designation Agreement, any German Abstract Acknowledgment and any other guarantees or security documents executed and delivered for the benefit of the Lenders in accordance with the requirements of this Agreement and any other guaranties, pledge agreements or security documents executed and delivered in accordance with the requirements of Sections 9.12 and 9.13.

“Credit Event” shall mean the making of a Loan.

“Credit Party” shall mean each U.S. Credit Party, each Canadian Credit Party, each Mexican Credit Party, each Brazilian Credit Party, each Dutch Credit Party and, following the execution and delivery of an Additional Foreign Borrower Designation Agreement, each Additional Foreign Borrower Credit Party.

“DBSI” shall mean Deutsche Bank Securities Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“DBTCA” shall mean Deutsche Bank Trust Company Americas, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Debtors” shall mean, collectively, the U.S. Debtors and the Canadian Debtor.

“Debtor Relief Laws” shall mean the Bankruptcy Code (other than under the U.S. Case), the Companies’ Creditors Arrangement Act of Canada (other than under the Canadian Case), the Bankruptcy and Insolvency Act of Canada, the Dutch Bankruptcy Act (Faillissementswet), the German Insolvency Law, the Spanish Insolvency Code, the Mexican Bankruptcy Law (Ley de Concursos Mercantiles) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, compromise, faillissement (voorlopige), surseance van betaling, onderbewindstelling, ontbinding, concurso mercantil or similar debtor relief laws (including corporate laws) of the United States, Canada, The Netherlands, Germany, Spain, Brazil, the Czech Republic, Japan, the Republic of Korea, the United Kingdom, India, Poland, Mexico, Australia, Barbados, China, Belgium, Italy or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (including administration, administrative receivership, voluntary arrangement and schemes of arrangement).

“Default” shall mean any event, act or condition, which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“DIP Facility” shall have the meaning provided in the Preliminary Statements.

“DIP Lenders’ Charge” shall have the meaning provided in the Initial Order.

“Directors’ Charge” shall mean a directors’ and officers’ charge granted over the property, assets and undertaking of the Canadian Borrower by the Canadian Court pursuant to the Initial Order in an aggregate amount not in excess of the amount set forth in the Initial Order.

“Disclosure Statement” shall have the meaning provided in Section 11(x).

“Documentation Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Documentation Agent appointed pursuant to Section 12.10.

“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof or the District of Columbia (other than U.S. Finco).

“Dutch BV” shall mean Cooper-Standard Automotive Holdings BV, a company incorporated under the laws of The Netherlands.

“Dutch Credit Party” shall mean each Dutch Subsidiary.

“Dutch Security Agreements” shall have the meaning provided in Section 6.15(e).

“Dutch Subsidiary” shall mean each Subsidiary of Holdings incorporated or organized in The Netherlands or any province or territory thereof.

“Escrow Agreement” shall have the meaning provided in Section 2.01(e).

“Escrowed Amount” shall have the meaning provided in Section 2.01(e).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Effective Date” shall have the meaning provided in Section 13.10.

“Eligible Transferee” shall mean and include a commercial bank, a mutual fund, an insurance company, a financial institution, a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act), any fund that regularly invests in bank loans or any other “accredited investor” (as defined in Regulation D), but in any event excluding any individual and Holdings and its Subsidiaries and Affiliates. For the avoidance of doubt, neither Holdings, nor any of its Subsidiaries, nor any of their respective Affiliates (including any Permitted Holder that owns 5% or more of the Equity Interests of Holdings) shall be an Eligible Transferee.

“Environmental Laws” shall mean all applicable federal, provincial, state, local and foreign laws (including common law), treaties, regulations, rules, directives, orders, injunctions, decrees, notices or legally binding agreements, in each case issued, promulgated or entered into by any Governmental Authority relating to protection of the environment, natural resources, human health and safety (as relating to Hazardous Materials, the environment or occupational health and safety), or the presence of, Release of, or exposure to, Hazardous Materials.

“Environmental Liability” shall mean liabilities, obligations, damages, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and medical monitoring, investigation or remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or noncompliance with any Environmental Law, (b) the presence, generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the U.S. Borrower or Subsidiaries of the U.S. Borrower, is treated as a single employer under Section 414(b) or (c) of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than reportable events with respect to which the 30-day notice period has been waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by Holdings, the U.S. Borrower or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by Holdings, the U.S. Borrower or any of their respective ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by Holdings, the U.S. Borrower or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by Holdings, the U.S. Borrower or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Holdings, the U.S. Borrower or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar Loans” shall mean each Loan designated as such by the respective Borrower or Borrowers at the time of the incurrence thereof.

“Eurodollar Rate” shall mean, for any Interest Period, the higher of (a) (i) the rate (rounded upwards to the nearest 1/16 of 1%) appearing on the page identified as ‘Reuters Libor 01’ of the Reuters Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interests rates applicable to U.S. dollar deposits in the London interbank market) for U.S. Dollar deposits of amounts in immediately available funds comparable to the principal amount of the applicable Eurodollar Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply, as of approximately 10:00 A.M. (New York time) on the Interest Determination Date divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) and (b) 3.0% per annum. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive and binding on the Borrowers absent manifest error.

“Event of Default” shall have the meaning provided in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Existing Indebtedness Agreements” shall have the meaning provided in Section 6.17.

“Existing Joint Ventures” means joint ventures in respect of which each Borrower or any of their respective Subsidiaries holds any Equity Interests on the Initial Borrowing Date, as set forth on Schedule 8.12.

“Exit Fee” shall have the meaning provided in Section 4.01(c).

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.01.

“FEMA” shall mean the Federal Emergency Management Agency.

“Final Order” shall have the meaning provided in Section 6.25.

“Final Borrowing Date” shall mean the date of the Borrowing of Term Loans under Section 2.01 on the Final Order Entry Date.

“Final Order Entry Date” shall mean the date on which the Final Order is entered by the Bankruptcy Court.

“Financial Advisors Engagement Agreements” shall have the meaning provided in Section 6.17.

“First Day Orders” means all orders entered by the Bankruptcy Court on the Petition Date or within five Business Days of the Petition Date or based on motions filed on the Petition Date or within five Business Days of the Petition Date, in form and substance satisfactory to the Required Lenders.

“Fiscal Quarter” shall mean, for any Fiscal Year, each of (i) the three month period commencing on January 1 of such Fiscal Year and ending on March 31 of such Fiscal Year, (ii) the three month period commencing on April 1 of such Fiscal Year and ending on June 30 of such Fiscal Year, (iii) the three month period commencing on July 1 of such Fiscal Year and ending on September 30 of such Fiscal Year and (iv) the three month period commencing on October 1 of such Fiscal Year and ending on December 31 of such Fiscal Year, as the case may be. For purposes of this Agreement, a reference to the 1st Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (i) above; a reference to the 2nd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (ii) above; a reference to the 3rd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iii) above; and a reference to the 4th Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iv) above.

“Fiscal Year” shall mean the fiscal year of the U.S. Borrower and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which the majority of such Fiscal Year falls.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, but excluding any Canadian Pension Plan.

“Foreign Pledge Agreements” shall mean and include the Canadian Pledge Agreement, the Brazilian Pledge Agreement, the German Pledge Agreements, the Mexican Amendment to the Equity Interest Pledge Agreement, the Mexican Floating Lien Pledge Agreement and the Local Law Pledge Agreements.

“Foreign Security Document” shall mean each Security Document other than a U.S. Security Document.

“Foreign Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“German Abstract Acknowledgement” means each of (i) that certain German law Abstract Acknowledgment of Indebtedness (Abstraktes Schuldanerkenntnis) delivered pursuant to Section 6.14(d) between the Canadian Borrower and the Collateral Agent, (ii) if applicable, that certain German law Abstract Acknowledgment of Indebtedness (Abstraktes Schuldanerkenntnis) dated on or about the date of Additional Foreign Borrower Designation Agreement between the Additional Foreign Borrower and the Collateral Agent and (iii) if applicable, any other German law Abstract Acknowledgment of Indebtedness (Abstraktes Schuldanerkenntnis) between any Subsidiary of Holdings organized under the laws of Germany and the Collateral Agent.

“German Pledge Agreements” shall have the meaning provided in Section 6.14(d).

“German Pledge Intercreditor Agreement” shall mean that certain German Pledge Intercreditor Agreement delivered pursuant to Section 6.14(d) between Holdings, the Borrowers, the Collateral Agent and the “Collateral Agent” (as defined in the Prepetition Facility).

“Global Subsidiaries Guarantor” shall mean each U.S. Subsidiary Guarantor, Mexican Subsidiary, Brazilian Subsidiary and Dutch Subsidiary which executes and delivers a Global Subsidiaries Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under its Global Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Global Subsidiaries Guaranty” shall have the meaning provided in Section 6.13(a) and shall include any counterpart thereof and any other substantially identical guaranty executed and delivered by any Domestic Subsidiary, Mexican Subsidiary, Brazilian Subsidiary and Dutch Subsidiary of the U.S. Borrower pursuant to Sections 9.12 or 9.13.

“Governmental Authority” shall mean the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to any synthetic lease financing), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee (without giving effect to any rights of indemnification, contribution or subrogation), unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guaranteed Creditors” shall mean and include each of the Agents, the Collateral Agent, the Lenders and each Person (other than any Credit Party or any of its Subsidiaries) party to any Post Petition Swap Agreement or Post Petition Cash Management Arrangement to the extent that such Person constitutes a Secured Creditor under any of the Security Documents.

“Guarantors” shall mean and include Holdings, the U.S. Borrower and each Subsidiary Guarantor.

“Guaranty” and “Guaranties” shall mean and include the Holdings Guaranty, the U.S. Borrower’s Guaranty and each Subsidiaries Guaranty.

“Hazardous Materials” shall mean (i) all petroleum products or byproducts and all other petroleum hydrocarbons, coal ash, radon gas, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (ii) all chemicals, materials, substances or wastes that are prohibited, limited or regulated by or pursuant to any Environmental Law.

“Holdings” shall have the meaning provided in the first paragraph of this Agreement.

“Holdings Guaranteed Obligations” shall mean (i) the principal and interest on each Note issued to each Lender, and all Loans made, under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrowers (or any of them) to each Lender, each Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document and the due performance and compliance by each Borrower with all the terms, conditions and agreements contained in this Agreement and each other Credit Document to which it is a party and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the U.S. Borrower or any of its Subsidiaries owing under any Post Petition Swap Agreement or Post Petition Cash Management Arrangements entered into by the U.S. Borrower or any of its Subsidiaries with any Guaranteed Creditor so long as such Guaranteed Creditor participates in such Post Petition Swap Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

“Holdings Guaranteed Party” shall mean each Borrower and each Subsidiary of Holdings party to any Post Petition Swap Agreement or any Post Petition Cash Management Arrangements with any Secured Creditor.

“Holdings Guaranty” shall mean the guaranty of Holdings pursuant to Section 14.

“Immaterial Subsidiary” means, as of the date of determination, each of Holdings’ Subsidiaries that as of such time is not a Credit Party and has consolidated assets with a book value of US$1,000,000 or less and which has consolidated revenues of US$1,000,000 for the most recently ended period of four consecutive fiscal quarters.

“Incremental Facility” shall have the meaning provided in the Preliminary Statements.

“Incremental Term Loan” shall have the meaning provided in Section 2.01(d).

“Incremental Term Loan Borrower” shall mean (x) the U.S. Borrower, with respect to U.S. Borrower Incremental Term Loans, (y) the Canadian Borrower, with respect to Canadian Borrower Incremental Term Loans and (z) the Additional Foreign Borrower, with respect to Additional Foreign Borrower Incremental Term Loans.

“Incremental Term Loan Borrowing Date” shall mean the date on which Incremental Term Loans are incurred pursuant to Section 2.01(d), which date shall be the date of the effectiveness of the respective Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loans are to be made.

“Incremental Term Loan Commitment” shall mean, for each Lender, the commitment to make Incremental Term Loans provided by such Lender pursuant to Section 2.15 on the Incremental Term Loan Borrowing Date, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement delivered pursuant to Section 2.15, as the same may be terminated pursuant to Sections 4.03 and/or 11.

“Incremental Term Loan Commitment Agreement” shall mean the Incremental Term Loan Commitment Agreement in the form of Exhibit O (appropriately completed) executed in accordance with Section 2.15.

“Incremental Term Loan Commitment Requirements” shall mean, with respect to any provision of the Incremental Term Loan Commitment on the Incremental Term Loan Borrowing Date, the satisfaction of each of the following conditions: (v) no Default or Event of Default then exists or would result therefrom; (w) the delivery by the relevant Credit Parties of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are secured by, and entitled to the benefits of, the relevant Security Documents; (x) the delivery by the U.S. Borrower to the Administrative Agent of an officer’s certificate executed by an Authorized Officer of the U.S. Borrower certifying as to compliance with preceding clause (v); (y) the satisfaction of all other conditions precedent that may be set forth in the respective Incremental Term Loan Commitment Agreement and (z) the completion by the Credit Parties of such other actions as the Administrative Agent may reasonably request in connection with the provision of the Incremental Term Loan Commitment (including, without limitation, delivery of officers’ certificates, resolutions, evidence of good standing and reasonably satisfactory opinions of counsel).

“Incremental Term Loan Lender” shall have the meaning provided in Section 2.15(b).

“Incremental Term Loan Maturity Date” shall mean the final maturity date set forth for Incremental Term Loans in the Incremental Term Loan Commitment Agreement relating thereto.

“Incremental Term Loan Scheduled Repayment” shall have the meaning provided in Section 5.02(b).

“Incremental Term Note” shall have the meaning provided in Section 2.05(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such

Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of the obligations of others (to the extent such obligations would constitute “Indebtedness” pursuant to the other clauses of this definition), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty, (j) the amount of any Permitted Securitizations of such Person and (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Initial Borrowing Date” shall mean the date of the Borrowing of Term Loans under Sections 2.01(a) and (b) on or after the Interim Order Entry Date.

“Initial Equity Investors” shall mean Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Cypress Side-by-Side LLC, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. KG, GS Capital Partners 2000 Employee Fund, L.P. and Goldman Sachs Direct Investment Fund 2000, L.P.

“Initial Facility” shall have the meaning provided in the Preliminary Statements.

“Initial Order” shall mean the initial order granted by the Canadian Court on August 4, 2009 upon an application made by the Canadian Borrower pursuant to the CCAA, in form and substance satisfactory to the sole discretion of the Required Lenders, as such order may be amended, restated, supplemented or modified from time to time with the consent of the Required Lenders in their sole discretion and in form and substance satisfactory to the sole discretion of the Required Lenders.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by Holdings or any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings.

“Intercompany Note” shall mean a promissory note evidencing intercompany loans made pursuant to Section 10.04(e), in each case duly executed and delivered substantially in the form of Exhibit L, with blanks completed in conformity herewith (or such other form as may be approved by the Administrative Agent or the Required Lenders).

“Intercompany Scheduled Existing Indebtedness” shall have the meaning provided in Section 8.18.

“Intercompany Subordination Agreement” shall have the meaning provided in Section 6.26(b).

“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

“Interest Period” shall mean, with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 2.09.

“Interim Order” shall mean the interim order, in form and substance acceptable to the Required Lenders in their sole discretion, (I) authorizing Debtors (A) to obtain post-petition financing pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3)(1) and 364(e) and (B) to utilize cash collateral pursuant to 11 U.S.C. § 363, (II) granting adequate protection to prepetition secured parties pursuant to 11 U.S.C. §§ 361, 362, 363 and 364 and (III) scheduling a final hearing pursuant to Bankruptcy Rules 4001(b) and (c) entered by the Bankruptcy Court on or about the date hereof).

“Interim Order Entry Date” shall mean later of the date of the Bankruptcy Court’s entry of the Interim Order and the Canadian Court’s entry of the Initial Order.

“Investment” shall have the meaning provided in the preamble to Section 10.04.

“Joint Lead Arrangers” shall mean DBSI and General Electric Capital Corporation, each in their capacities as Joint Lead Arrangers and Book Runners.

“Judgment Currency” shall have the meaning provided in Section 13.23(a).

“Judgment Currency Conversion Date” shall have the meaning provided in Section 13.23(a).

“Lazard” shall have the meaning provided in Section 9.18.

“Lazard Engagement Letter” shall have the meaning provided in Section 6.17.

“Leasehold” of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean and include each financial institution with a Commitment listed on Schedule 1 (as amended from time to time), as well as any Person that becomes a “Lender” hereunder pursuant to Sections 2.13, 2.15 and/or 13.04(b). Unless the context otherwise requires, each reference in this Agreement to a Lender includes each lending office (including any Affiliate of the respective Lender) of the respective Lender designated from time to time pursuant to Section 2.12. For the avoidance of doubt, neither Holdings, nor any of its Subsidiaries, nor any of their respective Affiliates (including any Permitted Holder that owns 5% or more of the Equity Interests of Holdings) shall become a Lender.

“Lender Advisors” shall mean Capstone Advisory Group LLC and Houlihan Lokey Howard & Zukin Capital, Inc. as financial advisors to the Lenders, and other consultants for the Lenders.

“Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender to make available its portion of any Borrowing, (ii) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (iii) such Lender having notified the Administrative Agent and/or any Credit Agreement Party (x) that it does not intend to comply with its obligations under Sections 2.01 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations thereunder or (y) of the events described in preceding clause (ii), (iv) any Affiliate of such Lender that has Control of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (v) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, or (vi) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Administrative Agent believes in good faith has occurred and is continuing.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), security trust, deemed trust, charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC, PPSA or any similar recording or notice statute, and any lease having substantially the same economic effect as the foregoing).

“Loan” shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Tranche C Term Loan and each Incremental Term Loan.

“Local Law Pledge Agreement” shall have the meaning provided in Section 6.14(f).

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Management Agreements” shall have the meaning provided in Section 6.17.

“Margin Regulations” shall mean, collectively, Regulation T, Regulation U and Regulation X.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean any event, development or circumstance that has had, or could reasonably be expected to have, a material adverse effect on (i) the business, assets, liabilities, condition (financial or otherwise) or results of operations or prospects of Holdings, the Borrowers and their respective Subsidiaries, taken as a whole, (ii) the ability of any Credit Party to perform any of its material obligations under any Credit Document or (iii) the validity or enforceability of any of the Credit Documents or the rights and remedies of the Agents and the Lenders hereunder or thereunder.

“Material Contract” shall mean any contract the loss of which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Post Petition Swap Agreements (if any), of any one or more of Holdings, the Borrowers and the Subsidiaries of the U.S. Borrower in an aggregate principal amount exceeding U.S.$10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the U.S. Borrower or any Subsidiary of the U.S. Borrower in respect of any Post Petition Swap Agreements (if any) at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the U.S. Borrower or such Subsidiary would be required to pay if such Post Petition Swap Agreement were terminated at such time.

“Material Subsidiary” means, as of the date of determination, each of Holdings’ Subsidiaries that as of such time is not an Immaterial Subsidiary.

“Maturity Date” shall mean the date that is the earliest of (a) the date that is 364 days after the Interim Order Entry Date, (b) the Consummation Date, (c) the date that is 30 days after the Interim Order Entry Date if the Final Order Entry Date shall not have occurred by such date and (d) the date of the acceleration of the Loans under Section 11; provided that, so long as no Default or Event of Default shall have occurred and be continuing as of the then-current Maturity Date or would result therefrom, the Maturity Date may be extended by 90 days at the option of the Borrowers and with the prior consent of the Required Lenders, so long as the Borrowers shall pay a fee on the date of such extension to the Administrative Agent for the account of the Lenders equal to 1.00% of the sum of the then outstanding Loans plus the unused Commitments in effect immediately prior to giving effect to such extension.

“Mediofactor Facility” shall mean, collectively, (1) the factoring agreement dated July 6, 2005 by and between Metzeler Automotive Profile Systems Italy SPA and Intesa Mediofactoring in regards to the accounts receivable of debtor Pinifarina SPA C.F., and (2) the factoring agreement dated July 6, 2005 by and between Metzeler Automotive Profile Systems Italy SPA and Intesa Mediofactoring in regards to the accounts receivable of debtors Case New Holland Italia SPA, Fornitek - SRL, Industria Manifatturiera Articoli Tecnici, Italcab SRL, Plastal SPA, Rieter Automotive Fimit SPA, SV Gomma SRL, Siac SPA and Siccom Societa a Responsabilita’ Limitata.

“Mexican Amendment to the Equity Interest Pledge Agreement” shall mean the Amendment to the Equity Interests Pledge Agreement delivered pursuant to Section 6.15(d), among Cooper-Standard Automotive Inc., Cooper-Standard Automotive Fluid Systems Mexico Holding LLC, CSA Services Inc., Cooper-Standard Automotive de México, S.A. de C.V., Cooper-Standard Automotive FHS Inc. and Cooper-Standard Automotive Fluid Systems de México, S. de R.L. de C.V., as pledgors, DBTCA, as collateral agent for the Prepetition Lenders, as pledgee and the Collateral Agent, as pledgee, pursuant to which, among other things, the parties thereto shall amend the Mexican Equity Interest Pledge Agreement, to incorporate the Collateral Agent as pledgee and the Holdings Guaranteed Obligations as part of the obligations guaranteed by the first priority Lien and security interest granted by the pledgors, over their respective Mexican Pledged Equity Interests, in favor of DBTCA, as collateral agent for the Prepetition Lenders and the Collateral Agent, acting in the name and for the benefit of the Secured Creditors, as pledgees, in form and substance satisfactory to the Required Lenders.

“Mexican Collateral” shall mean the Mexican Real Estate Properties, the Mexican Pledged Equity Interests, and all other Mexican Property that, in accordance with the Mexican Security Agreements, from time to time is subject to any Lien in favor of the Mexican Collateral Agent or the Collateral Agent, as the case may be.

“Mexican Equity Interests Pledge Agreement” shall mean the Amended and Restated Pledge Agreement dated February 15, 2005 (as amended and restated on February 15, 2008), among Cooper-Standard Automotive Inc., Cooper-Standard Automotive Fluid Systems Mexico Holding LLC, CSA Services Inc., Cooper-Standard Automotive de México, S.A. de C.V., Cooper-Standard Automotive FHS Inc., and Cooper-Standard Automotive Fluid Systems de México, S. de R.L. de C.V., as pledgors, Deutsche Bank Trust Company Americas, as collateral agent for the Prepetition Lenders, as pledgee, pursuant to which the pledgors created a first priority pledge and security interest over the Mexican Pledged Equity Interests in favor of DBTCA as collateral agent for the Prepetition Lenders, as pledgee, to guaranty the payment obligations derived from the Prepetition Facility.

“Mexican Credit Party” shall mean each Mexican Subsidiary.

“Mexican Floating Lien Pledge Agreement” shall mean each Mexican Floating Lien Pledge Agreement (Contrato de Prenda sin Transmisión de Posesión) delivered pursuant to Section 6.15(d)(iii), among each respective Mexican Credit Party, as pledgors and the Collateral Agent, as pledgee, acting in the name and for the benefit of the Collateral Agent, pursuant to which each respective Mexican Credit Party created a first priority pledge and security interest over their respective Mexican Property, in form and substance satisfactory to the Required Lenders.

“Mexican Pledged Equity Interests” shall mean Equity Interests representing the capital stock of the Mexican Credit Parties pledged pursuant to the Mexican Security Agreements.

“Mexican Property” shall mean with respect to any Mexican Subsidiary, any property, rights or revenues, or interest therein (other than the Mexican Real Estate Properties), owned by such Mexican Subsidiary.

“Mexican Real Estate Properties” shall mean with respect to any Mexican Credit Party, any real estate property located in Mexico owned by such Mexican Credit Party.

“Mexican Security Agreements” shall mean and include the Mexican Floating Lien Pledge Agreement, the Mexican Security Trust Agreement and the Mexican Equity Interests Pledge Agreement (as amended by the Mexican Amendment to the Equity Interests Pledge Agreement), and each pledge or other security agreement entered into pursuant to the terms of this Agreement and governed by the laws of Mexico.

“Mexican Security Trust Agreement” shall mean the Irrevocable Transfer of Title and Security Trust Agreement (Contrato de Fideicomiso Irrevocable Translativo de Dominio y de Garantía) delivered pursuant to Section 6.15(d)(ii), among each of the Mexican Credit Parties that own Mexican Real Estate Property, as settlors, the Collateral Agent, as first place beneficiary, and the Mexican Security Trustee, in such capacity, pursuant to which each of the applicable Mexican Credit Parties shall create a first priority Lien and security interest over the Mexican Real Estate Properties, in form and substance satisfactory to the Required Lenders.

“Mexican Security Trustee” shall mean a Mexican financial institution acting as security trustee for purposes of the Mexican Security Trust Agreement.

“Mexican Subsidiary” shall mean each Subsidiary of Holdings incorporated or organized in Mexico.

“Minimum Borrowing Amount” shall mean U.S.$5,000,000.

“Monitor” means the monitor appointed pursuant to the Initial Order, being RSM Richter Inc.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean each mortgage, debenture (together with a debenture delivery agreement), deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this Agreement, together with any assignment of leases and rents to be executed in connection therewith (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

“Mortgage Policy” shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

“Mortgaged Property” shall mean each Real Property owned by Holdings or any of its Subsidiaries and required to be mortgaged pursuant to this Agreement.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is established or maintained in the United States of America.

“Net Proceeds” shall mean, with respect to any event, (a) the cash proceeds received in respect of such event including, without limitation (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty event, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event and (ii) the amount of all taxes paid (or reasonably estimated to be payable) that are directly attributable to such event (as determined reasonably and in good faith by an Authorized Officer) or would result therefrom.

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

“Non-U.S. Borrower” means any Borrower that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code).

“Note” shall mean each Tranche A Term Note, each Tranche B Term Note, each Tranche C Term Note and each Incremental Term Note.

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean the office of the Administrative Agent located at 60 Wall Street, MS NYC60-4305, New York, NY 10005-2858, or such other office as the Administrative Agent may designate in writing to Holdings and the Lenders from time to time.

“Obligation Currency” shall have the meaning provided in Section 13.23(a).

“Obligations” shall mean all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party and its Subsidiaries arising under any Credit Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) obligations of any Borrower or any Credit Party arising under any Post Petition Swap Agreement or any Post Petition Cash Management Arrangement. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and of their Subsidiaries to the extent they have obligations under the Credit Documents) include (i) the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party or Subsidiary under any Credit Document and (ii) the obligation of any Credit Party or Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Credit Party or such Subsidiary to the extent originally payable by that Credit Party or Subsidiary.

“Operating Forecast” shall have the meaning provided in Section 9.17(a) and be in form and substance reasonably satisfactory to the Required Lenders.

“Orders” shall mean, collectively, the Interim Order, the Initial Order, the Final Order and any Other CCAA Order.

“Other Auto Supplier Support Program Requirements” shall mean, as to any sale of Receivables and Related Assets by the U.S. Borrower or any of its Subsidiaries to a Program SPV pursuant to an Auto Supplier Support Transaction, (i) the applicable Program SPV shall be party to an Auto Supplier Support Program Credit Agreement (which shall be in full force and effect), (ii) no “Default” or “Event of Default” under, and as defined, in the Auto Supplier Support Program Credit Agreement to which such Program SPV is a party shall have occurred and be continuing, (iii) the Receivables and Related Assets so sold shall constitute “Eligible Receivables” (as defined in the Auto Supplier Support Program Credit Agreement to which such Program SPV is a party), (iv) the sale of such Receivables and Related Assets shall be made in accordance with the relevant Supplier Purchase Agreement (as defined in the Auto Supplier Support Program Credit Agreement to which such Program SPV is a party) and (v) the U.S. Borrower or its relevant Subsidiary shall not be an “Ineligible Supplier” (as defined in the Auto Supplier Support Program Credit Agreement to which such Program SPV is a party).

“Other CCAA Order” shall mean each order, that is in form and substance acceptable to the Required Lenders in their sole discretion, issued by the Canadian Court in the Canadian Case other than the Initial Order that could not reasonably be expected to have an adverse effect on the Lenders, as each such Order may be amended restated, supplemented or modified from time to time with the consent of the Required Lenders in their sole discretion.

“Payment Office” shall mean the office of the Administrative Agent located at 60 Wall Street, MS NYC60-4305, New York, NY 10005-2858, or such other office as the Administrative Agent may designate in writing to Holdings and the Lenders from time to time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 5002 of ERISA, or any successor thereto.

“Permitted Credit Protection Transaction” shall mean any transaction or series of transactions entered into by the U.S. Borrower or any of its Subsidiaries in connection with the Auto Supplier Support Program pursuant to which it sells Receivables payable by any Qualifying OEM and all Related Assets to a Program SPV established by such Qualifying OEM in exchange for a “payment right” from such Program SPV in an amount equal to the face amount of the Receivables so sold less any discount; provided that (1) the discount shall not exceed 2.0% of the face amount of the Receivables so sold, (2) no other commissions, fees or charges shall be payable by the U.S. Borrower or any of its Subsidiaries in connection with any such transaction, (3) such “payment right” shall be due and payable by the SPV Subsidiary to the U.S. Borrower or its applicable Subsidiary on the same date the payment on the related Receivable so sold is due from the Qualifying OEM (or, if earlier, two business days prior to the maturity date of the Auto Supplier Support Program Credit Agreement to which such Program SPV is a party) and (4) at the time of such sale, the Other Auto Supplier Support Program Requirements are satisfied.

“Permitted Encumbrances” shall mean:

(a) Liens imposed by law for taxes, rates, assessments or other governmental charges or levies the payment of which is not yet due, or for which installments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested in accordance with Section 9.05 and for which reserves have been taken in accordance with and to the extent required by U.S. GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers’ and other like Liens imposed by law (including Liens of customs and revenue authorities to secure customs duties in connection with the importation of goods), arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in accordance with Section 9.05;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 11;

(f) easements, zoning restrictions, rights-of-way, licenses, permits, reservations, covenants, servitudes, and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) and land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other Governmental Authorities, minor defects or irregularities of title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the U.S. Borrower or any Subsidiary of the U.S. Borrower;

(g) landlords’ and lessors’ and other like Liens in respect of rent not in default or being reasonably contested and the rights of any tenant, occupant or licensee under any lease, occupancy agreement or license which do not materially impair the use of the real property subject thereto for the purpose for which it is used by that Person;

(h) reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grant of real or immovable property, or interests therein; and

(i) the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by that Person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holder” shall mean (i) any Initial Equity Investor and any Affiliate of any Initial Equity Investor that is neither an operating company nor a company controlled by an operating company and (ii) any general partner of any of the foregoing.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than U.S.$500,000,000;

(d) repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.

“Permitted Joint Venture” shall mean any joint venture listed on Schedule 1-A (a) in which the U.S. Borrower or any Subsidiary of the U.S. Borrower, together with any other Subsidiary of the U.S. Borrower, holds Equity Interests that represents 50% or less of the ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in such joint venture and (b) that is engaged in a business permitted under Section 10.03(b), including the Existing Joint Ventures.

“Permitted Liens” shall have the meaning provided in Section 10.02.

“Permitted Quick Pay Sale” shall mean any transaction or series of transactions entered into by the U.S. Borrower or any of its Subsidiaries in connection with the Auto Supplier Support Program pursuant to which it sells Receivables payable by any Qualifying OEM and all Related Assets to a Program SPV established by such Qualifying OEM in exchange for cash consideration (payable not later than four business days following such sale) in an amount equal to the face amount of the Receivables so sold less any discount; provided that (i) the discount shall not exceed 3% of the face amount of the Receivables so sold, (ii) no other commissions, fees or charges shall be payable by the U.S. Borrower or any of its Subsidiaries in connection with any such transaction, (iii) the sum of the face amount of the Receivables offered for sale but for which payment has not yet been received (and intended to qualify as “Permitted Quick Pay Sales” pursuant to this definition) shall not exceed U.S.$50,000,000 in the aggregate outstanding at any given time and (iv) at the time of such sale, the Other Auto Supplier Support Program Requirements are satisfied.

“Permitted Securitization” shall mean any transaction or series of transactions that may be entered into by any Foreign Subsidiary (other than the Canadian Credit Parties) of the U.S. Borrower pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”) (i) to a trust, partnership, corporation or other Person (other than the U.S. Borrower or any Subsidiary of the U.S. Borrower, other than a SPE Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (ii) directly to one or more investors or other purchasers (other than the U.S. Borrower or any Subsidiary of the U.S. Borrower), it being understood that a Permitted Securitization may involve (A) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein (such as a sale, conveyance or other transfer to an SPE Subsidiary followed by a pledge of the transferred Receivables and Related Assets to secure Indebtedness incurred by the SPE Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Securitization, and (B) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, provided that (x) any such transactions shall provide for recourse to such Foreign Subsidiary of the U.S. Borrower (other than any SPE Subsidiary) or the U.S. Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related

Assets and to the extent of other customary securitization undertakings in the jurisdiction relevant to such transactions and (y) the aggregate amount of all such transactions constituting “Permitted Securitizations” shall not exceed U.S.$75,000,000 at any time outstanding. The “amount” or “principal amount” of any Permitted Securitization shall be deemed at any time to be (1) the aggregate principal, or stated amount, of the Indebtedness, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Securitization, in each case outstanding at such time, or (2) in the case of any Permitted Securitization in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of Receivables less the amount of collections received by the U.S. Borrower or any Subsidiary of the U.S. Borrower in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest. Each Lender authorizes each of the Administrative Agent and Collateral Agent to enter into an intercreditor agreement in respect of each Permitted Securitization from time to time in effect and to take all actions it deems appropriate or necessary in connection with any such intercreditor agreement. Notwithstanding the foregoing, in no event shall any Auto Supplier Support Transaction constitute (or qualify as) a “Permitted Securitization”.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Petition Date” shall have the meaning specified in the Preliminary Statements.

“Plan” shall mean any employee pension benefit plan established or maintained in the United States of America subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which Holdings or a Subsidiary of Holdings or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization” shall have the meaning provided in Section 11(x).

“Plan Termination Event” shall have the meaning provided in Section 11(l).

“Pledge Agreement Collateral” shall mean all U.S. Pledge Agreement Collateral and all other Equity Interests or other property similar to that pledged (or purported to have been pledged) pursuant to the U.S. Pledge Agreement which is pledged (or purported to be pledged) pursuant to one or more Canadian Pledge Agreements, Local Law Pledge Agreements, other Foreign Security Documents or Additional Security Documents.

“Pledge Agreements” shall mean the U.S. Pledge Agreement and each Foreign Pledge Agreement.

“Post Petition Cash Management Arrangements” shall mean any agreement or arrangement entered into after the Petition Date with Bank of America, N.A. (or its Affiliates) or other Secured Creditors providing for treasury, depository and/or cash management services (including corporate credit card services) or any automated clearing house transfer services (including customary overdraft lines), to the extent the payment obligations of the U.S. Borrower and its Subsidiaries under all such agreements or arrangements do not exceed (i) in the case of such agreements or arrangements entered into with Bank of American, N.A. (or its Affiliates), U.S.$5,500,000 in the aggregate at any time outstanding or (ii) in the case of all other agreements or arrangements entered into with other Secured Creditors, U.S.$2,500,000 in the aggregate at any time outstanding.

“Post Petition Swap Agreement” shall mean any Swap Agreement entered into after the Petition Date with a Lender.

“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations thereunder and any other personal property security legislation and applicable regulations of any other province or territory of Canada where a Canadian Credit Party has, from time to time, tangible personal property, in each case, as may be amended from time to time and includes any successor legislation.

“Preferred Equity” as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity Interests of any other class of such Person.

“Prepetition Agent” shall mean Deutsche Bank Trust Company Americas, as administrative agent and collateral agent under the Prepetition Facility.

“Prepetition Facility” shall mean that certain Credit Agreement, dated as of December 23, 2004 (as amended, restated, supplemented or otherwise modified from time to time, including by that certain First Amendment and Consent to Credit Agreement, dated February 1, 2006, that certain Second Amendment to Credit Agreement, dated July 26, 2007, that certain Third Amendment and Waiver to Credit Agreement, dated December 18, 2008, that certain Fourth Amendment to Credit Agreement, dated May 15, 2009 and that certain Fifth Amendment to the Credit Agreement, dated July 14, 2009), among Holdings, Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), the “Lenders” (as defined therein) from time to time party thereto, the Prepetition Agent, as administrative agent for the “Lenders” and the other agents party thereto.

“Prepetition Facility Amendment” shall mean that certain Fifth Amendment and Consent to Credit Agreement dated as of July 14, 2009, between Holdings, Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), the lenders party thereto and the Prepetition Agent.

“Prepetition Lenders” shall mean the “Lenders” (as defined therein) under the Prepetition Facility.

“Prepetition Loan Documents” shall mean the Prepetition Facility and the “Credit Documents” as defined in the Prepetition Facility.

“Prepetition Obligations” shall mean the “Obligations” as defined in the Prepetition Facility.

“Prepetition Security Documents” shall mean the “Security Documents” as defined in the Prepetition Facility.

“Prime Lending Rate” shall mean the rate which DBTCA (or another bank of recognized standing reasonably selected by the Administrative Agent) announces from time to time as its prime lending rate to commercial borrowers in the United States (in the case of Base Rate Loans to the U.S. Borrower) or Canada (in the case of Base Rate Loans to the Canadian Borrower), as the case may be, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBTCA may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Priority Payables” means, with respect to any Person, any amount payable by such Person solely to the extent that it is secured by a Lien which ranks or is capable of ranking prior to or pari passu with the Liens created by the Security Documents, including amounts which are owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits), income tax, workers compensation, government royalties, pension fund obligations, Canada Pension Plan obligations and overdue taxes.

“Program SPV” shall mean (i) GM Supplier Receivables, LLC, a Delaware limited liability company, (ii) Chrysler Receivables SPV LLC, a Delaware limited liability company and (iii) any other special purpose, bankruptcy remote, vehicle established by a Qualifying OEM in connection with an Auto Supplier Support Program.

“Qualified Preferred Stock” shall mean Preferred Equity of Holdings that (a) is issued at an aggregate purchase price no less than its aggregate liquidation preference, (b) does not require any payment of dividends (other than in additional shares of such preferred stock) prior to the date that is one year after the Maturity Date, (c) is not mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to the date that is one year after the Maturity Date, (d) contains no maintenance covenants, other covenants materially adverse to the Lenders or remedies (other than voting rights and increases in pay-in-kind dividends) and (e) is convertible only into common equity of Holdings or securities that would constitute Qualified Preferred Stock.

“Qualifying OEM” shall mean any original equipment manufacturer taking part in the Auto Supplier Support Program, including, without limitation, General Motors Corporation, a Delaware corporation, and Chrysler, LLC, a Delaware limited liability company.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Receivables” shall mean accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance).

“Recovery Event” shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 9.07.

“Register” shall have the meaning provided in Section 13.17.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

“Reinvestment Deferred Amount” shall mean, with respect to any Reinvestment Event, the aggregate Net Proceeds received by Holdings or any of its Subsidiaries in connection therewith that are not applied to prepay the Loans pursuant to Section 5.02(c) or (e) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” shall mean any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” shall mean a written notice executed by an Authorized Officer stating that no Event of Default has occurred and is continuing and that the U.S. Borrower (directly or indirectly through a Wholly-Owned Subsidiary) intends and expects to use all or a specified portion of the Net Proceeds of an Asset Sale or Recovery Event in the business of the U.S. Borrower and its Subsidiaries (it being understood that any portion of such Net Proceeds not used as aforesaid shall be subject to the mandatory prepayment requirements of Sections 5.02(c) and (e)).

“Reinvestment Prepayment Amount” shall mean, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the business of the U.S. Borrower and its Subsidiaries.

“Reinvestment Prepayment Date” shall mean, with respect to any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date on which the U.S. Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the business of the U.S. Borrower and its Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Assets” shall have the meaning provided in the definition of Permitted Securitization.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Required Appraisal” shall have the meaning provided in Section 9.13(d).

“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Loans (or, if prior to the occurrence of the Credit Events on the Initial Borrowing Date, whose Tranche A Term Loan Commitments and Tranche B Term Loan Commitments) as of any date of determination represent greater than 50% of the sum of all outstanding principal of Loans (or if prior to the occurrence of the Credit Events on the Initial Borrowing Date, the sum of all Tranche A Term Loan Commitments and Tranche B Term Loan Commitments) of Non-Defaulting Lenders at such time.

“Requirement of Law” shall mean, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted” shall mean, when referring to cash or Permitted Investments of the U.S. Borrower or any of its Subsidiaries, that such cash or Permitted Investments (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the U.S. Borrower or of any such Subsidiary (unless such appearance is related to the Credit Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors or (iii) are not otherwise generally available for use by the U.S. Borrower or such Subsidiary.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, any Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, any Borrower or any Subsidiary.

“Restructuring Charges” shall mean charges in respect of restructurings, plant closings, headcount reductions or other similar actions, including severance charges in respect of employee terminations.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc.

“Sale and Leaseback Transaction” shall have the meaning provided in Section 10.06.

“Scheduled Existing Indebtedness” shall mean Third Party Scheduled Existing Indebtedness and Intercompany Scheduled Existing Indebtedness.

“Scheduled Repayment” shall mean any Tranche A Term Loan Scheduled Repayment, Tranche B Term Loan Scheduled Repayment, Tranche C Term Loan Scheduled Repayment and/or Incremental Term Loan Scheduled Repayment, as applicable.

“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section 5.04(b)(ii).

“Secured Creditor” shall mean each applicable “Secured Creditor”, as defined in any applicable Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreements” shall mean the U.S. Security Agreement, the Canadian Security Agreement, the Brazilian Security Agreement, the Dutch Security Agreements and the Mexican Security Trust Agreement.

“Security Document” shall mean and include each of the Security Agreements, the Pledge Agreements, each Mortgage and, after the execution and delivery thereof, each Additional Security Document and all other mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 9.12 and/or 9.13 and/or as required by the Additional Foreign Borrower Designation Agreement, in each case as the same may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

“Shareholders’ Agreements” shall have the meaning provided in Section 6.17.

“SPE Subsidiary” shall mean any Wholly-Owned Subsidiary formed solely for the purpose of, and that engages only in, one or more Permitted Securitizations.

“Sponsor” shall mean, collectively, The Cypress Group L.L.C. and GS Capital Partners 2000, L.P.

“Subsidiaries Guaranty” shall mean and include the Global Subsidiaries Guaranty, the Canadian Subsidiaries Guaranty and any other guaranty executed and delivered by any Subsidiary of the U.S. Borrower pursuant to Sections 9.12 and/or 9.13 and/or as required by the Additional Foreign Borrower Designation Agreement.

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity Interest at the time.

“Subsidiary Guarantor” shall mean each Subsidiary of Holdings that executes and delivers any Subsidiaries Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under any relevant Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Supermajority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage “50%” contained therein were changed to “66-2/3%.”

“Superpriority Claim” shall mean a claim against any Debtor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the U.S. Borrower or any of its Subsidiaries shall be a Swap Agreement.

“Tax Allocation Agreements” shall have the meaning provided in Section 6.17.

“Tax Distribution” shall mean, in the event that Holdings and the U.S. Borrower become pass-through or disregarded entities for U.S. federal income tax purposes, a distribution to Holdings to the extent the proceeds of such distribution are distributed to the holders of Equity Interests of Holdings in any taxable year to enable such holders to pay their Tax liability on their respective shares of cumulative taxable income attributable to Holdings for such year.

“Taxes” shall have the meaning provided in Section 5.04(a).

“Term Loans” shall mean and include Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and each Incremental Term Loan.

“Third Party Scheduled Existing Indebtedness” shall have the meaning provided in Section 8.18.

“Total Commitment” shall mean, at any time, the sum of the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment and the Total Incremental Term Loan Commitment.

“Total Incremental Term Loan Commitment” shall mean, at any time, the sum of the Incremental Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total Tranche A Term Loan Commitment” shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Lenders with such a Commitment at such time. The initial amount of the Total Tranche A Term Loan Commitment shall be U.S.$125,000,000.

“Total Tranche B Term Loan Commitment” shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Lenders with such a Commitment at such time. The initial amount of the Total Tranche B Term Loan Commitment shall be U.S.$50,000,000.

“Total Tranche C Term Loan Commitment” shall mean, at any time, the sum of the Tranche C Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Tranche” shall mean the respective facilities and commitments utilized in making Loans hereunder (i.e., whether Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 2.15); provided that in the circumstances contemplated by Section 2.15(c), Incremental Term Loans may be made part of a then existing Tranche of Term Loans.

“Tranche A Term Loan” shall have the meaning provided in Section 2.01(a).

“Tranche A Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 directly below the column entitled “Tranche A Term Loan Commitment”, as the same may be (i) reduced pursuant to Section 4.03(c) or (ii) terminated pursuant to Sections 4.03 and/or 11.

“Tranche A Term Loan Scheduled Repayment” shall have the meaning provided in Section 5.02(b).

“Tranche A Term Note” shall have the meaning provided in Section 2.05(a).

“Tranche A TL Lender” shall mean any Lender with a Tranche A Term Loan Commitment or outstanding Tranche A Term Loans.

“Tranche B Term Loan” shall mean have the meaning provided in Section 2.01(b).

“Tranche B Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 directly below the column entitled “Tranche B Term Loan Commitment”, as the same may be (i) reduced pursuant to Section 4.03(c) or (ii) terminated pursuant to Sections 4.03 and/or 11.

“Tranche B Term Loan Scheduled Repayment” shall have the meaning provided in Section 5.02(b).

“Tranche B Term Note” shall have the meaning provided in Section 2.05(a).

“Tranche B TL Lender” shall mean any Lender with a Tranche B Term Loan Commitment or outstanding Tranche B Term Loans.

“Tranche C Term Loan” shall mean have the meaning provided in Section 2.01(c).

“Tranche C Term Loan Commitment” shall mean, with respect to each Lender, (i) prior to the delivery of an executed Additional Foreign Borrower Designation Agreement, zero and (ii) after the execution and delivery an Additional Foreign Borrower Designation Agreement, the amount set forth opposite such Lender’s name in Schedule 1 to the Additional Foreign Borrower Designation Agreement directly below the column entitled “Tranche C Term Loan Commitment” (which amount shall equal such Lender’s pro rata portion (determined as the percentage that the aggregate of such Lender’s Tranche A Term Loan Commitment and Tranche B Term Loan Commitment bears to the aggregate Total Tranche A Term Loan Commitment and Total Tranche B Term Loan Commitment immediately prior to the effectiveness of such Additional Foreign Borrower Designation Agreement) of the Total Tranche C Term Loan Commitment as set forth on said Schedule I), in each case as the same may be terminated pursuant to Sections 4.03 and/or 11.

“Tranche C Term Loan Scheduled Repayment” shall have the meaning provided in Section 5.02(b).

“Tranche C Term Note” shall have the meaning provided in Section 2.05(a).

“Tranche C TL Lender” shall mean any Lender with a Tranche C Term Loan Commitment or outstanding Tranche C Term Loans.

“Transaction” shall mean, collectively, (i) the entering into of the Credit Documents and the incurrence of Loans, (ii) the commencement of the Cases, (iii) the entering into of the Prepetition Facility Amendment, (iv) all intercompany loans, equity contributions, repayments of intercompany loans, dividends, distributions and other intercompany Investments related to the foregoing and (v) the payment of all fees and expenses in connection with the foregoing.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unrestricted” shall mean, when referring to cash or Permitted Investments of the U.S. Borrower or any of its Subsidiaries, that such cash or Permitted Investments are not Restricted.

“Unscheduled Third Party Indebtedness” shall have the meaning provided in Section 6.11.

“U.S.” or “United States” shall mean the United States of America.

“U.S. Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“U.S. Borrower Guaranteed Obligations” shall mean (i) the principal and interest on each Tranche B Term Note, each Tranche C Term Note, each Incremental Term Note issued by the Canadian Borrower to each Lender, each Incremental Term Note issued by the Additional Foreign Borrower to each Lender, each Tranche B Term Loan, each Tranche C Term Loan, each Incremental Term Loan made to the Canadian Borrower and each Incremental Term Loan made to the Additional Foreign Borrower, under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Canadian Borrower and the Additional Foreign Borrower to each Lender, each Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance by the Canadian Borrower and the Additional Foreign Borrower with all the terms, conditions and agreements contained in the Credit Documents to which it is a party and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Subsidiary of the U.S. Borrower owing under each Post Petition Swap Agreement or Post Petition Cash Management Arrangement entered into by each Subsidiary of the U.S. Borrower with any Guaranteed Creditor so long as such Guaranteed Creditor participates in such Post Petition Swap Agreement or Post Petition Cash Management Arrangement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

“U.S. Borrower Guaranteed Party” shall mean (i) the Canadian Borrower, (ii) the Additional Foreign Borrower and (iii) each Subsidiary of the U.S. Borrower party to any Post Petition Swap Agreement or any Post Petition Cash Management Arrangement with any Secured Creditor.

“U.S. Borrower’s Guaranty” shall mean the guaranty of the U.S. Borrower pursuant to Section 15.

“U.S. Borrower Incremental Term Loans” shall mean Incremental Term Loans incurred by the U.S. Borrower.

“U.S. Cases” shall have the meaning provided in the Preliminary Statements.

“U.S. Credit Party” shall mean Holdings, the U.S. Borrower and each U.S. Subsidiary Guarantor.

“U.S. Debtors” shall have the meaning provided in the Preliminary Statements.

“U.S. Dollar Equivalent” of an amount denominated in a currency other than U.S. Dollars shall mean, at any time for the determination thereof, the amount of U.S. Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 13.23, at the date of determination). Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the U.S. Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than U.S. Dollars in its sole discretion.

“U.S. Dollars”, “Dollars” and the sign “U.S. $” shall each mean freely transferable lawful money of the United States of America.

“U.S. Finco” shall mean CS Automotive LLC, a limited liability company organized under the laws of the State of Delaware.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations made pursuant to this Agreement in accordance with U.S. GAAP are subject (to the extent provided therein) to Section 13.07(a).

“U.S. Pledge Agreement” shall have the meaning provided in Section 6.14(a).

“U.S. Pledge Agreement Collateral” shall mean all of the “Collateral” as defined in the U.S. Pledge Agreement.

“U.S. Security Agreement” shall have the meaning provided in Section 6.15(a).

“U.S. Security Documents” shall mean and include the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage covering a Mortgaged Property located in the United States or any State or territory thereof and each other Security Document covering assets of a U.S. Credit Party situated in the United States or any State or territory thereof.

“U.S. Subsidiary Guarantor” shall mean (i) each Wholly-Owned Domestic Subsidiary of Holdings as of the Initial Borrowing Date (other than the U.S. Borrower) and (ii) each other Wholly-Owned Domestic Subsidiary of Holdings created, established or acquired after the Initial Borrowing Date which executes and delivers a Global Subsidiaries Guaranty, unless and until such time as the respective Domestic Subsidiary is released from all of its obligations under its Global Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary of such Person.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in ERISA.

“Written” (whether lower or upper case) or “in writing” shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

SECTION 2. Amount and Terms of Credit.

2.01 Commitments.

(a) Tranche A Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche A Term Loan Commitment severally agrees to make a term loan (each, a “Tranche A Term Loan” and, collectively, the “Tranche A Term Loans”) to the U.S. Borrower, which Tranche A Term Loans:

(i) shall be incurred by the U.S. Borrower pursuant to a single drawing on the Initial Borrowing Date in an aggregate principal amount equal to the lesser of U.S.$35,000,000 and such other amount as may be approved in the Interim Order and a single drawing on the Final Borrowing Date in an aggregate principal amount not exceeding the amount of the Total Tranche A Term Loan Commitment on such date (determined after giving effect to any reduction thereof on such date pursuant to Section 4.03(c) but before giving effect to the reduction thereof on such date pursuant to Section 4.03(b)) minus the aggregate principal amount of Tranche A Term Loans borrowed on the Initial Borrowing Date, in each case for the purposes described in Section 9.11(a); provided that, if on or prior to the Final Borrowing Date (x) an Additional Foreign Borrower Designation Agreement is not executed and delivered by the U.S. Borrower, the Additional Foreign Borrower and the Administrative Agent as directed by the Required Lenders or (y) all conditions set forth therein shall not have been satisfied as determined by the Required Lenders in their sole discretion, in no event shall the aggregate principal amount of Tranche A Term Loans made on the Final Borrowing Date plus the aggregate principal amount of Tranche B Term Loans made on the Final Borrowing Date exceed U.S.$75,000,000, unless otherwise agreed by the Required Lenders;

(ii) shall be denominated in U.S. Dollars;

(iii) except as hereafter provided, shall, at the option of the U.S. Borrower, be incurred and maintained as Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Tranche A Term Loans made as part of the same Borrowing shall at all times consist of Tranche A Term Loans of the same Type; and

(iv) shall be made by each Lender in an aggregate principal amount not in excess of (x) in the case of the Borrowing on the Initial Borrowing Date, the Tranche A Term Loan Commitment of such Lender on the Initial Borrowing Date (determined before giving effect to the reduction thereof on such date pursuant to Section 4.03(b)) and (y) in the case of the Borrowing on the Final Borrowing Date, the Tranche A Term Loan Commitment of such Lender on the Final Borrowing Date (determined after giving effect to any reduction thereof on such date pursuant to Section 4.03(c) but before giving effect to the reduction thereof on such date pursuant to Section 4.03(b)).

Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

(b) Tranche B Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche B Term Loan Commitment severally agrees to make a term loan (each, a “Tranche B Term Loan” and, collectively, the “Tranche B Term Loans”) to the Canadian Borrower, which Tranche B Term Loans:

(i) shall be incurred by the Canadian Borrower pursuant to a single drawing on the Initial Borrowing Date in an aggregate principal amount equal to the lesser of U.S.$15,000,000 and such other amount as may be approved in the Initial Order and a single drawing on the Final Borrowing Date in an aggregate principal amount not exceeding the lesser of (A) an amount approved by the Canadian Court pursuant to an amendment, restatement, supplement or modification to the Initial Order (or, if applicable, an Other CCAA Order) for a Borrowing by the Canadian Borrower on the Final Borrowing Date and (B) the amount of the Total Tranche B Term Loan Commitment on such date (determined after giving effect to any reduction thereof on such date pursuant to Section 4.03(c) but before giving effect to the reduction thereof on such date pursuant to Section 4.03(b)) minus the aggregate principal amount of Tranche B Term Loans borrowed on the Initial Borrowing Date, in each case for the purposes described in Section 9.11(a); provided that, if on or prior to the Final Borrowing Date (x) an Additional Foreign Borrower Designation Agreement is not executed and delivered by the U.S. Borrower, the Additional Foreign Borrower and the Administrative Agent as directed by the Required Lenders or (y) all conditions set forth therein shall not have been satisfied as determined by the Required Lenders in their sole discretion, in no event shall the aggregate principal amount of Tranche A Term Loans made on the Final Borrowing Date plus the aggregate principal amount of Tranche B Term Loans made on the Final Borrowing Date exceed U.S.$75,000,000, unless otherwise agreed by the Required Lenders;

(ii) shall be denominated in U.S. Dollars;

(iii) except as hereafter provided, shall, at the option of the Canadian Borrower, be incurred and maintained as Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Tranche B Term Loans made as part of the same Borrowing shall at all times consist of Tranche B Term Loans of the same Type; and

(iv) shall be made by each Lender in an aggregate principal amount not in excess of (x) in the case of the Borrowing on the Initial Borrowing Date, the Tranche B Term Loan Commitment of such Lender on the Initial Borrowing Date (determined before giving effect to the reduction thereof on such date pursuant to Section 4.03(b)) and (y) in the case of the Borrowing on the Final Borrowing Date, the Tranche B Term Loan Commitment of such Lender on the Final Borrowing Date (determined after giving effect to any reduction thereof on such date pursuant to Section 4.03(c) but before giving effect to the reduction thereof on such date pursuant to Section 4.03(b)).

Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

(c) Tranche C Term Loans. Subject to and upon the terms and conditions set forth herein, if on or prior to the Final Borrowing Date an Additional Foreign Borrower Designation Agreement is executed and delivered by the U.S. Borrower, the Additional Foreign Borrower and the Administrative Agent as directed by the Required Lenders and all conditions set forth therein shall have been satisfied as determined by the Required Lenders in their sole discretion, each Lender with a Tranche C Term Loan Commitment severally agrees to make a term loan (each, a “Tranche C Term Loan” and, collectively, the “Tranche C Term Loans”) to the Additional Foreign Borrower, which Tranche C Term Loans:

(i) shall be incurred by the Additional Foreign Borrower pursuant to a single drawing on the Final Borrowing Date in an aggregate principal amount equal to the amount of the Total Tranche C Term Loan Commitment on such date (determined before giving effect to the reduction thereof on such date pursuant to Section 4.03(b)) for the purposes described in Section 9.11(a);

(ii) shall be denominated in U.S. Dollars;

(iii) except as hereafter provided, shall, at the option of the Additional Foreign Borrower, be incurred and maintained as Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Tranche C Term Loans made as part of the same Borrowing shall at all times consist of Tranche C Term Loans of the same Type; and

(iv) shall be made by each Lender in an aggregate principal amount not in excess of, the Tranche C Term Loan Commitment of such Lender on the Final Borrowing Date (determined before giving effect to the reduction thereof on such date pursuant to Section 4.03(b)).

Once repaid, Tranche C Term Loans incurred hereunder may not be reborrowed.

(d) Incremental Term Loans. Subject to and upon the terms and conditions set forth herein, (i) each Lender with an Incremental Term Loan Commitment for a given Tranche of Incremental Term Loans severally agrees, to make a term loan (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Incremental Term Loan Borrower for such Tranche, which Incremental Term Loans:

(i) shall be incurred pursuant to a single drawing for such Tranche on the applicable Incremental Term Loan Borrowing Date for the purposes described in Section 9.11(a);

(ii) shall be denominated in U.S. Dollars;

(iii) shall, except as hereinafter provided, at the option of the Incremental Term Loan Borrower for such Tranche, be incurred and maintained as one Borrowing of Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 2.10(b), all such Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type; and

(iv) shall not exceed for any such Incremental Term Loan Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche on the respective Incremental Term Loan Borrowing Date (before giving effect to the reduction thereof on such date pursuant to Section 4.03(b)).

Once repaid, Incremental Term Loans may not be reborrowed.

(e) Escrow Arrangement. If on or prior to the Final Borrowing Date, (x) an Additional Foreign Borrower Designation Agreement is not executed and delivered by the U.S. Borrower, the Additional Foreign Borrower and the Administrative Agent as directed by the Required Lenders or (y) all conditions set forth therein shall not have been satisfied as determined by the Required Lenders in their sole discretion, an amount equal to U.S.$50,000,000 (the “Escrowed Amount”) shall be funded on the Final Borrowing Date into an interest-bearing escrow account pursuant to an escrow agreement executed by the U.S. Borrower, the Administrative Agent and an escrow agent (which escrow agreement and escrow agent shall be satisfactory to the Required Lenders; such approval not to be unreasonably withheld or delayed) (the “Escrow Agreement”) and (i) until the release of the Escrowed Amount from escrow, the U.S. Borrower or, if specified by the U.S. Borrower and the Canadian Borrower on or prior to the Final Borrowing Date and approved by the Canadian Court pursuant to an amendment, restatement, supplement or modification to the Initial Order (or, if applicable, an Other CCAA Order), the Canadian Borrower, shall pay an amount equal to the interest that would be payable on the Escrowed Amount if it were a Eurodollar Loan hereunder (which amount may be reimbursed by the Additional Foreign Borrower to the U.S. Borrower or Canadian Borrower, as applicable, upon their request) and (ii) the Escrowed Amount shall be released from escrow in accordance with the terms and conditions of the Escrow Agreement (A) to the Additional Foreign Borrower as a Tranche C Term Loan, upon satisfaction of the conditions therefor specified in the Additional Foreign Borrower Designation Agreement, (B) if agreed to by the Required Lenders, to the U.S. Borrower as a Tranche A Term Loan or, if specified by the U.S. Borrower and the Canadian Borrower on or prior to the date of such release and approved by the Canadian Court pursuant to an amendment, restatement, supplement or modification to the Initial Order (or, if applicable, an Other CCAA Order), to the Canadian Borrower as a Tranche B Term Loan or (C) to the Administrative Agent for repayment to the Lenders at any time if so requested by the U.S. Borrower, or automatically on the 120th day following the Final Borrowing Date if either of the foregoing releases specified in clauses (A) and (B) have not occurred by such date, it being understood for the avoidance of doubt that the U.S. Borrower shall pay to the Administrative Agent for the account of each Lender a fee on such repaid amounts equal to 1.00% multiplied by such repaid amounts, which fee shall constitute an Exit Fee for purposes of Section 4.01(c) and for all other purposes of the Credit Documents.

2.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche of Loans to be made or maintained pursuant to the respective Borrowing. More than one Borrowing may be incurred on any day, but at no time shall there be outstanding more than ten (10) Borrowings of Eurodollar Loans.

2.03 Notice of Borrowing. (a) Whenever a Borrower desires to make a Borrowing of Loans hereunder, an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be given by or on behalf of the respective Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Incremental Term Loans, (iv) in the case of Incremental Term Loans, the Borrower thereof, and (v) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto, which shall be three months. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender’s proportionate share thereof (determined in accordance with Section 2.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) Without in any way limiting the obligation of each Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may, prior to receipt of written confirmation, act without liability upon the basis of any such telephonic notice reasonably believed by the Administrative Agent in good faith to be from an Authorized Officer of such Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive evidence of the contents of such notice, absent manifest error.

2.04 Disbursement of Funds. Not later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Lender with a Commitment under the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date. All such amounts shall be made available in U.S. Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the respective Borrower at the Payment Office or such other location as may be reasonably satisfactory to the Administrative Agent and specified in the relevant Notice of Borrowing the aggregate of the amounts so made available by the Lenders prior to 1:00 P.M. (New York time) on such day to the extent of funds actually received by the Administrative Agent prior to such time on such day. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the relevant Borrower to pay immediately such corresponding amount to the Administrative Agent and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the relevant Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from the respective Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.05 Notes. (a) Subject to the provisions of Section 2.05(g), the Borrowers’ obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a “Tranche A Term Note” and, collectively, the “Tranche A Term Notes”), (ii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Canadian Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a “Tranche B Term Note” and, collectively, the “Tranche B Term Notes”), (iii) if Tranche C Term Loans, by a promissory note duly executed and delivered by the Additional Foreign Borrower substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a “Tranche C Term Note” and, collectively, the “Tranche C Term Notes”) and (iv) if Incremental Term Loans, by a promissory note duly executed and delivered by the Incremental Term Loan Borrower for such Tranche substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, an “Incremental Term Note” and, collectively, the “Incremental Term Notes”).

(b) The Tranche A Term Note issued to each Lender with a Tranche A Term Loan Commitment or outstanding Tranche A Term Loans shall (i) be executed by the U.S. Borrower, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Initial Borrowing Date (or, in the case of any Tranche A Term Note issued after the Initial Borrowing Date, the date of issuance thereof), (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the Tranche A Term Loan Commitment of such Lender on the Initial Borrowing Date before giving effect to any reductions thereto on such date (or, in the case of any Tranche A Term Note issued after the Initial Borrowing Date, in a stated principal amount (expressed in U.S. Dollars) equal to the sum of the outstanding principal amount of the Tranche A Term Loan of such Lender and the Tranche A Term Loan Commitment of such Lender on the date of the issuance thereof) and be payable in the outstanding principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c) The Tranche B Term Note issued to each Lender with a Tranche B Term Loan Commitment or outstanding Tranche B Term Loans shall (i) be executed by the Canadian Borrower, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Initial Borrowing Date (or, in the case of any Tranche B Term Note issued after the Initial Borrowing Date, the date of issuance thereof), (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the Tranche B Term Loan Commitment of such Lender on the Initial Borrowing Date before giving effect to any reductions thereto on such date (or, in the case of any Tranche B Term Note issued after the Initial Borrowing Date, in a stated principal amount (expressed in U.S.

Dollars) equal to the sum of the outstanding principal amount of the Tranche B Term Loan of such Lender and the Tranche B Term Loan Commitment of such Lender on the date of the issuance thereof) and be payable in the outstanding principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(d) The Tranche C Term Note issued to each Lender with a Tranche C Term Loan Commitment or outstanding Tranche C Term Loans shall (i) be executed by the Additional Foreign Borrower, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Final Borrowing Date (or, in the case of any Tranche C Term Note issued after the Final Borrowing Date, the date of issuance thereof), (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the Tranche C Term Loan Commitment of such Lender on the Final Borrowing Date before giving effect to any reductions thereto on such date and be payable in the outstanding principal amount of Tranche C Term Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(e) The Incremental Term Note issued to each Lender with an Incremental Term Loan Commitment or outstanding Incremental Term Loans under a given Tranche shall (i) be executed by the Incremental Term Loan Borrower for such Tranche, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the Incremental Term Loan Commitment of such Lender on the Incremental Term Loan Borrowing Date (prior to the incurrence of any Incremental Term Loans pursuant thereto on such date) (or, if issued thereafter, be in a stated principal amount (expressed in U.S. Dollars) equal to the outstanding principal amount of the Incremental Term Loans of such Lender on the date of issuance thereof) and be payable (in U.S. Dollars) in the principal amount of the Incremental Term Loans evidenced thereby from time to time, (iv) mature on the Incremental Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of Base Rate Loans or Eurodollar Loans, as applicable, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect each Borrower’s obligations in respect of any Loans.

(g) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders that at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to each Borrower shall affect or in any manner impair the obligations of the respective Borrower to pay the

Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (f). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the relevant Borrower shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

2.06 Conversions and Continuations. Each Borrower shall have the option to convert, on any Business Day occurring after the Initial Borrowing Date, all or a portion equal to at least the applicable Minimum Borrowing Amount (and, if greater, in an integral multiple of U.S.$500,000) of the outstanding principal amount of Loans made pursuant to one or more Borrowings of one or more Types under a single Tranche into a Borrowing or Borrowings of another Type under such Tranche, provided that (i) except as otherwise provided in Section 2.10(b) or unless the respective Borrower pays all amounts owing pursuant to Section 2.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted, (ii) no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount applicable thereto, and (iii) Base Rate Loans may not be converted into Eurodollar Loans if an Event of Default is in existence on the date of conversion and the Administrative Agent (on behalf of the Required Lenders) has given notice to the U.S. Borrower that no such conversion shall be permitted while such Event of Default is continuing. Each such conversion shall be effected by a Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days’ prior notice (each, a “Notice of Conversion/Continuation”) in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto, which shall be three months. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

2.07 Pro Rata Borrowings. All Borrowings of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Incremental Term Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of such Lenders’ Tranche A Term Loan Commitments, Tranche B Term Loan Commitments, Tranche C Term Loan Commitments and Incremental Term Loan Commitments, as the case may be. The funding of the Escrowed Amount pursuant to Section 2.01(e) shall be funded by the Lenders pro rata on the basis of such Lenders’ aggregate Tranche A Term Loan Commitments and Tranche B Term Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.08 Interest. (a) The U.S. Borrower hereby agrees to pay (in the case of Tranche A Term Loans and U.S. Borrower Incremental Term Loans, in each case maintained as Base Rate Loans), the Canadian Borrower hereby agrees to pay (in the case of Tranche B Term Loans and Canadian Borrower Incremental Term Loans, in each case maintained as Base Rate Loans) and the Additional Foreign Borrower hereby agrees to pay (in the case of Tranche C Term Loans and Additional Foreign Borrower Incremental Term Loans, in each case maintained as Base Rate Loans), interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date the proceeds thereof are made available to it until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time during the period such Base Rate Loan is outstanding plus the relevant Applicable Margin as in effect from time to time.

(b) The U.S. Borrower hereby agrees to pay (in the case of Tranche A Term Loans and U.S. Borrower Incremental Term Loans maintained as Eurodollar Loans), the Canadian Borrower hereby agrees to pay (in the case of Tranche B Term Loans and Canadian Borrower Incremental Term Loans, in each case maintained as Eurodollar Loans) and the Additional Foreign Borrower hereby agrees to pay (in the case of Tranche C Term Loans and Additional Foreign Borrower Incremental Term Loans, in each case maintained as Eurodollar Loans), interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date the proceeds thereof are made available to it until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the relevant Applicable Margin as in effect from time to time.

(c) [Intentionally Omitted].

(d) To the fullest extent permitted by applicable law, overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Eurodollar Loans, equal to 2.00% per annum in excess of the Applicable Margin for Eurodollar Loans as in effect from time to time plus the Eurodollar Rate for such successive periods not exceeding one month as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid, and (2) in all other cases, equal to the greater of (x) 2.00% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2.00% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

(e) Accrued (and theretofore unpaid) interest shall be calculated daily and payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any conversion into a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10(b), as applicable (on the amount converted) ,and (y) the last day of each Interest Period applicable thereto and (iii) in respect of each Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand.

(f) All computations of interest hereunder shall be made in accordance with Section 13.07(b) and (c).

(g) Upon each Interest Determination Date, the Administrative Agent shall determine the relevant Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the respective Borrower and the respective Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09 Interest Periods. At the time a Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or the continuation as or conversion into, any Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loans (in the case of any subsequent Interest Period), the interest period (each, an “Interest Period”) shall be a three-month period; provided that:

(i) all Eurodollar Loans comprising the same Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (or the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) no Interest Period in respect of any Borrowing under a given Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans;

(vi) no Interest Period may be elected at any time an Event of Default is then in existence if the Administrative Agent (on the behalf of the Required Lenders) has given notice to the U.S. Borrower that no Interest Period may be elected while such Event of Default is continuing; and

(vii) no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment for the respective Tranche of Term Loans will be required to be made under Section 5.02(b), if, after giving effect to the election of such Interest Period, the aggregate principal amount under such Tranche of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount under such Tranche of Term Loans then outstanding less the aggregate amount of such required Scheduled Repayment.

2.10 Increased Costs; Illegality; etc. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iv) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payments to a Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances affecting such Lender, the applicable interbank market or the position of such Lender in such market (whether or not such Lender was a Lender at the time of such occurrence); or

(iii) at any time after the Effective Date, that the making or continuance of any Eurodollar Loan has been made unlawful by any law or governmental rule, regulation or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the affected Borrower, and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, in the event Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies Holdings, any affected Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by each Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (x) in the case of clause (ii) above, the respective Borrower or Borrowers agrees, subject to the provisions of Section 13.24 (to the extent applicable), to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (with the written notice as to the additional amounts owed to such Lender, submitted to the respective Borrower or Borrowers by such Lender in accordance with the foregoing to be, absent manifest error, final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the respective Borrower’s or Borrowers’ obligations to pay additional amounts pursuant to this Section 2.10(a) upon the subsequent receipt of such notice), and (y) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the affected Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 2.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially (or pursuant to a conversion), cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, in the case of a Eurodollar Loan, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 2.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law); provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c) If any Lender shall have determined after the Effective Date that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such other corporation’s capital or assets as a consequence of such Lender’s Commitment or Commitments hereunder or its obligations hereunder to each Borrower to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or such other corporation’s policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the next succeeding sentence of this clause (c), such Borrower agrees, subject to the provisions of Section 13.24 (to the extent applicable), to pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction in the rate of return to such Lender or such other corporation. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the relevant Borrower (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth such Lender’s basis for asserting its rights under this Section 2.10(c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although (subject to the provisions of Section 13.24 (to the extent applicable)) the failure to give any such notice shall not release or diminish such Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon the subsequent receipt of such notice. A Lender’s good faith determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

2.11 Compensation. Each Borrower severally agrees, subject to the provisions of Section 13.24 (to the extent applicable), to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or any Agent) a Borrowing of, or a conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any repayment (including any repayment made pursuant to Sections 5.01 or 5.02 or as a result of an acceleration of the Loans pursuant to Section 11 or as a result of the replacement of a Lender pursuant to Sections 2.13 or 5.01) or conversion or realignment of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the respective Borrower or Borrowers; or (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.10(b). Each Lender’s calculation of the amount of compensation owing pursuant to this Section 2.11 shall be made in good faith. A Lender’s basis for requesting compensation pursuant to this Section 2.11 and a Lender’s calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.12 Change of Lending Office. (a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule 2.12(a), one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made by such Lender; provided that, for designations made after the Effective Date, to the extent such designation shall result in increased costs under Sections 2.10 or 5.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although if such designation results in increased costs, the Borrowers shall be obligated to pay the costs which would have applied in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Except as provided in the immediately preceding sentence, each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

(b) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Sections 2.10(a)(ii) or (iii), Section 2.10(c) or Section 5.04 with respect to such Lender, it will, if requested by the applicable Borrower by notice to such Lender, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of each Borrower or the rights of any Lender provided in Sections 2.10 and 5.04.

2.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or (y) upon the occurrence of any event giving rise to the operation of Sections 2.10(a)(ii) or (iii), Section 2.10(c) or Section 5.04 with respect to any Lender which results in such Lender charging to each Borrower increased costs materially in excess of the average costs being charged by the other Lenders in respect of such contingency, the U.S. Borrower shall have the right, in accordance with the requirements of Section 13.04(b), to replace such Lender (the “Replaced Lender”) with one or more Eligible Transferees (collectively, the “Replacement Lender”), none of whom shall constitute a Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent; provided that:

(i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all then outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (in the relevant currency or currencies) of (A) an amount equal to the principal of, and all accrued interest on, all then outstanding Loans of the respective Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01; and

(ii) all obligations of the Borrowers owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid but including all amounts, if any, owing under Section 2.11 shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, the recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Lender (when applicable), delivery to the Replacement Lender of the appropriate Note or Notes executed by the respective Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 5.04, 13.01 and 13.06), which shall survive as to such Replaced Lender. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 2.13, each Borrower hereby irrevocably authorizes Holdings to take all necessary action, in the name of such Borrower as described above in this Section 2.13 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 2.13.

2.14 [Intentionally Omitted].

2.15 Incremental Term Loan Commitments. (a) So long as no Default or Event of Default is then in existence, each Borrower shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.15, and with the consent of the Required Lenders, to request at one time after the Initial Borrowing Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders) provide Incremental Term Loan Commitments to such Borrower and, subject to the terms and conditions contained in this Agreement and in the Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by such Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 2.15, such Lender shall not be obligated to fund any Incremental Term Loans, (ii) each Tranche of Incremental Term Loan Commitments shall be made available to a single Borrower and shall be denominated in U.S. Dollars,

(iii) the amount of Incremental Term Loan Commitments made available pursuant to a given Incremental Term Loan Commitment Agreement shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment thereunder (including Eligible Transferees who will become Lenders) of U.S.$10,000,000, (iv) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 2.15 on and after the Effective Date shall not exceed U.S.$25,000,000, (v) each Incremental Term Loan Commitment Agreement shall specifically designate, with the approval of the Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans), unless the requirements of Section 2.15(c) are satisfied), (vi) if to be incurred as a new Tranche of Incremental Term Loans, such Incremental Term Loans shall have the same terms as each other Tranche of Term Loans as in effect immediately prior to the effectiveness of the applicable Incremental Term Loan Agreement, except as to purpose and mandatory repayment application provisions (which are governed by Section 5.02); provided, however, that (I) the maturity and amortization of such Tranche of Incremental Term Loans may differ, so long as such Tranche of Incremental Term Loans shall have (a) an Incremental Term Loan Maturity Date of no earlier than the Maturity Date and (b) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Tranche A Term Loans and (II) the “interest rate” for such Tranche of Incremental Term Loans as of the Incremental Term Loan Borrowing Date therefor (which, for such purposes only, shall be determined by the Administrative Agent and deemed to include all upfront or similar fees or original issue discount (amortized over the life of such Incremental Term Loans) payable to all Lenders providing such Incremental Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Tranche of Incremental Term Loans) may exceed the “interest rate” then applicable to the Tranche A Term Loans, Tranche B Term Loans and the Tranche C Term Loans, in the case of a new Tranche of Incremental Term Loans (as such “interest rate” shall have been determined by the Administrative Agent on the same basis provided in the immediately preceding parenthetical) if the Applicable Margin for the Tranche A Term Loans, Tranche B Term Loans and the Tranche C Term Loans is increased to the Applicable Increased Term Loan Rate for such Tranche of Incremental Term Loans, (vii) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) incurred by a given Incremental Term Loan Borrower shall be Obligations of such Incremental Term Loan Borrower under this Agreement and the other applicable Credit Documents and shall be secured by the relevant Security Agreements, and guaranteed under each relevant Guaranty, on a pari passu basis with all other Loans secured by each such Security Agreement and guaranteed under each such Guaranty and (viii) each Lender (including any Eligible Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 2.01(d) and such Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents.

(b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 2.15, the respective Incremental Term Loan Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit O (appropriately completed), with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date on which (w) a fully executed copy of the respective Incremental Term Loan Commitment Agreement shall have been delivered to the Administrative Agent, (x) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent), (y) all Incremental Term Loan Commitment Requirements are satisfied, and (z) all other conditions set forth in this Section 2.15 shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time, (i) Schedule 1 shall be deemed modified to reflect the revised Incremental Term Loan Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Term Loan Lender, Incremental Term Notes will be issued at the respective Incremental Term Loan Borrower’s expense, to such Incremental Term Loan Lender, to be in conformity with the requirements of Section 2.05 (with appropriate modification) to the extent needed to reflect the new Incremental Term Loans made by such Incremental Term Loan Lender.

(c) Notwithstanding anything to the contrary contained above in this Section 2.15, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, B-1, B-2, C-1, C-2, etc.), provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Term Loans, in any case so long as the following requirements are satisfied:

(i) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Borrower, the same Maturity Date, the same Applicable Margins and the same currency denomination as the Tranche of Term Loans to which the new Incremental Term Loans are being added;

(ii) the new Incremental Term Loans shall have the same Scheduled Repayment dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added with the amount of each Scheduled Repayment applicable to such new Incremental Term Loans to be the same on a proportionate basis as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Repayment of the respective Tranche proportionately; and

(iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the respective Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under the respective holding Tranche of Term Loans participates in each outstanding Borrowing of Term Loans of the respective Tranche (after giving effect to the incurrence of such new Incremental Term Loans pursuant to Section 2.01(d)) on a pro rata basis.

To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Eurodollar Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period, then applicable to outstanding Eurodollar Loans of such Tranche and which will end on the last day of such Interest Period). In connection therewith, it is hereby agreed that, to the extent the Incremental Term Loans are to be so added to the then outstanding Borrowings of Term Loans of such Tranche which are maintained as Eurodollar Loans, the Lenders that have made such Incremental Term Loans shall be entitled to receive from the U.S. Borrower such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the new Incremental Term Loans of the respective Tranche during an existing Interest Period (rather than at the beginning of the respective Interest Period based upon rates then applicable thereto). All determinations by any Lender pursuant to the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

SECTION 3. [Intentionally Omitted].

SECTION 4. Fees; Commitments.

4.01 Fees. Each Borrower agrees to pay to the Administrative Agent and the Lenders, as applicable, the following fees:

(a) an agency fee, payable to the Administrative Agent for its own account in such amounts and at such times as have been agreed to in writing by the Borrowers and the Administrative Agent;

(b) an upfront fee, payable to the Administrative Agent for the account of each Lender on the Interim Order Entry Date in an amount equal to 3.00% multiplied by the aggregate amount of the Tranche A Term Loan Commitments, Tranche B Term Loan Commitments, Tranche C Term Loan Commitments and, if applicable, Incremental Term Loan Commitments, in each case of such Lender as of the Interim Order Entry Date; and

(c) an exit fee, payable to the Administrative Agent for the account of each Lender on the date of termination of the undrawn Tranche A Term Loan Commitments, Tranche B Term Loan Commitments, Tranche C Term Loan Commitments and, if applicable, Incremental Term Loan Commitments, in each case of such Lender (other than pursuant to Section 4.03(b) by reason of a Borrowing) or upon each repayment or prepayment of the Loans, in an amount equal to 1.00% multiplied by (i) the amount of such Commitments so terminated and (ii) the amount of principal of such Loans repaid or prepaid (such fee, together with the fee payable pursuant to Section 2.01(e)(C), an “Exit Fee”);

(d) an extension fee, payable by the Borrowers to the Administrative Agent for the account of each Lender on the date of the extension of the Maturity Date as described in the definition of “Maturity Date”, in an amount equal to 1.00% multiplied by the sum of the aggregate outstanding principal amount of the Loans of such Lender plus the aggregate amount of the Tranche A Term Loan Commitments, Tranche B Term Loan Commitments, Tranche C Term Loan Commitments and, if applicable, Incremental Term Loan Commitments, in each case of such Lender immediately after to giving effect to such extension; and

(e) such other fees, to each Agent, for its own account, as have been agreed to in writing by the Borrowers and such Agent.

All computations of Fees shall be made in accordance with Section 13.07(b) and (c) and all fees shall be payable in U.S. Dollars and shall be non-refundable under all circumstances.

4.02 Voluntary Termination of Commitments. Upon at least three (3) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, at any time or from time to time, without premium or penalty (other than Exit Fees on the amount of the Total Commitment), to terminate the Total Commitment in whole but not in part.

4.03 Mandatory Reduction of Commitments.

(a) The Total Commitment (other than the Total Incremental Term Loan Commitment under a given Tranche) and the Tranche A Term Loan Commitment and Tranche B Term Loan Commitments shall terminate at 5:00 P.M. (New York time) on (i) August 14, 2009 unless the Initial Borrowing Date has occurred on or before such time or (ii) the Final Borrowing Date.

(b) In addition, upon each Borrowing of Loans of any Tranche under Section 2.01 hereof, the aggregate Commitments of such Tranche shall be reduced by the principal amount of Loans of such Tranche included in such Borrowing.

(c) Upon the execution and delivery of the Additional Foreign Borrower Designation Agreement, (i) the Total Tranche A Term Loan Commitment shall be reduced on a dollar-for-dollar basis by the amount of the Total Tranche C Term Loan Commitment specified therein to reduce the Total Tranche A Term Loan Commitment and (ii) the Total Tranche B Term Loan Commitment shall be reduced on a dollar-for-dollar basis by the amount of the Total Tranche C Term Loan Commitment specified therein to reduce the Total Tranche B Term Loan Commitment.

(d) Each reduction to the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment and the Total Incremental Term Loan Commitment under a given Tranche pursuant to this Section 4.03 as provided above shall be applied proportionately to reduce the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment and the Incremental Term Loan Commitment under such Tranche, as the case may be, of each Lender with such a Commitment.

(e) Each termination or reduction of the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment and the Total Incremental Term Loan Commitment under a given Tranche and the Total Commitment shall be permanent.

SECTION 5. Prepayments; Repayments; Taxes.

5.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to such Borrower, with the payment of Exit Fees but without premium or penalty except as otherwise provided in this Agreement, in whole but not in part, at any time and from time to time on the following terms and conditions:

(i) an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, U.S. Borrower Incremental Term Loans, Canadian Borrower Incremental Term Loans or Additional Foreign Borrower Incremental Term Loans, the amount of the Loans to be prepaid and the Types of Loans to be repaid, which notice shall be given by an Authorized Officer of such Borrower (x) prior to 1:00 P.M. (New York time) at least one Business Day prior to the date of such prepayment in the case of Loans maintained as Base Rate Loans and (y) prior to 10:00 A.M. (New York time) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, and such written notice shall be promptly transmitted by the Administrative Agent to each of the Lenders;

(ii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 5.01 on any date other than the last day of the Interest Period applicable thereto, such Borrower shall pay the amounts required pursuant to Section 2.11; and

(iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans made pursuant to such Borrowing.

5.02 Mandatory Repayments. (a) [Intentionally Omitted].

(b) (i) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date set forth below, the U.S. Borrower shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, (A) in an amount equal to 0.25% of the original principal amount of the Tranche A Term Loans on the last day of each Fiscal Quarter (each such repayment, as the same may be reduced as provided in Section 5.02(g) and as the same may be increased as provided in clause (ii) of Section 2.15(c), a “Tranche A Term Loan Scheduled Repayment”) and (B) in an amount equal to the balance of the outstanding Tranche A Term Loans payable on the Maturity Date.

(ii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each date set forth below, the Canadian Borrower shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, (A) in an amount equal to 0.25% of the original principal amount of the Tranche B Term Loans on the last day of each Fiscal Quarter (each such repayment, as the same may be reduced as provided in Section 5.02(g) and as the same may be increased as provided in clause (ii) of Section 2.15(c), a “Tranche B Term Loan Scheduled Repayment”) and (B) in an amount equal to the balance of the outstanding Tranche B Term Loans payable on the Maturity Date.

(iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each date set forth below, the Additional Foreign Borrower shall be required to repay that principal amount of Tranche C Term Loans, to the extent then outstanding, (A) in an amount equal to 0.25% of the original principal amount of the Tranche C Term Loans on the last day of each Fiscal Quarter (each such repayment, as the same may be reduced as provided in Section 5.02(g) and as the same may be increased as provided in clause (ii) of Section 2.15(c), a “Tranche C Term Loan Scheduled Repayment”) and (B) in an amount equal to the balance of the outstanding Tranche C Term Loans payable on the Maturity Date.

(iv) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, each Incremental Term Loan Borrower shall be required to make, with respect to each Tranche of Incremental Term Loans of such Incremental Term Loan Borrower, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term Loan Commitment Agreement (each such repayment, as the same may be reduced as provided in Sections 4.02, 5.01 and 5.02(g), an “Incremental Term Loan Scheduled Repayment”); provided that, if any Incremental Term Loans are incurred which will be added to (and form part of) an existing Tranche of Incremental Term Loans as contemplated by Section 2.15(c), the amount of the then remaining Incremental Term Loan Scheduled Repayments of the respective Tranche shall be proportionally increased (with the aggregate amount of increases to the then remaining Incremental Term Loan Scheduled Repayments to equal the aggregate principal amount of such new Incremental Term Loans then being incurred) in accordance with the requirements of clause (ii) of Section 2.15(c).

(c) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives Net Proceeds from any Asset Sale, unless a Reinvestment Notice shall have been timely delivered in respect thereof, an amount equal to 100% of the Net Proceeds from such Asset Sale shall be applied as a mandatory prepayment in accordance with the requirements of Sections 5.02(g) and (h); provided that, notwithstanding the foregoing, (i) the aggregate Net Proceeds of Asset Sales that may be excluded from the foregoing prepayment requirement under this Section 5.02(c) pursuant to Reinvestment Notices, together with the aggregate Net Proceeds of Recovery Events that may be excluded from the prepayment requirement under Section 5.02(e) pursuant to Reinvestment Notices, shall not exceed U.S.$25,000,000 and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans as set forth in Sections 5.02(g) and (h).

(d) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted pursuant to Section 10.01(a)) or from any issuance of Equity Interests, an amount equal to 100% of the Net Proceeds from such incurrence or issuance shall be applied as a mandatory prepayment in accordance with the requirements of Sections 5.02(g) and (h).

(e) In addition to any other mandatory repayments pursuant to this Section 5.02, within five Business Days following each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, unless a Reinvestment Notice shall have been timely delivered in respect thereof, an amount equal to 100% of the Net Proceeds of such Recovery Event shall be applied as a mandatory prepayment in accordance with the requirements of Sections 5.02(g) and (h); provided that, notwithstanding the foregoing, (i) the aggregate Net Proceeds of Recovery Events that may be excluded from the foregoing prepayment requirement under this Section 5.02(e) pursuant to Reinvestment Notices, together with the aggregate Net Proceeds of Asset Sales that may be excluded from the prepayment requirement under Section 5.02(c) pursuant to Reinvestment Notices, shall not exceed U.S.$25,000,000 and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans as set forth in Sections 5.02(g) and (h).

(f) [Intentionally Omitted].

(g) (I) Each amount required to be applied pursuant to Sections 5.02(c), (d) and (e) in accordance with this Section 5.02(g) shall be applied to repay the outstanding principal amount of Term Loans.

(II) Each amount required to be applied to repay outstanding Term Loans pursuant to this Section 5.02(g) shall be applied pro rata to each Tranche of Term Loans (based upon the then outstanding principal amounts of the respective Tranches of Term Loans).

(III) All repayments of outstanding Term Loans required by Sections 5.02(c), (d) and (e) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto).

(h) With respect to each repayment of Loans required by this Section 5.02, the respective Borrower may (subject to the requirements of preceding clause (g)) designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) in the case of repayments of Eurodollar Loans, repayments of such Loans pursuant to this Section 5.02 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by payment by the respective Borrower of all amounts owing in connection therewith pursuant to Section 2.11; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable to the respective Eurodollar Loans, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

5.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in U.S. Dollars in immediately available funds at the Payment Office of the Administrative Agent in respect of any obligation of the Borrowers under this Agreement. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 12:00 Noon (New York time) like funds relating to the payment of principal, interest or Fees ratably to the Lenders entitled thereto. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

5.04 Net Payments. (a) All payments made by any Credit Party under any Credit Document (including, in the case of Holdings or the U.S. Borrower, in its capacity as a guarantor pursuant to Section 14 or 15, as the case may be) or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding (i) any tax imposed on or measured by the net income, capital, or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein and (ii) any U.S. withholding tax that is imposed on amounts payable to such Lender with respect to any such payments of the U.S. Borrower at the time such Lender becomes party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the U.S. Borrower with respect to such withholding taxes pursuant to this paragraph 5.04(a)) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the respective Borrower (or other Credit Party making the payment) shall, subject to the limitations with respect to the application of this Section 5.04 set forth in the first sentence of Section 2.12(a) and in the penultimate sentence of Section 13.04(b), pay the full amount of such Taxes to the appropriate Governmental Authority, and shall pay such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The respective Borrower (or Credit Party) will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts or, to the extent such tax receipts are not customarily provided by the relevant Governmental Authority, other evidence of payment of such Tax reasonably acceptable to the Lender, evidencing such payment by such Borrower (or the respective other Credit Party). The Credit Agreement Parties jointly and severally agree (and each Subsidiary Guarantor pursuant to its respective Subsidiary Guaranty, and the incorporation by reference therein of the provisions of this Section 5.04, shall agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes levied or imposed on and paid by such Lender.

(b) Each Lender that is a Lender to the U.S. Borrower and that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the U.S. Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is a Lender to the U.S. Borrower and that is an assignee or transferee of an interest under this Agreement pursuant to Sections 2.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D appropriately completed (any such certificate, a “Section 5.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender that is a Lender to the U.S. Borrower agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the U.S. Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the U.S. Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b); provided, however, in the event that the Lender cannot deliver any Form or Certificate which certifies to such Lender’s complete exemption from United States withholding tax as of such date, the U.S. Borrower shall not be obligated pursuant to Section 5.04(a) to gross-up payments to be made to such Lender in respect of United States withholding taxes except to the extent that the Lender’s inability to provide the Form or Certificate is directly as a result of changes, after the date the Lender became a party to this Agreement, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such United States withholding taxes. Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the U.S. Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable by the U.S. Borrower hereunder for the account of any Lender that is a Lender to the U.S. Borrower and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the U.S. Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the U.S. Borrower shall not be obligated pursuant to Section 5.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States (including, without limitation, United States withholding taxes) if (I) such Lender has not provided to the U.S. Borrower the Internal Revenue Service Forms required to be provided to the U.S. Borrower pursuant to this Section 5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence (x) from amounts payable to or for the account of such Lender under Section 2.01(e), but only if and to the extent the amounts deducted or withheld exceed the amounts that would have been deducted or withheld if the amounts payable to such Lender under Section 2.01(e) were instead payable to or for the account of such Lender with respect to interest payments on a Tranche A Term Loan or a Tranche B Term Loan, as applicable, or (y) as a result of any changes after the Effective Date (or, if later, after the date such Lender became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.

(c) If any Borrower pays any additional amount under this Section 5.04 to a Lender and such Lender determines in its sole good faith discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to such Borrower an amount that the Lender shall, in its sole good faith discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole good faith discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to such Borrower pursuant to this Section 5.04(c) shall be treated as a Tax for which such Borrower is obligated to indemnify such Lender pursuant to this Section 5.04 without any exclusions or defenses; (iii) nothing in this Section 5.04(c) shall require the Lender to disclose any confidential information to such Borrower (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Section 5.04(c) at any time which a Default or Event of Default exists.

(d) Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the Non-U.S. Borrower any information, in each case, as reasonably requested by the Non-U.S. Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; provided, however, that nothing in this Section 5.04(c) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).

SECTION 6. Conditions Precedent to Credit Events on the Initial Borrowing Date and the Final Borrowing Date.

Initial Borrowing Date

A. All obligations of each Lender to make each Loan hereunder on the Initial Borrowing Date is subject to the satisfaction of the Required Lenders in their sole discretion of the following applicable conditions precedent (subject to Section 9.21), and such other conditions as set forth herein, in each case on or prior to 5:00 p.m. (New York time) on August 14, 2009 and, if such conditions are not satisfied by such time, all obligations of each Lender under the DIP Facility (including the Total Commitment) shall terminate at such time unless extended prior to such time by the Required Lenders in their sole discretion:

6.01 Effective Date; Delivery of Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender which has requested the same the appropriate Tranche A Term Note and Tranche B Term Note, in each case executed by the relevant Borrower and in the amount, maturity and as otherwise provided herein.

6.02 Officer’s Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from the U.S. Borrower, dated such date and signed by the chairman, a vice-chairman, the president or any vice-president of the U.S. Borrower, and attested to by the secretary, any assistant secretary or other senior officer of such the U.S. Borrower, certifying that all of the applicable conditions set forth in Sections 6.05 and 6.07 and Section 7.01 (other than such conditions that are expressly subject to the satisfaction of the Agents and/or the Required Lenders), have been satisfied on such date.

6.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Davies Ward Phillips & Vineberg LLP, special Canadian counsel to the Canadian Credit Parties, an opinion addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date in form and substance satisfactory to the Required Lenders and (ii) from foreign counsel to the Credit Parties and/or the Agents in The Netherlands, Germany, France, Brazil and Mexico, in each case reasonably satisfactory to the Agents, opinions which shall (x) be addressed to each Agent, the Collateral Agent and each of the Lenders and be dated the Initial Borrowing Date, (y) cover various matters regarding the execution, delivery and performance of the Global Subsidiaries Guaranty, the Local Law Pledge Agreements, the Brazilian Security Agreements, the Mexican Security Agreements and the Dutch Security Agreements and the perfection and, to the extent required by the Administrative Agent, priority of security interests granted by Credit Parties in respect of entities organized in such jurisdiction, and/or such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) be in form, scope and substance reasonably satisfactory to the Agents.

6.04 Company Documents; Proceedings; Capital Structure. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice-chairman, the president or any vice-president of such Credit Party, and attested to by the secretary, any assistant secretary or other senior officer of such Credit Party, in the form of Exhibit F (or, in respect of each Credit Party other than the U.S. Borrower, with such modification thereto as may be acceptable to the Administrative Agent in its sole discretion) with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and all of the foregoing (including each such certificate of incorporation, by-laws or other organizational document) shall be reasonably satisfactory to the Agents.

(b) On the Initial Borrowing Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance in the sole discretion of Required Lenders, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings and governmental approvals, if any, which the Required Lenders may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

6.05 Adverse Change, etc. Except as set forth on Schedule 6.05 hereto, since July 14, 2009, no Material Adverse Effect (other than by virtue of the commencement of the Cases) shall have occurred.

6.06 Litigation. Except as set forth on Schedule 6.06, on the Initial Borrowing Date, there shall be no actions, suits, proceedings or investigations pending or threatened (a) with respect to the Transaction or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated hereby and thereby or (b) which any Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

6.07 Approvals. On or prior to the Initial Borrowing Date, (i) all necessary governmental (domestic and foreign), regulatory and third party approvals and/or consents required in connection with any Existing Indebtedness, the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent, and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the making of the Loans and the transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of the Loans or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

6.08 [Intentionally Omitted].

6.09 [Intentionally Omitted].

6.10 [Intentionally Omitted].

6.11 Outstanding Indebtedness and Preferred Stock. On the Initial Borrowing Date and after giving effect to the consummation of the Transaction, Holdings and its Subsidiaries shall have no outstanding Preferred Equity or Indebtedness, except for (i) Indebtedness pursuant to or in respect of the Credit Documents, (ii) Intercompany Scheduled Existing Indebtedness, and (iii) such other existing indebtedness of Holdings and its Subsidiaries, if any, as shall be permitted by the Agents and Required Lenders to remain outstanding (all of which shall be listed as Third Party Scheduled Existing Indebtedness on Part A of Schedule 8.18; provided that such Indebtedness not in excess of U.S.$10,000,000 in the aggregate (“Unscheduled Third Party Indebtedness”) shall not be required to be listed as Third Party Scheduled Existing Indebtedness on Part A of Schedule 8.18).

6.12 Consent Letter. On the Initial Borrowing Date, the Administrative Agent shall have received a letter from Corporation Service Company, presently located at 80 State Street, Albany, New York, 12207, substantially in the form of Exhibit M (appropriately completed), indicating its consent to its appointment by the Canadian Borrower as its agent to receive service of process as specified in Section 13.08.

6.13 Subsidiaries Guaranties; Intercompany Subordination Agreement. (a) On the Initial Borrowing Date, each Global Subsidiaries Guarantor shall have duly authorized, executed and delivered the Global Subsidiaries Guaranty in form and substance satisfactory to the Required Lenders (as amended, modified, restated and/or supplemented from time to time, the “Global Subsidiaries Guaranty”), guaranteeing all of the obligations of each of the Borrowers as more fully provided therein, and the Global Subsidiaries Guaranty shall be in full force and effect.

(b) On the Initial Borrowing Date, each Canadian Subsidiary Guarantor shall have duly authorized, executed and delivered the Canadian Subsidiaries Guaranty in form and substance satisfactory to the Required Lenders (as amended, modified, restated and/or supplemented from time to time, the “Canadian Subsidiaries Guaranty”), guaranteeing all of the obligations of the Canadian Borrower as more fully provided therein, and the Canadian Subsidiaries Guaranty shall be in full force and effect.

6.14 Pledge Agreements. (a) On the Initial Borrowing Date, each U.S. Credit Party shall have duly authorized, executed and delivered the U.S. Pledge Agreement in form and substance satisfactory to the Required Lenders (as amended, modified, restated and/or supplemented from time to time, the “U.S. Pledge Agreement”) and shall (except to the extent delivered to and in the possession of the Prepetition Agent) have delivered to the Collateral Agent, as Pledgee thereunder, all of the certificated U.S. Pledge Agreement Collateral, if any, referred to therein and then owned by such U.S. Credit Party (other than the certificated U.S. Pledge Agreement Collateral set forth on Part A of Schedule 6.14 which shall be delivered on such date as indicated on Part A of Schedule 6.14), (x) endorsed in blank in the case of promissory notes constituting U.S. Pledge Agreement Collateral and (y) together with executed and undated transfer powers in the case of certificated Equity Interests constituting U.S. Pledge Agreement Collateral, and the U.S. Pledge Agreement shall be in full force and effect.

(b) On the Initial Borrowing Date, each Canadian Credit Party shall (i) have duly authorized, executed and delivered the Canadian Pledge Agreement in form and substance satisfactory to the Required Lenders (as amended, modified, restated and/or supplemented from time to time, the “Canadian Pledge Agreement”) and (ii) shall (except to the extent delivered to and in the possession of the Prepetition Agent) have delivered to the Collateral Agent, as Pledgee thereunder, all of the certificated Collateral, if any, referred to therein and then owned by such Canadian Credit Party (other than the certificated Collateral set forth on Part B of Schedule 6.14 which shall be delivered on such date as indicated on Part B of Schedule 6.14), (x) endorsed in blank in the case of promissory notes constituting Collateral therein and (y) together with executed and undated transfer powers in the case of certificated Equity Interests constituting Collateral therein, and the Canadian Pledge Agreement shall be in full force and effect.

(c) On the Initial Borrowing Date, each Brazilian Credit Party shall have duly authorized, executed and delivered the Brazilian Pledge Agreements in form and substance satisfactory to the Required Lenders (as amended, modified, restated and/or supplemented from time to time, the “Brazilian Pledge Agreements”) together with evidence of the filing for registration of the Brazilian Pledge Agreements with the competent registries in Brazil or other actions as may be necessary or, in the reasonable opinion of the Brazilian Collateral Agent, advisable to perfect the security interests purported to be created by the Brazilian Pledge Agreements and intended to be created by the Brazilian Pledge Agreements, and the Brazilian Pledge Agreements shall be in full force and effect.

(d) On the Initial Borrowing Date, the Canadian Borrower shall have duly authorized, executed and delivered the German Law Pledge Agreement (as defined in Section 13.26) and the Abstract Acknowledgement of Indebtedness (as defined in Section 13.26) and Holdings and the Borrowers shall have duly authorized, executed and delivered the German Pledge Intercreditor Agreement, in each case in form and substance satisfactory to the Required Lenders (collectively, as each is amended, modified, restated and/or supplemented from time to time, the “German Pledge Agreements”) together with evidence of the filing for registration of the German Pledge Agreements with the competent registries in Germany or other actions as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the security interests purported to be created by the German Pledge Agreements and intended to be created by the German Pledge Agreements, and the German Pledge Agreements shall be in full force and effect.

(e) [Intentionally Omitted].

(f) On the Initial Borrowing Date, with respect to any Credit Party which is pledging promissory notes or Equity Interests in one or more Persons organized under the laws of a different jurisdiction from the jurisdiction of organization of the respective Credit Party, if the Agents determine (based on advice of local counsel) that it would be in the interests of the Lenders that the respective Credit Party authorize, execute and deliver one or more additional pledge agreements governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose promissory notes or Equity Interests are being pledged is (or are) organized, then the respective Credit Party shall (i) so authorize, execute and deliver one or more such additional pledge agreements (each, as amended, modified, restated and/or supplemented from time to time, a “Local Law Pledge Agreement” and, collectively, the “Local Law Pledge Agreements”) and (ii) take such actions as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) by each such Local Law Pledge Agreement. Each Local Law Pledge Agreement shall (i) be prepared by local counsel reasonably satisfactory to the Agents, (ii) be in form and substance reasonably satisfactory to the Agents and (iii) be in full force and effect on the Initial Borrowing Date, it being understood and agreed, however, in the case of any Local Law Pledge Agreement entered into by Holdings or any of its Domestic Subsidiaries, the respective Credit Party shall not be required to pledge more than 65% of the total combined voting power of all classes of Equity Interests entitled to vote of any Foreign Subsidiary that is a corporation (or treated as such for U.S. federal tax purposes), other than any such Foreign Subsidiary organized under the laws of Mexico, Brazil or The Netherlands, in support of its obligations (x) as a Borrower under the Credit Agreement (in the case of the U.S. Borrower) or (y) under its Guaranty in respect of the Obligations of the U.S. Borrower (in the case of the other U.S. Credit Parties) (although 100% of the non-voting Equity Interests, if any, of each such Foreign Subsidiary shall be required to be pledged in support of such obligations). Schedule 6.14(h) sets forth a list of all Local Law Pledge Agreements to be executed and delivered on the Initial Borrowing Date.

6.15 Security Agreements. (a) On the Initial Borrowing Date, each U.S. Credit Party shall have duly authorized, executed and delivered the Security Agreement in form and substance satisfactory to the Required Lenders (as amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”) covering all of such U.S. Credit Party’s present and future Collateral referred to therein, together with:

(i) proper financing statements (Form UCC-1 or the equivalent) fully executed (where required) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the security interests purported to be created by the U.S. Security Agreement; and

(ii) evidence of the completion of all other recordings and filings of, or with respect to, the U.S. Security Agreement or other actions as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the security interests intended to be created by the U.S. Security Agreement;

and the U.S. Security Agreement and such other documents shall be in full force and effect.

(b) On the Initial Borrowing Date, each Canadian Credit Party shall have duly authorized, executed and delivered a Canadian Security Agreement in form and substance satisfactory to the Required Lenders (as amended, amended and restated, modified and/or supplemented from time to time, the “Canadian Security Agreement”) covering all of such Canadian Credit Party’s present and future Collateral referred to therein, together with:

(i) proper financing statements (PPSA Form 1-C or such other financing statements or similar notices as shall be required by local law), registered under the PPSA in Ontario and each other jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the security interests purported to be created by the Canadian Security Agreement;

(ii) PPSA inquiry response certificates certified by the Ontario Registrar of Personal Property or any other equivalent certificate or search report in any other province or territory, listing all effective financing statements that name Holdings or any of its Subsidiaries, or a division or other operating unit of any such Person, as debtor and that are filed in the jurisdictions referred to in said clause (i), together with evidence of the discharge (by a PPSA Form 2-C or such other termination statements as shall be required by local law) of all Liens other than Permitted Liens and acknowledgments and confirmations from secured creditors of such Canadian Credit Party as reasonably requested by the Collateral Agent; and

(iii) evidence of the completion of all other recordings and filings of, or with respect to, the Canadian Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the security interests intended to be created by the Canadian Security Agreement;

and the Canadian Security Agreement shall be in full force and effect.

(c) On the Initial Borrowing Date, each Brazilian Credit Party and the Brazilian Collateral Agent shall have duly authorized, executed and delivered the Brazilian Security Agreements in form and substance satisfactory to the Required Lenders (as amended, modified, restated and/or supplemented from time to time, the “Brazilian Security Agreements”) covering all of such Brazilian Credit Party’s present and future Collateral referred to therein, together with evidence of the filing for registration of the Brazilian Security Agreements with the competent registries in Brazil or other actions as may be necessary or, in the reasonable opinion of the Brazilian Collateral Agent, advisable to perfect the security interests purported to be created by the Brazilian Security Agreements and intended to be created by the Brazilian Security Agreements;

and the Brazilian Security Agreements and such other documents shall be in full force and effect.

(d) On the Initial Borrowing Date, each Mexican Credit Party and the other parties thereto, as applicable shall have duly authorized, executed and delivered the Mexican Security Agreements covering all present and future Mexican Collateral referred to therein, in the following terms:

(i) Mexican Amendment to the Equity Interests Pledge Agreement. No later than on the Initial Borrowing Date, certain pledgors shall:

(y) execute and deliver the Mexican Amendment to the Equity Interests Pledge Agreement, in order to incorporate the Holdings Guaranteed Obligations as obligations covered by the first-priority pledge (prenda en primer lugar) created on all of the Mexican Pledged Equity Interests of the Mexican Credit Parties held or beneficially owned by certain pledgors thereunder in favor of the Collateral Agent, in form and substance satisfactory to the Required Lenders;

(z) deliver evidence of the completion of all other recordings (including the registry of a notation regarding the Mexican Amendment to the Equity Interests Pledge Agreement in the stock registry books of the Mexican Credit Parties) or other actions as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the security interest over the Mexican Pledged Equity Interests intended to be created by the Mexican Amendment to the Equity Interest Pledge Agreement;

(ii) Mexican Security Trust Agreement. No later than on the Initial Borrowing Date, each of the Mexican Credit Parties that own a Mexican Real Estate Property, shall:

(y) execute and deliver the Mexican Security Trust Agreement, by which a perfected first-priority Lien in favor of the Collateral Agent is created over their Mexican Real Estate Properties, in form and substance satisfactory to the Required Lenders; and

(z) deliver documents evidencing that registration filings of the Mexican Security Trust Agreement with the “Public Registry of Property” of the jurisdiction in which each Mexican Real Estate Property is located are in the process of being made by a notary public.

(iii) Mexican Floating Lien Pledge Agreement. No later than on the Initial Borrowing Date, each of the Mexican Credit Parties shall:

(y) execute and deliver a Mexican Floating Lien Pledge Agreements, by which a perfected first-priority Lien in favor of the Mexican Collateral Agent is created over their Mexican Property owned by each of the Mexican Credit Parties, respectively, in form and substance satisfactory to the Required Lenders; and

(z) deliver documents evidencing that registration filings of each Mexican Floating Lien Pledge Agreement with the applicable “Public Registry of Commerce” are in the process of being made by a notary public.

(iv) Mexican Counsel Opinion. No later than on the Initial Borrowing Date, certain Mexican counsel shall deliver to the Collateral Agent an opinion of such Mexican counsel under the Mexican Security Agreements, reasonably satisfactory to the Collateral Agent, with respect to the security interests created pursuant to the Mexican Security Agreements, in form and substance satisfactory to the Required Lenders.

(e) On the Initial Borrowing Date, each Dutch Credit Party and the Collateral Agent shall have duly authorized, executed and delivered the Dutch Security Agreements in form and substance satisfactory to the Required Lenders (as amended, modified, restated and/or supplemented from time to time, the “Dutch Security Agreements”) covering all of such Dutch Credit Party’s present and future Collateral referred to therein, together with evidence of the filing for registration of the Dutch Security Agreements with the competent registries in The Netherlands or other actions as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the security interests purported to be created by the Dutch Security Agreements and intended to be created by the Dutch Security Agreements.

6.16 Mortgages; Title Insurance; etc. On the Initial Borrowing Date, the Collateral Agent shall have received:

(a) fully executed counterparts of Mortgages in form and substance reasonably satisfactory to the Collateral Agent (with such changes thereto as shall be advisable under the law of the jurisdiction in which such Mortgage is being recorded), which Mortgages shall cover such of the Real Property owned by Holdings or any of its Subsidiaries (after giving effect to the Transaction) as are designated on Part A of Schedule 8.05(c) as a Mortgaged Property, together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the lien of such Mortgage for recording in all places to the extent necessary, unless otherwise agreed by the Required Lenders, or, in the reasonable opinion of the Collateral Agent, advisable to effectively create a valid and enforceable first priority mortgage lien on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, subject to Permitted Encumbrances of the type described in clauses (a), (b) and (f) of the definition thereof and other matters of title shown on the title report prepared by, or provided to, the applicable title company and reasonably acceptable to the Administrative Agent; and

(b) UCC-1 Fixture Filings (or the equivalent under applicable laws) covering each Mortgaged Property.

6.17 Shareholders’ Agreements; Management Agreements; Collective Bargaining Agreements; Financial Advisors Engagement Agreements, Existing Indebtedness Agreements; and Tax Allocation Agreements. On or prior to the Initial Borrowing Date, there shall have been made available to the Administrative Agent by the U.S Borrower true and correct copies of the following documents, certified as such by the U.S. Borrower, to the extent not previously delivered under the Prepetition Facility to the Prepetition Agent:

(i) all written agreements (including, without limitation, shareholders’ agreements, subscription agreements and registration rights agreements) entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock or other Equity Interests and any agreements entered into by shareholders relating to any such entity with respect to its capital stock or other Equity Interests (collectively, the “Shareholders’ Agreements”);

(ii) all written agreements (excluding employment agreements) entered into by Holdings or any of its Subsidiaries with respect to the management of Holdings or any of its Subsidiaries after giving effect to the Transaction (including consulting agreements and other management advisory agreements) (collectively, the “Management Agreements”);

(iii) the collective bargaining agreements (A) between Cooper-Standard Automotive Group (Bowling Green, Ohio) and the United Steelworkers of America, AFL-CIO (Local No. 1152 of Bowling Green, Ohio), dated as of February 12, 2001, (B) between Cooper-Standard Automotive (Gaylord, Michigan) and the United Autoworkers (Local No. 388 of Gaylord, Michigan), dated as of March 18, 2008, (C) between Cooper-Standard Automotive (Auburn, Indiana) and the United Steelworkers of America, AFL-CIO-CLC (Local No. 634 of Auburn, Indiana), dated as of November 8, 1999 and (D) between Cooper-Standard Automotive Group (Bowling Green, Ohio) and United Steelworkers of America, AFL-CIO-CLC (Local No. 1042 of Bowling Green, Ohio), dated as of July 23, 1999 (collectively, the “Collective Bargaining Agreements”);

(iv) the engagement letters (A) between Holdings and A&M, dated as of May 19, 2009 (together with all side letters in connection therewith, the “A&M Engagement Letter”) and (B) between Holdings, its controlled Subsidiaries and Lazard, dated as of June 1, 2009 (together with all side letters in connection therewith, the “Lazard Engagement Letter”; together with the A&M Engagement Letter, “Financial Advisors Engagement Agreements”) and all fees payable in connection with the Financial Advisors Engagement Agreements;

(v) all agreements evidencing or relating to any Scheduled Existing Indebtedness of Holdings or any of its Subsidiaries (collectively, the “Existing Indebtedness Agreements”); and

(vi) any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries (collectively, the “Tax Allocation Agreements”);

all of which Shareholders’ Agreements, Management Agreements, Collective Bargaining Agreements, Financial Advisors Engagement Agreements (including the fees payable in connection therewith), Existing Indebtedness Agreements and Tax Allocation Agreements shall be in form and substance satisfactory to the Agents and shall be in full force and effect on the Initial Borrowing Date.

6.18 Insurance Certificates. On or before the Initial Borrowing Date, the Administrative Agent shall have received evidence of insurance complying with the requirements of Section 9.07 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled without at least 30 days’ (or 10 days’, in the case of any cancellation arising from any non-payment of insurance premium) prior written notice by the insurer to the Collateral Agent.

6.19 Payment of Fees. On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation due to the Agents and the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

6.20 Patriot Act. The Administrative Agent shall have received all documentation and other information mutually agreed to be required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), including the information described in Section 13.25.

6.21 Interim Order/Bankruptcy Matters.

(i) (a) The Bankruptcy Court shall have entered, upon motion in form and substance satisfactory in the sole discretion of the Required Lenders, on such prior notice as may be satisfactory to the Required Lenders in their sole discretion, the Interim Order no later than five (5) Business Days after the date of commencement of the Cases, approving and authorizing the DIP Facility, all provisions thereof and the priorities and liens granted under Bankruptcy Code section 364(c) and (d), as applicable, in form and substance satisfactory to the Required Lenders and their counsel in their sole discretion and (b) the Canadian Court shall have entered, upon application in form and substance satisfactory in the sole discretion of the Required Lenders, on such prior notice as may be satisfactory to the Required Lenders in their sole discretion, the Initial Order as to the transactions contemplated hereby, which Initial Order shall be in form and substance satisfactory to the sole discretion of the Required Lenders and their counsel in their sole discretion.

(ii) The Interim Order, the Initial Order and the Credit Documents shall be in full force and effect and shall not (in whole in part) have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any challenge anywhere in the world.

(iii) The Credit Parties shall be in compliance in all respects with the Interim Order and the Initial Order.

(iv) (w) The U.S. Cases shall have been commenced in the Bankruptcy Court for the District of Delaware, (x) the Canadian Case shall have been commenced in the Canadian Court, (y) a First Day Order approving the cash management system of the Debtors, in form, scope and substance acceptable to the Required Lenders, shall have been entered by the Bankruptcy Court, be in full force and effect, and shall not, in whole or in part, have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or being challenged in whole or in part in any jurisdiction in any part of the world and the Debtors shall be in compliance with such First Day Order (except for such modifications as may be acceptable to the Administrative Agent and the Required Lenders); and (z) the amount of claims incurred prior to the Petition Date that are permitted to be paid under each First Day Order shall be acceptable to the Required Lenders in their sole discretion; provided that consent by the Required Lenders to the entry of any First Day Order shall authorize the Debtors making payments as specified in such First Day Orders.

(v) The Administrative Agent shall have received on or prior to the Effective Date each engagement letter (or amended engagement letter) for each of the Credit Parties’ professionals that have been or that will be retained under section 327(a), 327(e), 328 or 363 of the Bankruptcy Code, other than the Financial Advisors Engagement Agreements, and each has been executed in form and substance acceptable to the Required Lenders, and each has been dated the Effective Date unless otherwise indicated or agreed to by the Required Lenders, and all fees in connection therewith shall be acceptable to the Required Lenders, in form and substance satisfactory to the Required Lenders.

(vi) This Agreement shall have been approved by the Canadian Court pursuant to an amendment, restatement, supplement or modification to the Initial Order or, if applicable, an Other CCAA Order.

6.22 Financial Statements, 13-Week Budgets and Reports. The Lenders shall have received the 13-Week Budget, which 13-Week Budget shall be in form and substance satisfactory to the Required Lenders in their sole discretion, including a forecast of sources and uses of cash as described in Section 9.17(c) by the Debtors and the non-Debtor Guarantors on a weekly basis for the succeeding 13 calendar weeks.

6.23 Amendment of the Prepetition Facility and Prepetition Security Documents. The Prepetition Facility Amendment, executed by the requisite Prepetition Lenders, Holdings, the U.S. Borrower, the Canadian Borrower and the Prepetition Administrative Agent, and amendments to the Prepetition Security Documents shall have been delivered to the Administrative Agent.

6.24 Lien Searches. The Administrative Agent shall have received the results of a recent lien search (if applicable) in each of the jurisdictions where any Credit Party is organized and, in the case of the Canadian Borrower, has tangible personal or real property, and such search shall reveal no liens on any of the assets of the Credit Parties except for liens permitted by Section 10.02 or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

The occurrence of the Initial Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Credit Agreement Party to each Agent and each of the Lenders that all the conditions specified in Section 6 (A) on the Initial Borrowing Date and applicable to such Credit Event (other than such conditions that are expressly subject to the satisfaction of the Agents and/or the Required Lenders, and subject to Section 9.21) exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 6 (A), unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Lenders (as evidenced by their execution and delivery of this Agreement).

Final Borrowing Date.

B. The obligation of each Lender to make each Loan hereunder, in each case on the Final Borrowing Date, is subject, at the time of the making of such Loans:

6.25 Final Order.

(i) Not later than 30 days following the Interim Order Entry Date, a final order shall have been entered by the Bankruptcy Court (the “Final Order”) in form and substance satisfactory to the Required Lenders in their sole discretion on a motion by the U.S. Debtors that is in form and substance satisfactory to the Required Lenders, which Final Order shall have been entered on such prior notice to such parties as may be satisfactory to the Required Lenders in their sole discretion, approving and authorizing on a final basis the matters provided for herein.

(ii) The Final Order, the Interim Order, the Initial Order and the Credit Documents shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any challenge anywhere in the world.

(iii) No order shall have been entered by the Canadian Court in the Canadian Case that has an adverse impact on the Credit Documents, the Initial Order or the priority of the DIP Lenders’ Charge or the transactions contemplated thereby.

(iv) The Credit Parties shall be in compliance with the Final Order.

(v) The Lenders shall have received the required periodic updates of the 13-Week Budget and weekly variance reports, each in form and substance satisfactory to the Required Lenders, and Credit Parties shall be in compliance with the updated 13-Week Budget.

6.26 Other Conditions. (a) The Lenders shall have received the periodic updates of the 13-Week Budget and weekly variance reports, as required hereunder, each in form and substance satisfactory to the Required Lenders, and Credit Parties shall be in compliance with the updated 13-Week Budget.

(b) Each Credit Party and each other Subsidiary of Holdings which is an obligee or obligor with respect to any Intercompany Debt shall have duly authorized, executed and delivered the Intercompany Subordination Agreement in form and substance satisfactory to the Required Lenders (as amended, modified, restated and/or supplemented from time to time, the “Intercompany Subordination Agreement”), and the Intercompany Subordination Agreement shall be in full force and effect.

(c) Sections 10.14, 10.16 and 10.17 shall have been amended to address the period ending on the Maturity Date (without giving effect to any extension thereof) in a manner satisfactory to the U.S. Borrower and the Administrative Agent.

The occurrence of the Final Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Credit Agreement Party to each Agent and each of the Lenders that all the conditions specified in Section 6 (B) on the Finial Borrowing Date and applicable to such Credit Event (other than such conditions that are expressly subject to the satisfaction of the Agents and/or the Required Lenders, and subject to Section 9.21) exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 6 (B), unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Lenders (as evidenced by their execution and delivery of this Agreement).

SECTION 7. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date, the Final Borrowing Date and on each Incremental Term Loan Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

7.01 No Default; Representations and Warranties. At the time of each such Credit Event and immediately after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualifier in any representation or warranty) with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualifier in any representation or warranty) only as of such specified date).

7.02 Notice of Borrowing; etc. Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a).

7.03 Incremental Term Loans. Prior to the incurrence of any Incremental Term Loans on the Incremental Term Loan Borrowing Date, Holdings shall have satisfied (or caused to be satisfied) all of the applicable conditions set forth in Section 2.15.

7.04 [Intentionally Omitted].

7.05 [Intentionally Omitted].

7.06 Commitments. As a result of any Borrowing, usage of the Commitments shall not exceed (i) the aggregate amount authorized by the Interim Order, the Initial Order or the Final Order, as the case may be and (ii) if so reflected in the 13-Week Budget, the maximum amount of borrowings contemplated to be outstanding as reflected in the 13-Week Budget and as otherwise agreed by the parties.

7.07 Interim Order, Initial Order and Final Order. The Interim Order, the Initial Order and the Final Order, as the case may be, and all Credit Documents shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any challenge in any jurisdiction worldwide.

7.08 Payment. All costs, fees, expenses (including, without limitation, legal fees) and other compensation contemplated by the Credit Documents (and any such amounts owing pursuant to the Prepetition Facility) to be payable to the Agents or Lenders shall have been paid to the extent due.

The occurrence of the Initial Borrowing Date and the Final Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Credit Agreement Party to each Agent and each of the Lenders that all the conditions specified in Section 7 exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Lenders (as evidenced by their execution and delivery of this Agreement).

SECTION 8. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, to make the Loans as provided for herein, each Credit Agreement Party makes the following representations, warranties and agreements with the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans (with the occurrence of the Initial Borrowing Date and each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualifier in any representation or warranty) on and as of the Initial Borrowing Date and on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualifier in any representation or warranty) as of such earlier date):

8.01 Company Status. Each Credit Agreement Party and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) subject, in the case of the U.S. Debtors, to the entry by the Bankruptcy Court of the Interim Order and the Final Order, has all requisite Company power and authority to own its assets, to carry on its business as now conducted and as proposed to be conducted and, subject, in the case of the Canadian Borrower, to the entry by the Canadian Court of the Initial Order, to execute, deliver and perform its obligations under each Credit Document to which it is a party and (iii) subject, in the case of the Debtors, to the entry by the Bankruptcy Court of the Interim Order and the Final Order, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

8.02 Authorization; Enforceability. Subject, in the case of the Debtors, to the entry by the Bankruptcy Court of the Interim Order and the Final Order and the entry by the Canadian Court of the Initial Order, as applicable, each component of the Transaction to be entered into by each Credit Agreement Party and its Subsidiaries has been duly authorized by all necessary Company action and, if required, stockholder action. Subject, in the case of the Debtors, to the entry by the Bankruptcy Court of the Interim Order and the Final Order, this Agreement has been duly executed and delivered by each Credit Agreement Party and constitutes, and each other Credit Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of such Credit Agreement Party or such Credit Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

8.03 Governmental Approvals; No Conflicts. The Transaction (a) subject, in the case of the Debtors, to the entry by the Bankruptcy Court of the Interim Order and the Final Order and the entry by the Canadian Court of the Initial Order, as applicable, does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Credit Documents, (b) subject, in the case of the Canadian Borrower, to the entry by the Canadian Court of the Initial Order, will not violate any Requirement of Law applicable to any Credit Agreement Party or any of its Subsidiaries, as applicable, (c) subject, in the case of the Canadian Borrower, to the entry by the Canadian Court of the Initial Order, other than as set forth on Schedule 8.03 or as a result of the commencement of the U.S. Cases, will not violate or result in a default under any indenture or other material agreement or instrument binding upon any Credit Agreement Party or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by any Credit Agreement Party or any of its Subsidiaries or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Agreement Party or any of its Subsidiaries, except Liens created under the Credit Documents or pursuant to the Orders.

8.04 Financial Condition; No Material Adverse Change. (a) The U.S. Borrower has heretofore furnished to the Agents and to the Lenders (i) its consolidated balance sheet as of December 31, 2008, (ii) its consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Years ended December 31, 2007, and December 31, 2008, in the case of clauses (i) and (ii), reported on by Ernst & Young LLP, independent public accountants, and (iii) its consolidated balance sheet and combined statements of income, stockholders’ equity and cash flows as of and for the three months ended March 31, 2009 (and the comparable period for the prior Fiscal Year), as reviewed by Ernst & Young, LLP, independent public accountants, in accordance with Statement on Auditing Standards No. 100. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the U.S. Borrower and its Subsidiaries as of such dates and for such periods in accordance with U.S. GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Except as disclosed in the financial statements referred to in clause (a) above or the notes thereto, after giving effect to the Transaction, none of Holdings, the U.S. Borrower or any of their respective Subsidiaries has, as of the Initial Borrowing Date, any material direct or contingent liabilities, unusual long term commitments or material unrealized losses.

(c) There has not been any event, development or circumstance that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect since July 14, 2009; provided that the filing of the Cases shall not in and of itself be deemed a Material Adverse Effect for purposes of this Section 8.04(c).

(d) The Credit Parties have disclosed to the Agents and the Lenders all material assumptions with respect to the 13-Week Budget.

8.05 Properties. (a) Each Credit Agreement Party and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including each Mortgaged Property), except for Permitted Encumbrances with respect to each Mortgaged Property and with respect to each Real Property which is not a Mortgaged Property, Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as currently conducted and as proposed to be conducted or to utilize such properties for their intended purposes.

(b) Each Credit Agreement Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of each Credit Agreement Party or any of its respective Subsidiaries, the use thereof by each Credit Agreement Party and each of its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 8.05(c) sets forth the address of each Real Property that is owned or leased by Holdings or any of its Subsidiaries as of the Initial Borrowing Date.

(d) As of the Initial Borrowing Date, neither Credit Agreement Party nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein, except as permitted by Sections 10.02 and 10.05.

8.06 Litigation and Environmental Matters. (a) Except for the commencement of the Cases and as set forth on Schedule 6.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Credit Agreement Party or any of its Subsidiaries, threatened against or affecting any Credit Agreement Party or any of its Subsidiaries (x) that could reasonably be expected, individually or in the aggregate, to (i) result in a Material Adverse Effect or (ii) adversely affect in any material respect the ability of the Credit Parties to consummate the Transaction or (y) with respect to any Credit Document.

(b) Except as set forth on Schedule 6.05, and with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither any Credit Agreement Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

8.07 Compliance with Laws and Agreements. Each Credit Agreement Party and each of its Subsidiaries is in compliance with all material Requirements of Law applicable to it or its property and all material indentures, agreements and other instruments binding upon it or its property. No Default or Event of Default has occurred and is continuing.

8.08 Investment Company Status. Neither any Credit Agreement Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

8.09 Taxes. Each Credit Agreement Party and each of its Subsidiaries has timely filed or caused to be filed all federal, state and provincial income tax returns and all other material tax returns and reports, domestic and foreign, required to be filed by it and has paid or caused to be paid all material taxes required to have been paid by it, except any taxes that are being contested in good faith by appropriate proceedings and for which such Credit Agreement Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with U.S. GAAP.

8.10 ERISA; Canadian Welfare and Pension Plans. (a) No ERISA Event (other than the filing of the Cases) has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that, when combined with the amount of the total unfunded liability (whether on a going concern or wind-up basis of each Canadian Pension Plan) using the actuarial methods and assumptions employed in the most recent actuarial reports prepared in respect of each such Canadian Pension Plan that had a deficiency on that basis, could reasonably be expected to result in a Material Adverse Effect.

(b) Except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.10(b) could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (x) each Canadian Welfare Plan has been maintained and is in compliance with the terms thereof and all applicable Requirements of Law including, without limitation, all requirements relating to employee participation, funding, investment of funds, benefits and transactions with the Credit Parties and persons related to them and (y) with respect to Canadian Pension Plans: (i) no steps have been taken to terminate any Canadian Pension Plan (wholly or in part) which could result in any Credit Party being required to make any additional contribution to the Canadian Pension Plan; (ii) no contribution failure has occurred with respect to any Canadian Pension Plan sufficient to give rise to a Lien under any applicable pension benefits laws of any jurisdiction; (iii) no condition exists and no event or transaction has occurred with respect to any Canadian Pension Plan which is reasonably likely to result in any Credit Party incurring any material liability, fine or penalty; (iv) no Credit Party has a material contingent liability with respect to any post-retirement benefit under a Canadian Welfare Plan; (v) each Canadian Pension Plan is in compliance in all material respects with all applicable pension benefits laws and laws in respect to Taxes; (vi) all contributions (including, employee contributions made by authorized payroll deductions or other withholdings) required to be made in respect of each Canadian Pension Plan as determined in the most recently completed and filed actuarial valuation report have been made in accordance with all Requirements of Law and the terms of each Canadian Pension Plan; (vii) all required special payments, if any, have been made in accordance with Requirements of Law and the most recent actuarial report filed therefor; and (viii) no event has occurred and no conditions exist with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in any Canadian Pension Plan (A) having its registration revoked or refused or (B) being subject to an involuntary winding-up (either in whole or in part) by any relevant pension benefits regulatory authority and no Taxes or penalties under any applicable pension benefits laws or laws in respect to Taxes are owing or eligible.

(c) Except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.10(c) could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (w) each Foreign Pension Plan has been maintained and administered in a timely manner in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing (including, without limitation, maintaining registered status) with applicable regulatory or other Governmental Authorities, (x) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (y) none of the Credit Parties nor any of their respective Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan, and

(z) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Credit Party’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

8.11 Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Credit Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Credit Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, each Credit Agreement Party represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Initial Borrowing Date, as of the Initial Borrowing Date.

8.12 Subsidiaries and Joint Ventures. (a) Holdings does not have any Subsidiaries other than the U.S. Borrower and the Subsidiaries of the U.S. Borrower listed on Schedule 8.12. Schedule 8.12 sets forth the name of, and the ownership interest of Holdings in, (a) each Subsidiary, including the U.S. Borrower (and identifies each Subsidiary that is a Credit Party), and (b) each joint venture in which Holdings, the U.S. Borrower or any of their respective Subsidiaries holds an Equity Interest, in each case as of the Initial Borrowing Date.

(b) As of the Initial Borrowing Date (and after giving effect to the Transaction), there does not exist any Subsidiary of Holdings that (x) is organized under the laws of the United States, or a State thereof, other than the U.S. Credit Parties and (y) that is organized under the laws of Canada, or a province or territory thereof, other than the Canadian Credit Parties.

(c) (i) Holdings shall at all times own directly 100% of the capital stock or other Equity Interests of the U.S. Borrower and (ii) the U.S. Borrower shall at all times own directly 100% of the capital stock or other Equity Interests of the Canadian Borrower.

8.13 Insurance. Schedule 8.13 sets forth a description of all insurance maintained by or on behalf of each Credit Agreement Party and each of its Subsidiaries as of the Initial Borrowing Date. As of the Initial Borrowing Date, all premiums due and payable in respect of such insurance have been paid. Each Credit Agreement Party reasonably believes that the insurance maintained by or on behalf of each Credit Agreement Party and each of its Subsidiaries is adequate.

8.14 Labor Matters. As of the Initial Borrowing Date, there are no strikes, lockouts or slowdowns against any Credit Agreement Party or any of its Subsidiaries pending or, to the knowledge of any Credit Agreement Party, threatened. The hours worked by and payments made to employees of the Credit Agreement Parties and their respective Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, provincial, local or foreign law dealing with such matters. All payments due from any Credit Agreement Party or any of its Subsidiaries, or for which any claim may be made against any Credit Agreement Party or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Credit Agreement Party or such Subsidiary. The consummation of the Transaction will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Agreement Party or any of its Subsidiaries is bound.

8.15 [Intentionally Omitted].

8.16 Senior Indebtedness; Designated Senior Indebtedness. The subordination provisions contained in the indenture and the documents governing the U.S. Borrower’s 8.375% Senior Subordinated Notes due 2014 (and any notes issued in exchange therefor pursuant to such indenture) are enforceable against the U.S. Borrower and the U.S. Subsidiary Guarantors party thereto and the holders thereof, and all Obligations of the U.S. Borrower and all Guaranteed Obligations (as defined in the Global Subsidiaries Guaranty) of the U.S. Subsidiary Guarantors are within the definitions of “Senior Indebtedness” and “Designated Senior Indebtedness” included in such subordination provisions.

8.17 Collateral Matters. (a) The Interim Order is (and the Final Order when entered will be) effective to create in favor of the Secured Creditors legal, valid, enforceable and fully perfected security interests in and Liens on the Collateral of the U.S. Debtors.

(b) Each Mortgage (other than a Mortgage granted by a Debtor, as to which clause (a) or (c) of this Section 8.17 is applicable), upon execution and delivery by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable Lien on all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified in Schedule 8.05(c), the Mortgages will constitute a fully perfected Lien on all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person (but subject to Liens or other encumbrances for which exceptions are taken in the policies of title insurance delivered in respect of the Mortgaged Properties and subject to Permitted Liens).

(c) Upon the issuance of the Initial Order, the DIP Lenders’ Charge is effective to create in favor of the Secured Creditors’ legal, valid, enforceable and fully perfected security interests in and Liens on the Collateral of the Canadian Borrower.

(d) Each Security Document, other than the U.S. Security Agreement, the U.S. Pledge Agreement, the Mortgages, the Canadian Security Agreement and the Canadian Pledge Agreement, when executed and delivered, will be effective under applicable law to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a valid and enforceable security interest or hypothec, as the case may be, in the Collateral subject thereto (and defined therein), and will, upon the taking of any required action under applicable law to perfect each Lien, constitute a fully perfected Lien on and security interest or hypothec, as the case may be in all right, title and interest of the Credit Parties in the Collateral subject thereto, prior and superior to the rights of any other Person except for Permitted Liens and Permitted Encumbrances.

(e) All “Collateral” under and as defined in the Prepetition Facility required to be delivered under the Prepetition Loan Documents has been delivered to the Prepetition Agent as “Pledgee” thereunder,

8.18 Scheduled Existing Indebtedness. Schedule 8.18 sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing Date which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date (exclusive of Indebtedness pursuant to this Agreement and the other Credit Documents and Unscheduled Third Party Indebtedness), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt. Part A of Schedule 8.18 lists all Indebtedness as described in the immediately preceding sentence which is owed to Persons other than Holdings or any of its Subsidiaries (after giving effect to the Transaction) (with all such Indebtedness being herein called “Third Party Scheduled Existing Indebtedness”) and Part B of Schedule 8.18 lists all Indebtedness as described in the immediately preceding sentence which is owed to Holdings and its Subsidiaries (after giving effect to the Transaction) (with all of such Indebtedness being herein called “Intercompany Scheduled Existing Indebtedness”).

8.19 Cases. The U.S. Cases were commenced on the Petition Date and the Canadian Case was commenced on August 4, 2009, in each case, in accordance with applicable law and proper notice thereof and of the hearing for the approval of the Final Order has been given as identified in the Certificate of Service filed with the Bankruptcy Court.

8.20 Orders. The Interim Order or, after it has been entered, Final Order (as applicable), the Initial Order and the transactions contemplated by this Agreement and the other Loan Documents are in full force and effect, and have not, in whole or in part, been reversed, modified, amended, stayed (for more than five (5) days), vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any pending or threatened challenge or proceeding in any jurisdiction in any part of the world and the Debtors are in compliance with the Interim Order, the Initial Order, the Final Order and each Other CCAA Order, as applicable.

8.21 Material Contracts. No default has occurred and is continuing under any Material Contract that is not otherwise stayed by the Interim Order, the Final Order or the Initial Order, as applicable.

8.22 Forward Looking Projections. All forward looking projections included in each 13-Week Budget have been completed in good faith and based on assumptions which were reasonable when made.

SECTION 9. Affirmative Covenants. Each Credit Agreement Party hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has been terminated, and the Loans and Notes, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

9.01 Financial Statements and Other Information. The U.S. Borrower will furnish to the Administrative Agent (for distribution to each Lender):

(a) within 90 days (or such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K) after the end of each Fiscal Year, its audited consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows as of the end of and for such Fiscal Year, and the related notes thereto, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without any exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance with U.S. GAAP consistently applied;

(b) within 45 days (or such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q) after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then-elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by an Authorized Officer as presenting fairly in all material respects the financial condition and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance with U.S. GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of an Authorized Officer (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with Sections 10.14, 10.16 and 10.17 and (B) detailed information regarding the utilization of the baskets described in Sections 10.01 (a)(vi), 10.01 (a)(vii), 10.01 (a)(xv), 10.01 (a)(xviii), 10.01(a)(xix), 10.01 (a)(xx), 10.02(a)(xiii), 10.04(e), 10.04(j), 10.04(q), 10.04(r), 10.05(b), 10.05(i), 10.05(j), 10.05(k), 10.06, 10.08(a), 10.09 and 10.14(a) of this Agreement, in each case as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be, then last ended;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default and, if such knowledge has been obtained, describing such Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Agreement Party or any of its Subsidiaries with the SEC or with any national securities exchange, as applicable;

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Agreement Party or any of its Subsidiaries or any Plan, or compliance with the terms of any Credit Document, as the Administrative Agent or any Lender may reasonably request;

9.02 Notices of Material Events. The Credit Agreement Parties will furnish to the Administrative Agent (for distribution to each Lender), prompt written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Agreement Party or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event or Plan Termination Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event or Plan Termination Event will occur that, in either case, alone or together with any other ERISA Events or Plan Termination Events that have occurred, could reasonably be expected to result in liability of the Credit Agreement Parties and their respective Subsidiaries in an aggregate amount exceeding U.S.$5,000,000;

(d) the filing of any annual actuarial valuation report (and any subsequent report containing material changes) in respect of a Canadian Pension Plan with any Governmental Authority, together with a copy of such report forthwith after such filing; and

(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 9.02 shall be accompanied by a statement of a Authorized Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

9.03 Information Regarding Collateral. (a) The U.S. Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in the jurisdiction of incorporation or organization of any Credit Party, (iii) in any U.S. Credit Party’s organizational identification number or (iv) in the case of any Canadian Credit Party, in the chief executive office or principal place of business of such Person, or in any jurisdiction (country, state or province) where such Canadian Credit Party stores or maintains tangible personal property or acquires Real Property (owned or leased). For greater certainty, no Canadian Credit Party may change its jurisdiction of incorporation and become an unlimited liability company in such jurisdiction. Each Credit Agreement Party agrees not to effect or permit any change referred to in the preceding sentence unless any new documentation is executed by any Credit Party (including, without limitation, a movable hypothec under any applicable laws of Canada or province or territory thereof) and all filings have been made under the UCC, the PPSA, The Register of Personal and Movable Real Rights or otherwise that are required, in each case, in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The U.S. Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or otherwise the subject of a Recovery Event.

(b) At the time of delivery of the annual financial statements pursuant to Section 9.01(a), the U.S. Borrower shall deliver to the Collateral Agent a certificate of an Authorized Officer certifying that there have been no changes to Annexes A through H of the U.S. Security Agreement, Annexes A through H of the Canadian Security Agreement, Annexes A through G of the U.S. Pledge Agreement, Annexes A through G of the Canadian Pledge Agreement and the annexes or schedules to each other Security Document, in each case since the Initial Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.03(b), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case, only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the relevant Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes, provided that the U.S. Borrower shall also deliver the certificate required by this

Section 9.03(b) with respect to Annexes A, C, D and F of the U.S. Security Agreement on a quarterly basis at the time of delivery of financial statements pursuant to Sections 9.01(b); provided further that each Credit Agreement Party will, and will cause each of its Subsidiaries to, at the expense of such Borrower to (a) notify the Collateral Agent of any acquisition of assets (i) not previously listed on Annexes A through H of the U.S. Security Agreement, Annexes A through H of the Canadian Security Agreement, Annexes A through G of the U.S. Pledge Agreement, Annexes A through G of the Canadian Pledge Agreement and the annexes or schedules to each other Security Document and (ii) not previously subject to a pledge under the Security Documents, and (b) at the request of the Collateral Agent, take such further steps (or authorize the Collateral Agent to take such further steps) relating to such acquired assets as the Collateral Agent may reasonably require to satisfy perfection and priority of the Liens created or intended to be created by the Security Documents with respect to such acquired assets.

9.04 Existence; Conduct of Business. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, permits, approvals, authorizations, licenses, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.03, and provided further, that the foregoing shall not prohibit any Credit Agreement Party or any of its Subsidiaries from causing or permitting the expiration, cancellation, abandonment, impairment or invalidation of any rights, qualifications, permits, approvals, authorizations, licenses, franchises, patents, copyrights, domain names, trademarks or tradenames, or from failing to maintain or renew, abandoning, impairing or permitting to expire or be cancelled any applications or registrations for any of such item, if, in such Credit Agreement Party’s or such Subsidiary’s, as applicable, reasonable business judgment, such item is no longer material to the conduct of its business.

9.05 Payment of Taxes. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, pay its liabilities for taxes (other than the tax liabilities arising prior to the Petition Date), before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Credit Agreement Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with U.S. GAAP, (b) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

9.06 Maintenance of Properties. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

9.07 Insurance. (a) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The U.S. Borrower will furnish to the Administrative Agent, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

(b) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by such Credit Agreement Parties and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days’ (or 10 days’, in the case of any cancellation arising from any non-payment of insurance premium) prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (iv) shall be deposited with the Collateral Agent.

(c) If any Credit Agreement Party or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 9.07, or if any Credit Agreement Party or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Credit Agreement Parties jointly and severally agree to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

9.08 Casualty and Condemnation. The U.S. Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

9.09 Books and Records; Inspection and Audit Rights. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with U.S. GAAP, consistently applied, and in accordance with the internal controls of Holdings and each of its Subsidiaries. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, including Phase I or Phase II environment assessment reports, and to discuss its affairs, finances and condition with its officers, employees and independent accountants, all at such reasonable times and as often as reasonably requested (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract), provided that an officer of the Borrowers may attend any such discussions with such employees or accountants. Without limiting the foregoing, if an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Agreement Party or that there exist any Environmental Liability, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Credit Agreement Party will, and will cause each of its Subsidiaries to, promptly upon receipt of request from the Administrative Agent, allow a reputable environmental consulting firm reasonably acceptable to the Administrative Agent, and its representatives, access to such real property for the purpose of conducting such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request. Such audits, assessments and reports, shall be in form and substance reasonably acceptable to the Required Lenders.

9.10 Compliance with Laws. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, comply with all Requirements of Law, including Environmental Laws, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

9.11 Use of Proceeds. (a) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, use the proceeds of the Loans solely (x) for working capital requirements and general corporate purposes (including to pay administration costs of any U.S. Cases and the Canadian Cases and claims or amounts approved by the Bankruptcy Court or the Canadian Court) of the Credit Parties and their Subsidiaries and (y) to pay fees and expenses incurred in connection with the Transaction.

(b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of the Margin Regulations.

9.12 Additional Subsidiaries. If any additional SPE Subsidiary of Holdings is formed or acquired after the Initial Borrowing Date, the U.S. Borrower will, promptly after such Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders (through the Administrative Agent) thereof and, upon the consummation of the Permitted Securitization to which such SPE Subsidiary relates, cause the Equity Interests of such new Subsidiary to be pledged pursuant to, and to the extent required by, the relevant Security Document and the certificates, if any, representing such Equity Interests, together with appropriate transfer powers duly executed in blank, to be delivered to the Collateral Agent.

9.13 Further Assurances. (a) Each Credit Agreement Party will, and will cause each other Credit Party to, grant to the Collateral Agent security interests and mortgages in such assets and Real Property of such Credit Agreement Party and such Credit Party which are of the type required to be pledged, assigned or hypothecated pursuant to the original Security Documents and as are not covered by such original Security Documents, in each case to the extent requested from time to time by the Administrative Agent or the Required Lenders (collectively, the “Additional Security Documents”). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests, hypothecations and mortgages superior to and prior to the rights of all third Persons and enforceable as against third parties and subject to no other Liens except for Permitted Liens or, in the case of Real Property, the Permitted Encumbrances described in clauses (a), (b) and (f) of the definition thereof and other matters of title shown on the title report prepared by the applicable title company and acceptable to the Administrative Agent. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding the foregoing, (i) this Section 9.13(a) shall not apply to (and Holdings and its Subsidiaries shall not be required to grant a mortgage in) any Real Property the fair market value of which (as determined in good faith by senior management of Holdings) is less than U.S.$5,000,000 and (ii) the foregoing requirements shall not require the creation or perfection of pledges of or security interests in particular assets of the Credit Parties if and for so long as, the Administrative Agent, in consultation with Holdings, reasonably determines that the cost of creating or perfecting such pledges or security interests in such assets (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes on Lenders)) shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

(b) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, at the expense of such Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require (including any of the foregoing required for each Credit Agreement Party to comply with Section 6.16 of the Credit Agreement). Furthermore, each Credit Agreement Party shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 9.13 has been complied with. Each Credit Agreement Party also agrees to provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(c) Each Credit Agreement Party agrees that each action required above by this Section 9.13 shall be completed as soon as possible, but in no event later than 30 days after such action is either requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders or required to be taken by the Credit Agreement Parties and their respective Subsidiaries pursuant to the terms of this Section 9.13 (or such later date as shall be determined by the Administrative Agent in its sole discretion in any given case); provided that in no event will any Borrower or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 9.13.

(d) In the event that the Administrative Agent or the Required Lenders at any time after the Initial Borrowing Date determine in their sole discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order in any jurisdiction (any such appraisal a “Required Appraisal”) are or were required to be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 90 days after receiving written notice thereof from the Administrative Agent, the relevant Credit Agreement Party shall cause such Required Appraisal to be delivered, at the expense of such Credit Agreement Party, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

9.14 End of Fiscal Years; Fiscal Quarters. If Holdings and the U.S. Borrower change their and their Subsidiaries’ Fiscal Year or Fiscal Quarter end dates, Holdings and the U.S. Borrower shall give immediate written notice of such change to the Administrative Agent and, in such an event, the Credit Agreement Parties and the Administrative Agent shall, and are hereby authorized by the Lenders to, make any modifications or adjustments to this Agreement (including the financial covenants contained in Sections 10.14, 10.16 and 10.17) that are necessary to reflect any such change; it being understood that each of the Credit Agreement Parties and the Administrative Agent agree to negotiate in good faith to implement such necessary modifications or adjustments.

9.15 [Intentionally Omitted].

9.16 [Intentionally Omitted].

9.17 Financial Statements and Additional Bankruptcy-related Reporting. The U.S. Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders, which the Administrative Agent shall provide to the Lenders) each of the following:

(a) Operating Forecast. (A) Within 30 days of the Interim Order Entry Date, a projected operating budget on a monthly basis through the end of the current fiscal year of Holdings, in form and substance acceptable to the Required Lenders (the “Operating Forecast”), to include income statements by country, cash flow statement on a consolidated basis, and a balance sheet on a consolidated basis; (B) within 120 days of the Interim Order Entry Date, an Operating Forecast, in the format set forth in 9.17(a)(A), through the end of the subsequent fiscal year of Holdings, on a monthly basis, in form and substance acceptable to the Required Lenders; and (C) updated Operating Forecasts as become available from time to time.

(b) Operating Reports. As it becomes available and within ten (10) days of the Interim Order Date, a copy of the most recent operating report known as of the date hereof as “Corporate Monthly Operations Report”, including statistics for each operating plant of Holdings and its Subsidiaries and reported on a monthly basis, in form and substance acceptable to the Required Lenders.

(c) 13-Week Budgets. Commencing on the Effective Date, and every fourth week thereafter, a 13-week rolling cash flow forecast detailing cash receipts and cash disbursements on a weekly basis broken down for (i) the U.S. Credit Parties and (ii) the Canadian Credit Parties for the next 13 weeks; and commencing with the first 13-Week Budget due after September 1, 2009 (excluding U.S. Finco), broken down by (A) the U.S. Credit Parties, (B) the Canadian Credit Parties (excluding U.S. Finco), and (C) all other Subsidiaries, and by week and aggregated by country, including anticipated uses of the DIP Facility (a “13-Week Budget”), in each case in form substantially similar to the 13-Week Budget delivered pursuant to Section 6.22 and substance satisfactory to the Required Lenders in their sole discretion.

(d) Weekly DIP Budget Performance Report. Commencing on the first Thursday after the Effective Date, and every Thursday thereafter (or if Thursday is not a business day, on the next succeeding business day), a comparison of the actual cash flows for the most recently completed week (ending on the previous Sunday) to the most recent 13-Week Budget for such week for each line item in the applicable 13-Week Budget, including an explanation for all material variances from the applicable 13-Week Budget, and any other information requested by the Administrative Agent to determine compliance with the financial covenants contained in Sections 10.17 and 10.18, the form of which shall be satisfactory to the Administrative Agent in its sole discretion, in each case certified by the Chief Financial Officer of the U.S. Borrower.

(e) Monthly Reports. Monthly reports with respect to asset sales and facility closures.

(f) Sales Flash Reports. By Thursday of each week, a “flash” sales report which includes actual and forecasted sales for the current and subsequent month.

(g) Interim Order, Initial Order, Final Order and Other Canadian Court Orders. As soon as practicable in advance of filing with the Bankruptcy Court or the Canadian Court the Interim Order, the Initial Order, the Final Order and copies of any other proposed orders of the Canadian Court in the Canadian Case, as applicable, all other proposed orders and pleadings related to the DIP Facility (which must be, in each case, in form and substance satisfactory to the sole discretion of Required Lenders), any pleading relating to a Chapter 11 plan or a CCAA plan of compromise or arrangement, and/or any disclosure statement or other summary documents related to or copies of such Chapter 11 plan or CCAA plan.

(h) Additional Requirements. Additional reporting requirements reasonably requested by the Administrative Agent, including, without limitation, with respect to litigation, contingent liabilities, and ERISA, Canadian Pension Plans and environmental events.

(i) Environmental. (i) Any unpermitted Releases, (ii) receipt of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (iii) the commencement of, or any material and adverse change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (i), (ii) and (iii) above, in the aggregate for each such clause, could reasonably be expected to in an result in an Material Adverse Effect.

(j) Access to Information. Information (including historical information) and personnel, including, without limitation, regularly scheduled meetings as mutually agreed with senior management and other company advisors and the Required Lenders and Lender Advisors, and the Lender Advisors shall be provided with access to all information any of them shall reasonably request.

9.18 Financial Advisors. Upon terms and conditions satisfactory to the Required Lenders, the U.S. Borrower will (a) continue to retain Lazard Frères & Co. LLC (“Lazard”) and/or other financial consultants and advisors acceptable to the Required Lenders; provided that in the event that Lazard’s engagement has been terminated, the U.S. Borrower shall use commercially reasonable efforts to have approved by the Bankruptcy Court within 30 days a replacement advisor satisfactory to the Required Lenders and (b) continue to retain Alvarez & Marsal (“A&M”) as restructuring advisors and/or other financial consultants and advisors acceptable to the Required Lenders; provided that in the event that A&M’s engagement has been terminated, the U.S. Borrower shall use commercially reasonable efforts to have approved by the Bankruptcy Court within 30 days a replacement restructuring advisor satisfactory to the Required Lenders.

9.19 Ratings. The Credit Agreement Parties will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to have the Loans rated by Moody’s and S&P within 90 days after the Initial Borrowing Date.

9.20 Environmental Assessment. Within 30 days of the Interim Order Entry Date, the Credit Agreement Parties shall engage a reputable international third-party consultant, reasonably acceptable to Administrative Agent, to review the environmental, health and safety management systems and compliance programs of Holdings and its Subsidiaries, conduct an assessment of the compliance with environmental laws and cleanup liabilities of Holdings and its Subsidiaries in all applicable jurisdictions, and provide recommendations on any improvements and corrections as may be necessary or appropriate to maintain compliance with good management practices and environmental laws. Within 90 days of the Interim Order, the Credit Agreement Parties shall provide written satisfactory confirmation to the Administrative Agent describing any findings from such assessment and that such findings have been properly resolved.

9.21 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, each Credit Agreement Party shall, and shall cause each of its Subsidiaries to, consummate each of the actions set forth in Schedule 9.21, within the applicable specified time periods set forth therein. All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents), provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 9.21 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by Section 9.21 have been taken (or were required to be taken). The occurrence of each Credit Event shall constitute a representation, warranty and covenant by the Credit Agreement Parties to each of the Lenders that the actions required pursuant to this Section 9.21 will be, or have been, taken within the relevant time periods referred to in this Section 9.21 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct in all material respects without any modification pursuant to this Section 9.21, and the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

9.22 Lender Conference Calls. On a regular basis (but in any event no less frequently than quarterly if and to the extent requested by the Administrative Agent) at such times as the Borrowers and the Administrative Agent shall agree, host a conference call with the Administrative Agent and the Lenders to discuss the performance of the business, strategic alternatives and other issues as the Administrative Agent may reasonably request.

SECTION 10. Negative Covenants. Each Credit Agreement Party hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

10.01 Indebtedness; Certain Equity Securities. (a) No Credit Agreement Party will, nor will it permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under the Credit Documents;

(ii) [Intentionally Omitted];

(iii) [Intentionally Omitted];

(iv) Third Party Scheduled Existing Indebtedness existing on the Effective Date and set forth in Part C of Schedule 8.18 (for purposes of this clause (iv), treating unutilized amounts of overdraft facilities and lines of credit specifically identified on said Part C as outstanding Indebtedness of a like principal amount, even though same remain undrawn on such date) and extensions, renewals and replacements of any such Indebtedness, provided that such extending, renewal or replacement Indebtedness (A) shall not add guarantors, obligors or security from that which applied to the Indebtedness being extended, renewed or replaced, (B) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus accrued interest and premium thereon), (C) shall not have an earlier maturity date or a decreased Weighted Average Life to Maturity than the Indebtedness being extended, renewed or replaced and (D) shall be subordinated to the Obligations on the same terms (or, from the perspective of the Lenders, better terms), if any, as the Indebtedness being extended, renewed or replaced;

(v) intercompany Indebtedness by and among the Borrowers and their Subsidiaries permitted pursuant to subclauses (v), (w), (x) and (y) of Section 10.04(e);

(vi) Guarantees (v) by any U.S. Credit Party (other than Holdings) of Indebtedness incurred after the date hereof of any other U.S. Credit Party, (w) by any Canadian Credit Party of Indebtedness incurred after the date hereof of any other Credit Party (other than an Additional Foreign Borrower Credit Party), (x)(I) by any U.S. Credit Party (other than Holdings) of Indebtedness incurred after the date hereof of any Foreign Subsidiary of the U.S. Borrower and (II) by any Canadian Credit Party of Indebtedness incurred after the date hereof of any Foreign Subsidiary of the U.S. Borrower that is not a Canadian Credit Party, (y) by any Foreign Subsidiary of the U.S. Borrower (other than a Canadian Credit Party or an Additional Foreign Borrower Credit Party) of Indebtedness incurred after the date hereof of the U.S. Borrower or any Subsidiary of the U.S. Borrower and (z) the U.S. Credit Parties (other than Holdings) and the Canadian Credit Parties of Indebtedness incurred after the date hereof of any Foreign Subsidiary of the U.S. Borrower which is not organized under the laws of a European country, provided that, in each case, (1) the Indebtedness so Guaranteed is permitted by this Section 10.01 (other than Section 10.01(a)(iv)), (2) Guarantees permitted under this clause (vi) shall be subordinated to the Obligations of the U.S. Borrower or the applicable Subsidiary, as the case may be, on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations, (3) the aggregate outstanding principal amount of all Indebtedness of Subsidiaries guaranteed pursuant to subclause (x) of this clause (vi), when added to the aggregate principal amount of all intercompany loans made pursuant to (and in reliance on) Section 10.04(e)(x) and the aggregate amount of cash equity contributions made pursuant to (and in reliance on) Section 10.04(d)(x), shall not exceed U.S.$60,000,000 at any time and shall not exceed U.S.$50,000,000 at the end of any calendar month (provided that if the Mediofactor Facility shall be cancelled and not replaced in whole or in part the two immediately preceding dollar limits shall each be increased by U.S.$20,000,000) (in each case, determined without regard to write-downs or write-offs thereof and, in the case of equity contributions, net of any returns of capital in the form of dividends or distributions actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment at the time such Investment was made)), (4) the aggregate outstanding principal amount of all Indebtedness of Subsidiaries Guaranteed pursuant to subclause (z) of this clause (vi), when added to the aggregate principal amount of all intercompany loans made pursuant to (and in reliance on) Section 10.04(e)(z)(ii) and the aggregate amount of cash equity contributions made pursuant to (and in reliance on) Section 10.04(d)(z), shall not exceed U.S.$10,000,000 at any time (in each case, determined without regard to write-downs or write-offs thereof and, in the case of equity contributions, net of any returns of capital in the form of dividends or distributions actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment at the time such Investment was made)) and (5) no Guarantees may be made or incurred pursuant to subclause (x) of this clause (vi) at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto);

(vii) Indebtedness of the U.S. Borrower or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by the U.S. Borrower or any of its Subsidiaries in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (plus accrued interest and premium in respect thereof), provided that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed, together with the Remaining Present Value of all leases permitted under Section 10.06, U.S.$15,000,000 at any time outstanding;

(viii) Indebtedness by and among Dutch BV and one or more Foreign Subsidiaries of the U.S. Borrower organized under the laws of a European country pursuant to a manual cash pooling arrangement; provided that (a) the Additional Foreign Borrower may borrow but shall not lend pursuant to such manual cash pooling arrangement, (b) Dutch BV shall act as an intermediary for such Foreign Subsidiaries participating in the pool, (c) the pool shall have at all times an aggregate cash position of at least U.S.$0 and (d) at any time, the positive excess of (1) the aggregate amount owing in respect of the pool by Dutch BV to Credit Parties participating in the pool over (2) the aggregate amount owing in respect of the pool to Dutch BV by Credit Parties participating in the pool shall not exceed the applicable amount specified in clause (II) of the proviso in Section 10.04(e);

(ix) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(x) (A) Indebtedness of the U.S. Borrower or any of its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations, in each case provided in the ordinary course of business and (B) any refinancings, renewals and replacements of any such Indebtedness pursuant to the preceding clause (A) that do not increase the outstanding principal amount thereof (plus accrued interest and premium in respect thereof);

(xi) Indebtedness of any Credit Party pursuant to Swap Agreements or Post Petition Swap Agreements permitted by Section 10.07;

(xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(xiii) reimbursement obligations in respect of letters of credit issued for the account of the U.S. Borrower or any of its Subsidiaries, in an aggregate amount not in excess of U.S.$35,000,000 at any time outstanding;

(xiv) Permitted Securitizations;

(xv) Indebtedness of any Foreign Subsidiary (other than a Canadian Credit Party) incurred to finance working capital needs of such Foreign Subsidiary, provided that the aggregate principal amount of Indebtedness permitted by this clause (xv), shall not exceed U.S.$20,000,000 at any time outstanding;

(xvi) [Intentionally Omitted];

(xvii) Indebtedness arising from agreements of the U.S. Borrower or a Subsidiary of the U.S. Borrower providing for indemnification in connection with the disposition of any business, any assets or any Subsidiary of the U.S. Borrower, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; and

(xviii) other Indebtedness of the U.S. Borrower or any Credit Party (other than Holdings), provided that the aggregate principal amount of Indebtedness permitted by this clause (xviii) shall not exceed U.S.$10,000,000 at any time outstanding.

(b) The U.S. Borrower will not, and will not permit any of its Subsidiaries to, issue any Preferred Equity.

(c) Holdings will not issue any Preferred Equity other than Qualified Preferred Stock.

10.02 Liens. (a) No Credit Agreement Party will, nor will it permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to) create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (Liens described below are herein referred to as “Permitted Liens”)

(i) (A) Liens created under the Credit Documents, the DIP Lenders’ Charge, the Administration Charge, the Directors’ Charge (to the extent subordinated in full to the DIP Lenders’ Charge), and any other Liens created under the Interim Order, the Initial Order, the Final Order or any Other CCAA Order (in each case to the extent subordinated in full to the DIP Lenders’ Charge) and (B) Liens granted in favor of the Canadian Borrower in respect of any intercompany loans made by the Canadian Borrower, to the extent (i) such loans are otherwise permitted hereunder and (ii) such liens are required in connection with the administration of the Canadian Case;

(ii) Permitted Encumbrances;

(iii) any Lien on any property or asset of the U.S. Borrower or any of its Subsidiaries existing on the Initial Borrowing Date and either (x) set forth in Schedule 10.02(a) or (y) securing obligations in an aggregate amount less than U.S.$2,500,000, provided that (A) such Lien shall not apply to any other property or asset of the U.S. Borrower or any of its Subsidiaries and (B) such Lien shall secure only those obligations which it secures on the Initial Borrowing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premium in respect thereof);

(iv) Liens created under the Prepetition Loan Documents (except to the extent such Liens are released by the Orders or the DIP Loan Documents or by the transactions contemplated hereby or thereby);

(v) Liens on fixed or capital assets acquired, constructed or improved by the U.S. Borrower or any of its Subsidiaries, provided that (A) such Liens secure Indebtedness permitted by clause (vii) of Section 10.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of the U.S. Borrower or any of its Subsidiaries;

(vi) Liens of a collecting bank arising in the ordinary course of business under Section 5-208 of the UCC covering only the items being collected upon;

(vii) Liens that are statutory, common law or contractual rights of set-off relating to deposit accounts in favor of banks and other depositary institutions arising in the ordinary course of business;

(viii) Liens arising out of sale and leaseback transactions permitted by Section 10.06;

(ix) Liens granted by a Subsidiary of the U.S. Borrower that is not a Credit Party in favor of the U.S. Borrower or another Credit Party in respect of Indebtedness owed by such Subsidiary;

(x) Liens representing any interest or title of a licensor, lessor or sub-licensor under any lease or license entered into by the U.S. Borrower or any of its Subsidiaries in the ordinary course of business;

(xi) sales or other transfers of Receivables pursuant to, and Liens existing or deemed to exist in connection with, Permitted Securitizations permitted by Section 10.01(a)(xiv);

(xii) Liens on property of a Foreign Subsidiary of the U.S. Borrower (other than a Canadian Credit Party or an Additional Foreign Borrower Credit Party) or any of its Foreign Subsidiaries (other than a Canadian Credit Party or an Additional Foreign Borrower Credit Party) securing Indebtedness permitted by Section 10.01(a)(xv);

(xiii) Liens with respect to property or assets of the U.S. Borrower or any of its Subsidiaries not constituting Collateral with an aggregate fair value (valued at the time of creation thereof) of not more than U.S.$5,000,000 at any time;

(xiv) Liens (a) securing obligations in respect of trade-related letters of credit or trade-related bankers acceptances issued in the ordinary course of business of the U.S. Borrower and its Subsidiaries, in each case covering the goods (or the documents of title in respect of such goods) financed by such letters of credit or trade-related bankers acceptances and the proceeds and products thereof and (b) on up to U.S.$35,000,000 of cash (which may be proceeds of the Loans) to secure obligations in respect of letters of credit issued by one or more Lenders for the account of the U.S. Borrower or any of its Subsidiaries;

(xv) Liens on securities held by the U.S. Borrower or any of its Subsidiaries representing an interest in a joint venture to which the U.S. Borrower or such Subsidiary is a party (provided that such joint venture is not a Subsidiary of the U.S. Borrower) to the extent that (A) such Liens constitute purchase options, calls or similar rights of a counterparty to such joint venture and (B) such Liens are granted pursuant to the terms of the partnership agreement, joint venture agreement or other similar document or documents pursuant to which such joint venture was created or otherwise governing the rights and obligations of the parties to such joint venture;

(xvi) sales of Receivables and Related Assets pursuant to, and Liens existing or deemed to exist in connection with, Auto Supplier Support Transactions; and

(xvii) undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable law or of which written notice has not been given in accordance with applicable law, or which if filed or registered, relates to obligations not yet due or delinquent.

10.03 Fundamental Changes. (a) No Credit Agreement Party will, nor will it permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve, except that (i) any Domestic Subsidiary of the U.S. Borrower may be merged, consolidated or liquidated with or into the U.S. Borrower (so long as the surviving Person of such merger, consolidation or liquidation is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and, if such surviving Person is not the U.S. Borrower, such Person expressly assumes, in writing, all the obligations of the U.S. Borrower under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent) or any U.S. Subsidiary Guarantor (so long as the surviving Person of such merger, consolidation or liquidation is a Wholly-Owned Domestic Subsidiary of the U.S. Borrower, is a corporation, limited liability company or limited partnership and is or becomes a U.S. Subsidiary Guarantor concurrently with such merger, consolidation or liquidation), (ii) any Canadian Subsidiary of the U.S. Borrower (other than the Canadian Borrower and any unlimited liability company) may be merged, consolidated, amalgamated or liquidated with or into the Canadian Borrower (so long as the Canadian Borrower is the surviving corporation of such merger, consolidation, amalgamation or liquidation and is not an unlimited liability company) or any Canadian Subsidiary Guarantor (so long as the surviving Person of such merger, consolidation, amalgamation or liquidation is a Wholly-Owned Subsidiary of the

U.S. Borrower organized or existing under the laws of Canada or any province thereof, is not an unlimited liability company and is or becomes a Canadian Subsidiary Guarantor concurrently with such merger, consolidation or liquidation), (iii) any Foreign Subsidiary of the U.S. Borrower (other than a Canadian Credit Party or an Additional Foreign Borrower Credit Party) may be merged, consolidated or liquidated with or into any Credit Party (so long as such Credit Party is the surviving corporation of such merger, consolidation or liquidation), (iv) any Foreign Subsidiary of the U.S. Borrower that is not a Credit Party may be merged, consolidated or liquidated with or into any other Foreign Subsidiary of the U.S. Borrower that is not a Credit Party and (v) any asset sale permitted by Section 10.05(k) may be effected through the merger of a Subsidiary with a third party; provided that any such merger, consolidation, amalgamation or liquidation shall only be permitted pursuant to this clause (a), so long as (I) no Default and no Event of Default then exists or would exist immediately after giving effect thereto, (II) except in the case of sub-clause (v) above, any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, amalgamation or liquidation) and (III) the surviving Person from the merger (the “Surviving Entity”) assumes all obligations under the Credit Documents of the Person or Persons being merged into the Surviving Entity.

(b) No Credit Agreement Party will, nor will permit any of its Subsidiaries to, engage to any material extent in any business other than (i) businesses of the type conducted by the U.S. Borrower and its Subsidiaries on the Initial Borrowing Date and businesses reasonably related or incidental thereto and (ii) in the case of SPE Subsidiaries of the U.S. Borrower, Permitted Securitizations.

(c) Notwithstanding anything to the contrary contained in Section 10.03(b), (i) Holdings will not engage in any business or activity other than the ownership of all the outstanding Equity Interests of the U.S. Borrower and activities incidental thereto and (ii) Holdings will not own or acquire any assets (other than Equity Interests of the U.S. Borrower and the cash proceeds of any Restricted Payments permitted by Section 10.08) or incur any liabilities (other than liabilities under the Credit Documents, Third-Party Scheduled Existing Indebtedness in the form of guaranties identified on Part C of Schedule 8.18 and liabilities reasonably incurred in connection with its maintenance of its existence).

(d) Notwithstanding anything to the contrary contained in Section 10.03(b), (i) U.S. Finco will not engage in any business or activity other than the holding of an intercompany loan to CSA Holding (Deutschland) GmbH and activities incidental thereto and (ii) U.S. Finco will not own or acquire any assets (other than the intercompany obligation owing to it by CSA Holding (Deutschland) GmbH described in preceding clause (i) and cash proceeds from any payments made in respect thereof) or incur any liabilities (other than liabilities under the Credit Documents to which it is a party and liabilities reasonably incurred in connection with its maintenance of its existence).

10.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Credit Agreement Party will, nor will permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), purchase, hold or acquire any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an “Investment”), except:

(a) [Intentionally Omitted];

(b) Permitted Investments;

(c) Investments existing on the Effective Date and set forth on Schedule 10.04(c);

(d) (v) any U.S. Credit Party may make cash common equity contributions to any of its direct Wholly-Owned Subsidiaries that is a U.S. Credit Party, (w) any Canadian Credit Party may make cash common equity contributions to any of its direct Wholly-Owned Subsidiaries that is a Canadian Credit Party, (x)(I) any U.S. Credit Party may make cash common equity contributions to any of its direct Foreign Subsidiaries and (II) any Canadian Credit Party may make cash common equity contributions to any of its direct Foreign Subsidiaries that is not a Canadian Credit Party, (y) any Foreign Subsidiary (other than a Canadian Credit Party) may make cash common equity contributions to any of its direct Foreign Subsidiaries and (z) the U.S. Credit Parties (other than Holdings) and the Canadian Credit Parties may make cash common equity contributions to any Foreign Subsidiary of the U.S. Borrower which is not organized under the laws of a European country; provided that (I) the aggregate amount of the cash common equity contributions made pursuant to subclause (x) of this clause (d), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to (and in reliance on) subclause (x) of clause (e) below and the aggregate outstanding principal amount of all Indebtedness of Subsidiaries Guaranteed pursuant to Section 10.01(a)(vi)(x), shall not exceed U.S.$60,000,000 at any time and shall not exceed U.S.$50,000,000 at the end of any calendar month (provided that if the Mediofactor Facility shall be cancelled and not replaced in whole or in part the two immediately preceding dollar limits shall each be increased by U.S.$20,000,000) (in each case, determined without regard to write-downs or write-offs thereof and, in the case of equity contributions, net of any returns of capital in the form of dividends or distributions actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment at the time such Investment was made)), (II) the aggregate amount of the cash common equity contributions made pursuant to subclause (z) of this clause (d), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to (and in reliance on) subclause (z)(ii) of clause (e) below and the aggregate outstanding principal amount of all Indebtedness of Subsidiaries Guaranteed pursuant to Section 10.01(a)(vi)(z), shall not exceed U.S.$10,000,000 at any time (in each case, determined without regard to write-downs or write-offs thereof and, in the case of equity contributions, net of any returns of capital in the form of dividends or distributions actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment at the time such Investment was made)), (III) no contributions may be made after the Effective Date pursuant to subclause (x) of this clause (d) at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto), (IV) any Equity Interests held by a Credit Party shall be pledged to the Collateral Agent for the benefit of the Secured Creditors as, and to the extent required by, the relevant Pledge Agreement and (V) any cash common equity contribution made by a Canadian Credit Party is subject to approval of the Canadian Court;

(e) (v) U.S. Credit Parties (other than Holdings) may make intercompany loans to each other, (w) Canadian Credit Parties may make intercompany loans to any other Credit Party (other than Dutch BV), (x)(I) U.S. Credit Parties (other than Holdings) may make intercompany loans to any Foreign Subsidiary of the U.S. Borrower and (II) Canadian Credit Parties and the Additional Foreign

Borrower Credit Parties (other than Dutch BV) may make intercompany loans to any Foreign Subsidiary of the U.S. Borrower that is not a Canadian Credit Party, (y) any Foreign Subsidiary of the U.S. Borrower (other than a Canadian Credit Party and Dutch BV) may make intercompany loans to any Credit Party and any Foreign Subsidiary of the U.S. Borrower that is not a Credit Party may make intercompany loans to any other Foreign Subsidiary of the U.S. Borrower that is not a Credit Party and (z) (i) Dutch BV may make intercompany loans to any U.S Credit Party, any Canadian Credit Party, any Additional Foreign Borrower Credit Party and any Foreign Subsidiary of the U.S. Borrower permitted pursuant to Section 10.01(a)(viii) and (ii) the U.S. Credit Parties (other than Holdings) and the Canadian Credit Parties may make intercompany loans to any Foreign Subsidiary of the U.S. Borrower which is not organized under the laws of a European country; provided that (I) any such intercompany loan made by a Credit Party pursuant to this clause (e) shall be evidenced by an Intercompany Note pledged in favor of the Collateral Agent for the benefit of the relevant Secured Creditors pursuant to the relevant Pledge Agreement, (II) the aggregate outstanding principal amount of all such intercompany loans made pursuant to subclause (x) of this clause (e) above, when added to the aggregate amount of cash equity contributions made pursuant to (and in reliance on) Section 10.04(d)(x) above and the aggregate outstanding principal amount of all Indebtedness of Subsidiaries Guaranteed pursuant to Section 10.01(a)(vi)(x), shall not exceed U.S.$60,000,000 at any time and shall not exceed U.S.$50,000,000 at the end of any calendar month (provided that if the Mediofactor Facility shall be cancelled and not replaced in whole or in part the two immediately preceding dollar limits shall each be increased by U.S.$20,000,000) (in each case, determined without regard to write-downs or write-offs thereof and, in the case of equity contributions, net of any returns of capital in the form of dividends or distributions actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment at the time such Investment was made)), (III) the aggregate outstanding principal amount of all such intercompany loans made pursuant to subclause (z)(ii) of this clause (e) above, when added to the aggregate amount of cash equity contributions made pursuant to (and in reliance on) Section 10.04(d)(z) above and the aggregate outstanding principal amount of all Indebtedness of Subsidiaries Guaranteed pursuant to Section 10.01(a)(vi)(z), shall not exceed U.S.$10,000,000 at any time (in each case, determined without regard to write-downs or write-offs thereof and, in the case of equity contributions, net of any returns of capital in the form of dividends or distributions actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment at the time such Investment was made)), (IV) no intercompany loans may be made pursuant to subclause (x) of this clause (e) at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto), (V) each intercompany loan made pursuant to this clause (e) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement, (VI) any intercompany loans made pursuant to this clause (e) shall cease to be permitted hereunder if the obligor or obligee thereunder ceases to constitute a Credit Party or a Subsidiary of the U.S. Borrower, as applicable, as contemplated above and (VII) any intercompany loan made by a Canadian Credit Party is subject to approval of the Canadian Court;

(f) Guarantees constituting Indebtedness expressly permitted by Section 10.01(a);

(g) receivables or other trade payables owing to the U.S. Borrower or any of its Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the U.S. Borrower or any such Subsidiary deems reasonable under the circumstances;

(h) Investments consisting of Equity Interests, obligations, securities or other property received in settlement of delinquent accounts of and disputes with customers and suppliers in the ordinary course of business and owing to the U.S. Borrower or any of its Subsidiaries or in satisfaction of judgments;

(i) Investments by the U.S. Borrower or any of its Subsidiaries in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(j) loans or advances by the U.S. Borrower or any of its Subsidiaries to employees made in the ordinary course of business (including travel, entertainment and relocation expenses) of the U.S. Borrower or any of its Subsidiaries not exceeding U.S.$1,000,000 in the aggregate at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances);

(k) Investments in the form of Swap Agreements permitted by Section 10.07;

(l) [Intentionally Omitted];

(m) Investments received in connection with the dispositions of assets permitted by Section 10.05;

(n) Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(o) Investments and Guarantees arising or made under Permitted Securitizations permitted by Section 10.01(a)(xiv);

(p) [Intentionally Omitted];

(q) other Investments by the U.S. Borrower or any of its Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made (including all commitments for future investments), not exceeding U.S.$10,000,000 in the aggregate for all such Investments made from and after the Initial Borrowing Date plus an amount equal to any returns of capital actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such investment valued at cost at the time such investment was made);

(r) [Intentionally Omitted];

(s) [Intentionally Omitted]; and

(t) any Investment which may be deemed to exist as a result of the consummation of any Auto Supplier Support Transaction.

10.05 Asset Sales. No Credit Agreement Party will, nor will it permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the U.S. Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary (other than to the U.S. Borrower or any of its Subsidiaries in compliance with Section 10.04), except (and subject to the Initial Order):

(a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) surplus, obsolete or worn out equipment or property in the ordinary course of business;

(b) sales, transfers and dispositions of assets (v) among the U.S. Credit Parties (other than Holdings), (w) by any Canadian Credit Party to any other Credit Party (other than Holdings), (x) by any Credit Party to any Foreign Subsidiary of the U.S. Borrower, (y) by any Subsidiary of the U.S. Borrower to any Credit Party (other than Holdings) and (z) by any Foreign Subsidiary of the U.S. Borrower that is not a Credit Party to (1) any Credit Party (other than Holdings) or (2) any other Foreign Subsidiary of the U.S. Borrower; provided that (I) no Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer, (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents in the assets so transferred shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) and (III) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon subclause (x) of this clause (b) either (X) does not exceed U.S.$500,000 in any Fiscal Year or (Y) if such assets consist of surplus, obsolete or worn out equipment listed on Schedule 10.05(b), does not exceed U.S.$2,500,000;

(c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of property to the extent such property constitutes an investment permitted by clause (b), (h), (m) or (n) of Section 10.04;

(e) sale and leaseback transactions permitted by Section 10.06;

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the U.S. Borrower or any of its Subsidiaries;

(g) sales, transfers and other dispositions of Receivables and Related Assets (as defined in the definition of “Permitted Securitization”) pursuant to Permitted Securitizations permitted by Section 10.01(a)(xiv);

(h) licensing and cross-licensing arrangements entered into in the ordinary course of business involving any technology or other intellectual property of the U.S. Borrower or any of its Subsidiaries;

(i) sales, transfers and other dispositions of assets listed on Part A or B of Schedule 10.05(b); provided that any Equity Interests received by the U.S. Borrower or any of its Subsidiaries in exchange for the assets listed on Part A of such Schedule 10.05(b) are pledged to the Collateral Agent to secure the Obligations to the extent such pledge would not (1) violate applicable law (including corporate benefit, financial assistance, fraudulent preference, thin capitalization rules, and similar laws or regulations), result in a breach or default under an existing contract identified on Part C of Schedule 10.05(b) or would reasonably be expected to result in a material incremental tax liability or personal liability of any director or officer of the pledgor of such Equity Interests or (2) result in costs (administrative or otherwise) that in the determination of the Administrative Agent are materially disproportionate to the benefit obtained thereby, all of which shall be satisfactory in form and substance to the Required Lenders in their sole discretion;

(j) sales, transfers and other dispositions of assets for proceeds not constituting cash or Permitted Investments, provided that the aggregate fair market value of all assets, sold, transferred or otherwise disposed of in reliance upon this paragraph (j) shall not exceed U.S.$2,000,000 during the term of this Agreement;

(k) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary of the U.S. Borrower unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section 10.05, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (k) shall not exceed U.S.$10,000,000 during any Fiscal Year; and

(l) sales of Receivables and Related Assets pursuant to Auto Supplier Support Transactions,

provided that (i) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b) and (f) above) shall be made for fair value, (ii) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b), (f), (h) (to the extent relating to cross-licensing), (i), (j) and (1) (to the extent relating to Permitted Credit Protection Transactions) above) shall be made for at least 75% cash consideration (which cash consideration (1) for purposes of clause (a)(i) above, shall be deemed to include accounts receivable and (2) for purposes of clause (a)(ii) above, shall be deemed to include additions to property, plant and equipment received in connection with a trade in of surplus, obsolete or worn out equipment) and provided further, that for purposes of the preceding proviso, the assumption by the transferee of liabilities associated with the assets subject to any sale, transfer or other disposition (other than any liabilities that are subordinated to the Obligations or have stated maturity that is outside the Maturity Date) shall not be deemed to be consideration paid in respect of such assets.

10.06 Sale and Leaseback Transactions. No Credit Agreement Party will, nor will permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), provided that (and subject to the Initial Order), a Sale and Leaseback Transaction shall be permitted so long as at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease (together with Indebtedness outstanding pursuant to clause (vii) of Section 10.01(a) and the Remaining Present Value of outstanding leases previously entered into under this Section 10.06) does not exceed U.S.$10,000,000.

10.07 Post Petition Swap Agreements. No Credit Agreement Party will, nor will it permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), enter into any Post Petition Swap Agreement, except (a) Post Petition Swap Agreements entered into to hedge or mitigate risks to which the U.S. Borrower or any of its Subsidiaries has actual exposure (other than those in respect of Equity Interests of the U.S. Borrower or any of its Subsidiaries) and (b) Post Petition Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of U.S. Borrower or any of its Subsidiaries.

10.08 Restricted Payments; Certain Payments of Indebtedness.

(a) No Credit Agreement Party will, nor will it permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each of Holdings and the U.S. Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and Holdings may declare and pay dividends with respect to its preferred stock payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries of the U.S. Borrower may declare and pay dividends ratably with respect to their capital stock, membership or partnership interests or other similar Equity Interests, (iii) the U.S. Borrower may make Restricted Payments to Holdings to permit Holdings to make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and its Subsidiaries that have been approved by the board of directors of Holdings in an amount during any Fiscal Year equal to the sum of (A) U.S.$1,000,000 and (B) amounts received by Holdings as a result of the sale of Equity Interests in Holdings to employees, officer, directors or consultants of Holdings, the U.S. Borrower or any Subsidiary of the U.S. Borrower since the beginning of the relevant Fiscal Year, which amounts, if not used in any Fiscal Year, may be carried forward to any subsequent Fiscal Year, (iv) the U.S. Borrower may pay dividends to Holdings, at such times and in such amounts (A) not exceeding U.S.$2,500,000 during any Fiscal Year, as shall be necessary to permit Holdings to discharge its corporate overhead (including franchise taxes and directors fees) and other permitted liabilities and to make payments permitted by Section 10.09 and (B) as shall be necessary to pay any taxes that are due and payable by Holdings as part of a consolidated, combined, unitary or similar group that includes the U.S. Borrower or any of its Subsidiaries, to the extent that such taxes relate to the operations of the U.S. Borrower and its Subsidiaries and so long as any refunds received by Holdings attributable to the U.S. Borrower or any of its Subsidiaries shall be promptly returned by Holdings to the U.S. Borrower and (v) without duplication as to amounts distributable with respect to taxes under clause (iv) above, in the event that Holdings and the U.S. Borrower become pass-through or disregarded entities for U.S. federal income tax purposes, the U.S. Borrower may make Tax Distributions to Holdings to the extent that the aggregate amount of Tax Distributions made pursuant to this clause (v) in respect of any taxable year does not exceed the aggregate amount of U.S. federal, state and local income taxes that would have otherwise been payable by the U.S. Borrower for such taxable year had it remained a corporation for U.S. federal income tax purposes for such taxable year, in each case as may be approved by the Bankruptcy Court and the Canadian Court.

(b) No Credit Agreement Party will, nor will it permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Scheduled Existing Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness, except, in each case as may be approved by the Bankruptcy Court and the Canadian Court.

10.09 Transactions with Affiliates. No Credit Agreement Party will, nor will it permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (subject to the Initial Order) (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Credit Agreement Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among (x) the U.S. Borrower and the other Credit Parties not involving any other Affiliate, (y) the Canadian Borrower and the other Canadian Credit Parties not involving any other Affiliate or (z) the Credit Parties not involving any other Affiliate, so long as the aggregate transaction value (as determined in good faith by the U.S. Borrower) for all such transactions described in this clause (z) does not exceed U.S.$1,000,000, (c) any investment or Guarantee permitted by Sections 10.04(d), 10.04(e), 10.04(f), 10.04(j) or 10.04(o), (d) any Indebtedness permitted under Section 10.01(a)(v), Section 10.01(a)(vi) or Section 10.01(a)(viii), (e) any Restricted Payment permitted by Section 10.08, (f) any contribution to the capital of Holdings by any Permitted Holder or any purchase of Equity Interests of Holdings by any Permitted Holder, (g) the payment of reasonable fees to directors of Holdings or any of its Subsidiaries who are not employees of Holdings or any of its Subsidiaries, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, employees and consultants of Holdings or any of its Subsidiaries in the ordinary course of business, (h) any transactions permitted by Section 10.05(g), and (i) transactions in existence on the Effective Date or pursuant to agreements in existence on the Effective Date and, in each case, set forth on Schedule 10.09 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect.

10.10 Restrictive Agreements. No Credit Agreement Party will, nor will permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Agreement Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary of the U.S. Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the U.S. Borrower or any other Subsidiary of the U.S. Borrower or to Guarantee Indebtedness of the U.S. Borrower or any other Subsidiary of the U.S. Borrower, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by (A) applicable laws (B) any Credit Document, and (C) any instrument or agreement governing any Indebtedness incurred by a Foreign Subsidiary of the U.S. Borrower (other than a Canadian Credit Party) pursuant to Section 10.01(a)(xv), but only to the extent such restrictions or conditions are imposed only on such Foreign Subsidiary and its Foreign Subsidiaries, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date and identified on Schedule 10.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements and other documents (including organizational documents) governing any Permitted Joint Venture, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the U.S. Borrower or the sale of assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Permitted Securitizations or Auto Supplier Support Transactions permitted by this Agreement if such restrictions or conditions apply only to the Receivables and the Related Assets that are the subject of the Permitted Securitization or Auto Supplier Support Transaction, as the case may be, and neither clause (a) nor clause (b) of the foregoing shall apply to restrictions or conditions imposed on any SPE Subsidiary in connection with any Permitted Securitization, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (other than in respect of an Auto Supplier Support Transaction) if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vii) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

10.11 Amendment of Material Documents. No Credit Agreement Party will, nor will it permit any of its respective Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), amend, modify or waive any of its rights under (a) any Existing Indebtedness Agreement, (b) any Tax Allocation Agreement, (c) any Management Agreement, or (d) its certificate of incorporation, by-laws or other organizational documents, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lenders; provided that in no event shall any amendment or modification to the foregoing (i) increase the applicable interest rate, (ii) shorten the maturity date from that theretofore in effect, (iii) modify or change any subordination provisions contained therein or (iv) make any covenant more restrictive in any material respect than previously existed thereunder.

10.12 New Subsidiaries. No Credit Agreement Party will, nor will it permit any of its respective Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to), form or acquire any new Subsidiary, other than an SPE Subsidiary.

10.13 13-Week Budget. Each of the Credit Parties will, and will cause each of its Subsidiaries to, comply with the most recently delivered 13-Week Budget. Operating cash disbursements shall be tested every four weeks on a combined basis, for the U.S. Credit Parties and the Canadian Credit Parties, as compared to the most recent 13-Week Budget with a permitted variance for the four-week period of 15%. For purposes of the covenant described in the preceding sentence, the disbursement of funds collected on behalf of one Subsidiary on behalf of another Subsidiary, shall be excluded from operating cash disbursements.

10.14 Maximum Capital Expenditures. The U.S. Borrower will not, nor will it permit any of its Subsidiaries to, incur or make any Capital Expenditures for the three month period ending on the last day of September 2009, the six month period ending on the last day of December 2009 or the nine month period ending on the last day of March 2010, respectively, set forth below in excess of the maximum amount set forth below opposite such period:

PERIOD	CAPITAL EXPENDITURES
Three month period ending September 30, 2009	U.S.$	30,000,000
Six month period ending December 31, 2009	U.S.$	52,500,000
Nine month period ending March 30, 2010	U.S.$	77,500,000

10.15 Limitation on Issuance of Equity Interests. Neither the U.S. Borrower nor the Canadian Borrower will issue any capital stock or other Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other Equity Interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests and (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of Holdings (in the case of the U.S. Borrower) or the U.S. Borrower (in the case of the Canadian Borrower) in any class of the capital stock or other Equity Interests of such Borrower.

10.16 Minimum EBITDA. The U.S. Borrower will not permit Consolidated EBITDA for the three month period ending on the last day of September 2009, the six month period ending on the last day of December 2009 or the nine month period ending on the last day of March 2010, respectively, to be less than the minimum amount set forth below opposite such period:

PERIOD	MINIMUM CONSOLIDATED EBITDA
Three month period ending September 30, 2009	U.S.$	35,000,000
Six month period ending December 31, 2009	U.S.$	77,500,000
Nine month period ending March 30, 2010	U.S.$	102,500,000

10.17 Minimum Liquidity. Holdings shall maintain Consolidated Liquidity, (i) in the case of the calendar months August 2009 and September 2009, as determined at all times, commencing on the Final Borrowing Date, for and reported on a monthly basis for the preceding monthly period, of at least U.S.$100,000,000 and (ii) in the case of any calendar month after September 2009, as determined as of the last day of such calendar month and reported on a monthly basis for the preceding calendar month, of at least U.S.$100,000,000.

10.18 Chapter 11 Claims. Unless the Required Lenders consent (which consent may be given or withheld in their sole discretion) and except as expressly provided in the Orders, the Debtors shall not, and shall not permit any of their Subsidiaries to, agree to, incur, create, assume, suffer to exist or permit or apply to the Bankruptcy Court or the Canadian Court for authority to do so (including any extension, grant or application in respect of the Prepetition Obligations) (a) any administrative expense, unsecured claim, or other Superpriority Claim or Lien (including any administrative expense, unsecured claim, or other super-priority claim or lien in respect of the Prepetition Obligations) which is pari passu with or senior to the claims of the Secured Creditors against the Credit Parties hereunder, or apply to the Bankruptcy Court or the Canadian Court for authority to do so, except for the Carve-Out and the Administration Charge or (b) the extension of any existing adequate protection or the grant of further adequate protection.

10.19 No Right of Subrogation. No Credit Party will, nor will it permit any of its Subsidiaries to, assert any right of subrogation or contribution against any other Credit Party or any of their Subsidiaries as long as any Obligation or any Commitment remains outstanding.

10.20 Modification of Engagement Letters. No Credit Party will, nor will it permit any of its Subsidiaries to, (i) materially modify any terms (including any economic terms) of the A&M Engagement Letter or the Lazard Engagement Letter or (ii) enter into any other engagement letter with any other financial, restructuring or similar advisor in connection with the Transaction without the terms and conditions of such engagement letter being satisfactory to the Required Lenders in their sole discretion.

10.21 Hazardous Materials. No Credit Party shall cause or suffer to exist any Release of any Hazardous Materials at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party that would violate any Environmental Laws, form the basis for any Environmental Liability or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Credit Party), other than such violations, Environmental Liability and effects that would not, in the aggregate, have a Material Adverse Effect.

SECTION 11. Events of Default and Remedies. If any of the following specified events (any such event, an “Event of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or Note, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or Note or any Fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Credit Agreement Party or any of its Subsidiaries in or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (without giving effect to any materiality or Material Adverse Effect qualifier in any representation or warranty), in either case when made or deemed made, except to the extent such representation or warranty relates expressly to an earlier date (in which case such representation or warranty shall prove to have been incorrect in any material respect (without giving effect to any materiality or Material Adverse Effect qualifier in any representation or warranty) as of such earlier date);

(d) any Credit Agreement Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 9.02(a), 9.03(a), 9.04 (with respect to the existence of any Credit Agreement Party) or 9.11 or in Section 10;

(e) any Credit Agreement Party or any other Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Credit Document (other than those specified in clause (a), (b) or (d) of this Section 11), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to Holdings or the U.S. Borrower (which notice will be given at the request of any Lender);

(f) any Credit Agreement Party or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (which, in the case of any Debtor, was incurred after the Petition Date or where payment thereof by a Debtor or enforcement, acceleration or termination thereof by the holder(s) of such Material Indebtedness was not otherwise subject to a stay of proceedings in any of the Cases), when and as the same shall become due and payable (after giving effect to any applicable grace period with respect thereto, provided that, during the applicable grace period, no additional consideration is paid or additional rights are granted in respect of such Material Indebtedness);

(g) any event or condition occurs that results in any Material Indebtedness (which, in the case of any Debtor, was incurred after the Petition Date or where payment thereof by a Debtor or enforcement, acceleration or termination thereof by the holder(s) of such Material Indebtedness was not otherwise subject to a stay of proceedings in either of the Cases) becoming due or, in the case of a Permitted Securitization (other than the Mediofactor Facility), terminating (except voluntary terminations) prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due or, in the case of a Permitted Securitization (other than the Mediofactor Facility), to be terminated, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets (to the extent not prohibited under this Agreement) securing such Indebtedness;

(h) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization or other relief in respect of any Credit Party or any of its Subsidiaries (other than an Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign Debtor Relief Law now or hereafter in effect (including the Bankruptcy Code) or (ii) a proceeding shall be commenced or a petition filed seeking the appointment of a receiver, interim receiver, receiver and manager, trustee, sequestrator, conservator, liquidator, provisional liquidator, rehabilitator, examiner with expanded powers under the Bankruptcy Code, responsible officer, or any similar party or officer under any Debtor Relief Law (other than the appointment of the Monitor with respect to the Canadian Case) for any Credit Party, any of their Subsidiaries (other than Immaterial Subsidiaries), or a substantial part of any such entity’s assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Credit Party or any of their respective Immaterial Subsidiaries shall (i) other than the Cases, voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 11, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, trustee, sequestrator, conservator, liquidator, provisional liquidator, rehabilitator, examiner with expanded powers under the Bankruptcy Code, responsible officer, or any similar party or officer under any Debtor Relief Law (other than the appointment of the Monitor with respect to the Canadian Case), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any formal action for the purpose of effecting any of the foregoing;

(j) any Credit Party or any of its Subsidiaries (other than a Debtor) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of U.S.$10,000,000 shall be rendered against any Credit Agreement Party or any of its Subsidiaries (but in the case of the Debtors, only as to post-Petition Date activities or where enforcement thereof was not subject to a stay of proceedings in any of the Cases) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Agreement Party or any of its Subsidiaries to enforce any such judgment;

(l) (x) an ERISA Event (other than the filing of the Cases) shall have occurred and/or (y) a Credit Party or a Governmental Authority shall have taken steps to terminate a Canadian Pension Plan and/or a Foreign Pension Plan (“Plan Termination Events”) or any fact or circumstance gives rise to a reasonable expectation that any Plan Termination Event could occur that, when taken together with all other ERISA Events and/or Plan Termination Events that have occurred, could reasonably be expected to result in liability of, and/or required contribution by, Holdings and its Subsidiaries in an aggregate amount exceeding U.S.$10,000,000 for all periods;

(m) The failure to make payment of any Priority Payables in excess of an amount equal to Cdn.$100,000 as and when due;

(n) any Lien purported to be created under any Security Document or the DIP Lenders’ Charge shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document or the DIP Lenders’ Charge, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Credit Documents or (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments (if any) delivered to it under the Security Documents or to file all continuation statements;

(o) any Credit Document shall not be, or for any reason be asserted by any Credit Party not to be, a legal, valid and binding obligation of any party thereto;

(p) any Guaranty shall cease to be in full force and effect (other than in accordance with the terms thereof) or shall be asserted by any Credit Party not to be in effect or not to be legal, valid and binding obligations;

(q) a Change in Control shall occur;

(r) The Final Order Entry Date shall not have occurred by the date that is 30 days after the Interim Order Entry Date;

(s) Any proceeding before a court, tribunal, or Governmental Authority or agency in any jurisdiction seeking to (i) amend in a manner adverse to the DIP Lenders, vacate, reverse, nullify, or otherwise challenge any provision of the Interim Order, the Initial Order, or any Other CCAA Order (whether in whole or in part), or any of the transactions required to effectuate the DIP Facility (or any document related to such transactions), (ii) amend in a manner adverse to the DIP Lenders, release, subordinate, nullify, or otherwise challenge any material lien, charge or similar security securing the DIP Facility (iii) prohibit the Administrative Agent, the Prepetition Administrative Agent, the Lenders, or the Prepetition Lenders from acting in accordance with this Agreement or the Interim Order or the Initial Order, (iv) apply or require the Administrative Agent or Prepetition Administrative Agent to apply the proceeds of any material collateral securing the Obligations or the Prepetition Obligations except in the manner and in the order set forth in this Agreement and the Interim Order or the Initial Order, (v) foreclose or otherwise act against any material collateral securing the Obligations wherever located in the world or (vi) reduce the percentage ownership of any Credit Party or Material Subsidiary of Holdings in any entity, and in each case such pleading, complaint, summons, opening or other filing or similar document or act is not denied or otherwise adjudicated in favor of the applicable Credit Party or other Subsidiary of Holdings to the satisfaction of the Required Lenders in their sole discretion shall be (A) commenced by any Credit Party or any of their Subsidiaries; or (B) commenced by any other party and not dismissed, stayed, withdrawn, enjoined, held in abeyance via abstention or otherwise resolved to the satisfaction of the Required Lenders in their sole discretion within (i) in the case of any proceeding before the Bankruptcy Court or Canadian Court, ten (10) days after such proceeding is commenced or (ii) in the case of any proceeding before any Government Authority (other than the Bankruptcy Court or the Canadian Court), thirty (30) days after such proceeding is commenced;

(t) The Bankruptcy Court or the Canadian Court, as applicable, shall enter an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code and under the Initial Order to any party in interest, including without limitation any holder or holders of any security interest:

(i) to permit foreclosure, the granting of a deed in lieu of foreclosure, or any similar action or other act of enforcement on any assets of the U.S. Debtors or the Canadian Debtor, as applicable, having an aggregate book value in excess of U.S.$500,000; or

(ii) to permit any other action or actions that would, either singly or in the aggregate, have a Material Adverse Effect on the U.S. Debtors or the Canadian Debtor, as applicable, or their estates or the value of the Collateral in the aggregate or the interests of any Lenders in the Collateral in the aggregate;

(u) the Interim Order, the Initial Order, or the Credit Documents (in whole or in part) shall cease to be in full force and in effect, shall have been reversed, modified, amended, stayed for more than ten days, vacated, appealed or subject to a stay pending appeal;

(v) Any of the Credit Parties or any of their Affiliates shall fail to comply with the Interim Order, the Final Order, the Initial Order or, to the extent non-compliance would be adverse to the Lenders, any Other CCAA Order in any respect;

(w) There shall be filed a motion, pleading or proceeding by any of the Credit Parties or their Affiliates which could reasonably be expected to result in a material impairment of the rights or interests of the Lenders or a determination by a court with respect to any motion, pleading or proceeding brought by another party which results in such an impairment;

(x) A motion seeking approval of a disclosure statement (the “Disclosure Statement”) for a Chapter 11 plan of reorganization for each of the U.S. Debtors that proposes to pay all Obligations in full in cash on the effective date of such plan, (the “Plan of Reorganization”) shall not have been filed with the Bankruptcy Court before the 70th day before the Maturity Date or a motion seeking approval for the circulation to the requisite creditors of the Canadian Debtor of a plan of compromise or arrangement of the Canadian Debtor that proposes to pay all Obligations in full in cash on the effective date of such plan, (the “CCAA Plan”), shall not have been filed with the Canadian Court before the 60th day before the Maturity Date;

(y) An order approving the Disclosure Statement and permitting solicitation of the Plan of Reorganization shall not have been entered by the Bankruptcy Court before the 45th day before the Maturity Date;

(z) The Plan of Reorganization shall not have been confirmed by the Bankruptcy Court before the 10th day before the Maturity Date or the CCAA Plan shall not have been approved by the requisite creditors of the Canadian Debtor before the 15th day before the Maturity Date and by the Canadian Court before the 5th day before the Maturity Date;

(aa) The Plan of Reorganization and a CCAA Plan shall not have been consummated and become effective and fully implemented before the Maturity Date;

(bb) (i) Any of the Cases shall be dismissed or converted to a Chapter 7 Case or a Chapter 11 plan of liquidation shall have been filed for any of the U.S. Cases or the Canadian Case shall be terminated or proceedings thereunder shall be stayed, or the Canadian Case shall be converted into proceeding under the Bankruptcy & Insolvency Act (Canada); (ii) a trustee, receiver, interim receiver or receiver and manager shall be appointed in any of the Cases or a responsible officer or an examiner with enlarged powers shall be appointed in any of the Cases (having powers beyond those set forth in Bankruptcy Code sections 1106(a)(3) and (4)); or (iii) the Bankruptcy Court shall abstain from asserting jurisdiction over any of the U.S. Debtors or the Canadian Court shall abstain from asserting jurisdiction over the Canadian Debtor;

(cc) An application shall be made by any U.S. Debtor, any Guarantor or any Subsidiary of Holdings seeking an order by the Bankruptcy Court, or an order shall be entered by the Bankruptcy Court, approving a Disclosure Statement in any of the U.S. Cases with respect to a plan not that does not propose to pay all Obligations in full in cash on the effective date of such plan or an application shall have been made by the Canadian Debtor or any other Person seeking an order of the Canadian Court, or an order of the Canadian Court shall be entered, approving a CCAA plan of compromise or arrangement in respect of the Canadian Cases with respect to a plan that does not propose to pay all Obligations in full in cash on the effective date of such plan;

(dd) Any of the U.S. Debtors shall cease to have the exclusive right pursuant to Section 1121 of the Bankruptcy Code to file a plan of reorganization;

(ee) The occurrence of a “default” or “event of default” under any other agreement where a creditor is granted status as an “unaffected creditor” in the Canadian Case; or

(ff) Any order shall be issued by the Canadian Court in the Canadian Case that is adverse to the Lenders in any material respect.

(A) During the continuance of any Event of Default pursuant to this Section 11, the Administrative Agent (i) may, and at the request of the Required Lenders shall, by advance written notice to the Borrowers that is also filed with the Bankruptcy Court and with the Canadian Court and the Monitor in accordance with the Initial Order declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Term Loan shall immediately terminate and (ii) may, and at the request of the Required Lenders shall, by advance written notice to the Borrowers that is also filed with the Bankruptcy Court and with the Canadian Court and the Monitor in accordance with the Initial Order, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers. In addition, subject solely to any requirement of the giving of notice, if any, by the terms of the Interim Order or the Final Order or the Initial Order, as the case may be, the automatic stay provided in section 362 of the Bankruptcy Code and under the Initial Order in respect of the DIP Lenders’ Charge and the Credit Documents as the case may be, shall be deemed automatically vacated without further action or order of the Bankruptcy Court or the Canadian Court, as the case may be, the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including, without limitation, all rights and remedies with respect to the Collateral and the Guarantors. In addition to the remedies set forth above, the Administrative Agent may, and at the request of the Required Lenders shall, direct the Administrative Agent to exercise any remedies provided for by the Security Documents in accordance with the terms thereof or any other remedies provided by applicable law or in equity.

(B) At any time after termination of the Commitments or acceleration of the maturity of the Loans, (a) if the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and other Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 13.12, then upon the written consent of the Required Lenders and written notice to the Borrowers, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled and (b) in the case of such remedies exercised under Section 11(A)(i), upon the written consent of the Required Lenders and written notice to the Borrowers, the termination of the Commitments or the acceleration and their consequences applicable to the Lenders may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

SECTION 12. The Agents.

12.01 Appointment. (a) Each Lender hereby irrevocably designates and appoints DBTCA as Administrative Agent for such Lender (as used hereinafter for purposes of this Section 12, the term “Administrative Agent” shall mean DBTCA in its capacities as Administrative Agent and as Collateral Agent hereunder and pursuant to the Security Documents and the term “Agent” shall include the term “Administrative Agent” as so defined), (b) Banc of America Securities LLC, General Electric Capital Corporation and UBS Securities LLC as Co-Syndication Agents for such Lender, (c) Banc of America Securities LLC and UBS Securities LLC as Co-Arrangers for such Lender, and (d) DBTCA as Documentation Agent for such Lender, each to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent, each Co-Syndication Agent, each Co-Arranger and the Documentation Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder or thereunder as are specifically delegated to or required of the Administrative Agent, such Co-Syndication Agent, each Co-Arranger or the Documentation Agent, as the case may be, by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. Each of the Agents may perform any of their respective duties under this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and/or Collateral Agent may perform any of its duties under the Security Documents by or through one or more of its affiliates).

(b) The provisions of this Section 12 are solely for the benefit of the Administrative Agent, the Co-Syndication Agents, the Co-Arrangers, the Documentation Agent and the Lenders, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Administrative Agent, the Co-Syndication Agents, the Co-Arrangers and the Documentation Agent shall act solely as agent for the Lenders, and none of the Administrative Agent, the Co-Syndication Agents, the Co-Arrangers or the Documentation Agent assumes (and shall not be deemed to have assumed) any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

12.02 Nature of Duties. (a) No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any Agent nor any of its officers, directors, agents, employees, representatives or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Joint Lead Arrangers, Co-Syndication Agents and Co-Arrangers is named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Joint Lead Arrangers, Co-Syndication Agents and Co-Arrangers shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as, and to the extent, provided for under Sections 12.07 and 13.01. Without limitation of the foregoing, none of the Joint Lead Arrangers, Co-Syndication Agents and Co-Arrangers shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03 Certain Rights of the Agents. The Agents shall have the right to request instructions from the Required Lenders at any time. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any Agent or any of its employees, directors, officers, agents, representatives or affiliates as a result of such Agent or such other person acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.04 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, facsimile, teletype or telecopier message, cablegram, radiogram, order, telephone message or other document or conversation that such Agent believed, in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Credit Parties) and, with respect to other matters, upon advice of independent public accountants or other experts, consultants or specialists selected by it.

12.05 Notice of Default, etc. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actually received written notice from a Lender or a Credit Agreement Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (as determined by the Administrative Agent in its sole discretion).

12.06 Nonreliance on Agents and Other Lenders. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent or their respective affiliates nor any of their respective officers, directors, agents or employees shall be responsible to any Lender or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of Holdings and any of its Subsidiaries, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in Sections 6 or 7, or (vi) the existence or possible existence of any Default or Event of Default.

12.07 Indemnification. (a) To the extent any Agent (or any affiliate thereof) is not reimbursed and indemnified by the Credit Agreement Parties, the Lenders will reimburse and indemnify such Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any affiliate thereof) in performing its respective duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, claims, judgments, suits, costs, expenses or disbursements resulting from such Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(c) The agreements in this Section 12.07 shall survive the payment of all Obligations.

12.08 Agents in their Individual Capacities. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender”, “Required Lenders”, “Supermajority Lenders”, “Majority Lenders”, “holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include each Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.09 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.10 Resignation of the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents (including, without limitation, its functions and duties as Collateral Agent) at any time by giving 15 Business Days’ prior written notice to the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder and/or under the other Credit Documents who shall be a commercial bank or trust company acceptable to Holdings, which acceptance shall not be unreasonably withheld or delayed (provided that Holdings’ approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of Holdings (which consent shall not be unreasonably withheld or delayed, provided that Holdings’ consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and/or under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Each Co-Syndication Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days’ prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period.

(f) Each Co-Arranger may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days’ prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period.

(g) The Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days’ prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period.

(h) Upon a resignation of any Agent pursuant to this Section 12.10, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

12.11 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the Credit Parties) upon the sale or other disposition thereof in compliance with Sections 10.05 or 10.06, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12) or (iv) as otherwise may be expressly provided in the relevant Security Documents. The Lenders hereby authorize (i) the Collateral Agent to release (or subordinate) any Lien granted to or held by the Collateral Agent upon any Collateral consisting of Receivables or Related Assets sold pursuant to any Auto Supplier Support Transaction and (ii) the Administrative Agent and the Collateral Agent to consent to any Auto Supplier Support Transaction and enter into any related documentation required in connection with the Credit Parties’ participation in the Auto Supplier Support Program. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release (or subordinate) particular types or items of Collateral pursuant to this Section 12.11.

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Agreement Party or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(d) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to appoint a collateral agent, security trustee, trustee or Person serving in a similar capacity, including an Affiliate of the Collateral Agent, in such foreign jurisdiction and authorize such collateral agent, security trustee, trustee or Person serving in a similar capacity to enter into any Foreign Security Documents governed by the laws of such jurisdiction for the benefit of the Lenders and the other Secured Creditors. Each such collateral agent, security trustee, trustee or Person serving in a similar capacity shall be entitled to all of the benefits afforded the Collateral Agent hereunder (including, but not limited to the benefits under Section 12.07 and Section 13.01) and the powers of the Collateral Agent under the Section 12, as if such collateral agent, security trustee, trustee or Person serving in a similar capacity were the Collateral Agent hereunder.

(e) The Lenders hereby authorize the Collateral Agent and each such collateral agent, security trustee, trustee or Person serving in a similar capacity referred to in the Section 12.11(d) to enter into any intercreditor arrangements to reflect the relative Lien priority of, or right to receive proceeds from Collateral securing, the DIP Facility relative to the Prepetition Facility and such other matters as may be incidental thereto.

12.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Agreement Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

12.13 Special Appointment of Collateral Agent (German Security Documents). (a) Without prejudice to the generality of Section 12.11:

(i) Each Lender hereby appoints, on the terms hereof, and each Hedging Creditor (as defined in the U.S. Security Agreement) by their acceptance of the benefits of the German Security (as defined below) and by notice in writing to the Collateral Agent to that effect hereby appoints, on the terms hereof, the Collateral Agent as trustee (Treuhaender), agent and administrator for the purpose of holding on trust (Treuhand) accepting, administering and enforcing the German Security for and on behalf of the Lenders and the other Secured Creditors.

(ii) The Collateral Agent accepts its appointment as a trustee (Treuhaender), agent and administrator of the German Security on the terms and subject to the conditions set out in this Agreement.

(iii) The Secured Creditors agree that, in relation to the German Security, no Secured Creditor shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto; and

(b) The Collateral Agent shall:

(i) hold and administer any German Security which is security assigned or otherwise transferred (Sicherungsübereignung/Sicherungsabtretung) under German law under a non-accessory security right (nicht akzessorische Sicherheit) to it as a trustee (Treuhaender) for the benefit of the Secured Creditors; and

(ii) administer any German Security which is pledged under German law (Verpfaendung) or otherwise transferred in accordance with German law to any of the Secured Creditors under an accessory security right (akzessorische Sicherheit), where “German Security” means the assets the subject of a security document which is governed by German Law. Each Secured Creditor hereby authorizes the Collateral Agent to accept, as its representative (Stellvertreter), any German Security created in favor of such Secured Creditor.

(c) Furthermore, each Secured Creditor hereby authorizes (bevollmaechtigt) the Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with any German Security on behalf of such Secured Creditor. The Collateral Agent shall further be entitled to rescind, amend and/or execute new and different documents securing the German Security. The Collateral Agent is released from the restrictions arising under Clause 181 of the German Civil Code (Buergerliches Gesetzbuch) (restrictions on self-dealing).

12.14 Special Appointment of Collateral Agent (French Security Documents). (a) Each of Secured Creditors (as such defined below) as “mandants” under French law:

(i) hereby irrevocably appoints the Collateral Agent to act as its agent (“mandataire” under French law) under and in connection with the French Security Documents (as such term is defined below); and

(ii) irrevocably authorizes the Collateral Agent to execute for and on its behalf the French Security Documents (as such term is defined below) and to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the French Security Documents (as such term is defined below), together with any other rights, powers and discretions which are incidental thereto and to give a good discharge for any moneys payable under the French Security Documents (as such term is defined below).

For purposes of this Section 12.14, “French Security Documents” means those Security Documents stated to be governed by the laws of France and reference to “Secured Creditors” shall be construed as a reference to such Secured Creditors as defined in the French Security Documents.

(b) The Collateral Agent will act solely for itself and as agent for the other Secured Creditors in carrying out its functions as agent under the French Security Documents.

(c) The relationship between the Secured Creditors (other than the Collateral Agent) on the one hand and the Collateral Agent on the other is that of principal (“mandant” under French law) and agent (“mandataire” under French law) only. The Collateral Agent shall not have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, any party to this Agreement other than those for which specific provision is made by the French Security Documents and, to the extent permissible under French law, the other provisions of this Agreement, which shall be deemed to be incorporated in this Section 12.14, where reference is made to any French Security Documents.

(d) Notwithstanding Section 13.08 (Governing Law; Submission to Jurisdiction; Venue) of this Agreement, the provision of this Section 12.14 and the other provisions of this Agreement which are deemed to be incorporated in this Section 12.14 as stated in paragraph (c) above, shall be governed by, and construed in accordance with, French law and any dispute arising out of this Section 12.14 shall be submitted to the Commercial Court of Paris (Tribunal de Commerce de Paris).

(e) The Secured Creditors, the Collateral Agent and the other parties hereto which are also party to any French Security Document irrevocably acknowledge that the existence and extent of the Collateral Agent’s authority resulting from this Section 12.14 and the effects of the Collateral Agent’s exercise of this authority shall be governed by French law.

12.15 Special Appointment of Collateral Agent (Dutch Security Documents).

(a) Each Credit Agreement Party irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance (bij voorbaat)) to pay to the Collateral Agent amounts equal to any amounts owing from time to time by that Credit Agreement Party to any Secured Creditor under any Credit Document as and when those amounts are due.

(b) Each Credit Agreement Party, the Collateral Agent and the other Secured Creditors acknowledge that the obligations of each Credit Agreement Party under Section 12.15(a) are several and are separate and independent (eigen zelfstandige verplichtingen) from, and shall not in any way limit or affect, the corresponding obligations of that Credit Agreement Party to any Secured Creditor under any Credit Document (its “Corresponding Debt”) nor shall the amounts for which each Credit Agreement Party is liable under Section 12.15(a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(i) the Parallel Debt of each Credit Agreement Party shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(ii) the Corresponding Debt of each Credit Agreement Party shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(iii) the amount of the Parallel Debt of each Credit Agreement Party shall at all times be equal to the amount of its Corresponding Debt.

(c) For the purpose of this Section 12.15, the Collateral Agent acts in its own name and on behalf of itself and not as agent, representative or trustee of any other Secured Creditor, and its claims in respect of each Parallel Debt shall not be held on trust.

(d) The security granted under the Security Documents to the Collateral Agent to secure each Parallel Debt is granted to the Collateral Agent in its capacity as sole creditor of each Parallel Debt.

(e) All monies received or recovered by the Collateral Agent pursuant to this Section 12.15, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any security granted to secure each Parallel Debt, shall be applied in accordance with Section 7.14 of the U.S. Security Agreement.

(f) Without limiting or affecting the Collateral Agent’s rights against the Credit Agreement Parties (whether under this Section 12.15 or under any other provision of the Credit Documents), each Credit Agreement Party acknowledges that:

(i) nothing in this Section 12.15 shall impose any obligation on the Collateral Agent to advance any sum to any Credit Agreement Party or otherwise under any Credit Document, except in its capacity as Lender; and

(ii) for the purpose of any vote taken under any Credit Document, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.

(g) For the avoidance of doubt (i) the Parallel Debt of each Credit Agreement Party will become due and payable (opeisbaar) at the same time its Corresponding Debt becomes due and payable and (ii) without prejudice to Section 12.15, a Credit Agreement Party may not repay or prepay its Parallel Debt unless directed to do so by the Collateral Agent or the Collateral is enforced by the Collateral Agent.

SECTION 13. Miscellaneous.

13.01 Payment of Expenses, etc. (a) The Credit Agreement Parties jointly and severally agree, whether or not the transactions herein contemplated are consummated, to:

(i) pay all documented (pursuant to summary form invoices which may be redacted for privileged information) fees, out-of-pocket audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other documented costs and expenses of every type and nature of each Agent (including internal costs of such Agent incurred on a per diem basis, the fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP and local and foreign counsel and consultants, the fees, expenses and disbursements of the Lender Advisors, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) in connection with (A) the negotiation, preparation, execution and delivery of this Agreement, other Credit Documents, the documents and instruments referred to herein and therein or any proposal letter or commitment letter issued in connection therewith; (B) the Administrative Agent’s periodic audits of the Borrowers or any of their Subsidiaries, as the case may be; (C) the funding of all loans; (D) the creation, perfection or protection of the Liens under any applicable Credit Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (E) the ongoing administration of this Agreement, including consultation with attorneys in connection therewith and with respect to each Agent’s and each Lender’s rights and responsibilities hereunder and under the other Credit Documents; (F) any amendment, waiver, consent, assignment, restatement or supplement relating to this Agreement, other Credit Documents and the documents and instruments referred to herein and therein; and (G) syndication efforts with respect to this Agreement;

(ii) pay all out-of-pocket costs and expenses of each Agent, the Collateral Agent and each of the Lenders (including, without limitation, the fees and disbursements of counsel (including costs of in-house counsel and costs of settlement) and consultants for each Agent, the Collateral Agent and each of the Lenders) in connection with (A) the enforcement of this Agreement, other Credit Documents and the documents and instruments referred to herein or therein or the enforcement of Obligations or any security therefore; (B) the exercise or enforcement of any right or remedy available by reason of a Default or Event of Default; (C) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceeding; (D) the commencement, defense or intervention in any court proceeding or filing a petition, complaint, answer, motion or other pleading relating in any way to the Obligations, any Credit Party, any of the U.S. Borrower’s Subsidiaries, this Agreement or any other Credit Document and the documents and instruments referred to therein or the Cases; (E) the response to, and preparation for, any subpoena or request for document production with which any Agent or Lender is served or deposition or other proceedings in which such Agent or Lender is called to testify, in each case, relating in any way to the Obligations, any Credit Party, any of the Borrowers’ Subsidiaries, this Agreement or any other Credit Documents and the documents and instruments referred to herein or therein; (F) the protection of the rights of each Agent, the Collateral Agent and each of the Lenders under this Agreement, other Credit Documents and the documents and instruments referred to herein or therein; or (G) taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (A) through (F) above (including the Cases).

(iii) pay all documented (pursuant to summary form invoices which may be redacted for privileged information) fees, out-of-pocket costs and expenses of each Agent, the Collateral Agent (including, without limitation, the fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP and local and foreign counsel and consultants), the Lenders, and the Prepetition Lenders in connection with (A) the Prepetition Facility and other Prepetition Loan Documents and the documents and instruments referred to therein; (B) any amendment, waiver, consent, assignment, restatement or supplement relating to the Prepetition Facility, other Prepetition Documents and the documents and instruments referred to therein; (C) the creation, perfection or protection of the Liens under any applicable Prepetition Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions); (D) the commencement, defense or intervention in any court proceeding or filing a petition, complaint, answer, motion or other pleading relating in any way to the Prepetition Loan Documents; and (E) the response to, and preparation for, any subpoena or request for document production with which any Agent is served or deposition or other proceedings in which such Agent is called to testify, in each case, relating in any way to the Prepetition Loan Documents;

(iv) pay all documented (pursuant to summary form invoices which may be redacted for privileged information) fees and expenses of the Lender Advisors;

(b) The Credit Agreement Parties jointly and severally agree, whether or not the transactions herein contemplated are consummated, to pay and hold each of the Agents, the Collateral Agent and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, goods and services, harmonized sales, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any other Credit Document or any payment thereunder, and save each of the Agents, the Collateral Agent and each of the Lenders harmless from and against any and all liabilities (including, without limitation, penalties and interest) with respect to or resulting from any delay or omission to pay such taxes; and

(c) The Credit Agreement Parties jointly and severally agree, whether or not the transactions herein contemplated are consummated, to indemnify each Agent, the Collateral Agent, each Lender and each of its respective affiliates and its and their respective officers, directors, employees, representatives, trustees, advisors and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent, or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is brought by or on behalf of any Agent, the Collateral Agent, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated by any Document or the exercise or enforcement of any of their rights or remedies provided herein or in any other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by any Credit Agreement Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by any Credit Agreement Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Liability in connection with or relating to any Credit Agreement Party, any of its Subsidiaries or any of their operations or activities or any Real Property at any time owned, leased or operated by any Credit Agreement Party or any of its Subsidiaries, in each case, including, without limitation, the fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including attorneys’ and consultants’ fees and disbursements) to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, the Collateral Agent, any Lender or any other indemnified person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Agreement Parties hereby agree to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Agent, each Lender and the Collateral Agent is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Agreement Party or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Lender or the Collateral Agent (including, without limitation, by branches and agencies of such Agent, such Lender or the Collateral Agent wherever located) to or for the credit or the account of any Credit Agreement Party or any of its Subsidiaries against and on account of the Obligations and liabilities of such Credit Agreement Party or such Subsidiary, as the case may be, to such Agent, such Lender or the Collateral Agent under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b) and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Lender or the Collateral Agent shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Borrower agrees that any Lender purchasing participations as required by Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Lender is a direct creditor of such Borrower with respect to such participations in the amount thereof.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

13.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier or facsimile communication) and mailed, telecopied or delivered: if to any Credit Agreement Party, at the address specified opposite its signature below; if to any Lender, at its address specified on Schedule 2.12(a); and if to the Administrative Agent, at its Notice Office; or, as to any Credit Agreement Party or any of the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to Holdings and the Administrative Agent. All such notices and communications shall be mailed, telecopied or faxed, or sent by overnight courier, and shall be effective when deposited in the mails, delivered overnight courier, or sent by facsimile, or telecopier, as the case may be, except that notices and communications to the Administrative Agent and/or any Credit Agreement Party shall not be effective until received by the Administrative Agent or the applicable Credit Agreement Party, as the case may be.

(b) Without in any way limiting the obligation of Holdings and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, any Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by such Agent in good faith to be from an Authorized Officer. In each such case, each Credit Agreement Party hereby waives the right to dispute such Agent’s record of the terms of such telephonic notice.

13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Agreement Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Lenders and, provided further, that, although any Lender may (without the consent of any Credit Party) transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement or to Section 13.07 shall not constitute a reduction in any rate of interest or Fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Obligations in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may:

(x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) one or more Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(ii)), or (iii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of a Lender or by an Affiliate of such investment advisor; or

(y) assign all, or if less than all, a portion equal to at least U.S.$1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating (I) any fund that invests in loans and (II) any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement;

provided that (i) each assignment of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche A Term Loan Commitments, Tranche B Term Loan Commitments, or Tranche C Term Loan Commitments (and the Obligations associated with all such Loans and Commitments) may only be made as part of an assignment by such assigning Lender of a pro rata portion of (x) all such Loans and Commitments then held by it and (y) all of its rights and obligations under Section 2.01(e), (ii) at the time of such assignment Schedule 1 shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (iii) new Notes will be issued, at the respective Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, as the case may be, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, of the affected Tranche, (iv) except in the case of assignments by the Agents in connection with their syndication of this Agreement, the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and is continuing, the U.S. Borrower shall be required in connection with any such assignment pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of U.S.$3,500 (other than with respect to such assignments from an assigning Lender to its Affiliate) and (vi) such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans, as the case may be. At the time of each assignment pursuant to this

Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the U.S. Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) described in Section 5.04(b)(ii) to the extent such forms would provide a complete exemption from or reduction in United States withholding tax. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder, for the purpose of perfecting and enforcing certain security interests purported and intended to be created by the Brazilian Security Documents, the respective assignee Lender shall provide to the Administrative Agent an executed power of attorney in favor of the Brazilian Collateral Agent. To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Sections 2.10, 2.11 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank or other foreign Governmental Authority in support of borrowings made by such Lender from such Federal Reserve Bank or other foreign Governmental Authority and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or any Credit Agreement Party), any Lender which is a fund may pledge all or any portion of its Loans or Notes to its trustee or to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of, or any other representative of a holder of, such obligations, or such other creditor, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, the Collateral Agent, or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent, the Collateral Agent, or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans of any Tranche or other Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the principal of, or interest on, the Loans of such Tranche or other Fees then owed and due to such Lender bears to the total of such Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto), provided that (i) if the U.S. Borrower notifies the Administrative Agent that the U.S. Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in U.S. GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the U.S. Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in U.S. GAAP or in the application thereof, then such provision shall be interpreted on the basis of U.S. GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 9 and/or 10, any amounts so incurred or expended (to the extent incurred or expended in a currency other than U.S. Dollars) shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate U.S. Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of U.S. Dollars, all outstanding amounts originally incurred or spent in currencies other than U.S. Dollars shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

(b) All computations of interest (other than interest based on the Base Rate at times when the Base Rate is based on the Prime Lending Rate), and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest or Fees are payable. All computations of interest based on the Prime Lending Rate and clause (x) of the definition of Base Rate shall be based on a year of 365 days.

(c) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such annual rate is to be ascertained, and (z) divided by 360 or 365, as the case may be; (ii) the principle of deemed reinvestment or interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(d) If any provision of this Agreement or of any of the other Credit Documents would obligate any Credit Party to make any payment of interest with respect to the Obligations or other amount payable to any Lender in an amount or calculated at a rate which would result in a receipt by that Lender of “interest” with respect to the Obligations at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not so result in a receipt by that Lender of interest with respect to the Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid to the affected Lender under Section 2.08; and (ii) thereafter, by reducing any charges, fees, commissions, expenses, premiums and other amounts required to be paid to the affected Lender which would constitute “interest” with respect to the Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then the Canadian Borrower shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to Canadian Borrower. Any amount or rate of interest on the Obligations referred to in this Section 13.07(d) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan or Loans remain outstanding on the assumption that any charges, fees, commissions, expenses, premiums and other amounts that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Initial Borrowing Date to the applicable Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

13.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE SECURITY DOCUMENTS AND EXCEPT TO THE EXTENT NEW YORK LAW IS SUPERSEDED BY THE BANKRUPTCY CODE, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) (i) Prior to the closing or dismissal of the U.S. Cases, the U.S. Credit Parties shall submit to the exclusive jurisdiction of the Bankruptcy Court over any legal action or proceeding with respect to this Agreement or any other Credit Document. Following the closing or dismissal of a U.S. Case of any U.S. Credit Party, such U.S. Credit Party shall submit to the exclusive jurisdiction of the courts of the State of New York or of the United States for the Southern District of New York, in each case located within the City of New York.

(ii) Prior to the termination or dismissal of the Canadian Case, the Canadian Borrower shall submit to the non-exclusive jurisdiction of the Canadian Court over any legal action or proceeding with respect to this Agreement or any other Credit Document. Following the termination or dismissal of the Canadian Case, the Canadian Borrower shall submit to the non-exclusive jurisdiction of the courts of the State of New York or of the United States for the Southern District of New York, in each case located within the City of New York.

(iii) If (A) a Credit Agreement Party is neither the U.S. Credit Parties nor the Canadian Borrower or (B) the Bankruptcy Court, in case of the U.S. Credit Parties, or the Canadian Court, in case of the Canadian Borrower, does not have or does not exercise jurisdiction over such Credit Agreement Party, as the case may be, then a legal action or proceeding may be brought in the courts of the State of New York or of the United States for the Southern District of New York, in each case located within the City of New York.

(iv) By execution and delivery of this Agreement, each Credit Agreement Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

(c) The Canadian Borrower hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Canadian Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement.

(d) Each Credit Agreement Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Agreement Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Agreement Party. Each Credit Agreement Party further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Agreement Party, as the case may be, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. Each Credit Agreement Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective.

(e) Nothing herein shall affect the right of any Agent, the Collateral Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Agreement Party in any other jurisdiction.

(f) SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND THE CANADIAN COURT AS PROVIDED IN CLAUSES (b)(i) AND (ii) ABOVE, EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(g) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Credit Agreement Party and the Administrative Agent.

13.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which each Credit Agreement Party, each Agent, the Collateral Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent at the Notice Office or at the office of the Administrative Agents’ counsel or, in the case of the Lenders, shall have given to the Administrative Agent or the Administrative Agents’ counsel telephonic (confirmed in writing), written or telex notice (actually received) at such applicable office that the same has been signed and mailed to it. The Administrative Agent will give Holdings and each Lender prompt written notice of the occurrence of the Effective Date.

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the U.S. Borrower may be released from, any Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note (other than by amending clause (c) of the definition of “Maturity Date”) or extend the duration of any Interest Period beyond six months, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent paid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under any Security Document or alter the relative priority of the Liens, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans are included on the Effective Date), (v) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement, or (vi) release the Holdings Guaranty, the U.S. Borrower’s Guaranty or any Subsidiaries Guaranty; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (3) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (4) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement as originally in effect, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Sections 5.01 or 5.02 (excluding Section 5.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (5) without the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date), or (6) without the consent of the Supermajority Lenders of the respective Tranche, reduce the amount of or extend the date of, any Tranche A Term Loan Scheduled Repayment, Tranche B Term Loan Scheduled Repayment, Tranche C Term Loan Scheduled Repayment or Incremental Term Loan Scheduled Repayment (except that, if additional Loans are made pursuant to a given Tranche, the Scheduled Repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (6)), or amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date). Notwithstanding anything to the contrary contained above in this Section 13.12(a), the Administrative Agent and/or the Collateral Agent shall be permitted to enter into such amendments and/or modifications (i) as specified in Section 6.26(c) and (ii) to the Foreign Security Documents which may be required in the discretion of the Administrative Agent and/or the Collateral Agent which are of a technical nature and/or are, in the judgment of the Collateral Agent, required by applicable law, in the interests of the Secured Creditors or necessary or, in the reasonable opinion of the Collateral Agent, advisable to preserve, maintain, perfect and/or protect the security interests purported to the granted by the respective Foreign Security Documents.

(b) Notwithstanding anything to the contrary contained in clause (a) above of this Section 13.12, the respective Borrower, the Administrative Agent and each Incremental Term Loan Lender may, in accordance with the provisions of Section 2.15, enter into an Incremental Term Loan Commitment Agreement, provided that after the execution and delivery by the respective Borrower, the Administrative Agent and each such Incremental Term Loan Lender of such Incremental Term Loan Commitment Agreement, such Incremental Term Loan Commitment Agreement may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 5.04, 12.07, 13.01 and 13.17, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the other Obligations.

13.14 Domicile of Loans and Commitments. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Sections 2.10, 2.11 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.15, each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of any Credit Agreement Party (other than to its affiliates and its and their respective directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 13.15(a) by the respective Lender, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent, the Collateral Agent or any other Agent, (f) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.15 and (g) to any creditor or any prospective transferee or participant in connection with any contemplated transfer or participation of any of the Obligations or any interest therein by such Lender; provided that such creditor or prospective transferee or participant agrees to be bound by the confidentiality provisions contained in this Section 13.15 to the same extent as such Lender.

(b) Each Credit Agreement Party hereby acknowledges and agrees that each Lender may share with any of its affiliates or its investment advisors, and such affiliates and investment advisors may share with such Lender, any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of such entities), provided that such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender and shall only use such information in connection with matters relating to this Agreement.

13.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.17 Register. Each of the Borrowers hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as such Borrower’s agent, solely for purposes of this Section 13.17, to maintain a register at one of its offices in New York, New York (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect each Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and/or Loans. Prior to such recordation, all amounts owing to the transferor with respect to such Commitments and/or Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and/or Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and the registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender any Note evidencing such Commitment and/or Loan and such Note shall be marked “cancelled”, and one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or, if requested thereby, the new Lender. The registration of any provision of Incremental Term Loan Commitments pursuant to Section 2.15 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Term Loan Commitment Agreement. Coincident with the delivery of such Incremental Term Loan Commitment Agreement for acceptance and registration of the provision of an Incremental Term Loan Commitment, or as soon thereafter as practicable, to the extent requested by such Incremental Term Loan Lenders and Incremental Term Notes shall be issued, at the respective Borrower’s expense, to such Incremental Term Loan Lenders, to be in conformity with Section 2.05 (with appropriate modification) to the extent needed to reflect the Incremental Term Loan Commitments and outstanding Incremental Term Loans made by such Incremental Term Loan Lender. Each Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature that may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17 in respect of the Loans and Commitments made to such Borrower.

13.18 English Language. This Agreement and all other Credit Documents shall be in the English language, except as required by applicable local law (in which event certified English translations thereof shall, upon the request of the Administrative Agent, be provided by Holdings to the Administrative Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Credit Document shall be in the English language or, if originally written in another language, shall, upon request of the Administrative Agent, be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Credit Documents.

13.19 Special Provisions Regarding Pledges of Equity Interests in Persons Not Organized in Qualified Jurisdictions. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all Equity Interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of the United States, Canada, Germany, France, Brazil, Mexico and The Netherlands to perfect the security interests in the Equity Interests of any Person organized under the laws of said jurisdictions (to the extent said Equity Interests are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of Equity Interests in any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Initial Borrowing Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Security Documents. The Credit Agreement Parties hereby agree that, following any reasonable request by the Administrative Agent or Required Lenders to do so, each Credit Agreement Party shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or, in the reasonable opinion of the Administrative Agent, advisable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.19, all such actions shall be taken in accordance with the provisions of this Section 13.19 and Sections 9.12 and 9.13 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to Equity Interests in Persons organized under laws of jurisdictions other than the United States, Canada, Germany, France, Brazil, Mexico or The Netherlands) not required to be taken in accordance with the provisions of this Section 13.19, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.19 or pursuant to Sections 9.12 and 9.13.

13.20 Powers of Attorney; etc. Each of Holdings and the U.S. Borrower is hereby authorized by, and on behalf of, the Canadian Borrower to give Notices of Borrowing, Notices of Conversion/Continuation and other notices and directions in connection with the extensions of credit and repayments thereof to be made pursuant to this Agreement to the Canadian Borrower (including without limitation notices as to the application of proceeds of such extensions of credit). The Canadian Borrower hereby grants to each of Holdings and the U.S. Borrower an irrevocable power-of attorney, in the Canadian Borrower’s name, to take the actions contemplated above in this Section 13.20 and in the last sentence of Section 2.13 hereof. Furthermore, the Canadian Borrower agrees that the Agents and the Lenders may at any time rely upon any notices, instructions or other information furnished by Holdings or the U.S. Borrower.

13.21 Waiver of Sovereign Immunity. Each of the Credit Agreement Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Credit Agreement Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Canada or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of such Credit Agreement Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Credit Agreement Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, Canada or elsewhere. Without limiting the generality of the foregoing, each Credit Agreement Party further agrees that the waivers set forth in this Section 13.21 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

13.22 Determinations of Satisfaction by the Lenders. Where a document or matter is required by this Agreement to be satisfactory to the Lenders (or a subset thereof) (whether reasonably, or in its or their sole discretion, or otherwise), such document or matter shall be deemed to be so satisfactory in the absence of notice from any Lender to the U.S. Borrower and the Administrative Agent that such document or matter is not satisfactory.

13.23 Judgment Currency.

(a) The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in U.S. Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Canadian Dollar Equivalent or the U.S. Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due by any Borrower, such Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the U.S. Dollar Equivalent or the Canadian Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency. If the amount of the Judgment Currency so purchased exceeds the sum originally due to the Lenders in the Judgment Currency, the Lenders shall, except during the occurrence and continuation of an Event of Default under paragraph (a), (b), (h), (i) or (j) of Section 11 (in which case such excess shall be applied by such Lender to any outstanding Obligations owed to such Lender by any Credit Party), remit such excess to the relevant Borrower.

13.24 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 2.10 or 2.11 of this Agreement, unless a Lender gives notice to the respective Borrower that it is obligated to pay an amount under such Section within six months after the date the Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the respective Borrower pursuant to said Section 2.10 or 2.11, as the case may be, to the extent of the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital that are incurred or suffered on or after the date which occurs six months prior to such Lender giving notice to the respective Borrower that it is obligated to pay the respective amounts pursuant to said Section 2.10 or 2.11, as the case may be (provided further that, if any Requirement of Law giving rise, directly or indirectly, to such obligation to pay under Section 2.10 or 2.11, as the case may be, is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof). This Section 13.24 shall have no applicability to any Section of this Agreement other than said Sections 2.10 or 2.11.

13.25 USA PATRIOT Act. Each Lender subject to the Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each of the Borrowers and other information that will allow such Lender to identify each of the Borrowers in accordance with the Patriot Act.

13.26 Abstract Acknowledgment of Indebtedness and Joint Creditorship; Release of German Pledge Agreement.

(a) In connection with the Local Law Pledge Agreement pursuant to which the Canadian Borrower has pledged all of its Equity Interests in its wholly-owned Subsidiary CSA Holding (Deutschland) GmbH to the Collateral Agent (the “German Law Pledge Agreement”), the Canadian Borrower has granted an abstract acknowledgement of indebtedness (abstraktes Schuldanerkenntnis) to the Collateral Agent in a separate agreement governed by German law to pay to the Collateral Agent amounts equal to, and in the currency of, any amounts owed by the Canadian Borrower to a Secured Creditor (as defined in the Canadian Pledge Agreement) under any Credit Document, Post Petition Swap Agreement or Post Petition Cash Management Arrangement as and when such amounts falls due for payment under the relevant Credit Document, Post Petition Swap Agreement or Post Petition Cash Management Arrangement or would have fallen due but for any discharge resulting from failure of another Secured Creditor to take appropriate steps, in insolvency proceedings affecting the Canadian Borrower or any other Credit Party, to preserve its entitlement to be paid that amount (the “Abstract Acknowledgement of Indebtedness”). For purposes of the Abstract Acknowledgement of Indebtedness only, the Collateral Agent shall be the joint creditor (together with the relevant Secured Creditor) of all obligations of the Canadian Borrower towards each of the Secured Creditors under the Credit Documents, the Post Petition Swap Agreements and the Post Petition Cash Management Arrangements.

(b) Any amount due and payable by the Canadian Borrower to the Collateral Agent under the Abstract Acknowledgement of Indebtedness shall be decreased to the extent that the other Secured Creditors have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Credit Documents, the Post Petition Swap Agreements or the Post Petition Cash Management Arrangements and any amount due and payable by the Canadian Borrower to the other Secured Creditors under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full in cash of the corresponding amount under the Abstract Acknowledgement of Indebtedness, provided that the Canadian Borrower may not consider its obligations towards a Secured Creditor to be so discharged by virtue of any set-off, counterclaim or similar defence that it may invoke vis-à-vis the Collateral Agent. For purposes of the Abstract Acknowledgement of Indebtedness and German Law Pledge Agreement only, for the avoidance of doubt and notwithstanding any provision in the Abstract Acknowledgement of Indebtedness, irrevocable and unconditional payment in full in cash of all of the Credit Document Obligations (as defined in the Canadian Pledge Agreement) shall satisfy in full all obligations owed by the Canadian Borrower under the Abstract Acknowledgement of Indebtedness.

(c) Subject to paragraph (b) above, the rights of the Secured Creditors (other than the Collateral Agent) to receive payment of amounts payable by the Canadian Borrower under the Credit Documents, the Post Petition Swap Agreements and the Post Petition Cash Management Arrangements are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under the Abstract Acknowledgement of Indebtedness.

(d) On the German Pledge Termination Date (as defined below), the German Law Pledge Agreement shall terminate and the security interests granted thereby shall be released automatically (provided that all indemnities set forth therein shall survive any such termination) and the Collateral Agent, at the request and expense of the Canadian Borrower, will execute and deliver to the Canadian Borrower a proper instrument or instruments (including local law termination statements) acknowledging the satisfaction and termination of the German Law Pledge Agreement (including, without limitation, local law termination statements and instruments of satisfaction, discharge and/or reconveyance), and will assign, transfer and deliver to the Canadian Borrower (without recourse and without any representation or warranty) such of the Equity Interests in CSA Holding (Deutschland) GmbH as may be in

the possession of the Collateral Agent or any of its sub-agents thereunder and as has not theretofore been sold or otherwise applied or released pursuant to the German Law Pledge Agreement, together with any moneys at the time held by the Collateral Agent or any of its sub-agents hereunder. As used in this Agreement, “German Pledge Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated, no or Note is outstanding (and all Loans have been paid in full), and all other Credit Document Obligations (as defined in the Canadian Pledge Agreement) (other than indemnities described in the German Law Pledge Agreement and described in Section 13.01 hereof, and any other indemnities set forth in any other Security Documents, in each case which are not then due and payable) then due and payable have been paid in full.

(e) In the event that any Equity Interests in CSA Holding (Deutschland) GmbH are sold or otherwise disposed of (to a Person other than a Credit Party) at any time prior to the time at which all Credit Document Obligations (as defined in the Canadian Pledge Agreement) have been paid in full and all Commitments, in connection with a sale or disposition permitted by Section 10.05 hereof or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 hereof), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, such Equity Interests shall be automatically released from the security interest granted under the German Law Pledge Agreement and the Collateral Agent, at the request and expense of the Canadian Borrower, will execute and deliver such documentation (including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to the Canadian Borrower (without recourse and without any representation or warranty) such Equity Interests as are then being (or has been) so sold or released and as may be in the possession of the Collateral Agent (or, in the case of Equity Interests held by any sub-agent designated pursuant to the German Law Pledge Agreement, such sub-agent) and has not theretofore been released pursuant to this Agreement.

(f) At any time that the Canadian Borrower desires that the Collateral Agent execute and deliver any release documentation as provided in the foregoing in this Section 13.26, the Canadian Borrower shall deliver to the Collateral Agent (and the relevant sub-agent, if any, designated pursuant to the German Law Pledge Agreement) a certificate signed by an authorized officer of the Canadian Borrower stating that the release of the respective Collateral is permitted pursuant to this Section 13.26. The Collateral Agent shall have no liability whatsoever to any other Secured Creditor (as defined in the Canadian Pledge Agreement) as the result of any release of Collateral by it in accordance with (or which the Collateral Agent believes to be in accordance with) this Section 13.26.

(g) If at any time all of the Equity Interests of the Canadian Borrower owned by the U.S. Borrower or any of its Subsidiaries are sold (to a Person other than a Credit Party) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement (as defined in the Canadian Pledge Agreement) then in effect), then, at the request and expense of the U.S. Borrower, the Canadian Borrower shall be released as a pledgor under the German Law Pledge Agreement pursuant to this Section 13.26 automatically without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in the Canadian Borrower shall be deemed to be a sale of all of the Equity Interests in the Canadian Borrower for purposes of this Section), and the Collateral Agent is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that the U.S. Borrower desires that the Canadian Borrower be released from the German Law Pledge Agreement as provided in this

Section 13.26, the U.S. Borrower shall deliver to the Collateral Agent a certificate signed by a principal executive officer of the U.S. Borrower stating that the release of the Canadian Borrower is permitted pursuant to this Section 13.26. The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of the release of the Canadian Borrower by it in accordance with, or which it believes to be in accordance with, this Section 13.26.

SECTION 14. Holdings Guaranty.

14.01 The Guaranty. In order to induce the each of the Agents, the Collateral Agent and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Post Petition Swap Agreements, and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the entering into of such Post Petition Swap Agreements, Holdings hereby agrees with the primary, absolute and unconditional, as follows: Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Holdings Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Holdings Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Holdings Guaranteed Obligations. This Holdings Guaranty is a guaranty of payment and not of collection. This Holdings Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Holdings Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers and any other Holdings Guaranteed Party), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Holdings Guaranty or any other instrument evidencing any liability of each Borrower or any other Holdings Guaranteed Party, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Holdings Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by each Borrower or any other Holdings Guaranteed Party upon the occurrence of any of the events specified in clause (h), (i) or (j) of Section 11, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

14.03 Nature of Liability. The liability of Holdings hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Holdings Guaranteed Obligations whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by each Borrower, any other Holdings Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Holdings Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by each Borrower or any other Holdings Guaranteed Party, or (e) any payment made to the Guaranteed Creditors on the Holdings Guaranteed Obligations which any such Guaranteed Creditor repays to each Borrower or any other Holdings Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 14.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Holdings Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Holdings Guaranty, and this Holdings Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Holdings Guaranteed Obligations. The obligations of Holdings hereunder are independent of the obligations of each Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against each Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party and whether or not each Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Borrower or any other Holdings Guaranteed Party or other circumstance that operates to toll any statute of limitations as to such Borrower or such other Holdings Guaranteed Party shall operate to toll the statute of limitations as to Holdings.

14.05 Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Holdings Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Holdings Guaranty made shall apply to the Holdings Guaranteed Obligations as so changed, extended, renewed, increased or altered;

(b) take and hold security for the payment of the Holdings Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Holdings Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against each Borrower, any other Holdings Guaranteed Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, each Borrower, any other Holdings Guaranteed Party or other obligors;

(e) settle or compromise any of the Holdings Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of each Borrower or any other Holdings Guaranteed Party to their respective creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of each Borrower or any other Holdings Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Borrower or such other Holdings Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any Post Petition Swap Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Post Petition Swap Agreement or any of such other instruments or agreements; and/or

(h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Holdings Guaranty.

14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of each Borrower or any other Holdings Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Holdings Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.07 Subordination. Any of the indebtedness of each Borrower or any other Holdings Guaranteed Party now or hereafter owing to Holdings is hereby subordinated to the Holdings Guaranteed Obligations of such Borrower or such other Holdings Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Borrower or such other Holdings Guaranteed Party to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Holdings Guaranteed Obligations of such Borrower or such Holdings Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of each Borrower or any other Holdings Guaranteed Party to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

14.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against each Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from each Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Holdings waives any defense based on or arising out of any defense of each Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party, other than payment in full in cash of the Holdings Guaranteed Obligations, based on or arising out of the disability of each Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party, or the unenforceability of the Holdings Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of each Borrower or any other Holdings Guaranteed Party other than payment in full in cash of the Holdings Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against each Borrower, any other Holdings Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Holdings Guaranteed Obligations have been paid in full in cash. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against each Borrower, any other Holdings Guaranteed Party or any other party or any security.

(b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Holdings Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Holdings Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Holdings Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

(c) Until such time as the Holdings Guaranteed Obligations have been paid in full in cash, Holdings hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against each Borrower, any other Holdings Guaranteed Party or any other guarantor of the Holdings Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from each Borrower, any other Holdings Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this Holdings Guaranty.

(d) Holdings hereby acknowledges and affirms that it understands that to the extent the Holdings Guaranteed Obligations are secured by Real Property located in California, Holdings shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing Holdings’ or any Guaranteed Creditor’s right to proceed against each Borrower, any other Holdings Guaranteed Party or any other guarantor of the Holdings Guaranteed Obligations. In accordance with Section 2856 of the California Code of Civil Procedure, Holdings hereby waives until such time as the Holdings Guaranteed Obligations have been paid in full in cash:

(i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Holdings by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

(ii) all rights and defenses that Holdings may have because the Holdings Guaranteed Obligations are secured by Real Property located in California, meaning, among other things, that: (A) the Guaranteed Creditors may collect from Holdings without first foreclosing on any real or personal property collateral pledged by each Borrower or any other Credit Party, and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by each Borrower or any other Credit Party, (1) the amount of the Holdings Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from Holdings even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right Holdings may have to collect from each Borrower or any other Holdings Guaranteed Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses Holdings may have because the Holdings Guaranteed Obligations are secured by Real Property (including, without limitation, any rights or defenses based upon Sections 580a, 580d or 726 of the California Code of Civil Procedure); and

(iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Holdings Guaranteed Obligations, has destroyed Holdings’ rights of subrogation and reimbursement against each Borrower or any other Holdings Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(e) Holdings warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

14.09 Payments. All payments made by Holdings pursuant to this Section 14 shall be made in U.S. Dollars. All payments made by Holdings pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 5.03 and 5.04.

14.10 Maximum Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that this Holdings Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings’ obligations under this Holdings Guaranty shall be deemed to be reduced and Holdings shall pay the maximum amount of the Holdings Guaranteed Obligations which would be permissible under applicable law.

SECTION 15. U.S. Borrower’s Guaranty.

15.01 The U.S. Borrower’s Guaranty. In order to induce the each of the Agents, the Collateral Agent, and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Post Petition Swap Agreements, and in recognition of the direct benefits to be received by the U.S. Borrower from the proceeds of the Loans and the entering into of such Post Petition Swap Agreements, the U.S. Borrower hereby agrees with the Guaranteed Creditors as follows: the U.S. Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the U.S. Borrower Guaranteed Obligations to the Guaranteed Creditors. If any or all of the U.S. Borrower Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, the U.S. Borrower unconditionally and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the U.S. Borrower Guaranteed Obligations. This U.S. Borrower’s Guaranty is a guaranty of payment and not of collection. This U.S. Borrower’s Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the U.S. Borrower Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Canadian Borrower or any other U.S. Borrower Guaranteed Party), then and in such event the U.S. Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the U.S. Borrower, notwithstanding any revocation of this U.S. Borrower’s Guaranty or any other instrument evidencing any liability of the Canadian Borrower or any U.S. Borrower Guaranteed Party, and the U.S. Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

15.02 Bankruptcy. Additionally, the U.S. Borrower unconditionally and irrevocably, guarantees the payment of any and all of the U.S. Borrower Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Canadian Borrower or any other U.S. Borrower Guaranteed Party upon the occurrence of any of the events specified in clause (h), (i) or (j) of Section 11, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

15.03 Nature of Liability. The liability of the U.S. Borrower hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the U.S. Borrower Guaranteed Obligations whether executed by the U.S. Borrower, any other guarantor or any other party, and the liability of the U.S. Borrower Guarantors hereunder is not affected or impaired by (a) any direction as to application of payment by the Canadian Borrower, any other U.S. Borrower Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the U.S. Borrower Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Canadian Borrower or any other U.S. Borrower Guaranteed Party or (e) any payment made to the Guaranteed Creditors on the U.S. Borrower Guaranteed Obligations which any such Guaranteed Creditor repays to the Canadian Borrower or any other U.S. Borrower Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the U.S. Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 15.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

15.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the U.S. Borrower Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this U.S. Borrower’s Guaranty, and this U.S. Borrower’s Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the U.S. Borrower Guaranteed Obligations. The obligations of the U.S. Borrower hereunder are independent of the obligations of the Canadian Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party, and a separate action or actions may be brought and prosecuted against the U.S. Borrower whether or not action is brought against the Canadian Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party and whether or not the Canadian Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party be joined in any such action or actions. The U.S. Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Canadian Borrower or any other U.S. Borrower Guaranteed Party or other circumstance that operates to toll any statute of limitations as to the Canadian Borrower or such other U.S. Borrower Guaranteed Party shall operate to toll the statute of limitations as to the U.S. Borrower.

15.05 Authorization. The U.S. Borrower authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the U.S. Borrower Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this U.S. Borrower’s Guaranty made shall apply to the U.S. Borrower Guaranteed Obligations as so changed, extended, renewed, increased or altered;

(b) take and hold security for the payment of the U.S. Borrower Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the U.S. Borrower Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against the Canadian Borrower, any other U.S. Borrower Guaranteed Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, the Canadian Borrower, any other U.S. Borrower Guaranteed Party or other obligors;

(e) settle or compromise any of the U.S. Borrower Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Canadian Borrower or any other U.S. Borrower Guaranteed Party to their respective creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Canadian Borrower or any other U.S. Borrower Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of the Canadian Borrower or such other U.S. Borrower Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any Post Petition Swap Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any Post Petition Swap Agreement or any of such other instruments or agreements; and/or

(h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the U.S. Borrower from its liabilities under this U.S. Borrower’s Guaranty.

15.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Canadian Borrower or any other U.S. Borrower Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any U.S. Borrower Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

15.07 Subordination. Any of the indebtedness of the Canadian Borrower or any other U.S. Borrower Guaranteed Party now or hereafter owing to the U.S. Borrower is hereby subordinated to the U.S. Borrower Guaranteed Obligations of the Canadian Borrower or such other U.S. Borrower Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Canadian Borrower or such other U.S. Borrower Guaranteed Party to the U.S. Borrower shall be collected, enforced and received by the U.S. Borrower for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the U.S. Borrower Guaranteed Obligations of the Canadian Borrower or such other U.S. Borrower Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the U.S. Borrower under the other provisions of this U.S. Borrower’s Guaranty. Prior to the transfer by the U.S. Borrower of any note or negotiable instrument evidencing any of the indebtedness of the Canadian Borrower or any other U.S. Borrower Guaranteed Party to the U.S. Borrower, the U.S. Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

15.08 Waiver. (a) The U.S. Borrower waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Canadian Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Canadian Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. The U.S. Borrower waives any defense based on or arising out of any defense of the Canadian Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party, other than payment in full in cash of the U.S. Borrower Guaranteed Obligations, based on or arising out of the disability of the Canadian Borrower, any other Guaranteed Party, any other guarantor or any other party, or the unenforceability of the U.S. Borrower Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrower or any other U.S. Borrower Guaranteed Party other than payment in full in cash of the U.S. Borrower Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Canadian Borrower, any other U.S. Borrower Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of the U.S. Borrower hereunder except to the extent the U.S. Borrower Guaranteed Obligations have been paid in full in cash. The U.S. Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the U.S. Borrower against the Canadian Borrower, any other U.S. Borrower Guaranteed Party or any other party or any security.

(b) The U.S. Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this U.S. Borrower’s Guaranty, and notices of the existence, creation or incurring of new or additional U.S. Borrower Guaranteed Obligations. The U.S. Borrower assumes all responsibility for being and keeping itself informed of the Canadian Borrower’s and each other U.S. Borrower Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.S. Borrower Guaranteed Obligations and the nature, scope and extent of the risks which the U.S. Borrower assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise the U.S. Borrower of information known to them regarding such circumstances or risks.

(c) Until such time as the U.S. Borrower Guaranteed Obligations have been paid in full in cash, the U.S. Borrower hereby waives all rights of subrogation which it may at any time otherwise have as a result of this U.S. Borrower’s Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against the Canadian Borrower, any other U.S. Borrower Guaranteed Party or any other guarantor of the U.S. Borrower Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Canadian Borrower, any other U.S. Borrower Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this U.S. Borrower’s Guaranty.

(d) The U.S. Borrower hereby acknowledges and affirms that it understands that to the extent the U.S. Borrower Guaranteed Obligations are secured by Real Property located in California, the U.S. Borrower shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing the U.S. Borrower’s or any Guaranteed Creditor’s right to proceed against any U.S. Borrower Guaranteed Party or any other guarantor of the U.S. Borrower Guaranteed Obligations. In accordance with Section 2856 of the California Code of Civil Procedure, the U.S. Borrower hereby waives until such time as the U.S. Borrower Guaranteed Obligations have been paid in full in cash:

(i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the U.S. Borrower by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

(ii) all rights and defenses that the U.S. Borrower may have because the U.S. Borrower Guaranteed Obligations are secured by Real Property located in California, meaning, among other things, that: (A) the Guaranteed Creditors may collect from the U.S. Borrower without first foreclosing on any real or personal property collateral pledged by any Credit Party, and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by any Credit Party, (1) the amount of the U.S. Borrower Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from the U.S. Borrower even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right the U.S. Borrower may have to collect from any U.S. Borrower Guaranteed Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses the U.S. Borrower may have because the U.S. Borrower Guaranteed Obligations are secured by Real Property (including, without limitation, any rights or defenses based upon Sections 580a, 580d or 726 of the California Code of Civil Procedure); and

(iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a non-judicial foreclosure with respect to security for the U.S. Borrower Guaranteed Obligations, has destroyed the U.S. Borrower’s rights of subrogation and reimbursement against any U.S. Borrower Guaranteed Party by the operation of Section 680d of the California Code of Civil Procedure or otherwise.

(e) The U.S. Borrower warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

15.09 Payments. All payments made by the U.S. Borrower pursuant to this Section 15 shall be made in U.S. Dollars. All payments made by the U.S. Borrower pursuant to this Section 15 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 5.03 and 5.04.

15.10 Maximum Liability. It is the desire and intent of the U.S Borrower and the Guaranteed Creditors that this U.S. Borrower’s Guaranty shall be enforced against the U.S Borrower to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the U.S Borrower under this U.S. Borrower’s Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the U.S Borrower’s obligations under this U.S. Borrower’s Guaranty shall be deemed to be reduced and the U.S. Borrower shall pay the maximum amount of the U.S Borrower Guaranteed Obligations which would be permissible under applicable law.

* * * *

Exhibit 10.2

FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT

FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of August 31, 2009 (this “First Amendment”), among COOPER-STANDARD HOLDINGS INC., a Delaware corporation (“Holdings”), COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “U.S. Borrower”), COOPER-STANDARD AUTOMOTIVE CANADA LIMITED, a corporation organized under the laws of Ontario (the “Canadian Borrower” and together with the U.S. Borrower, the “Borrowers” and each a “Borrower”), various LENDERS party to the DIP Credit Agreement referred to below, and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meaning provided to such terms in the DIP Credit Agreement.

W I T N E S S E T H :

WHEREAS, Holdings, the U.S. Borrower and the Canadian Borrower (collectively, the “DIP Credit Agreement Parties”), various Lenders, the Administrative Agent and certain other Agents have entered into a Debtor-In-Possession Credit Agreement, dated as of August 5, 2009 (as amended, modified and/or supplemented to, but not including, the date hereof, the “DIP Credit Agreement”);

WHEREAS, Holdings, the U.S. Borrower, U.S. Finco and each U.S. Subsidiary of the U.S. Borrower (collectively, the “U.S. Debtors”) have filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) initiating their respective cases under Chapter 11 of the Bankruptcy Code (the cases of Holdings, the U.S. Borrower and the U.S. Subsidiaries of the U.S. Borrower, each a “U.S. Case” and collectively, the “U.S. Cases”) and shall continue in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Canadian Borrower has commenced proceedings (the “Canadian Case”; together with the U.S. Cases, the “Cases”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) pursuant to Canada’s Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the “CCAA”);

WHEREAS, none of Foreign Subsidiaries of the U.S. Borrower (other than the Canadian Debtor) is or shall be debtors-in-possession in the Cases;

WHEREAS, the DIP Credit Agreement Parties have requested that the Lenders agree to amend the DIP Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the DIP Credit Agreement Parties, and the Lenders hereby agree as follows:

ARTICLE 1

Amendments

Section 1.01 The definition of “Global Subsidiary Guarantor” appearing in Section 1 of the DIP Credit Agreement is hereby amended to read in its entirety as follows:

“Global Subsidiaries Guarantor” shall mean each U.S. Subsidiary Guarantor, Wholly-Owned Mexican Subsidiary, Brazilian Subsidiary and Dutch Subsidiary which executes and delivers a Global Subsidiaries Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under its Global Subsidiaries Guaranty in accordance with the terms and provisions thereof.

Section 1.02 The definition of “Global Subsidiary Guaranty” appearing in Section 1 of the DIP Credit Agreement is hereby amended to read in its entirety as follows:

“Global Subsidiaries Guaranty” shall have the meaning provided in Section 6.13(a) and shall include any counterpart thereof and any other substantially identical guaranty executed and delivered by any Domestic Subsidiary, Wholly-Owned Mexican Subsidiary, Brazilian Subsidiary and Dutch Subsidiary of the U.S. Borrower pursuant to Sections 9.12 or 9.13.

Section 1.03 Section 1 of the DIP Credit Agreement is hereby further amended by adding the following terms in proper alphabetic order:

“Wholly-Owned Mexican Subsidiary” shall mean each Wholly-Owned Subsidiary of Holdings incorporated or organized in Mexico.

Section 1.04 Section 6.26(b) of the DIP Credit Agreement is hereby amended by inserting the phrase “Wholly-Owned” following the word “other” in the first line thereof.

Section 1.05 Section 10.04(c) of the DIP Credit Agreement is hereby amended by inserting the phrase “other Investments, in each case as” following the word “and” in the first line thereof.

Section 1.06 Section 10.05(i) of the DIP Credit Agreement is hereby amended by deleting the phrases “Part A or B”, “Part A of” and “Part C of” appearing therein.

Section 1.07 Section 10.14 of the DIP Credit Agreement is hereby amended to read in its entirety as follows:

“10.14. Maximum Capital Expenditures. The U.S. Borrower will not, nor will it permit any of its Subsidiaries to, incur or make any Capital Expenditures for the three month period ending on the last day of September 2009, the six month period ending on the last day of December 2009, the nine month period ending on the last day of March 2010 or the twelve month period ending on the last day of June 2010, respectively, set forth below in excess of the maximum amount set forth below opposite such period:

PERIOD	CAPITAL EXPENDITURES
Three month period ending September 30, 2009	U.S.$	30,000,000
Six month period ending December 31, 2009	U.S.$	52,500,000
Nine month period ending March 30, 2010	U.S.$	77,500,000
Twelve month period ending June 30, 2010		As agreed to by the Administrative Agent with the approval of the Required Lenders
			”

Section 1.08 Section 10.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

“10.16. Minimum EBITDA. The U.S. Borrower will not permit Consolidated EBITDA for the three month period ending on the last day of September 2009, the six month period ending on the last day of December 2009, the nine month period ending on the last day of March 2010, or the twelve month period ending on the last day of June 2010, respectively, to be less than the minimum amount set forth below opposite such period:

PERIOD	MINIMUM CONSOLIDATED EBITDA
Three month period ending September 30, 2009	U.S.$	32,500,000
Six month period ending December 31, 2009	U.S.$	72,500,000
Nine month period ending March 30, 2010	U.S.$	100,000,000
Twelve month period ending June 30, 2010	U.S.$	127,500,000
			”

Section 1.09 Section 11(i) of the DIP Credit Agreement is hereby amended by deleting the phrase “any Credit Party or any of their respective Immaterial Subsidiaries” therein, and replacing it with the phrase “any Credit Party or any of their respective Subsidiaries (other than an Immaterial Subsidiary)”.

Section 1.10 Section 11(s) of the DIP Credit Agreement is hereby amended to read in its entirety as follows:

“With respect to any proceeding before a court, tribunal, or Governmental Authority or agency in any jurisdiction seeking to (i) amend in a manner adverse to the DIP Lenders, vacate, reverse, nullify, or otherwise challenge any provision of the Interim Order, the Initial Order, or any Other CCAA Order (whether in whole or in part), or any of the transactions required to effectuate the DIP Facility (or any document related to such transactions), (ii) amend in a manner adverse to the DIP Lenders, release, subordinate, nullify, or otherwise challenge any material lien, charge or similar security securing the DIP Facility, (iii) prohibit the Administrative Agent, the Prepetition Administrative Agent, the Lenders, or the Prepetition Lenders from acting in accordance with this Agreement or the Interim Order or the Initial Order, (iv) apply or require the Administrative Agent or Prepetition Administrative Agent to apply the proceeds of any material collateral securing the Obligations or the Prepetition Obligations except in the manner and in the order set forth in this Agreement and the Interim Order or the Initial Order, (v) foreclose or otherwise act against any material collateral securing the Obligations wherever located in the world or (vi) reduce the percentage ownership of any Credit Party or Material Subsidiary of Holdings in any entity, and in each case (A) the Debtors fail to promptly oppose the relief sought in such proceeding or (B) such court, tribunal, or Governmental Authority or agency enters or issues an order, opinion, decision, decree or takes any similar act which has the effect of granting such relief;”

Section 1.11 Part B, first table, second to last row, of Schedule 8.18 is amended by deleting the amount “$180,345,141” in the ‘Balance Outstanding’ column, and replacing it with the amount “$148,840,000”.

Section 1.12 Section 5 of Schedule 9.21 to the DIP Credit Agreement is hereby amended to read in its entirety as follows:

5. Brazil Pledge Agreements and Brazilian Security Agreements – Sections 6.14(c) and 6.15(c):

(1) Execution and delivery of the Brazilian Pledge Agreements and the Brazilian Security Agreements.	(1) No later than September 4, 2009

(2) Translation and evidence of filing and registration of the Brazilian Pledge Agreements and the Brazilian Security Agreements.	(2) No later than September 21, 2009

(3) Execution of Brazilian mortgages.	(3) No later than September 30, 2009

(4) Registration of Brazilian mortgages.	(4) No later than October 31, 2009

Section 1.13 Section 8 of Schedule 9.21 is amended by deleting the phrase “10 days” therein, and replacing it with the phrase “20 days”.

Section 1.14 Part A, item #3 of Schedule 10.04(c) is amended by deleting the percentage “65%”, and replacing it with the percentage “47.5%”.

ARTICLE 2

Miscellaneous

Section 2.01. Conditions to Effectiveness. This First Amendment shall become effective on the date (the “First Amendment Effective Date”) on which the Administrative Agent shall have received this First Amendment, executed and delivered by a duly authorized officer of each of Holdings, each Borrower and the Required Lenders.

Section 2.02. Continuing Effect; No Other Waivers or Amendments. This First Amendment shall not constitute an amendment or waiver of or consent to any provision of the DIP Credit Agreement and the other Credit Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of Holdings, any Borrower or any other Subsidiary of Holdings that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the DIP Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.

Section 2.03. Counterparts. This First Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 2.04. Payment of Fees and Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

Section 2.05. References to the Credit Agreement. From and after the First Amendment Effective Date, all references in the DIP Credit Agreement and each of the other Credit Documents to the DIP Credit Agreement shall be deemed to be references to the DIP Credit Agreement as modified hereby.

Section 2.06. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT ANY CHOICE OF LAW PRINCIPAL THAT WOULD REQUIRE THE APPLICATION OF A LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK).

* * *

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

COOPER-STANDARD HOLDINGS, INC.

By:
Name:
Title:

COOPER-STANDARD AUTOMOTIVE INC.

By:
Name:
Title:

COOPER-STANDARD AUTOMOTIVE CANADA LIMITED

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

Exhibit 10.3

SECOND AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT AND

LIMITED WAIVER

SECOND AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT AND LIMITED WAIVER, dated as of September 11, 2009 (this “Second Amendment”), among COOPER-STANDARD HOLDINGS INC., a Delaware corporation (“Holdings”), COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “U.S. Borrower”), COOPER-STANDARD AUTOMOTIVE CANADA LIMITED, a corporation organized under the laws of Ontario (the “Canadian Borrower” and together with the U.S. Borrower, the “Borrowers” and each a “Borrower”), COOPER-STANDARD AUTOMOTIVE BRASIL SEALING LTDA. (“Cooper Brazil Sealing”), COOPER-STANDARD AUTOMOTIVE BRASIL FLUID SYSTEMS LTDA. (“Cooper Brazil Fluid”; together with Cooper Brazil Sealing, the “Brazilian Credit Parties” and each a “Brazilian Credit Party”), various LENDERS party to the DIP Credit Agreement referred to below (the “Lenders”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Administrative Agent (in such capacity, the “Administrative Agent”) and DEUTSCHE BANK S.A. – BANCO ALEMÃO as Brazilian Collateral Agent (in such capacity, the “Brazilian Collateral Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meaning provided to such terms in the DIP Credit Agreement.

W I T N E S S E T H :

WHEREAS, Holdings, the U.S. Borrower and the Canadian Borrower (collectively, the “DIP Credit Agreement Parties”), various Lenders, the Administrative Agent and certain other Agents have entered into a Debtor-In-Possession Credit Agreement, dated as of August 5, 2009 (as amended, modified and/or supplemented to, but not including, the date hereof, the “DIP Credit Agreement”);

WHEREAS, Cooper Brazil Sealing and the Brazilian Collateral Agent have entered into a Receivables Pledge Agreement, dated as of September 2, 2009, (the “Sealing Receivables Pledge Agreement”);

WHEREAS, Cooper Brazil Fluid and the Brazilian Collateral Agent have entered into a Receivables Pledge Agreement, dated as of September 2, 2009, (the “Fluid Receivables Pledge Agreement”; together with the Sealing Receivables Pledge Agreement, the “Brazilian Receivables Pledge Agreements”);

WHEREAS, Holdings, the U.S. Borrower, U.S. Finco and each U.S. Subsidiary of the U.S. Borrower (collectively, the “U.S. Debtors”) have filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) initiating their respective cases under Chapter 11 of the Bankruptcy Code (the cases of Holdings, the U.S. Borrower and the U.S. Subsidiaries of the U.S. Borrower, each a “U.S. Case” and collectively, the “U.S. Cases”) and shall continue in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Canadian Borrower has commenced proceedings (the “Canadian Case”; together with the U.S. Cases, the “Cases”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) pursuant to Canada’s Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the “CCAA”);

WHEREAS, none of Foreign Subsidiaries of the U.S. Borrower (other than the Canadian Debtor) is or shall be debtors-in-possession in the Cases;

WHEREAS, the DIP Credit Agreement Parties have requested that the Lenders agree to amend the DIP Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, (i) the DIP Credit Agreement Parties and the Lenders hereby agree (with respect to Article 1) as follows and (ii) the Brazilian Credit Parties, the Brazilian Collateral Agent and the Lenders hereby agree (with respect to Article 2) as follows:

ARTICLE 1

Amendments

Section 1.01. Section 10.01(a) of the DIP Credit Agreement is hereby amended by (i) replacing the period at the end of clause (xviii) thereof with a semi-colon and (ii) inserting a provisional clause at the end of Section 10.01(a) applicable to clauses (i) through (xviii) thereof reading as follows:

“provided that, notwithstanding the foregoing clauses (i) through (xviii), no Credit Agreement Party will permit the Brazilian Credit Parties to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to permit any of the Brazilian Credit Parties to) create, incur, assume or permit to exist any Indebtedness (which, for the purposes of this proviso, shall include trade accounts payable and accrued obligations incurred in the ordinary course of business) in excess of an aggregate principal amount of U.S.$25,000,000 at any time outstanding (exclusive, in any case, of Indebtedness of the type specified in Section 10.01(a)(v)).”

Section 1.02. Section 10.02(a) of the DIP Credit Agreement is hereby amended by (i) replacing the phrase “Section 5-208” in clause (vi) therein with the phrase “Section 4-208”, (ii) replacing the period at the end of clause (xvii) thereof with a semi-colon and (iii) inserting a provisional clause at the end of Section 10.02(a) applicable to clauses (i) through (xvii) thereof reading as follows:

“provided that, notwithstanding the foregoing clauses (i) through (xvii), no Credit Agreement Party will, nor will it permit any of its Subsidiaries to (nor will it apply to the Bankruptcy Court or the Canadian Court for authority to) create, incur, assume or permit to exist any Lien on any accounts receivables owned at any time by any Brazilian Credit Party, or assign or sell any income or revenues or rights in respect of any thereof, except Liens (i) created under the Brazilian Pledge Agreements and the Brazilian Security Agreements or (ii) of the type specified in Section 10.02(a)(ii) or (vii).”

ARTICLE 2

Waivers

Section 2.01. Limited Waiver. Subject to the terms and conditions set forth herein, the Brazilian Collateral Agent is hereby authorized to waive, and hereby waives, solely during the period commencing on the date hereof and ending on the Limited Waiver Termination Date (as defined below) (the “Limited Waiver Period”), (i) the requirement, as set forth in Section 4.1(c) of the Sealing Receivables Pledge Agreement, of Cooper Brazil Sealing to notify, within 10 days from the execution thereof, all of the account debtors of the applicable Receivables (as defined in the Sealing Receivables Pledge Agreement) of the pledge created thereby and (ii) the requirement, as set forth in Section 4.1(c) of the Fluid Receivables Pledge Agreement, of Cooper Brazil Fluid to notify, within 10 days from the execution thereof, all of the account debtors of the applicable Receivables (as defined in the Fluid Receivables Pledge Agreement) of the pledge created thereby.

Section 2.02. Waiver Termination Events. The limited waivers set forth in Section 2.01 shall immediately terminate and be of no further force and effect, automatically and without the taking of any action or the giving of any notice by any Person, upon the earlier to occur of (a) or (b) (the “Limited Waiver Termination Date”):

(a) January 10, 2010;

(b) the occurrence of an Event of Default.

ARTICLE 3

Miscellaneous

Section 3.01. Conditions to Effectiveness. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which the Administrative Agent shall have received this Second Amendment, executed and delivered by a duly authorized officer of each of Holdings, each Borrower, each Brazilian Credit Party, the Brazilian Collateral Agent and the Required Lenders.

Section 3.02. Continuing Effect; No Other Waivers or Amendments. This Second Amendment shall not constitute an amendment or waiver of or consent to any provision of the DIP Credit Agreement and the other Credit Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of Holdings, any Borrower or any other Subsidiary of Holdings that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the DIP Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.

Section 3.03. Counterparts. This Second Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 3.04. Payment of Fees and Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

Section 3.05. References to the DIP Credit Agreement and the Brazilian Receivables Agreements. From and after the Second Amendment Effective Date, (i) all references in the DIP Credit Agreement and each of the other Credit Documents to the DIP Credit Agreement shall be deemed to be references to the DIP Credit Agreement as modified hereby and (ii) all references in the Brazilian Receivables Pledge Agreements to the Brazilian Receivables Pledge Agreement (or in the DIP Credit Agreement and each of the other Credit Documents to the Brazilian Pledge Agreements) shall be deemed to be references to the Brazilian Receivables Pledge Agreements as modified hereby.

Section 3.06. GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT (I) ANY CHOICE OF LAW PRINCIPLE THAT WOULD REQUIRE THE APPLICATION OF A LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK AND (II) ARTICLE 2, WHICH SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL).

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

COOPER-STANDARD HOLDINGS, INC.

By:
Name:
Title:

COOPER-STANDARD AUTOMOTIVE INC.

By:
Name:
Title:

COOPER-STANDARD AUTOMOTIVE CANADA LIMITED

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

[

AND BEING THUS AGREED AND CONTRACTED, the parties execute the present Second Amendment in five (5) copies of equal text and form, in the presence of the undersigned witnesses.

COOPER-STANDARD AUTOMOTIVE BRASIL SEALING LTDA.

By:
Title:

By:
Title:

COOPER-STANDARD AUTOMOTIVE BRASIL FLUID SYSTEMS LTDA.

By:
Title:

By:
Title:

DEUTSCHE BANK S.A. – BANCO ALEMÃO

By:
Title:

By:
Title:

Witnesses:

1.	2.
Name:	Name:
ID Card:	ID Card:

[

SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE DEBTOR-IN-POSSESSION CREDIT AGREEMENT, DATED AS OF AUGUST 5, 2009, AMONG COOPER-STANDARD HOLDINGS INC., COOPER-STANDARD AUTOMOTIVE INC., COOPER-STANDARD AUTOMOTIVE CANADA LIMITED, THE LENDERS FROM TIME TO TIME PARTY THERETO AND DEUTSCHE BANK TRUST COMPANY AMERICAS AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION

, as a Lender

By:
Name:
Title:

[

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER, PURSUANT TO 15 U.S.C. 78m(a) or 78o(d)

(SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002)

I, James S. McElya, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Cooper-Standard Holdings Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 13, 2009	By:	/s/ James S. McElya
James S. McElya
Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER, PURSUANT TO 15 U.S.C. 78m(a) or 78o(d)

(SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002)

I, Allen J. Campbell, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Cooper-Standard Holdings Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 13, 2009	By:	/s/ Allen J. Campbell
Allen J. Campbell
Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Cooper-Standard Holdings Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James S. McElya, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2009	By:	/s/ James S. McElya
James S. McElya
Chief Executive Officer

EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Cooper-Standard Holdings Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Allen J. Campbell, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2009	By:	/s/ Allen J. Campbell
Allen J. Campbell
Chief Financial Officer